                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12

                        Starwood Hotels & Resorts Trust
                   Starwood Hotels & Resorts Worldwide, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        Common Stock, no par value
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        126,977,915
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        $75.75, which was the average of the high and low prices reported on the consolidated reporting system for common stock of ITT Corporation on November 19, 1997.
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        $9,618,577,062
--------------------------------------------------------------------------------
     (5)  Total fee paid:

        $1,923,716
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        $2,326,005
--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        333-39409 and 333-39409-01
--------------------------------------------------------------------------------

     (3)  Filing Party:

        Starwood Hotels & Resorts Trust and Starwood Hotels & Resorts Worldwide,
          Inc.
--------------------------------------------------------------------------------

     (4)  Date Filed:

        November 4, 1997
--------------------------------------------------------------------------------

                        [STARWOOD HOTELS & RESORTS LOGO]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF STARWOOD HOTELS & RESORTS TRUST:

     Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Starwood Hotels & Resorts Trust (formerly Starwood Lodging Trust), a Maryland real estate investment trust (the "Trust"), will be held at the New York Ballroom of the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, on February 18, 1998 at 10:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve the issuance of shares of beneficial interest, par value $.01 per share, of the Trust ("Trust Shares"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of November 12, 1997 (the "Merger Agreement"), among the Trust, Starwood Hotels & Resorts Worldwide, Inc. (formerly Starwood Lodging Corporation), a Maryland corporation (the "Corporation"), Chess Acquisition Corp., a Nevada corporation and a subsidiary of the Corporation ("Merger Sub"), and ITT Corporation, a Nevada corporation ("ITT");
          2. To consider and vote upon a proposed amendment to the Declaration of Trust of the Trust described in the accompanying Joint Proxy Statement/Prospectus to increase the number of authorized shares of beneficial interest of the Trust;
          3. To consider and vote upon a proposed amendment to the Declaration of Trust of the Trust described in the accompanying Joint Proxy Statement/Prospectus to change the name of the Trust;
          4. To consider and vote upon a proposed amendment to the Declaration of Trust of the Trust described in the accompanying Joint Proxy Statement/Prospectus to include a provision in the Declaration of Trust to provide that in certain circumstances when the Corporation redeems certain of its securities, the Trust shall simultaneously redeem any of its securities that are paired with such securities of the Corporation; and
          5. To transact such other business as may properly come before the Special Meeting.

     The Merger Agreement contemplates, among other things, that Merger Sub will be merged with and into ITT (the "Merger"), with the result that (a) ITT will become a subsidiary of the Corporation and (b) each outstanding share of common stock, no par value, of ITT ("ITT Common Stock"), together with the associated preferred share purchase right of ITT, other than shares held by ITT, the Corporation, the Trust or any of their respective wholly owned subsidiaries, will be converted into the right to receive, at the holder's election, $85 in cash or shares of common stock, par value $.01 per share, of the Corporation (the "Corporation Shares") and Trust Shares (the Trust Shares when paired with the Corporation Shares are referred to as the "Paired Shares") with a value of $85, subject to certain collar provisions; provided that the aggregate number of shares of ITT Common Stock to be converted into the right to receive cash shall not exceed 30% nor be less than 18% of the total number of shares of ITT Common Stock outstanding immediately prior to the effective time of the Merger. Pursuant to the Merger Agreement, each holder of ITT Common Stock will also be entitled to receive for each share of ITT Common Stock converted in the Merger additional cash consideration in an amount equal to the interest that would accrue (without compounding) on $85 at an annual rate of 7% during the period from and including January 31, 1998 to but excluding the date of closing of the Merger.

     The terms of the Merger Agreement and the Paired Shares to be issued in connection therewith are described in the accompanying Joint Proxy Statement/Prospectus.

     Only holders of record of Trust Shares and of Class A Exchangeable Preferred Shares, par value $.01 per share, and Class B Exchangeable Preferred Shares, par value $.01 per share, of the Trust at the close of business on January 20, 1998 are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, AND YOUR PROMPTNESS WILL ASSIST US IN AVOIDING ADDITIONAL SOLICITATION COSTS. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE SIGNED AND RETURNED.

                                         By Order of the Board of Trustees

                                         /s/ Sherwin L. Samuels

                                         SHERWIN L. SAMUELS
                                         Secretary
January 20, 1998
Phoenix, Arizona

                [STARWOOD HOTELS & RESORTS WORLDWIDE, INC. LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.:

     Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Starwood Hotels & Resorts Worldwide, Inc. (formerly Starwood Lodging Corporation), a Maryland corporation (the "Corporation"), will be held at the New York Ballroom of the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, on February 18, 1998 at 10:30 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve the issuance of shares of common stock, par value $.01 per share, of the Corporation (the "Corporation Shares"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of November 12, 1997 (the "Merger Agreement"), among the Corporation, Chess Acquisition Corp., a Nevada corporation and a subsidiary of the Corporation ("Merger Sub"), Starwood Hotels & Resorts Trust (formerly Starwood Lodging Trust), a Maryland real estate investment trust (the "Trust"), and ITT Corporation, a Nevada corporation ("ITT");

          2. To consider and vote upon a proposed amendment to the charter of the Corporation described in the accompanying Joint Proxy
     Statement/Prospectus to increase the number of authorized shares of stock of the Corporation;

          3. To consider and vote upon a proposed amendment to the charter of the Corporation described in the accompanying Joint Proxy
     Statement/Prospectus to include a provision in the charter to allow the Corporation to secure and maintain certain regulatory approvals issued by certain gaming authorities; and

          4. To transact such other business as may properly come before the meeting.

     The Merger Agreement contemplates, among other things, that Merger Sub will be merged with and into ITT (the "Merger"), with the result that (a) ITT will become a subsidiary of the Corporation and (b) each outstanding share of common stock, no par value, of ITT ("ITT Common Stock"), together with the associated preferred share purchase right of ITT, other than shares held by ITT, the Corporation, the Trust or any of their respective wholly owned subsidiaries, will be converted into the right to receive, at the holder's election, $85 in cash or Corporation Shares and shares of beneficial interest, par value $.01 per share, of the Trust ("Trust Shares" and, when paired with the Corporation Shares, the "Paired Shares") with a value of $85, subject to certain collar provisions; provided that the aggregate number of shares of ITT Common Stock to be converted into the right to receive cash shall not exceed 30% nor be less than 18% of the total number of shares of ITT Common Stock outstanding immediately prior to the effective time of the Merger. Pursuant to the Merger Agreement, each holder of ITT Common Stock will also be entitled to receive for each share of ITT Common Stock converted in the Merger additional cash consideration in an amount equal to the interest that would accrue (without compounding) on $85 at an annual rate of 7% during the period from and including January 31, 1998 to but excluding the date of closing of the Merger.

     The terms of the Merger Agreement and the Paired Shares to be issued in connection therewith are described in the accompanying Joint Proxy Statement/Prospectus.

     Only holders of record of Corporation Shares at the close of business on January 20, 1998 are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, AND YOUR PROMPTNESS WILL ASSIST US IN AVOIDING ADDITIONAL SOLICITATION COSTS. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE SIGNED AND RETURNED.

                                         By Order of the Board of Directors

                                         /s/ Nir E. Margalit
                                         NIR E. MARGALIT
                                         Secretary
January 20, 1998
Phoenix, Arizona

[STARWOOD LODGING LOGO]
                                                                      [ITT LOGO]

STARWOOD HOTELS & RESORTS TRUST   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.  ITT
CORPORATION

                             JOINT PROXY STATEMENT
                                      FOR
               SPECIAL MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS
                     OF STARWOOD HOTELS & RESORTS TRUST AND
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                        TO BE HELD ON FEBRUARY 18, 1998
               SPECIAL MEETING OF STOCKHOLDERS OF ITT CORPORATION
                        TO BE HELD ON FEBRUARY 12, 1998
                            ------------------------

STARWOOD HOTELS & RESORTS TRUST        STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                                   PROSPECTUS
                            ------------------------

     This Joint Proxy Statement/Prospectus is being furnished to shareholders of Starwood Hotels & Resorts Trust (formerly Starwood Lodging Trust), a Maryland real estate investment trust (the "Trust"), and stockholders of Starwood Hotels & Resorts Worldwide, Inc. (formerly Starwood Lodging Corporation), a Maryland corporation (the "Corporation" and, together with the Trust, "Starwood Lodging"), in connection with the solicitation of proxies by the Trust's Board of Trustees (the "Trust Board") and the Corporation's Board of Directors (the "Corporation Board" and, together with the Trust Board, the "Starwood Lodging Boards") for use at the Trust's Special Meeting of Shareholders and at any and all adjournments or postponements thereof (the "Trust Meeting") and the Corporation's Special Meeting of Stockholders and at any and all adjournments or postponements thereof (the "Corporation Meeting" and, together with the Trust Meeting, the "Starwood Lodging Meetings"), respectively, to be held on February 18, 1998, at the times and place, and for the purposes, specified in the accompanying Notices of Special Meetings.

     The shares of beneficial interest, par value $.01 per share, of the Trust ("Trust Shares") and the shares of common stock, par value $.01 per share, of the Corporation ("Corporation Shares") are "paired" pursuant to a Pairing Agreement dated as of June 25, 1980, as amended (the "Pairing Agreement"), between the Trust and the Corporation and may be held and transferred only in combined units consisting of one Trust Share and one Corporation Share (a "Paired Share").

     This Joint Proxy Statement/Prospectus is also being furnished to stockholders of ITT Corporation, a Nevada corporation ("ITT"), in connection with the solicitation of proxies by ITT's Board of Directors (the "ITT Board") for use at ITT's Special Meeting of Stockholders and at any adjournments or postponements thereof (the "ITT Meeting" and, together with the Starwood Lodging Meetings, the "Special Meetings"), at the time and place, and for the purposes, specified in the accompanying Notice of Special Meeting.

     The Trust Meeting and the Corporation Meeting have been called to consider and vote upon (a) a proposal to approve the issuance of Trust Shares and Corporation Shares, respectively (the "Shares Issuance Proposal"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of November 12, 1997 (the "Merger Agreement"), among the Corporation, Chess Acquisition Corp., a Nevada corporation and a subsidiary of the Corporation ("Merger Sub" and, together with Starwood Lodging, the "Starwood Companies"), the Trust and ITT, and (b) proposals to amend the Amended and Restated Declaration of Trust of the Trust (the "Trust Declaration") as described herein (the "Trust Amendment") and to amend the charter of the Corporation (the "Corporation Articles") as described herein (the "Corporation Amendment").

     The ITT Meeting has been called to consider and vote upon a proposal to approve and adopt the Merger Agreement (the "ITT Proposal").

 THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE NEVADA GAMING COMMISSION, THE NEVADA STATE
     GAMING CONTROL BOARD, THE NEW JERSEY CASINO CONTROL COMMISSION OR THE MISSISSIPPI GAMING COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION,
ANY STATE SECURITIES COMMISSION, THE NEVADA GAMING COMMISSION, THE NEVADA STATE
     GAMING CONTROL BOARD, THE NEW JERSEY CASINO CONTROL COMMISSION OR THE MISSISSIPPI GAMING COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT
  PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

     The Merger Agreement contemplates, among other things, that Merger Sub will be merged into ITT (the "Merger"), with the result that (a) ITT will become a subsidiary of the Corporation and (b) each outstanding share of Common Stock, no par value ("ITT Common Stock"), together with the associated preferred share purchase right, other than shares held by ITT, the Corporation, the Trust or any of their respective wholly owned subsidiaries, will be converted into the right to receive, at the holder's election, $85 in cash or Paired Shares with a value of $85, subject to certain collar provisions; provided that the aggregate number of shares of ITT Common Stock to be converted into the right to receive cash shall not exceed 30% nor be less than 18% of the total number of shares of ITT Common Stock outstanding immediately prior to the effective time of the Merger. Pursuant to the Merger Agreement, each holder of ITT Common

(cover continued on next page)

Stock will also be entitled to receive for each share of ITT Common Stock converted in the Merger additional cash consideration in an amount equal to the interest that would accrue (without compounding) on $85 at an annual rate of 7% during the period from and including January 31, 1998 to but excluding the date of closing of the Merger.

     Because the aggregate number of shares of ITT Common Stock to be converted into cash in the Merger will not be less than 18% nor exceed 30% of the total number of outstanding shares of ITT Common Stock, ITT stockholders electing to receive cash in the Merger may receive Paired Shares instead of cash for some of the shares of ITT Common Stock covered by such cash election if cash elections are received for more than 30% of the total number of outstanding shares of ITT Common Stock. Similarly, ITT stockholders electing to receive Paired Shares in the Merger may receive cash instead of Paired Shares for some of the shares of ITT Common Stock covered by such stock election if stock elections are received for more than 82% of the total number of outstanding shares of ITT Common Stock. At the time of the ITT Meeting, ITT stockholders will not know the number of shares of ITT Common Stock for which cash or stock elections have been made or whether the cash or stock to be paid in the Merger will be prorated.

     Pursuant to the collar provisions of the Merger Agreement, if the average of the market prices of Paired Shares used in the calculation of the exchange ratio in accordance with the Merger Agreement is below $53.263, the combination of cash and Paired Shares that ITT stockholders will receive in the Merger may have a value of less than $85 and if such average is above $61.263, the combination of cash and Paired Shares that ITT stockholders will receive in the Merger may have a value greater than $85. If such average is between $53.263 and $61.263, the combination of cash and Paired Shares that ITT stockholders will receive in the Merger may have a value of $85. As noted above, ITT stockholders will not know whether their cash or stock elections will be prorated at the time of the ITT Meeting; therefore, if the average of the prices of Paired Shares used in the calculation of the exchange ratio is below $53.263 or above $61.263, ITT stockholders will not know the value of the consideration they will receive in the Merger.

     Depending on the number of ITT stockholders that elect to receive cash or stock in the Merger, the number of Paired Shares issued in the Merger could range from approximately 127.2 million to 149.0 million with an aggregate market value ranging from $7.04 billion to $8.25 billion, respectively, based on (i) the average of the daily high and low prices per Paired Share as reported on the NYSE Composite Transaction Tape for the 30 consecutive trading days ending January 12, 1998, and (ii) the number of issued and outstanding shares of ITT Common Stock on December 19, 1997.

     The terms of the Merger Agreement and the Paired Shares to be issued in connection therewith are described in this Joint Proxy Statement/Prospectus.

     This Joint Proxy Statement/Prospectus and the related forms of proxy are first being mailed to shareholders of the Trust and stockholders of the Corporation on or about January 20, 1998 and to stockholders of ITT on or about January 14, 1998.

     THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS JANUARY 14, 1998.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    4
SUMMARY...............................................................................    5
  The Companies.......................................................................    5
  The Starwood Lodging Meetings.......................................................    6
  The ITT Meeting.....................................................................    8
  The Merger..........................................................................    9
  Summary Risk Factors................................................................   22
  Recent Developments.................................................................   23
  Structure of Starwood Lodging After the Merger......................................   26
  ITT Summary Selected Financial Data.................................................   27
  Starwood Lodging Summary Selected Financial Data....................................   28
  Comparative Per Share Data..........................................................   30
  Comparative Market Prices...........................................................   31
RISK FACTORS..........................................................................   33
  Receipt of Cash or Stock Dependent on Elections of Others...........................   33
  If the Paired Shares Trade Below Collar, Consideration Paid May be Below $85........   33
  Market Price May be Different Than Price Per Paired Share at Effective Time.........   34
  Dilution to Existing Starwood Lodging Stockholders..................................   34
  Stock Price Fluctuations............................................................   34
  Differences in Stockholder Rights...................................................   34
  Failure to Manage Rapid Growth......................................................   35
  Tax Risks...........................................................................   35
  Limits on Change of Control and Ownership Limitation................................   38
  Influence By Starwood Capital.......................................................   38
  Debt Financing......................................................................   39
  Possible Liability of Trust Shareholders............................................   39
  Investments in Starwood Lodging, ITT and the Hotel Industry.........................   40
  Real Estate Investment Risks........................................................   40
  Foreign Operations and Currency Fluctuations........................................   41
ANTICIPATED SYNERGIES.................................................................   42
ITT PROJECTIONS.......................................................................   42
FUNDS FROM OPERATIONS.................................................................   43
ILLUSTRATIVE PRORATION CHART..........................................................   43
THE MEETINGS..........................................................................   45
  Date, Place and Time................................................................   45
  Matters to be Considered............................................................   45
  Voting Rights.......................................................................   45
  Proxies.............................................................................   46
  Solicitation of Proxies.............................................................   48
  Independent Accountants.............................................................   48
THE MERGER............................................................................   49
  General.............................................................................   49
  Background of the Merger............................................................   49
  Recommendation of the Starwood Lodging Boards; Reasons for the Merger...............   61
  Recommendation of the ITT Board; Reasons for the Merger.............................   62

                                                                                        PAGE
                                                                                        ----
  Opinion of Financial Advisor to Starwood Lodging....................................   63
  Opinion of Financial Advisor to ITT.................................................   67
  Opinion of Financial Advisor to the ITT Special Committee...........................   73
  Interests of Certain Persons in the Merger..........................................   77
  Accounting Treatment................................................................   81
  Regulatory Approvals................................................................   81
  Votes Required for Approval.........................................................   87
  No Dissenters' Rights...............................................................   87
  Federal Securities Laws Consequences................................................   87
THE MERGER AGREEMENT..................................................................   88
  General.............................................................................   88
  Effective Time......................................................................   88
  Conversion of Shares................................................................   88
  Election of Stock or Cash...........................................................   89
  Proration...........................................................................   90
  Exchange of Certificates............................................................   91
  Dividends...........................................................................   92
  No Fractional Securities............................................................   92
  ITT Stock Options...................................................................   93
  Representations and Warranties......................................................   94
  Business of ITT Pending the Merger..................................................   95
  Business of Starwood Lodging Pending the Merger.....................................   96
  Acquisition Proposals...............................................................   96
  Certain Transactions................................................................   98
  Indemnification; Directors and Officers Insurance...................................   98
  Certain Employee Matters............................................................   99
  Certain Gaming Regulatory Matters...................................................   99
  Conditions to the Consummation of the Merger........................................  100
  Termination.........................................................................  102
  Certain Fees and Expenses...........................................................  103
  Waivers.............................................................................  104
FEDERAL INCOME TAX CONSEQUENCES.......................................................  104
  Federal Income Tax Consequences of the Merger.......................................  105
  Federal Income Taxation of the Trust................................................  107
  Federal Income Taxation of the Corporation..........................................  115
  Federal Income Taxation of Holders of Paired Shares.................................  115
  Information Reporting Requirements and Backup Withholding...........................  118
  Federal Income Tax Aspects of the Partnerships and the Subsidiary Entities..........  119
  Tax Allocations with Respect to Contributed Properties..............................  119
  Partnership Anti-Abuse Rule.........................................................  120
  Other Tax Consequences..............................................................  120
AMENDMENTS TO THE DECLARATION OF TRUST OF THE TRUST AND THE ARTICLES OF INCORPORATION
  OF THE CORPORATION..................................................................  120
  Authorized Share Amendments.........................................................  121
  Gaming Provisions...................................................................  123
  Amendment to Change Name of Trust...................................................  124
  Votes Required for Approval.........................................................  125
OWNERSHIP OF PAIRED SHARES............................................................  126

                                                                                        PAGE
                                                                                        ----
OWNERSHIP OF ITT COMMON STOCK.........................................................  129
  Certain Beneficial Owners...........................................................  129
  Directors and Officers..............................................................  130
COMPARISON OF RIGHTS OF STOCKHOLDERS OF ITT AND STOCKHOLDERS AND SHAREHOLDERS OF
  STARWOOD LODGING....................................................................  131
  General.............................................................................  131
  Special Meetings of Shareholders and Stockholders...................................  131
  Stockholder Action by Written Consent...............................................  131
  Stockholder Nominations and Proposals for Business..................................  132
  Certain Extraordinary Transactions..................................................  133
  Limitation on Ownership of Shares of Stock and Beneficial Interest..................  133
  Business Combinations Involving Interested Stockholders.............................  134
  Control Share Acquisitions..........................................................  135
  Removal of Directors or Trustees....................................................  136
  Standards of Conduct for Directors and Trustees.....................................  136
  Limitation of Liability of Directors, Trustees and Officers.........................  137
  Indemnification of Directors, Trustees and Officers.................................  137
  Amendments to Governing Documents...................................................  138
  Rights Plan.........................................................................  139
  Appraisal and Dissenters' Rights....................................................  139
  Dividends and Distributions.........................................................  140
  Stockholder and Shareholder Inspection Rights.......................................  140
  Classified Board....................................................................  140
DESCRIPTION OF STARWOOD SECURITIES....................................................  141
  General.............................................................................  141
  Preemptive Rights...................................................................  141
  Preferred Shares....................................................................  141
  Paired Shares.......................................................................  142
  The Pairing Agreement...............................................................  143
  Trust Preferred Shares..............................................................  143
  Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares.....  148
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................  150
LEGAL MATTERS.........................................................................  150
EXPERTS...............................................................................  150
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETINGS........................................  151
GLOSSARY OF TERMS.....................................................................  152

Annexes:
  Annex A -- The Merger Agreement
  Annex B -- Opinion of Bear, Stearns & Co. Inc.
  Annex C-1 -- Opinion of Lazard Freres & Co. LLC dated as of January 14, 1998
  Annex C-2 -- Opinion of Lazard Freres & Co. LLC dated as of November 12, 1997
  Annex C-3 -- Opinion of Gleacher NatWest Inc. dated as of November 12, 1997
  Annex D -- Proposed Amendment to the Corporation Articles

     This Joint Proxy Statement/Prospectus contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements appear in a number of places in this Joint Proxy Statement/Prospectus, including, without limitation, under "Summary," "Anticipated Synergies," "ITT Projections," "Funds From Operations," and "The Merger." Such forward-looking statements include statements regarding the intent, belief or current expectations with respect to the matters discussed in this Joint Proxy Statement/Prospectus. Shareholders and stockholders are cautioned that any such forward-looking statements involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various uncertainties and other factors, including, without limitation, completion of the transactions described herein and future acquisitions, the availability of capital for acquisitions and for renovations, the ability to maintain existing management, franchise, or representation agreements and to obtain new agreements on current terms, competition within the lodging industry and the gaming industry, the cyclicality of the real estate business, the hotel business and the gaming business, real estate and economic conditions, the continuing ability of the Trust to qualify as a REIT and other risks described in this Joint Proxy Statement/Prospectus and in the annual, quarterly and current reports and proxy statements of the Trust, the Corporation and ITT incorporated by reference herein, including those identified in the Starwood Lodging Form 10-K (as defined herein).

                             AVAILABLE INFORMATION

     The Corporation, the Trust and ITT are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy or information statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. Starwood Lodging and ITT file electronically with the Commission. The ITT Common Stock and the Paired Shares are listed on the New York Stock Exchange, Inc. (the "NYSE"), and such material may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. After consummation of the Merger, ITT may no longer file reports, proxy statements or other information with the Commission. Instead, such information would be provided, to the extent required, in filings made by Starwood Lodging.

     Starwood Lodging has filed with the Commission a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Paired Shares that will be issued to holders of ITT Common Stock in connection with the Merger. See "The Merger
Agreement -- Conversion of Shares." This Joint Proxy Statement/Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement filed by Starwood Lodging with the Commission, certain portions of which are omitted as permitted by the rules and regulations of the Commission. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated into this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                       INCORPORATION OF CERTAIN DOCUMENTS
                                  BY REFERENCE

     The following documents previously filed by the Trust and the Corporation (Commission File Nos. 1-6828 and 1-7959, respectively) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          1. The Joint Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by the Form 10-K/A dated April 25, 1997 and the Form 10-K/A2 dated December 18, 1997 (collectively, the "Starwood Lodging Form 10-K").

          2. The Joint Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 (as amended by the Form 10-Q/A dated November 10, 1997).

          3. The Joint Current Reports on Form 8-K dated February 10, 1997 (as amended by the Form 8-K/A dated December 18, 1997), February 14, 1997, March 20, 1997, March 21, 1997, September 9, 1997 (and Exhibit 2 thereto) (as amended by the Form 8-K/A dated December 18, 1997), September 10, 1997 (as amended by the Form 8-K/A dated December 18, 1997), October 21, 1997 (as amended by the Form 8-K/A dated October 29, 1997), November 12, 1997 (as amended by the Form 8-K/A dated December 18, 1997 and the Form 8-K/A dated January 7, 1998) and November 13, 1997.

     The following documents previously filed by ITT (Commission File No. 1-13960) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          1. The Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by the Form 10-K/A dated April 30, 1997 and the Form 10-K/A dated January 9, 1998 (collectively, the "ITT Form 10-K").

          2. The Quarterly Reports on Form 10-Q filed by ITT for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

          3. The Current Reports on Form 8-K dated October 21, 1997 and November 13, 1997.

     All documents filed by the Trust, the Corporation and ITT pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meetings shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Joint Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS RELATING TO STARWOOD LODGING AND ITT, RESPECTIVELY, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, WILL BE SENT WITHOUT CHARGE BY FIRST CLASS MAIL TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED WITHIN ONE BUSINESS DAY OF RECEIPT OF A WRITTEN OR ORAL REQUEST, IN THE CASE OF STARWOOD LODGING, TO SHAREHOLDER RELATIONS, STARWOOD HOTELS & RESORTS TRUST, 2231 E. CAMELBACK ROAD, SUITE 410, PHOENIX, ARIZONA 85016 (TELEPHONE NUMBER: (602) 852-3900) OR SHAREHOLDER RELATIONS, STARWOOD HOTELS & RESORTS WORLDWIDE, INC., 2231 E. CAMELBACK ROAD, SUITE 400, PHOENIX, ARIZONA 85016 (TELEPHONE NUMBER:
(602) 852-3900) AND, IN THE CASE OF ITT, TO DIRECTOR OF INVESTOR RELATIONS, ITT CORPORATION, 1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE FEBRUARY 5, 1998.

                                    SUMMARY

     Certain significant matters discussed or incorporated by reference in this Joint Proxy Statement/ Prospectus are summarized below. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information appearing or incorporated by reference in this Joint Proxy Statement/Prospectus, including Annexes hereto. Shareholders of the Trust and stockholders of the Corporation and ITT are urged to review carefully the entire Joint Proxy Statement/Prospectus, including the Annexes hereto, and to consider carefully the information set forth herein under "Risk Factors."

                                 THE COMPANIES

STARWOOD HOTELS & RESORTS
TRUST
AND STARWOOD HOTELS & RESORTS
WORLDWIDE, INC.
2231 E. CAMELBACK ROAD
PHOENIX, ARIZONA 85016
(602) 852-3900
                                 Starwood Lodging is a fully integrated
                                 owner/operator of primarily full service hotels. Starwood Lodging is comprised of the Trust, which has owned hotel assets since 1969, and the Corporation, which has managed hotel assets since 1980. As of December 31, 1997, Starwood Lodging owned, operated or managed a geographically diversified portfolio of hotel assets, including fee, ground lease and first mortgage interests in 121 hotel properties, containing over 33,000 rooms located in 34 States, the District of Columbia, Mexico and the United Kingdom. Ninety-eight of such hotels are operated under licensing, membership or franchise or management agreements with national hotel organizations, including Ritz Carlton, Westin, Marriott, Hilton, Sheraton, Omni, Doubletree, Embassy Suites, Harvey, Radisson, Clarion, Holiday Inn, Residence Inn, Days Inn, Ramada, Quality Inn and Vagabond Inn. In furtherance of Starwood Lodging's strategy to enhance, expand and diversify its hotel portfolio and to develop or acquire a global brand, on January 2, 1998 Starwood Lodging acquired Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide") and certain affiliated entities. As of December 31, 1997, Westin Worldwide and such affiliated entities owned, operated, managed or franchised 112 hotel properties containing over 49,200 rooms located in 23 states, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands and 21 foreign countries. See "-- Starwood Recent Developments."

ITT CORPORATION
1330 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019
(212) 258-1000
                                 ITT is engaged in the hotels and gaming
                                 business, the telephone directories publishing business and the post-secondary technical education business. ITT conducts its hotels and gaming business through its subsidiaries ITT Sheraton Corporation ("Sheraton"), Ciga, S.p.A. ("Ciga") and Caesars World, Inc. ("Caesars"). Through the Sheraton, The Luxury Collection, Ciga, Four Points Hotels and Caesars brand names, ITT is represented in most major markets of the world. In 1996, ITT hosted over 50 million customer nights at its hotel properties in 62 countries. Gaming operations are marketed under either the Caesars or Sheraton brand name and service mark and are currently represented in Las Vegas (Nevada), Atlantic City (New Jersey), Halifax (Nova Scotia), Sydney (Nova Scotia), Lake Tahoe (Nevada), Tunica County (Mississippi), Lima (Peru), Cairo (Egypt), Windsor (Ontario) and Townsville (Australia). ITT conducts its telephone directories publishing business through its subsidiary ITT World Directories, Inc. ("ITT World Directories") and its post-secondary technical education business through its 83.3% owned subsidiary ITT Educational Services, Inc. ("ITT Educational").

                                 On December 18, 1997, the Corporation announced that it had reached a binding agreement with VNU, a leading international publishing and information company based in The Netherlands, for the disposition of ITT World Directories for a total consideration to the Corporation valued at $2.1 billion. The transaction is scheduled to close following the ITT Meeting and prior to the Effective Time. See "-- Recent Developments -- Disposition of ITT World Directories."

CHESS ACQUISITION CORP.
C/O STARWOOD HOTELS & RESORTS
WORLDWIDE, INC.
2231 E. CAMELBACK ROAD
PHOENIX, ARIZONA 85016
(602) 852-3900
                                 Merger Sub is a subsidiary of the Corporation that does not conduct any substantial business activities. All the outstanding shares of capital stock of Merger Sub are owned by the Corporation and the Trust. Pursuant to the Merger Agreement, Merger Sub will be merged with and into ITT with ITT as the surviving corporation. As a result of the Merger and certain post-Merger transactions, ITT will become a subsidiary of the Corporation.

                         THE STARWOOD LODGING MEETINGS

DATE, TIME AND PLACE             The Trust Meeting and the Corporation Meeting
                                 are to be held on February 18, 1998 at 10:00 a.m. and 10:30 a.m. (local time), respectively, at the New York Ballroom of the Sheraton New
                                 York Hotel & Towers, 811 Seventh Avenue, New
                                 York, New York.

PURPOSES OF THE STARWOOD
LODGING
MEETINGS The purposes of the Starwood Lodging Meetings are to consider and vote upon:

                                 1. A proposal to approve the issuance of Trust
                                    Shares and Corporation Shares pursuant to the Merger Agreement;

                                 2. A proposal to amend the Trust Declaration to
                                    increase the number of authorized shares of beneficial interest of the Trust (the "Trust Authorized Share Amendment");

                                 3. A proposal to amend the Trust Declaration to
                                    change the name of the Trust to "Starwood
                                    Hotels & Resorts" (the "Trust Name Change
                                    Proposal");

                                 4. A proposal to amend the Trust Declaration to
                                    include a provision in the Trust Declaration to provide that in certain circumstances when the Corporation redeems certain of its securities, the Trust shall simultaneously redeem any of its securities that are paired with such securities of the Corporation (the "Trust Redemption Amendment");

                                 5. A proposal to amend the Corporation Articles
                                    to increase the number of authorized shares of stock of the Corporation (the "Corporation Authorized Share Amendment");

                                 6. A proposal to amend the Corporation Articles
                                    to include a provision in the Corporation
                                    Articles to allow the Corporation to secure and maintain certain regulatory approvals issued by certain gaming authorities (the "Corporation Gaming Provision Amendment"); and

                                 7. Such other business as may properly come
                                    before the Starwood Meetings.

                                 Each of the proposals set forth in items 1, 2, 4, 5 and 6 above is necessary in order to consummate the Merger. If any of such proposals are not approved by the shareholders of the Trust and the stockholders of the Corporation, the Trust and the Corporation do not expect to consummate the Merger.

RECORD DATES                     Only holders of record of Trust Shares at the
                                 close of business on January 20, 1998 (the
                                 "Trust Record Date") are entitled to notice of and to vote at the Trust Meeting and only holders of record of Corporation Shares at the close of business on January 20, 1998 (the
                                 "Corporation Record Date") are entitled to notice of and to vote at the Corporation
                                 Meeting.

RECOMMENDATION OF THE STARWOOD
LODGING BOARDS; REASONS FOR
THE
MERGER THE TRUST BOARD AND THE CORPORATION BOARD HAVE APPROVED THE SHARES ISSUANCE PROPOSAL AND RECOMMEND THAT SHAREHOLDERS OF THE TRUST AND STOCKHOLDERS OF THE CORPORATION VOTE FOR APPROVAL OF THE SHARES ISSUANCE PROPOSAL. Such recommendation is based on a number of factors described herein. See "The
                                 Merger -- Recommendation of the Starwood
                                 Boards; Reasons for the Merger."

                                 THE TRUST BOARD HAS APPROVED THE TRUST
                                 AMENDMENT AND RECOMMENDS THAT SHAREHOLDERS OF THE TRUST VOTE FOR APPROVAL OF THE TRUST AMENDMENT. THE CORPORATION BOARD HAS APPROVED THE CORPORATION AMENDMENT AND RECOMMENDS THAT STOCKHOLDERS OF THE CORPORATION VOTE FOR THE CORPORATION AMENDMENT. See "Amendments to the Declaration of Trust of the Trust and the Articles of Incorporation of the Corporation."

OPINION OF FINANCIAL ADVISOR
TO STARWOOD LODGING              Bear Stearns & Co. Inc. ("Bear Stearns") has
                                 delivered its written opinion to the Starwood
                                 Lodging Boards, a copy of which is attached hereto as Annex B, to the effect that, based upon and subject to the various considerations set forth in such opinion, as of November 12, 1997, the Merger Consideration was fair, from a financial point of view, to Starwood Lodging
                                 (the "Bear Stearns Opinion"). See "The
                                 Merger -- Opinion of Financial Advisor to
                                 Starwood Lodging."

VOTE REQUIRED FOR APPROVAL
OF THE STARWOOD PROPOSALS        Approval of the Shares Issuance Proposal
                                 requires the affirmative vote of a majority of the votes cast by Trust shareholders and Corporation stockholders, respectively, provided that the total votes cast by Trust shareholders and Corporation stockholders on the Shares Issuance Proposal represent over 50% of all securities of each of the Trust and the Corporation, respectively, entitled to vote on the Shares Issuance Proposal.

                                 Approval of each of the Trust Authorized Share Amendment, the Trust Name Change Proposal and the Trust Redemption Amendment requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of outstanding Trust Shares entitled to vote on the matter at the Trust Meeting. Approval of each of the Corporation Authorized Share Amendment and the Corporation Gaming Provision Amendment requires the affirmative vote of the holders of a majority of the outstanding Corporation Shares entitled to vote on the matter at the Corporation Meeting.

                                 The Trust shareholders who are entitled to vote include the holders of common shares of beneficial interest, par value $.01 per share, of the Trust ("Trust Common Shares") and holders of Class A Exchangeable Preferred Shares, par value $.01 per share, of the Trust (the "Class A EPS") and Class B Exchangeable Preferred Shares, par value $.01 per share and stated value $38.50 per share, of the Trust (the "Class B EPS" and, together with the Class A EPS, the "Exchangeable Preferred Shares").

                                 At the close of business on the Trust Record
                                 Date, Trustees and executive officers of the Trust and their affiliates had the right to vote an aggregate of 173,662 Paired Shares (less than 1% of the Paired Shares then outstanding). All such Trustees and executive officers have indicated that they intend to vote all such shares held by them in favor of approval of the Shares Issuance Proposal and each item included in the Corporation Amendment and the Trust Amendment. At the close of business on the Corporation Record Date, Directors and executive officers of the Corporation and their affiliates had the right to vote an aggregate of 265,973 Paired Shares (less than 1% of the Paired Shares then outstanding). See "The Meetings -- Voting Rights." All such Directors and executive officers have indicated that they intend to vote all such shares held by them in favor of approval of the Shares Issuance Proposal and each item included in the Corporation Amendment and the Trust Amendment.

                                THE ITT MEETING

DATE, TIME AND PLACE             The ITT Meeting is to be held on February 12,
                                 1998 at 11:30 a.m., local time, at the New York
                                 Ballroom of the Sheraton New York Hotel &
                                 Towers, 811 Seventh Avenue, New York, New York.

PURPOSES OF THE ITT MEETING      The purposes of the ITT Meeting are to consider
                                 and vote upon:

                                 1. A proposal to approve the Merger Agreement
                                    (the "ITT Proposal"); and

                                 2. Such other business as may properly come
                                    before the ITT Meeting.

RECORD DATE                      Only holders of record of ITT Common Stock at
                                 the close of business on December 19, 1997 (the
                                 "ITT Record Date") are entitled to notice of and to vote at the ITT Meeting.

RECOMMENDATION OF THE
ITT BOARD;
REASONS FOR THE MERGER
                                 THE ITT BOARD HAS UNANIMOUSLY APPROVED THE ITT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF ITT VOTE FOR APPROVAL OF THE ITT PROPOSAL. Such recommendation is based on a number of factors described herein. See "The Merger -- Recommendation of the ITT Board; Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR
TO ITT Lazard Freres & Co. LLC ("Lazard Freres") has delivered its written opinion to the ITT Board that, as of October 19, 1997 and based on and subject to certain matters stated therein, the aggre-gate consideration to be received by stockholders of ITT pursuant to the Original Merger Agreement (as defined herein) is fair to such stockholders from a financial point of view. Lazard Freres has confirmed its opinion as of the date of this Joint Proxy Statement/ Prospectus with respect to the consideration to be received by holders of ITT Common Stock pursuant to the Merger Agreement, with its subsequent written opinion dated as of the date of this Joint Proxy Statement/Prospectus, a copy of which is attached hereto as Annex C-1. Additionally, Lazard Freres has delivered its written opinion to the ITT Board, a copy of which is attached hereto as Annex C-2, to the effect that, as of November 12, 1997, based on and subject to certain matters stated therein, the consideration to be received by stockholders of ITT pursuant to the Merger Agreement is superior to the consideration proposed to be paid to stockholders of ITT in the Amended Hilton Transaction (as defined herein) from a financial point of view. See "The Merger -- Opinion of Financial Advisor to ITT."

OPINION OF FINANCIAL ADVISOR
TO THE
ITT SPECIAL COMMITTEE            Gleacher NatWest Inc. ("Gleacher NatWest") has
                                 delivered its written opinion to the ITT
                                 Special Committee (as defined herein), a copy of which is attached hereto as Annex C-3, that, as of November 12, 1997 and based on and subject to certain matters stated therein, the aggregate consideration to be received by stockholders of ITT pursuant to the Merger
                                 Agreement is fair to such stockholders from a financial point of view and is superior to the consideration proposed to be paid to stockholders of ITT in the Amended Hilton
                                 Transaction from a financial point of view. See
                                 "The Merger -- Opinion of Financial Advisor to the ITT Special Committee."

VOTE REQUIRED FOR APPROVAL
OF THE ITT PROPOSAL              Approval of the ITT Proposal requires the
                                 affirmative vote of the holders of a majority of the outstanding shares of ITT Common Stock.

                                 At the close of business on the ITT Record
                                 Date, directors and executive officers of ITT and their affiliates were the beneficial owners of an aggregate of 780,851 shares of ITT Common Stock (less than 1% of the ITT Common Stock then outstanding). See "The Meetings -- Voting Rights." All such directors and executive officers have indicated that they intend to vote all such shares held by them in favor of approval of the ITT Proposal.

                                   THE MERGER

GENERAL The Merger Agreement provides for the merger of Merger Sub with and into ITT at the Effective Time (as defined herein), whereupon the separate corporate existence of Merger Sub will cease and ITT will continue as the surviving corporation. As a result of the Merger, ITT will be jointly owned by the Trust and the Corporation. Immediately after the Effective Time, the Corporation will purchase all the ITT Common Stock owned by the Trust for a combination of cash and notes. After such purchase,

                                 ITT will be a wholly-owned subsidiary of the Corporation and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the Nevada General Corporation Law (the "NGCL"). See "The Merger."

MERGER CONSIDERATION             All shares of ITT Common Stock (including
                                 restricted shares of ITT Common Stock issued under ITT benefit plans) issued and outstanding immediately prior to the Effective Time (other than shares ("Nonparticipating Shares") held by Starwood Lodging, Merger Sub, ITT or any of their respective wholly owned subsidiaries) together with the associated preferred share purchase right (a "Right") issued pursuant to the Rights Agreement dated as of November 1, 1995 (the "Rights Agreement"), between ITT and
                                 The Bank of New York, as Rights Agent, shall as of the Effective Time be converted into the right to receive cash, Paired Shares or a combination of cash and Paired Shares with an aggregate value of $85, subject to certain collar provisions in the case of stock consideration. The aggregate number of shares of ITT Common Stock to be converted into the right to receive cash shall not exceed 30% nor be less than 18% of the total number of shares of ITT Common Stock outstanding immediately prior to the Effective Time. The aggregate amount of cash and Paired Shares to be received by the holders of ITT Common Stock (other than Nonparticipating Shares) will depend on (i) the stated preferences of the ITT stockholders on the Forms of Election and (ii) the proration procedures described under "The
                                 Merger -- Proration" below. Pursuant to the
                                 Merger Agreement, each holder of ITT Common
                                 Stock will also be entitled to receive for each share of ITT Common Stock converted in the Merger additional cash consideration in an amount equal to the interest that would accrue
                                 (without compounding) on $85 at an annual rate of 7% during the period from and including
                                 January 31, 1998 to but excluding the date of closing of the Merger (the "Additional
                                 Payment").

                                 Each share of ITT Common Stock to be converted in the Merger into Paired Shares shall be converted as of the Effective Time into a number of validly issued, fully paid and nonassessable Paired Shares equal to the quotient, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth, of (x) $85 divided by
                                 (y) the Market Price (as defined below) of Paired Shares on the fifth NYSE trading day prior to the date of the ITT Meeting (the "Exchange Ratio"); provided, however, that in no event shall the Exchange Ratio be (A) greater than an amount equal to $85 divided by $53.263 or (B) less than an amount equal to $85 divided by $61.263. The "Market Price" of a Paired Share on any date means the average of the Average Prices (as defined below) for the 20 NYSE trading days randomly selected by a neutral independent accounting firm appointed by mutual agreement of the Trust and ITT from the 30 consecutive NYSE trading days immediately preceding such date. The "Average Price" for any date means the average of the daily high and low prices per Paired Share as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street

                                 Journal or, if not published therein, in another authoritative source mutually selected by ITT and the Corporation). See "Risk
                                 Factors -- Market Price May Be Different Than Price Per Paired Share at Effective Time" and "The Merger Agreement -- Conversion of Shares."

                                 If the Market Price is below $53.263, the combination of cash and Paired Shares that ITT stockholders will receive in the Merger may have a value of less than $85 and if the Market Price is above $61.263, the combination of cash and Paired Shares that ITT stockholders will receive in the Merger may have a value greater than $85. If the Market Price is between $53.263 and $61.263, the combination of cash and Paired Shares that ITT stockholders will receive in the Merger may have a value of $85. ITT stockholders will not know whether the cash or stock to be paid in the Merger will be prorated at the time of the ITT Meeting; therefore, if the Market Price is below $53.263 or above $61.263, ITT stockholders will not know the total value of the consideration they will receive at the time of the ITT Meeting. See "Risk Factors -- If the Paired Shares Trade Below Collar, Consideration Paid May be Below $85." On January 12, 1998, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the last sale price per Paired Share as reported in the NYSE Composite Transactions Tape was $52.9375.

                                 Assuming all stockholders of ITT elect to have their ITT Common Stock converted into cash in the Merger, the stockholders of ITT will receive consideration with a value equal to the amount set forth in the table below if the Market Price equals the following amounts:

                                                       AMOUNT OF            VALUE OF               TOTAL
                                                     CASH RECEIVED        PAIRED SHARES          VALUE OF
                                    MARKET PRICE       IN MERGER       RECEIVED IN MERGER*     CONSIDERATION
                                    ------------     -------------     -------------------     -------------
                                    $52.263            $25.50               $58.38               $83.88
                                    $52.763            $25.50               $58.94               $84.44
                                    $53.263            $25.50               $59.50               $85.00
                                    $53.28**           $25.50               $59.50               $85.00
                                    $54.263            $25.50               $59.50               $85.00
                                    $55.263            $25.50               $59.50               $85.00
                                    $55.367***         $25.50               $59.50               $85.00
                                    $56.263            $25.50               $59.50               $85.00
                                    $57.263            $25.50               $59.50               $85.00
                                    $58.263            $25.50               $59.50               $85.00

                                ------------------------------------------------

                                 * Assumes the price per Paired Share at the Effective Time equals the Market Price. The Market Price may not equal the price per Paired Share at the Effective Time because
                                     (i) the Market Price is calculated by
                                     randomly selecting 20 days out of the 30 consecutive trading day period ending five business days prior to the date of the ITT Meeting and (ii) the price per Paried Share may fluctuate between the date the Market Price is determined and the Effective Time.

                                 ** Average of the daily high and low prices per Paired Share as reported on the NYSE Composite Transaction Tape for the 30 consecutive trading days ending January 12, 1998.
                                 *** Closing price per Paired Share on January
                                     12, 1998 as reported on the NYSE Composite
                                     Transaction Tape.

                                 Starwood Lodging has established a toll-free telephone number (1-800-347-4750) to enable stockholders of ITT and shareholders and stockholders of Starwood Lodging to receive information regarding the Exchange Ratio. Commencing January 15, 1998 and ending on February 17, 1998, stockholders are encouraged to call such telephone number to listen to a recorded message indicating what the Exchange Ratio would be as of the date of such call, based on the average of the Average Prices of Paired Shares during the 30 consecutive trading days ending as of the day prior to such call. Commencing on February 5, 1998, stockholders will be able to call in and obtain the actual Exchange Ratio. Because the Market Price upon which the actual Exchange Ratio will be based cannot be finally determined until the close of trading on February 4, 1998, callers to such toll-free number prior to February 5, 1998 should bear in mind that the actual Exchange Ratio may vary from the illustrative Exchange Ratio indicated on such recorded message prior to February 5, 1998 because (i) of fluctuations in the trading price of Paired Shares during the 30 days ending on February 4, 1998 and (ii) the Exchange Ratio is calculated by randomly selecting 20 out of the 30 consecutive trading days ending on February 4, 1998. If ITT stockholders have questions about the Form of Election or the election procedures they may call the Information Agent toll free at 1-800-290-6428.

                                 For a more detailed explanation of the method by which the Exchange Ratio will be determined, see "The Merger Agreement -- Exchange of Certificates."

ELECTIONS BY ITT
STOCKHOLDERS                     Each ITT stockholder is requested to submit a
                                 Form of Election to make an election (an
                                 "Election") specifying the number of shares of ITT Common Stock which such stockholder desires to have converted into Paired Shares in the Merger (a "Stock Election") and the number of shares of ITT Common Stock which such stockholder desires to have converted into cash in the Merger (a "Cash Election"). A Form of
                                 Election will be mailed separately to ITT stockholders. A Stock Election or Cash Election will be valid only if the Form of Election and the certificates representing the shares covered thereby (or an appropriate guarantee of delivery of such certificate or certificates as set forth in such Form of Election) are received by ChaseMellon Shareholder Services,
                                 L.L.C. (the "Exchange Agent") by 5:00 p.m., New
                                 York City time, on February 11, 1998 (the
                                 "Election Date"). See "The Merger Agreement --
                                 Election of Stock or Cash."

                                 The Merger Agreement limits the aggregate amount of cash available ("Available Cash") to ITT stockholders to the product of (x) $85 and
                                 (y) 30% of the total number of shares of ITT
                                 Common Stock outstanding immediately prior to the Effective Time (as defined herein). If Cash Elections are received for shares representing more than 30% of the total number of outstanding shares of ITT Common Stock, the Available Cash will be prorated among those shares of ITT Common Stock for which Cash Elections have been made. The Merger Agreement also limits the aggregate number of Paired Shares available ("Available Shares") to ITT stockholders to the product of (x) the Exchange Ratio and (y) 82% of the total number of shares of ITT Common Stock outstanding immediately prior to the Effective Time. Because the cash available to ITT stockholders in the Merger will not be less than 18% nor exceed 30% of the total number of outstanding shares of ITT Common Stock, ITT stockholders making Cash Elections may receive Paired Shares instead of cash for some of the shares of ITT Common Stock covered by such Cash Election if Cash Elections are received for a number of shares of ITT Common Stock in excess of 30% of the total number of outstanding shares of ITT Common Stock. Similarly, ITT stockholders making Stock Elections may receive cash instead of Paired Shares for some of the shares of ITT Common Stock covered by such Stock Election if Stock Elections are received for more than 82% of the total number of outstanding shares of ITT Common Stock. At the time of the ITT Meeting, ITT stockholders will not know the number of Cash Elections or Stock Elections that have been made or whether the Available Cash or Available Shares will be prorated. See "Risk Factors -- Election of Cash or Stock Dependent on Elections of Others" and "The Merger Agreement -- Proration."

                                 STOCKHOLDERS OF ITT SHOULD NOT SEND STOCK
                                 CERTIFICATES WITH THEIR PROXIES. ITT COMMON
                                 STOCK CERTIFICATES WILL BE EXCHANGED FOR THE
                                 CONSIDERATION PAYABLE IN THE MERGER FOLLOWING CONSUMMATION OF THE MERGER IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT AND THE FORM OF ELECTION.

                                 A FORM OF ELECTION WILL BE MAILED SEPARATELY TO EACH PERSON WHO IS A HOLDER OF OUTSTANDING SHARES OF ITT COMMON STOCK ON THE ITT RECORD DATE AND, UPON REQUEST TO THE EXCHANGE AGENT, WILL BE MAILED TO EACH PERSON WHO BECOMES A HOLDER OR BENEFICIAL OWNER OF ITT COMMON STOCK PRIOR TO THE ELECTION DATE.

CONDITIONS TO THE MERGER         The obligations of the Starwood Companies and
                                 ITT to consummate the Merger are subject to the satisfaction or waiver of various conditions, including, without limitation, approval by stockholders of ITT and the stockholders and shareholders of Starwood Lodging and receipt of certain regulatory approvals and consents. See
                                 "The Merger Agreement -- Conditions to
                                 Consummation of the Merger."

NO DISSENTERS' RIGHTS            Under Nevada law, holders of ITT Common Stock
                                 are not entitled to dissent from the Merger and obtain a valuation of their shares of ITT
                                 Common Stock in connection with the Merger because ITT Common Stock was listed on the NYSE on the ITT Record Date and the Paired Shares that such holders will be entitled to receive in the Merger will be listed on the NYSE at the Effective Time. Holders of Paired Shares are not entitled to dissenters' rights under Maryland law in connection with the Merger because neither the

                                 Corporation nor the Trust is a constituent corporation in the Merger. See "The
                                 Merger -- No Dissenters' Rights."

ACQUISITION PROPOSALS            The Merger Agreement provides that, subject to
                                 the exercise of the fiduciary duties of the ITT
                                 Board, ITT will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of ITT or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal (as defined herein), (ii) except to the extent permitted by the Merger
                                 Agreement, enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. See "The Merger
                                 Agreement -- Acquisition Proposals."

RIGHT OF ITT BOARD TO
WITHDRAW RECOMMENDATION          Subject to the exercise of the fiduciary duties
                                 of the ITT Board, the Merger Agreement provides that neither the ITT Board nor any committee thereof will (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Corporation, the Trust or Merger Sub, the approval or recommendation by the ITT Board or any such committee of the Merger Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal. See "The Merger
                                 Agreement -- Acquisition Proposals."

TERMINATION                      The Merger Agreement may be terminated at any
                                 time prior to the Effective Time whether before or after the approval by the stockholders of ITT or the shareholders or stockholders of Starwood Lodging (a) by mutual written consent of Starwood Lodging and ITT; (b) by either
                                 Starwood Lodging or ITT if there has been a material breach of the representations, warranties, covenants and agreements on the part of the other set forth in the Merger
                                 Agreement; (c) by either Starwood Lodging or
                                 ITT if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and non-appealable; (d) subject to certain limitations, by either
                                 Starwood Lodging or ITT if the Merger shall not have been consummated before December 31, 1998;
                                 (e) by either Starwood Lodging or, subject to certain conditions, the ITT Board if any required approval of the Merger by the stockholders of ITT shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment thereof; (f) by the Starwood Companies if the ITT Board shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Merger, the Merger Agreement or any of the transactions contemplated by the Merger
                                 Agreement, (ii) modify such approval or
                                 recommendation in a manner adverse to the Corporation, Merger Sub or the Trust or (iii) approve or recommend a superior proposal; (g) by the ITT Board if (i) the ITT Board approves or recommends a superior proposal; and (ii) ITT has paid to the Corporation an amount in cash equal to the sum of the Termina-tion Fee plus all Expenses; or (h) by either
                                 Starwood Lodging or the ITT Board if the approval of the Shares Issuance Proposal, the Trust Amendment and the Corporation Amendment by the shareholders of the Trust or the stockholders of the Corporation shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or stockholders. See "The
                                 Merger Agreement -- Termination."

CERTAIN FEES AND EXPENSES        The Merger Agreement provides that, except as
                                 described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such costs and expenses, except that expenses incurred in connection with printing and mailing this Joint
                                 Proxy Statement/Prospectus and the Registration
                                 Statement will be borne equally by the
                                 Corporation and ITT.

                                 Provided that none of the Corporation, Merger Sub or the Trust is in material breach of their representations, warranties and agreements under the Merger Agreement, (i) if the Merger Agreement is terminated by the ITT Board pursuant to clause (g) under "-- Termination" above, (ii) if the Merger Agreement is terminated by Starwood Lodging pursuant to clause (b) under "-- Termination" above, (iii) if the Merger Agreement is terminated by Starwood Lodging pursuant to clause (f) under "-- Termination" above, or (iv) if (A) after the date of the Original Merger Agreement (as hereafter defined), (x) any person or group shall have made or indicated an intention to make or amend or modify (whether or not subject to conditions) a takeover proposal or (y) it shall have been publicly disclosed or the Corporation shall have otherwise learned that any person or group has beneficial ownership of more than 15% of the outstanding shares of ITT Common Stock or (z) the Corporation has the right to terminate the Merger Agreement pursuant to clause (f) under "-- Termination" above because the ITT Board shall or shall resolve to take an action referred to therein and (B) the stockholders of ITT do not approve the Merger at the ITT Meeting or the Merger Agreement is terminated prior to the ITT Meeting, then ITT shall pay to the Corporation $225 million (the "Termination Fee") plus all Expenses on the date of such termination.

                                 If the Merger Agreement is terminated for any reason (other than by ITT in the event of breach by Starwood Lodging), then ITT shall, on the date of such termination, pay to the Corporation the cash amount necessary to permit the Corporation fully to reimburse itself, Merger Sub and the Trust and their affiliates for all Expenses. "Expenses" means all fees and expenses payable to banks, investment banking firms and other financial institutions and their respective counsel, accountants and agents in connection with arranging or providing financing and all fees and expenses of counsel in connection with any litigation and up to $25 million of additional out-of-pocket fees and expenses incurred at any time prior to such termination by the Starwood Companies or on their behalf in connection with the Merger, the preparation of the Merger Agreement and the transactions contemplated by the Merger Agreement (including any currency or interest rate hedging activities in connection with the transactions contemplated by the Merger Agreement), including all fees and expenses of counsel, investment banking firms, financial advisors, accountants, experts and consultants to the Corporation, Merger Sub and the Trust or any of their affiliates. See "The Merger Agreement -- Certain Fees and Expenses."

POTENTIAL CONFLICTS OF
INTEREST In considering the recommendation of the ITT Board, ITT stockholders should be aware that certain members of ITT's management and the ITT Board may have interests in the Merger that are different from, or in addition to, the interests of ITT stockholders generally, and that may create potential conflicts of interest. Two executive officers of ITT, Mr. Araskog and Mr. Bowman, are members of the ITT Board that approved the Merger. Directors, officers and employees of ITT have certain rights with respect to stock options and stock appreciation rights, severance provisions under existing employment contracts and indemnification, exculpation and insurance in connection with the Merger.

                                 Holders of all awards of stock options and related stock appreciation rights outstanding at the Effective Time under any equity-based incentive award plan maintained by ITT will have the option to convert such awards into similar awards with respect to the number of Paired Shares determined by multiplying (i) the number of shares of ITT Common Stock subject to such option or right by (ii) the Exchange Ratio, at an exercise price per Paired Share equal to the difference between (A) the exercise price per share of ITT Common Stock immediately prior to the Effective Time divided by the Exchange Ratio and (B) the amount, if any, of the Additional Payment payable per share of ITT Common Stock pursuant to the Merger Agreement divided by the Exchange Ratio. The vesting of such equity-based awards will be accelerated upon consummation of the Merger in accordance with their terms.

                                 The following tables set forth as of December 31, 1997 the number of stock options, stock appreciation rights and shares of restricted stock held by executive officers and directors of ITT.

                                                  STOCK OPTIONS

                                                                   NUMBER OF         DATE OF        EXERCISE
                                                  NAME               SHARES           GRANT          PRICE
                                        -------------------------  ----------  -------------------  --------
                                        Rand V. Araskog..........     336,675   October 14, 1993     $35.23
                                                                      429,971   October 11, 1994     $35.17
                                                                      429,971      May 9, 1995       $45.53
                                                                      150,000   February 6, 1996     $55.88
                                                                      162,500   February 4, 1997     $56.75

                                                                   NUMBER OF         DATE OF        EXERCISE
                                                  NAME               SHARES           GRANT          PRICE
                                        -------------------------  ----------  -------------------  --------
                                        Robert A. Bowman.........      26,111      May 7, 1991       $22.74
                                                                       39,168   December 12, 1991    $19.53
                                                                       13,057  September 15, 1992    $25.04
                                                                       26,111   February 1, 1993     $27.81
                                                                      130,558   October 14, 1993     $35.23
                                                                      143,324   October 11, 1994     $35.17
                                                                      143,324      May 9, 1995       $45.53
                                                                      100,000   February 6, 1996     $55.88
                                                                      108,300   February 4, 1997     $56.75
                                        Ann N. Reese.............      13,057   December 11, 1990    $18.62
                                                                       14,884   December 12, 1991    $19.53
                                                                       65,279   October 14, 1993     $35.23
                                                                       71,662   October 11, 1994     $35.17
                                                                       71,662      May 9, 1995       $45.53
                                                                       40,000   February 6, 1996     $55.88
                                                                       43,300   February 4, 1997     $56.75
                                        Richard S. Ward..........      29,506   December 12, 1991    $19.53
                                                                       65,279   October 14, 1993     $35.23
                                                                       83,605   October 11, 1994     $35.17
                                                                       83,605      May 9, 1995       $45.53
                                                                       40,000   February 6, 1996     $55.88
                                                                       43,300   February 4, 1997     $56.75

                                 In addition, on January 13, 1998, the ITT
                                 Board, upon the recommendation of its
                                 Compensation and Personnel Committee, issued
                                 162,500 stock options to Rand V. Araskog,
                                 50,000 stock options to Ann N. Reese and 50,000 stock options to Richard S. Ward. These options have an exercise price equal to $85 per share of ITT Common Stock or the "Formula Price" per share determined in accordance with ITT's existing stock option plan.

                                             RESTRICTED STOCK AWARDS

                                                                            NUMBER OF        DATE OF
                                                       NAME                  SHARES           GRANT
                                        ----------------------------------  ---------   ------------------
                                        Rand V. Araskog...................    59,718       May 9, 1995
                                        Robert A. Bowman..................    23,887       May 9, 1995
                                        Ann N. Reese......................    11,944       May 9, 1995
                                        Richard S. Ward...................     5,972       May 9, 1995
                                        Bette B. Anderson.................       811       May 14, 1995
                                                                                 633    November 12, 1997
                                        Nolan Archibald...................       811       May 14, 1996
                                                                                 633    November 12, 1997
                                        Robert A. Burnett.................       811       May 14, 1996
                                                                                 633    November 12, 1997
                                        Paul G. Kirk......................       811       May 14, 1996
                                                                                 633    November 12, 1997
                                        Edward C. Meyer...................       811       May 14, 1996
                                                                                 633    November 12, 1997
                                        Benjamin F. Payton................       811       May 14, 1996
                                                                                 633    November 12, 1997
                                        Margita E. White..................       811       May 14, 1996
                                                                                 633    November 12, 1997
                                        Vin Weber.........................       744       May 14, 1996
                                                                                 633    November 12, 1997
                                        Kendrick R. Wilson III............       744       May 14, 1996
                                                                                 633    November 12, 1997

                                 ITT is a party to severance agreements with the following individuals who are executive officers of ITT: Robert A. Bowman, Ann N. Reese and Richard S. Ward. If these individuals are terminated under certain circumstances or terminate their employment under certain circumstances within two years following a change of control (including the Merger), they will be entitled to (i) a lump sum equal to (A) three times their annual base salary in effect immediately prior to termination and (B) three times the highest bonus paid to them under ITT's compensation plans in respect of the three years immediately preceding the change of control and (ii) certain welfare benefits, fringe benefits, perquisites and outplacement services. Each of the severance agreements provides that if any payment made under it to an executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Excise Tax"), then the executive shall be entitled to receive from ITT an additional payment (the "Gross-up Payment") in an amount such that the net amount of such payment and the Gross-up Payment retained by the executive, after the calculation and deduction of Excise Taxes (including any interest or penalties imposed with respect to such taxes) on such payment and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-up Payment, shall be equal to such payment.

                                 ITT is a party to an employment agreement with Rand V. Araskog, Chairman and Chief Executive of ITT, that provides for, among other things:
                                 (i) a base salary of $2 million per year, a bonus and additional incentive compensation as may be awarded in the discretion of ITT's Compensation and Personnel Committee and certain benefits and (ii) Mr. Araskog's service as a consultant from November 1, 2000 through October 31, 2003 for a fee of not less than $400,000 per year. If Mr. Araskog is involuntarily terminated other than for cause or he terminates his employment for good reason within two years following a change in control (including the Merger), he will receive a lump sum equal to the remaining payments owed to him for the respective employment and consulting terms. Mr. Araskog's employment agreement provides for Gross-up Payments similar to those contained in the severance agreements described above.

                                 The aggregate amount of all severance payments ITT would make under the agreements described above, assuming all parties thereto were terminated after consummation of the Merger, would be approximately $68 million.

                                 Under the Merger Agreement, (i) all rights to indemnification and exculpation from liabilities existing in favor of the current or former directors or officers of ITT and its subsidiaries will be assumed by Starwood Lodging and continue in effect and (ii) for six years after the Effective Time, Starwood Lodging will provide substantially similar directors' and officers' liability insurance to those persons who were covered by ITT's directors' and officers' liability insurance policy.

                                 See "The Merger -- Interests of Certain Persons in the Merger -- Benefits to Directors and Employees of ITT."

                                 In considering the recommendations of the Starwood Lodging Boards, shareholders and stockholders of Starwood Lodging should be aware that, as described below, certain members of Starwood Lodging's management and the Starwood Boards may have interests in the Merger that are different from, or in addition to, the interests of Starwood Lodging shareholders and stockholders generally, and that may create potential conflicts of interest. Starwood Lodging engaged Starwood Capital Group, L.L.C. ("Starwood Capital") as its financial advisor in connection with the transactions contemplated by the Merger Agreement. Starwood Capital will receive a fee of $17.5 million (of which $10.5 million will be paid in cash and $7 million will be paid in Paired Shares) plus a tax gross-up payment in an amount not to exceed $5 million upon the closing of the Merger as full consideration for services rendered in connection with such transactions. In connection with its engagement as financial advisor, Starwood Capital's principals led the structuring and negotiations of the Merger, conducted and coordinated the due diligence investigation, advised and procured financing, oversaw the implementation of the public and investor relations and political lobbying campaigns, coordinated the receipt of gaming regulatory approvals and coordinated legal and tax advice. In addition, Starwood Capital's principals have led and continue to lead negotiations for the disposition of non-strategic ITT assets, including the disposition of ITT World Directories, and are advising Starwood Lodging with respect to the integration of both ITT and Westin into Starwood Lodging.

                                 In accordance with the change in control provisions of the Long-Term Incentive Plan of the Trust and the Long-Term Incentive Plan of the Corporation, all options to purchase Paired Shares ("Paired Options") granted under such plans will become immediately exercisable for the full amount of Paired Shares subject thereto and all restricted stock awards ("Restricted Stock Awards") granted thereunder will immediately vest in full at the closing of the Merger. Paired Options granted to non-employee Directors and Trustees as board compensation are vested at the time of grant.

                                 Excluding non-employee Directors and Trustees that only hold vested Paired Options which they have received as board compensation, Directors, Trustees and executive officers of Starwood Lodging hold Paired Options as follows:

                                                 PAIRED OPTIONS

                                                                                           AVERAGE
                                                                             NUMBER OF     EXERCISE
                                    NAME                                   PAIRED SHARES    PRICE
                                    -------------------------------------  -------------   --------
                                    Ronald C. Brown......................      201,847      $26.32
                                    Eric A. Danziger.....................      300,000      $24.28
                                    Theodore W. Darnall..................      190,000      $29.32
                                    Jonathan D. Eilian...................      120,000      $18.28
                                    Steven R. Goldman....................      209,000      $27.56
                                    Madison F. Grose.....................      120,000      $18.28
                                    Gary M. Mendell......................      300,000      $37.42
                                    Alan M. Schnaid......................       39,250      $37.29
                                    Barry S. Sternlicht..................    2,579,500      $26.26

                                 Directors, Trustees and executive officers of Starwood Lodging hold Restricted Stock Awards as follows:

                                             RESTRICTED STOCK AWARDS

                                                                                    NUMBER OF
                                    NAME                                          PAIRED SHARES
                                    --------------------------------------------  -------------
                                    Ronald C. Brown.............................      22,500
                                    Eric A. Danziger............................     100,223
                                    Theodore W. Darnall.........................      45,284
                                    Steven R. Goldman...........................      37,500
                                    Madison F. Grose............................      15,000
                                    Barry S. Sternlicht.........................      45,000

                                 Under an employment agreement between the Trust and Barry S. Sternlicht dated as of June 30, 1997, if Mr. Sternlicht's employment is terminated by the Trust for a reason other than cause or is terminated by him for "good reason," Mr. Sternlicht is entitled to severance pay equal to two years' base salary, the immediate vesting of all options and other awards under the Trust's 1995 Long-Term Incentive Plan and 1995 Share Option Plan and medical insurance benefits at the Trust's expense for 12 months following such termination. A termination of employment by Mr. Sternlicht following the consummation of the Merger would constitute a termination for "good reason" for this purpose. If Mr. Sternlicht terminated employment with the Trust for good reason in 1997, he would receive severance pay under such agreement in an amount equal to $730,000, and the Paired Options and other awards granted to Mr. Sternlicht set forth above would become vested. See "The
                                 Merger -- Interests of Certain Persons in the Merger -- Benefits to Insiders of Starwood Lodging."

REGULATORY APPROVALS             The consummation of the Merger is subject to
                                 approval of gaming regulators in various jurisdictions in which ITT operates, the Federal Communications Commission and the U.S.
                                 Department of Education, certain state
                                 educational regulators and certain non-
                                 governmental educational accrediting
                                 commissions. On December 21, 1997 the Antitrust
                                 Division of the Department of Justice and the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of
                                 1976, as amended (the "HSR Act"). See "The
                                 Merger -- Regulatory Approvals."

MATERIAL FEDERAL INCOME TAX
CONSEQUENCES                     ITT Stockholders.  A stockholder of ITT
                                 generally will recognize gain in the Merger in an amount equal to the excess, if any, of (a) the amount of cash and the fair market value of the Paired Shares received over (b) such stockholder's adjusted basis in ITT Common
                                 Stock exchanged therefor. A stockholder of ITT generally will recognize loss in the Merger in an amount equal to the excess, if any, of (a) such stockholder's adjusted basis in his or her ITT Common Stock over (b) the amount of cash and the fair market value of the Paired Shares received in exchange therefor. Certain stockholders of ITT may recognize ordinary income as a result of the Merger. See "Federal
                                 Income Tax Consequences -- Federal Income Tax
                                 Consequences of the Merger."

                                 Starwood Lodging. No gain or loss generally will be recognized by the Trust, the Corporation, the shareholders of the Trust or the stockholders of the Corporation as a result of the Merger. See "Federal Income Tax Consequences."

                                 REIT Status of the Trust. The Trust has elected to be taxed as a real estate investment trust ("REIT") under the Code, commencing with its taxable year ended December 31, 1995. The Trust expects to continue to operate in a manner so as to qualify for taxation as a REIT after the Merger. The Trust's ability to qualify for taxation as a REIT depends on the Trust's ability to meet certain distribution levels, specified diversity of stock ownership, specified income and asset tests and various other qualification tests imposed under the Code. No assurance can be given that the Trust will in all events be able to continue to qualify as a REIT. See "Federal Income Tax Consequences -- Federal Income Taxation of the Trust." Immediately after the Effective Time, the ITT Common Stock acquired by the Trust will be sold to the Corporation for a combination of cash and notes secured by mortgages on real estate owned by ITT. If such sale does not occur by the end of the first calendar quarter ending after the Effective Time or if substantially all of such notes are not secured by mortgages on real estate, then the Trust would lose its REIT status. See "Federal Income Tax Consequences -- Federal Income Tax Consequences to ITT, the Trust, the Corporation and the Shareholders and Stockholders of Starwood Lodging."

                                 Shareholders of Starwood Lodging May Be Taxed as a Result of the Merger. Stockholders of ITT and shareholders and stockholders of Starwood Lodging may, in certain circumstances, be deemed to have received distributions in excess of the amount of cash received. Such deemed distributions would be taxable as dividends to the extent of the allocable portion of the distributing entity's earnings and profits. See "Federal Income Tax Consequences -- Federal Income Tax Consequences of the Merger."

ACCOUNTING TREATMENT             The Merger is expected to be accounted for
                                 using purchase accounting, with ITT being deemed to have acquired Starwood Lodging.

                              SUMMARY RISK FACTORS

     In considering whether to approve the various matters to be considered at the Special Meetings, the stockholders of ITT and the shareholders and stockholders of Starwood Lodging should consider that: (i) ITT stockholders making Cash Elections or Stock Elections may not receive the form of consideration they elect; (ii) if the Market Price is below $53.263, the combination of cash and Paired Shares that ITT stockholders will receive in the Merger may have a value of less than $85 per share of ITT Common Stock; (iii) if the price of the Paired Shares changes during the period after the Exchange Ratio is calculated and before the Closing Date (as defined herein), the value of the consideration to be received by ITT stockholders may be more or less than $85 per share of ITT Common Stock depending on the direction of the price movement; (iv) the Starwood Lodging stockholders existing before the Merger will own approximately one-third, and the ITT stockholders will own approximately two-thirds, of the outstanding Paired Shares after the Merger; (v) there can be no assurance that Starwood Lodging will be able to integrate the operations of Westin, ITT and Starwood Lodging successfully or that anticipated synergies between the companies will be realized or, if realized, the timing thereof; (vi) there can be no assurance that Starwood Lodging's senior management will be able to successfully execute or implement Starwood Lodging's growth and operating strategies; (vii) there can be no assurance that the price of the Paired Shares and/or the shares of ITT Common Stock will not decline between the date of this Joint Proxy Statement/Prospectus and the Effective Time; (viii) the rights of holders of Paired Shares are different from, and in some cases not as favorable as, the rights of holders of ITT Common Stock; (ix) there can be no assurance that the Trust will remain qualified as a REIT; (x) there can be no assurance that new legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to paired REITs; (xi) in order to retain REIT status, the Trust must make certain mandatory distributions and the Trust could be required to make uneconomical borrowings to make such distributions; (xii) certain provisions of the Trust Declaration and the Corporation Articles may inhibit an unsolicited change in control under certain circumstances; (xiii) the Trust Declaration and the Corporation Articles contain provisions prohibiting the ownership by any one person or group of related persons of more than 8% of the Paired Shares; (xiv) Starwood Capital will be able to exercise certain influence over the affairs of Starwood Lodging; (xv) in connection with its proposed acquisitions of Westin and ITT, Starwood Lodging will incur a substantial amount of additional debt, thereby increasing its exposure to the risks associated with debt financing; and
(xvi) the hotel industry and the real estate industry are subject to varying degrees of risk. See "Risk Factors."

                              RECENT DEVELOPMENTS

DISPOSITION OF ITT WORLD DIRECTORIES

     On December 18, 1997, the Corporation announced that it had reached a binding agreement with VNU, a leading international publishing and information company based in The Netherlands, for the disposition of ITT World Directories for a total consideration to the Corporation valued at $2.1 billion. The transaction is scheduled to close following the ITT Meeting and prior to the Effective Time and is contingent upon certain customary closing conditions. The proceeds from the sale of ITT World Directories will be used in part to pay down Starwood Lodging's debt incurred to fund the acquisition of ITT. On January 13, 1998, the ITT Board authorized ITT to become a party to, and close, the VNU transaction prior to the Effective Time of the Merger, subject to the approval of the Merger by the stockholders of ITT and Starwood Lodging and appropriate documentation.

POTENTIAL DISPOSITION OF ITT EDUCATIONAL

     Starwood Lodging is exploring a range of disposition strategies for ITT Educational, including a public offering of securities of ITT Educational and/or the issuance of debt securities of Starwood Lodging which are convertible into or exchangeable for securities of ITT Educational.

ACQUISITION OF WESTIN

     On January 2, 1998, pursuant to a Transaction Agreement (the "Transaction Agreement") among the Trust, SLT Realty Limited Partnership (the "Realty Partnership"), the Corporation and SLC Operating Limited Partnership (the "Operating Partnership" and, together with the Trust, the Realty Partnership and the Corporation, the "Starwood Entities"), WHWE L.L.C. ("WHWE"), Woodstar Investor Partnership ("Woodstar"), Nomura Asset Capital Corporation ("Nomura"), Juergen Bartels ("Bartels" and, together with WHWE, Woodstar and Nomura, the "Members"), Westin Worldwide, W&S Lauderdale Corp. ("Lauderdale"), W&S Seattle Corp. ("Seattle"), Westin St. John Hotel Company, Inc. ("St. John"), W&S Denver Corp. ("Denver"), W&S Atlanta Corp. ("Atlanta" and, together with Westin Worldwide, Lauderdale, Seattle, St. John and Denver, "Westin") and W&S Hotel L.L.C., the Starwood Entities acquired Westin (the "Westin Acquisition"). At the annual meeting of shareholders of the Trust and the annual meeting of the stockholders of the Corporation held on December 12, 1997, the shareholders and stockholders of the Trust and Corporation, respectively, approved the Westin Acquisition.

     Westin

     As of December 31, 1997, Westin owned, managed, franchised or represented 112 first class hotel and resort properties worldwide. Westin's primary business strategy is to provide, for its own hotels and to the other owners of Westin's hotel and resort properties, focused, responsive, high quality marketing, reservations, management and, as appropriate, franchise services that are designed to increase the operating revenues and profitability of the properties and to increase hotel and resort customer satisfaction.

     Westin was rated the highest among 11 U.S. upscale hotel chains in the 1997 Frequent Flier Magazine/JD Power and Associates Domestic Hotel Guest Satisfaction Study, which surveyed over 6,000 business travelers in 1996 as to certain aspects of a guest's stay.

     Of the 108 Westin properties worldwide, 60 are managed (of which Westin has a controlling or significant ownership in 11 and of which Westin has a minority interest in 5), 36 are franchised and 16 are represented (i.e. Westin provides reservation and marketing services, but does not allow the hotel to use the Westin name). Of the owned or managed hotels, Westin is the 100% owner of, or has a controlling or significant interest in, 11 properties (six of which are fee simple real property ownership, two of which are the ownership of the hotel subject to a ground lease and three of which are leaseholds) and is a minority owner of five properties. In addition, Westin owns and operates the Cherry Creek Inn in Denver, Colorado, and owns a 25% interest in an office building in Seattle, Washington, which serves as the corporate headquarters of Westin.

     Westin Hotel Company, originally founded as Western Hotels in 1930, became Western International Hotels in 1963 and adopted the Westin name and logo in the late 1970's. It grew from its initial 17 hotels located in the Pacific Northwest to 82 properties when it was acquired by W&S Hotel L.L.C. in May 1995, and has since grown to its current 108 first class hotel and resort properties throughout the world through a combination of its own hotel development efforts and working with other hotel owners to enable Westin to serve as manager, franchisor or representative. Today, Westin's hotel and resort properties are located throughout the United States and in Argentina, Brazil, Canada, China, England, France, Germany, Guatemala, Indonesia, Japan, Korea, Malaysia, Mexico, the Netherlands, Panama, the Philippines, Portugal, Singapore, Switzerland and Thailand.

     The Transaction Agreement

     Pursuant to the Transaction Agreement, Westin Worldwide was merged into the Trust (the "Westin Merger"). In connection with the Westin Merger, all of the issued and outstanding shares of capital stock of Westin Worldwide (other than dissenting shares and shares held by Westin and its subsidiaries or shares held by the Starwood Entities and their subsidiaries) were converted into an aggregate of 6,285,783 Class A EPS and 5,294,783 Class B EPS and cash in the amount of $177.9 million. The Transaction Agreement provides for an adjustment to the cash consideration paid in connection with the Westin Merger under certain circumstances, including adjustments based on the aggregate indebtedness and working capital of Westin on the closing date and the capital expenditures made by Westin between the date the Transaction Agreement was signed and the closing date. Westin Worldwide paid a cash dividend in an amount up to $160 million to its stockholders in 1997, which dividend Westin Worldwide had determined that it expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement.

     Pursuant to the Transaction Agreement, the stockholders of Lauderdale, Seattle and Denver contributed all the outstanding shares of such companies to the Realty Partnership and the Realty Partnership issued to such stockholders an aggregate of 597,844 units of the Realty Partnership. In addition, in connection with the foregoing share contributions, the Realty Partnership assumed, repaid or refinanced the indebtedness of Lauderdale, Seattle and Denver and assumed $147.2 million of indebtedness incurred by the Members prior to such contributions. Lauderdale and Seattle paid cash dividends in an aggregate amount of $6.0 million to their stockholders in 1997, which dividends Lauderdale and Seattle had determined that they expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement. Denver paid a cash dividend to its stockholders in 1997 in an amount equal to $750,000, which dividend Denver had determined that it expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement.

     The stockholders of Atlanta and St. John contributed all the outstanding shares of such companies to the Operating Partnership and the Operating Partnership issued to such stockholders an aggregate of 393,156 units of the Operating Partnership. In addition, in connection with the foregoing share contributions, the Operating Partnership assumed or repaid the indebtedness of Atlanta and St. John and assumed $6.0 million of indebtedness incurred by the Members prior to such contributions. The Realty Partnership loaned Atlanta approximately $34.2 million and Atlanta paid a dividend of such amount to its stockholders, which dividend Atlanta had determined that it expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement.

     The Class A EPS, Class B EPS and partnership units issued in connection with the Westin Merger and the contribution of Seattle, Lauderdale, Denver, St. John and Atlanta to the Realty Partnership and the Operating Partnership are directly or indirectly exchangeable on a one-for-one basis (subject to certain adjustments and the right of Starwood Lodging to pay cash) for Paired Shares. The partnership units are also exchangeable for shares of Class B EPS on a one-for-one basis. In addition, shares of Class B EPS have a liquidation preference of $38.50 and provide the holders with certain rights to require the Trust to redeem such shares of at a price of $38.50 after the fifth anniversary of the closing date. See "Description of Starwood Securities -- Preferred Shares."

     The foregoing summary of the Transaction Agreement is qualified in its entirety by reference to the text of the Transaction Agreement, a copy of which is filed as an Exhibit to the Joint Current Report on Form 8-K of Starwood Lodging dated September 9, 1997 and which is incorporated herein by reference.

OTHER ACQUISITIONS

     In October 1997, Starwood Lodging completed the acquisition of the 552-room Radisson Plaza and Suites Hotel Indianapolis, for approximately $54 million. In December 1997, Starwood Lodging completed the acquisition of an approximate 95% majority interest in the 512-room Westin Mission Hills Resort, including two golf courses, in Rancho Mirage, California for approximately $118 million, the acquisition of Turnberry Hotel, Golf Courses and Spa in Ayreshire, Scotland for approximately $51.5 million and the acquisition of the 145-room Westin Aquila Hotel in Omaha, Nebraska for approximately $14 million. On January 14, 1998 Starwood Lodging announced that it had entered into definitive agreements to acquire the 257-room ITT Sheraton Luxury Collection Aspen, the 232-room ITT Sheraton Luxury Collection Hotel Houston, the 213-room ITT Sheraton Luxury Collection Hotel Washington D.C. and the 214-room ITT Sheraton Luxury Collection Hotel New York, for a total purchase price of approximately $334 million payable in a combination of cash and Paired Shares.

     In 1997, Starwood Lodging completed acquisitions with an aggregate purchase price of approximately $1.5 billion and in 1996 completed acquisitions with an aggregate purchase price of approximately $800 million. Starwood Lodging intends to continue to seek acquisitions in North America, Asia and Europe and, as of November 12, 1997, was considering or negotiating acquisitions which would have had an aggregate purchase price in excess of $1 billion. No assurances can be given that Starwood Lodging will complete any of such potential acquisitions.

ITT FOURTH QUARTER CHARGE

     In connection with closing its accounts for the fourth quarter of 1997, ITT will record a one-time, pre-tax charge against earnings to reflect certain costs associated with the Merger and the attempted takeover of ITT by Hilton Hotels Corporation ("Hilton"). Although management of ITT has not completed quantifying each of the elements of this charge, this charge is expected to total approximately $810 million. This charge is expected to include many items previously disclosed by ITT, including approximately $175 million for restructuring of the headquarters operations of ITT, Sheraton and Caesars (which includes primarily severance, benefits costs and the costs of reduced facilities utilization); approximately $430 million of costs relating to the issuance of limited stock appreciation rights in connection with the Merger to employees who hold ITT stock options issued under the existing stock option plan approved by stockholders and certain severance benefit payments; and approximately $205 million in the aggregate of other charges (which includes approximately $110 million in fees and expenses relating to the early retirement of debt, other bank fees and the costs of terminating certain hedging contracts and other transaction costs).

                 STRUCTURE OF STARWOOD LODGING AFTER THE MERGER

     After the transactions contemplated by the Merger Agreement are consummated, the structure of Starwood Lodging will be as follows:

                            [STARWOOD LODGING CHART]

     Merger Sub will merge with and into ITT with the result that (i) ITT will be the surviving corporation and (ii) the Trust will own a portion of the outstanding ITT Common Stock and the Corporation will own the remainder of the outstanding ITT Common Stock. Immediately after the Merger, the Corporation will purchase all of the ITT Common Stock held by the Trust by issuing a note to the Trust which is secured by a pledge of ITT's real estate and by paying cash borrowed under a new credit facility established by the Corporation. After the foregoing purchase is completed, ITT will be a wholly owned subsidiary of the Corporation, with ITT retaining the same corporate structure it had before the Merger.

     Starwood Lodging is a "paired share REIT" and consists of two companies: the Trust and the Corporation, the shares of which are "paired" or "stapled" together so that they trade as a single unit. The Trust has elected to be taxed as a REIT, commencing with its taxable year ended December 31, 1995. REITs are subject to a number of rules regarding their shareholders, assets, income and distributions. As long as the Trust qualifies as a REIT, it will generally not be subject to federal corporate income taxes on net income to the extent that such income is currently distributed to shareholders. See "Federal Income Tax Consequences -- Federal Income Taxation of the Trust." The Trust's assets generally consist of fee, mortgage and ground leasehold interests in hotels. Substantially all the Trust's business consists of leasing hotels and making loans to the Corporation. The Corporation owns and operates hotels, including hotels leased from the Trust. The Corporation also manages hotels owned by third parties and engages in the business of franchising hotels.

     The limited partnership units of the Realty Partnership and the Operating Partnership held by the limited partners are (subject to the ownership limitation provisions of the Trust and the Corporation) exchangeable for, at the option of the Trust and the Corporation, either cash, Paired Shares representing up to approximately 6.4% of the Paired Shares after such exchange, or a combination of cash and such Paired Shares. The ownership limitation provisions of Starwood Lodging are designed to preserve the status of the Trust as a REIT for tax purposes by providing in general that no shareholder may own, directly or indirectly, more than 8% of the outstanding Paired Shares.

                      ITT SUMMARY SELECTED FINANCIAL DATA

     The following table summarizes certain selected consolidated financial data which have been derived from ITT's audited consolidated financial statements as of and for the three years ended December 31, 1996 and ITT's unaudited consolidated financial statements as of and for the two years ended December 31, 1993 and for the nine months ended September 30, 1997 and 1996 and as of September 30, 1997. The following information is qualified in its entirety by the historical financial information and related notes of ITT and Management's Discussion and Analysis of Financial Condition and Results of Operations set forth in ITT's Annual Report on Form 10-K for the year ended December 31, 1996 and ITT's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, which are incorporated by reference herein.

                                                     NINE MONTHS
                                                        ENDED
                                                    SEPTEMBER 30,             YEARS ENDED DECEMBER 31,
                                                   ---------------   ------------------------------------------
                                                    1997     1996     1996     1995     1994     1993     1992
                                                   ------   ------   ------   ------   ------   ------   ------
                                                             (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenues.........................................  $4,897   $4,805   $6,597   $6,252   $4,709   $4,169   $4,253
Income before accounting changes(1)..............     340      183      249      147       74       39        2
Earnings per share before accounting
  changes(1).....................................    2.87     1.54     2.11     1.24      .63      .33      .02
OPERATING DATA:
Operating income.................................     452      527      728      568      292      142       34
EBITDA(2):.......................................     746      702      982      756      317      259       40
Cash from operating activities...................     199      300      525      504      230      186      143
Cash (used for) from investing activities........     590     (464)    (608)  (2,639)  (1,467)    (329)    (146)
Cash (used for) from financing activities........    (563)     163      130    2,121      595      346      522
Number of employees (in thousands)...............      38       38       38       38       25       18       18

                                                                                   AT DECEMBER 31,
                                                   AT SEPTEMBER 30,   ------------------------------------------
                                                         1997          1996     1995     1994     1993     1992
                                                   ----------------   ------   ------   ------   ------   ------
BALANCE SHEET DATA:
Total assets.....................................       $9,187        $9,275   $8,692   $5,012   $3,791   $3,375
Long-term debt, including capital leases.........        3,699         3,894    3,575      600      169      186

---------------
(1) Income from continuing operations and earnings per share from continuing operations, excluding several one-time items and the results of certain assets held for sale, for the first nine months of 1997 were $201 and $1.70, respectively, compared with $176 and $1.49, respectively, for the first nine months of 1996. These comparable year-over-year results represent increases of 14% and 14% in income from continuing operations and earnings per share from continuing operations, respectively. The one-time items reflected in the 1997 results include (i) a $183 pre-tax gain on the sale of 7.5 million shares of Alcatel Alsthom, (ii) a $200 pre-tax gain on the sale of ITT's 39.8% ownership interest in Madison Square Garden, (iii) a $58 pre-tax charge in connection with the restructuring of ITT's World Headquarters operations and (iv) a $46 pre-tax charge of costs associated with the unsolicited tender offer by Hilton Hotels Corporation for shares of ITT Common Stock.

(2) EBITDA, as defined in the following sentence, is presented here as an alternative measure of ITT's ability to generate cash flow and should not be construed as an alternative to operating income or to cash flows from operating activities (which have been determined in accordance with generally accepted accounting principles). EBITDA was computed above as earnings before interest, taxes, depreciation, amortization, gains on asset sales, assets held for sale, restructuring charges, service fee income and miscellaneous income (expense), net. Management of ITT believes the EBITDA information presented supplementally is a useful measure of operating performance because it is industry practice to evaluate hotel and gaming properties based on operating income before interest, income taxes, depreciation and amortization, which is generally equivalent to EBITDA, and because it is customarily used by certain investors and analysts, together with net income and cash flow from operations as defined by generally accepted accounting principles, in evaluating a company's ability to service its debt. The calculation of EBITDA does not include the commitments of ITT for capital expenditures and payment of debt. Because of the significance of items excluded in determining EBITDA, this information should not be considered as an alternative to any measure of performance or liquidity nor should it be considered as an indicator of the overall financial performance of ITT. ITT's definition of EBITDA as presented herein may not be comparable to similarly titled measures of other companies due to the inclusion or exclusion of certain financial measures.

                STARWOOD LODGING SUMMARY SELECTED FINANCIAL DATA

     The following table sets forth selected combined consolidated historical and pro forma financial information for Starwood Lodging. The following information should be read in conjunction with (i) the historical financial statements and notes thereto for Starwood Lodging, (ii) Management's Discussion and Analysis of Combined Financial Condition and Results of Operations, which are included in Starwood Lodging's Joint Annual Report on Form 10-K for the year ended December 31, 1996 and Starwood Lodging's Joint Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, and (iii) Starwood Lodging's Current Reports on Form 8-K dated February 10, 1997, February 14, 1997, March 20, 1997, March 21, 1997, September 9, 1997,
September 10, 1997, October 21, 1997, November 12, 1997 and November 13, 1997. Pro forma financial information relating to Starwood Lodging's acquisitions of ITT and Westin is contained in Starwood Lodging's Current Report on Form 8-K dated November 12, 1997. The historical operating information of Starwood Lodging as of December 31, 1996, 1995, 1994, 1993 and 1992 and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 have been derived from financial statements that are not required to be included in this Joint Proxy Statement/Prospectus. In the opinion of management of Starwood Lodging, the financial data as of September 30, 1997 and 1996 and for the nine months ended September 30, 1997 and 1996 include all adjustments necessary to present fairly the information set forth therein.

     The pro forma operations and other data for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been prepared as if the acquisitions of Westin and ITT had been consummated on January 1, 1996. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of Starwood Lodging would have been as of and for the periods indicated, nor does it purport to represent Starwood Lodging's future financial position and results of operations.

                            FOR THE NINE MONTHS
                            ENDED SEPTEMBER 30,                                FOR THE YEAR ENDED DECEMBER 31,
                   --------------------------------------    -------------------------------------------------------------------
                               PRO                                       PRO
                    PRO       FORMA                           PRO       FORMA
                   FORMA     WESTIN                          FORMA     WESTIN
                   WESTIN    AND ITT                         WESTIN    AND ITT
                    1997      1997       1997     1996(3)     1996      1996       1996      1995      1994      1993      1992
                   ------    -------    ------    -------    ------    -------    ------    ------    ------    ------    ------
                                                      (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA
Revenue(1).......  $ 925     $4,984     $  633    $  235     $  776    $6,176     $  429    $  162    $  114    $  117    $  118
Net income
  (Loss).........  $  38     $  113     $   25    $   20     $    2    $  190     $   27    $    9    $   (5)   $   (7)   $  (20)
Net Income (Loss)
  Per Paired
  Share(2).......  $0.53     $ 0.59     $ 0.53    $ 0.76     $ 0.03    $ 1.10     $ 0.90    $ 0.77    $(1.53)   $(2.32)   $(6.51)

                                              AS OF SEPTEMBER 30,
                                    ----------------------------------------
                                                   PRO
                                       PRO        FORMA
                                      FORMA      WESTIN                                AS OF DECEMBER 31,
                                     WESTIN      AND ITT                       ----------------------------------
                                      1997        1997       1997    1996(3)    1996    1995   1994   1993   1992
                                    ---------   ---------   ------   -------   ------   ----   ----   ----   ----
                                                                    (IN MILLIONS)
BALANCE SHEET DATA
Total Assets.......................  $ 4,605    $ 15,681    $2,596   $1,214    $1,313   $460   $184   $195   $211
Total Debt.........................  $ 2,145    $  7,648    $1,436   $  425    $  480   $123   $160   $171   $170
Shareholder's Equity (Deficit).....  $ 1,636    $  5,201    $  792   $  596    $  592   $216   $  9   $ 13   $ 20
Paired Shares outstanding at end of
  period(2)........................       68         189        46       40        40     21      3      3      3

                                                          FOR THE NINE
                                                          MONTHS ENDED
                                                          SEPTEMBER 30,     FOR THE YEAR ENDED DECEMBER 31,
                                                         ---------------   ----------------------------------
                                                         1997    1996(3)   1996    1995    1994   1993   1992
                                                         -----   -------   -----   -----   ----   ----   ----
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CASH FLOW AND DIVIDEND DATA
Net cash provided by operating activities............... $  98    $  48    $  74   $  16   $  9   $ 5    $ 5
Net cash provided by (used in) investing activities..... $(919)   $(732)   $(747)  $(182)  $  4   $(4)   $(1)
Net cash provided by (used in) financing activities..... $ 823    $ 705    $ 689   $ 170   $(14)  $(7)   $(1)
Cash distributions to shareholders...................... $  66    $  30    $  46   $   9   $  0   $ 0    $ 0
Cash distributions per share (2)........................ $1.26    $0.95    $1.36   $0.62   $  0   $ 0    $ 0

---------------
(1) Includes gains (losses) on sales in the amount of $4,290,000, ($125,000), $456,000, ($21,000) and ($787,000) for the years ended December 31, 1996,
    1995, 1994, 1993 and 1992, respectively, and ($221,000) and ($1,384,000) for the nine months ended September 30, 1997 and 1996, respectively, and provisions for investment losses of $759,000, $2,369,000 and $3,419,000 in the years ended December 31, 1994, 1993 and 1992, respectively.

(2) As adjusted for a one-for-six reverse stock split in June 1995 and a three-for-two stock split in January 1997.

(3) Reflects Starwood Lodging's interest in the Boston Park Plaza on an equity basis.

                           COMPARATIVE PER SHARE DATA

     Set forth below are historical and pro forma earnings per share, cash dividends per share and book value per share data of Starwood Lodging and ITT and equivalent pro forma per common share data of ITT. The data set forth below should be read in conjunction with the Starwood Lodging and ITT audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. The data should also be read in conjunction with the unaudited pro forma consolidated condensed financial information incorporated herein by reference.

                                                                NINE MONTHS ENDED      YEAR ENDED
                                                                  SEPTEMBER 30,       DECEMBER 31,
                                                                      1997                1996
                                                                -----------------     ------------
STARWOOD LODGING COMBINED - HISTORICAL
  Net income per Paired Share.................................       $   .53             $  .90
  Cash dividends per Paired Share.............................       $  1.17             $ 1.36
  Book value per Paired Share.................................       $ 17.32             $14.79
ITT - HISTORICAL
  Net income per share........................................       $  2.87             $ 2.11
  Cash dividends per share....................................            --                 --
  Book value per share........................................       $ 28.79             $26.50
STARWOOD LODGING COMBINED - PRO FORMA (WESTIN)
  Income from operations per Paired Share.....................       $   .53             $  .03
  Cash dividends per Paired Share.............................       $  1.26             $ 1.36
  Book value per Paired Share.................................       $ 28.99                 --
STARWOOD LODGING COMBINED - PRO FORMA (WESTIN AND ITT)
  Net Income per Paired Share.................................       $   .59             $ 1.10
  Cash Dividends per Paired Share.............................       $  1.26             $ 1.36
  Book value per Paired Share.................................       $ 27.52                 --
ITT - PRO FORMA
  Net Income per share........................................       $  1.07             $ 2.33
  Cash dividends per share....................................            --                 --
  Book value per share........................................       $ 37.73                 --

                           COMPARATIVE MARKET PRICES

     The Paired Shares are traded principally on the NYSE under the symbol "HOT." ITT Common Stock is listed and principally traded on the NYSE under the symbol "ITT." The following table sets forth for the periods indicated, the high and low sales price, as reported on the NYSE Composite Transactions Tape, and distributions made per Paired Share (as adjusted for the one-for-six reverse stock split in June 1995 and the three-for-two stock split in January 1997) and per share of ITT Common Stock.

                                                         PAIRED SHARES
                                       -------------------------------------------------    ITT COMMON STOCK
                                                                             RETURN OF
                                                           DISTRIBUTIONS    CAPITAL GAAP    ----------------
                                        HIGH      LOW          MADE           BASIS(a)       HIGH      LOW
                                       ------    ------    -------------    ------------    ------    ------
1998
First Quarter
  (through January 12, 1998)........   $57.75    $52.94          N/A              N/A       $82.88    $80.31
1997
First quarter.......................   $45.88    $34.50        $0.39           $ 0.21       $60.50    $41.13
Second quarter......................   $42.81    $34.25        $0.39           $ 0.01       $61.75    $57.33
Third quarter.......................   $58.13    $41.38        $0.48           $ 0.48       $68.63    $60.83
Fourth quarter......................   $60.38    $52.13        $0.48              N/A       $82.63    $67.75
1996
First quarter.......................   $23.25    $19.67        $0.31           $ 0.11       $62.23    $47.38
Second quarter......................   $25.75    $21.17        $0.33               --       $68.25    $56.88
Third quarter.......................   $27.92    $22.08        $0.33           $ 0.14       $66.63    $43.00
Fourth quarter......................   $36.75    $27.42        $0.39(b)(c)     $ 0.22       $46.50    $40.88
1995
First quarter.......................   $16.00    $10.50         None              N/A          N/A       N/A
Second quarter......................   $16.50    $14.00         None              N/A          N/A       N/A
Third quarter.......................   $19.42    $15.75        $0.31           $ 0.14          N/A       N/A
Fourth quarter......................   $20.00    $17.92        $0.31(d)        $ 0.11       $53.13    $47.50

-------------------------
(a) Represents distributions per Paired Share in excess of net income per Paired Share on a generally accepted accounting principles basis, and is not the same as return of capital on a tax basis.

(b) The Trust declared a distribution for the fourth quarter of 1996 to shareholders of record on December 30, 1996. The distribution was paid in January 1997.

(c) During the fourth quarter of 1996 the Trust and the Corporation each declared a three-for-two stock split in the form of a 50% stock dividend payable to shareholders of record on December 30, 1996. The stock dividend was paid in January 1997.

(d) The Trust declared a distribution for the fourth quarter of 1995 to shareholders of record on December 29, 1995. The distribution was paid in January 1996.

     On October 17, 1997, the last trading day prior to the first public announcement of the Merger, the last sales price per Paired Share as reported on the NYSE Composite Transactions Tape was $56.50 and the last sales price per share of ITT Common Stock as reported on the NYSE Composite Transactions Tape was $70.375. On January 12, 1998, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the last sales price per Paired Share as reported on the NYSE Composite Transactions Tape was $52.9375 and the last sales price per share of ITT Common Stock as reported on the NYSE Composite Transactions Tape was $80.3125.

     ITT has not declared or paid any cash dividends on the shares of ITT Common Stock to date and presently has no plans to declare or pay any cash dividends. As of December 19, 1997, there were approximately 51,000 holders of record of ITT Common Stock.

     During the fourth quarter of 1996 the Trust and the Corporation each declared a three-for-two stock split in the form of a 50% stock dividend payable to shareholders and stockholders of record on December 30, 1996.

The stock dividend was paid in January 1997. The Trust declared and paid dividends of $0.48 per share for the third quarter of 1997 and $0.39 per share for each of the first and second quarters of 1997 and $0.31, $0.33, $0.33 and $0.39 per share (as adjusted for the three-for-two stock split in January 1997) for the first, second, third and fourth quarters of 1996, respectively. The Trust declared and paid a dividend of $0.31 per share (as adjusted for the three-for-two stock split in January 1997) for the third and fourth quarters of 1995. The fourth quarter dividend was paid in January 1996. No distributions were made by the Trust during 1994.

     The Corporation has not paid any cash dividends since its organization and does not anticipate that it will make any such distributions in the near future. Under the terms of its lines of credit, Starwood Lodging is generally permitted to distribute to its shareholders on an annual basis an amount equal to the greatest of (i) 95% of combined funds from operations for any four consecutive calendar quarters, (ii) an amount sufficient to maintain the Trust's tax status as a real estate investment trust and (iii) the amount necessary for the Trust to avoid the payment of federal income or excise tax.

                                  RISK FACTORS

     Stockholders of Starwood Lodging, in considering whether to approve the Shares Issuance Proposal, the Trust Amendment and the Corporation Amendment, and stockholders of ITT, in considering whether to approve the ITT Proposal, should consider, in addition to the other information in this Joint Proxy Statement/ Prospectus, the matters discussed in this Section.

     This Joint Proxy Statement/Prospectus contains or incorporates by reference statements which constitute forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements appear in a number of places in this Joint Proxy Statement/Prospectus, including "Anticipated Synergies," "ITT Projections," and "Funds from Operations," and may include statements regarding the intent, belief or current expectations of Starwood Lodging, ITT or their respective directors, trustees or officers with respect to (i) the declaration or payment of distributions, (ii) the finalization of the terms of, or the consummation of, acquisitions, including, without limitation, the consummation of the Merger,
(iii) the management or operation of hotels owned or to be acquired, (iv) Starwood Lodging's and ITT's financing plans and projections, (v) the policies of Starwood Lodging and ITT regarding investments, dispositions, financings, conflicts of interest and other matters, (vi) the Trust's continued qualification as a REIT under the Code and the "grandfathering" rule under
Section 269B of the Code, (vii) trends affecting Starwood Lodging's, ITT's or any hotel's financial condition, results of operations or cash flows, (viii) interest rates and (ix) general economic conditions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various uncertainties and other factors. The accompanying information contained in this Joint Proxy Statement/Prospectus, including without limitation the risk factors set forth below, identifies important reasons that such differences might occur.

RECEIPT OF CASH OR STOCK DEPENDENT ON ELECTIONS OF OTHERS

     ITT stockholders making Cash Elections or Stock Elections may not receive the form of consideration they elect because the aggregate number of shares of ITT Common Stock to be converted into cash in the Merger is limited to 30% of the total number of outstanding shares of ITT Common Stock and the aggregate number of shares of ITT Common Stock to be converted into Paired Shares in the Merger is limited to 82% of the total number of outstanding shares of ITT Common Stock. ITT stockholders making Cash Elections may receive Paired Shares instead of cash for some of the shares of ITT Common Stock covered by such Cash Election if Cash Elections are received for more than 30% of the outstanding shares of ITT Common Stock. Similarly, ITT stockholders making Stock Elections may receive cash instead of Paired Shares for some of the shares of ITT Common Stock covered by such Stock Election if Stock Elections are received for more than 82% of the outstanding shares of ITT Common Stock. If the Market Price is below $53.263, ITT stockholders should expect that the Available Cash will be prorated and that such stockholder may receive as little cash as $25.50 per share of ITT Common Stock. ITT stockholders will not know the number of Cash Elections or Stock Elections that have been made or whether the Available Cash or the Available Shares will be prorated at the time of the ITT Meeting. See "The Merger Agreement -- Proration."

IF THE PAIRED SHARES TRADE BELOW COLLAR, CONSIDERATION PAID MAY BE BELOW $85

     If the Market Price is below $53.263, the combination of cash and Paired Shares that ITT stockholders will receive in the Merger may have a value of less than $85 per share of ITT Common Stock. Between October 19, 1997 and January 12, 1998, the average of the daily high and low prices on the NYSE of the Paired Shares was below $53.263 ten times. The opinions of the financial advisors to ITT and the ITT Special Committee did not express any limitations relating to the possibility that the Paired Shares would trade outside the "collar" set forth in the Merger Agreement. However, such opinions represent the opinions of such advisors as of the dates of such opinions. Lazard Freres delivered its opinion as of the date of this Joint Proxy Statement/Prospectus and Gleacher NatWest and Bear Stearns each delivered its opinion as of November 12, 1997. On November 12, 1997 the closing sales price of the Paired Shares, as reported by the NYSE Composite Tape, was within the "collar." On January 13, 1998, the day prior to the date of this Joint Proxy

Statement/Prospectus, the closing sales price of the Paired Shares, as reported by the NYSE Composite Tape, was below the "collar." No assurance can be given that an investment banking firm representing ITT would find the consideration to be received by ITT stockholders in the Merger fair from a financial point of view if at the time of such determination the Paired Shares were trading significantly below $53.263, the bottom of the collar provision of the Merger Agreement. ITT does not intend to seek an updated fairness opinion from Lazard Freres or Gleacher NatWest after the date of this Joint Proxy Statement/Prospectus.

MARKET PRICE MAY BE DIFFERENT THAN PRICE PER PAIRED SHARE AT EFFECTIVE TIME

     The Exchange Ratio establishing the number of Paired Shares into which shares of ITT Common Stock will be converted will be determined five NYSE trading days prior to the ITT Meeting and will be determined based on trading prices during the preceding 30 trading days. Accordingly, it is possible that the market price of the Paired Shares at the Effective Time will be higher or lower than the Market Price, and if so, the value of the consideration to be received by the ITT stockholders will be more or less than $85 per share of ITT Common Stock depending on the direction of the price movement. There can be no assurance that the price of Paired Shares will not decline from the market prices used in the calculation of the Exchange Ratio. See "The Merger
Agreement -- Proration."

DILUTION TO EXISTING STARWOOD LODGING STOCKHOLDERS

     Depending on the number of ITT stockholders that elect to receive cash or stock in the Merger, the number of Paired Shares issued in the Merger could range from approximately 127.2 million to 149.0 million, based on the number issued and outstanding shares of ITT Common Stock on December 31, 1997. After the Merger, the Starwood Lodging stockholders before the Merger will own approximately one-third, and the ITT stockholders will own approximately two-thirds, of the outstanding Paired Shares and, accordingly, such stockholders' voting power will be substantially diluted.

STOCK PRICE FLUCTUATIONS

     The relative stock prices of the Paired Shares and the shares of ITT Common Stock at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement, the date of this Joint Proxy Statement/Prospectus, or the date of the Special Meetings or the date of the Effective Time, due to changes in the business, operations and prospects of the Trust, the Corporation and ITT, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors such as market perception of paired share stocks, REIT stocks, hotel stocks, REIT hotel stocks, gaming stocks and the stock market generally. There can be no assurance that the price of the Paired Shares and/or the shares of ITT Common Stock will not decline between the date of this Joint Proxy Statement/Prospectus and the Effective Time.

DIFFERENCES IN STOCKHOLDER RIGHTS

     The Corporation and the Trust are organized under the laws of the State of Maryland and ITT is incorporated under the laws of the State of Nevada. If the Merger is consummated, the holders of ITT Common Stock, whose rights as stockholders are currently governed by the Nevada General Corporation Law (the "NGCL"), the Articles of Incorporation of ITT (the "ITT Articles") and the By-laws of ITT, will, at the Effective Time, become holders of Paired Shares and their rights as such will be governed by the Maryland General Corporation Law (the "MGCL") and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law"), the Corporation Articles and the Trust Declaration, and the Corporation By-laws and the Trustees' Regulations.

     ITT stockholders should be aware of the following differences in their rights as stockholders compared to the rights of stockholders of Starwood
Lodging:

     - The Corporation Articles and the Trust Declaration each contain restrictions, as long as the Trust maintains its REIT status, on any person owning greater than 8% by value, vote or number of the Corporation Shares or Trust Shares and on transfers resulting in the Corporation Shares or the Trust

       Shares being beneficially owned by fewer than 100 persons or being closely held within the meaning of Section 856(h) of the Code. The ITT Articles contain certain restrictions on the ownership, exercise of rights or receipt of dividends related to ITT Common Stock that are consistent with, or required by, gaming laws and ITT's gaming licenses.

     - Each of the Corporation Board and the Trust Board are classified into three classes. The ITT Board is not classified.

     - ITT has a stockholders rights plan that will cause substantial dilution to a person or group that attempts to acquire control of ITT in a manner that causes the rights issued thereunder to become exercisable. Neither the Corporation nor the Trust currently has a shareholders rights plan.

     - Holders of Corporation Shares may take action by unanimous written consent. The Trust Declaration provides that holders of Trust Shares may take action by written consent of the holders of a majority of all outstanding shares entitled to vote on the matter, or such larger percentage as would be required for a vote at a shareholders meeting. ITT stockholders may not act by written consent.

     See "Comparison of Rights of Stockholders of ITT and Stockholders and Shareholders of Starwood Lodging."

FAILURE TO MANAGE RAPID GROWTH

     The full benefits to Starwood Lodging of the acquisition of Westin and ITT will require the integration of each company's administrative, finance, sales and marketing organizations, the coordination of each company's sales efforts and the implementation of appropriate operations, financial and management systems and controls in order to realize the efficiencies, revenue enhancements and cost reductions that are expected from such acquisitions. This will require substantial attention from Starwood Lodging's management. Although Starwood Lodging's management team has experience in integrating acquisitions, none of the prior acquisitions have been of comparable magnitude to, or included the breadth of operations involved in, the acquisition of Westin or ITT. The diversion of management attention, as well as any other difficulties which may be encountered in the transition and integration process, could have an adverse impact on the revenue and operating results of Starwood Lodging. There can be no assurance that Starwood Lodging will be able to integrate the operations of Westin, ITT and Starwood Lodging successfully or that anticipated synergies between the companies will be realized or, if realized, the timing thereof.

     In addition, to successfully implement its acquisition strategy, Starwood Lodging must integrate the hotels it has acquired in the last few years, during which Starwood Lodging's portfolio of hotel properties has increased dramatically. During such period, Starwood Lodging also entered geographic markets (including Mexico and the United Kingdom) where it previously did not have any properties. As a result, the consolidation of functions and integration of departments, systems and procedures of acquired properties with Starwood Lodging's existing operations present a significant management challenge, and the failure to integrate such properties into Starwood Lodging's management and operating structures could have a material adverse effect on the results of operations and financial condition of Starwood Lodging.

     Starwood Lodging's future success and its ability to manage future growth depends in large part upon the efforts of its senior management and its ability to attract and retain key executive officers and other highly qualified personnel. Competition for such personnel is intense. Since January 1996, Starwood Lodging has experienced significant changes in its senior management, including the hiring of a new Chief Executive Officer and Chief Operating Officer of the Corporation and a new President of the Trust. There can be no assurance that Starwood Lodging will continue to be successful in attracting and retaining qualified personnel. Accordingly, there can be no assurance that Starwood Lodging's senior management will be able successfully to execute or implement Starwood Lodging's growth and operating strategies.

TAX RISKS

     FAILURE TO QUALIFY AS A REIT. The Trust believes that it has operated so as to qualify as a REIT under the Code, commencing with its taxable year ended December 31, 1995 and intends to continue to so operate.

No assurance, however, can be given that the Trust will remain qualified as a REIT. Sidley & Austin is rendering an opinion regarding the Trust's qualification as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The complexity of these provisions is greater in the case of a REIT that owns hotels and leases them to a corporation with which its stock is paired. As a result, the Trust is likely to encounter a greater number of interpretive issues under the REIT qualification rules, and more such issues which lack clear guidance, than are other REITs. The determination of various factual matters and circumstances not entirely within the Trust's control may affect its ability to qualify as REIT. In addition, no assurance can be given that new legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. Furthermore, the qualification of the Trust as a REIT will depend on the Trust's continuing ability to meet various requirements concerning, among other things, the ownership of Paired Shares, the nature of its assets, the source of its income and the amount of its distributions to its shareholders. In connection with the Westin Acquisition, the Trust will acquire new assets and operations (including the leasing of newly acquired assets and lending funds to the Corporation and the ownership of the Subsidiary REITs and the Management Subsidiaries), ownership of which may make it more difficult for the Trust to satisfy these requirements by increasing the complexity of the Company's operations. The REIT requirements are discussed in more detail below under the heading "Federal Income Tax Consequences."

     The Trust's ability to qualify as a REIT is also dependent on its continued exemption from Section 269B of the Code. Section 269B would ordinarily prevent a company from qualifying as a REIT if its stock is paired with the stock of another company whose activities are inconsistent with REIT status, such as the Corporation. The "grandfathering rules" governing Section 269B generally provide, however, that Section 269B does not apply to a paired REIT if the shares of the REIT and its paired operating company were paired on or before June 30, 1983 and the REIT was taxable as a REIT on or before June 30, 1983. There are, however, no judicial or administrative authorities interpreting the grandfathering rules governing Section 269B. In addition, on November 5, 1997, Representative William Archer, Chairman of the Ways and Means Committee of the United States House of Representatives, publicly announced that he plans to review the grandfathering rules to determine whether there should be future restrictions on those companies that are grandfathered. While Representative Archer stated he does not plan to eliminate the grandfathering rules, no assurance can be given that new legislation, new regulations or administrative interpretations with respect to the grandfathering rules will not be adopted. The adoption of any such legislation, regulations or administrative interpretations could have a material adverse effect on the results of operations, financial condition and prospects of Starwood Lodging. See "Federal Income Tax Consequences."

     If in any taxable year the Trust were to fail to qualify as a REIT, the Trust would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Trust would also be disqualified from treatment as a REIT for the four taxable years following the year in which qualification was lost. Failure to qualify as a REIT would reduce the net earnings of the Trust available for distribution to shareholders because of the additional tax liability to the Trust for the year or years involved. In addition, distributions would no longer be required to be made. To the extent that distributions to shareholders would have been made in anticipation of the Trust qualifying as a REIT, the Trust might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. The failure to qualify as a REIT would also constitute a default under certain debt obligations of the Trust.

     MERGER MAY JEOPARDIZE THE TRUST'S REIT STATUS. As part of the Merger, the Trust will acquire ITT Common Stock with a fair market value equal to the fair market value of the Trust Shares issued in the Merger. Immediately after the Effective Time, the ITT Common Stock acquired by the Trust will be sold to the Corporation for a combination of cash and notes. The notes issued by the Corporation will be secured by mortgages on real estate owned by ITT. If such sale does not occur by the end of the first calendar quarter ending after the Effective Time or such notes are not secured by mortgages on real estate, then the Trust would lose its REIT status. See "Federal Income Tax
Consequences -- Federal Income Tax Consequences of the Merger."

     REQUIRED DISTRIBUTIONS TO SHAREHOLDERS. In order to obtain and retain REIT status, the Trust must distribute to its shareholders at least 95% of its REIT taxable income (excluding any net capital gain). In addition, the Trust will be subject to tax on its undistributed net taxable income and net capital gain, and a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed income from prior years. The Trust intends to make distributions to its shareholders to comply with the distribution requirements of the Code and to avoid federal income taxes and the nondeductible excise tax. The Trust (or the Realty Partnership) could be required to borrow funds on a short-term basis to meet the REIT distribution requirements, which borrowing may not otherwise be advisable for Starwood Lodging.

     Distributions by the Trust and Corporation will be determined by their respective Boards and depend on a number of factors, including the amount of cash available for distribution, financial condition, any decision by either Board to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code (in the case of the Trust) and such other factors as either Board deems relevant. For federal income tax purposes, distributions paid to stockholders may consist of ordinary income, capital gains (in the case of the Trust), nontaxable return of capital, or a combination thereof.

     STARWOOD SHAREHOLDERS MAY BE TAXED AS A RESULT OF THE MERGER. The Corporation will incur substantial amounts of debt to finance the Merger which debt will be guaranteed by the Trust. Although Sidley & Austin is of the opinion that this debt will be treated as a debt of the Corporation, the IRS could assert that a significant portion of this debt should properly be treated as debt of the Trust. If a portion of the debt were so recharacterized, the Trust may be treated as making a deemed distribution of such portion to its shareholders. As part of the Merger, the Trust will acquire ITT Common Stock with a fair market value equal to the fair market value of the Trust Shares issued in the Merger. The fair market value of the Trust Shares issued in the Merger will be equal to the percentage of the fair market value of the Paired Shares issued in the Merger that is allocable to the Trust Shares multiplied by the number of Paired Shares issued. The ITT Common Stock acquired by the Trust in the Merger will, immediately after the Effective Time, be sold to the Corporation. The relative value of the Trust Shares and the Corporation Shares will be established by the Trust and the Corporation prior to the Effective Time. The IRS could assert that the relative value of the Trust Shares and the Corporation Shares was not properly established by the Trust and the Corporation. If the relative value of the Trust Shares and the Corporation Shares were determined to be different from the relative values established by the Trust and the Corporation, then the fair market value of the ITT Common Stock purchased by the Corporation from the Trust would differ from the amount paid therefor. The amount of such difference would likely be treated as a deemed distribution from either the Trust or the Corporation to the shareholders. Such a deemed distribution is likely to result in shareholders who receive it to be required to include additional amounts in income than would shareholders who did not hold Trust Shares at the time of such deemed distribution. See "Federal Income Tax Consequences -- Federal Income Tax Consequences of the Merger."

     CORPORATION MAY NOT BE ENTITLED TO DEDUCTION. The Corporation may not be entitled to a current deduction with respect to its interest payments to the Trust or the Realty Partnership. Such deferred deductions will either increase the tax liability of the Corporation or reduce the amount of net operating loss carryforwards. Due to a lack of controlling authority, no opinion of counsel will be rendered with respect to such interest deductions. See "Federal Income Tax Consequences -- Federal Income Taxation of the Corporation."

     ANY GAINS RECOGNIZED BY CERTAIN ITT STOCKHOLDERS MAY BE TAXED AS ORDINARY INCOME INSTEAD OF CAPITAL GAINS. For federal income tax purposes, an ITT stockholder (other than an "Ordinary Income Stockholder," as defined below) will recognize capital gain or loss in connection with the Merger if the ITT Common Stock surrendered by such stockholder in connection with the Merger is held as a capital asset within the meaning of Section 1221 of the Code. To the extent that an Ordinary Income Stockholder exchanges ITT Common Stock for Paired Shares, such stockholder will similarly recognize capital gain or loss in connection with the Merger. Ordinary Income Stockholders will recognize ordinary income, however, with respect to any cash that they receive in connection with the Merger (including cash received in lieu of fractional Paired Shares), but only to the extent of the current and accumulated earnings and profits of ITT and Starwood Lodging. Ordinary Income Stockholders cannot use capital losses to shelter any such ordinary income. However, an Ordinary Income Stockholder who is an individual may use up to $3,000 of capital losses per year to shelter ordinary income.

     An Ordinary Income Stockholder is an ITT stockholder (a) that actually or constructively owns Paired Shares before the Effective Time, (b) that receives cash (including cash in lieu of fractional Paired Shares) in connection with the Merger and (c) (i) whose actual or constructive ownership of ITT, through ownership of Paired Shares, after the Merger and the deemed redemption (described under the caption entitled "Federal Income Tax
Consequences -- Federal Income Tax Consequences of the Merger -- Federal Income Tax Consequences to ITT Stockholders") is not meaningfully reduced, or (ii) with respect to whom the deemed redemption is not substantially disproportionate (in the case of (i) and (ii), applying the attribution rules of Section 318 of the
Code). See "Federal Income Tax Consequences -- Federal Income Tax Consequences of the Merger -- Federal Income Tax Consequences to ITT Stockholders."

LIMITS ON CHANGE OF CONTROL AND OWNERSHIP LIMITATION

     LIMITS ON CHANGE OF CONTROL. Certain provisions of the Trust Declaration and the Corporation Articles, including, without limitation, the ability to issue preferred shares and the maintenance of staggered terms for trustees and directors, may have the effect of discouraging a third party from making an acquisition proposal for the Trust and the Corporation and may thereby delay, defer or prevent a change in control under circumstances that could give the holders of Paired Shares the opportunity to realize a premium over the then-prevailing market prices.

     OWNERSHIP LIMITATION. In order for the Trust to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Trust's taxable year. Furthermore, actual or constructive ownership of a sufficient number of the Paired Shares could cause the Operating Partnership or the Corporation to become a related party tenant of the Trust, which would result in the loss of the Trust's REIT status. The Trust Declaration and Corporation Articles prohibit actual or constructive ownership by any one person or group of related persons of more than 8.0% of the shares of the Trust or the Corporation, whether measured by vote, value or number of shares (the "Ownership Limit"). Generally, the Paired Shares owned by related or affiliated persons will be aggregated and certain options will be treated as exercised for purposes of the Ownership Limit.

     The constructive ownership rules of the Code are extensive and complex and may cause Paired Shares owned, directly or indirectly, by certain direct or indirect partners in any partnership, including the direct and indirect owners of interests in the Realty Partnership and the Operating Partnership, and other classes of related individuals and/or entities, to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 8.0% of the Paired Shares (or the acquisition of an interest in an entity which owns Paired Shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 8.0% of the Paired Shares, and thus subject such Paired Shares to the Ownership Limit. Direct or constructive ownership in excess of the Ownership Limit would cause the violative transfer or ownership to be void, or cause such shares to be converted into "Excess Shares," which have limited economic rights, to the extent necessary to ensure that the purported transfer or other event does not result in a violation of the Ownership Limit. Notwithstanding the Ownership Limit, given the breadth of the Code's constructive ownership rules and that it is not possible for the Trust and the Corporation to continuously monitor direct and constructive ownership of Paired Shares, it is possible that an individual or entity could at some time constructively own sufficient Paired Shares to cause termination of the Trust's REIT status.

INFLUENCE BY STARWOOD CAPITAL

     Individuals employed by or otherwise affiliated with Starwood Capital hold two positions on the Board of Trustees of the Trust and two positions on the Board of Directors of the Corporation. Accordingly, although Starwood Lodging has a policy requiring a majority of its trustees and directors to be "independent," Starwood Capital may have the ability to exercise certain influence over the affairs of Starwood Lodging. Due to its different tax situation, prior to the exchange of its units of the Realty Partnership or the Operating Partnership into Paired Shares, Starwood Capital's objectives regarding the pricing, structure and timing of any sale of certain properties or the restructuring or sale of certain mortgage loans may differ from the objectives of the stockholders of Starwood Lodging or current management of Starwood Lodging. Barry S. Sternlicht is the President and Chief Executive Officer of, and controls, Starwood Capital. Mr. Sternlicht is a trustee of the Trust and the Chairman and Chief Executive Officer of the Trust. In addition, Mr. Sternlicht is Chairman of the Board of Directors of the Corporation. As a consequence, Mr. Sternlicht has the ability to exercise certain influence over the affairs of Starwood Lodging.

     In connection with the acquisition of ITT, Starwood Lodging engaged Starwood Capital as a financial advisor. Such engagement was unanimously approved by the independent directors and trustees of Starwood Lodging. See "The Merger -- Interest of Certain Persons in the Merger."

DEBT FINANCING

     As a result of incurring debt, Starwood Lodging is subject to the following risks associated with debt financing: (i) that cash flow from operations will be insufficient to meet required payments of principal and interest, and (ii) of fluctuations in interest rates. Although Starwood Lodging anticipates that it will be able to repay or refinance its existing indebtedness and any other indebtedness, there can be no assurance that it will be able to do so or that the terms of such refinancings will be favorable to Starwood Lodging.

     In addition, in connection with its proposed acquisitions of Westin and ITT, Starwood Lodging will incur a substantial amount of additional debt, thereby increasing its exposure to the risks associated with debt financing. Starwood Lodging's increased leverage may have important consequences, including the following: (i) the ability of Starwood Lodging to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be on terms favorable to Starwood Lodging; (ii) a substantial decrease in operating cash flow or an increase in expenses of Starwood Lodging could make it difficult for Starwood Lodging to meet its debt service requirements and force it to modify its operations; (iii) Starwood Lodging's higher level of debt and resulting interest expense may place it at a competitive disadvantage with respect to certain competitors with lower amounts of indebtedness; and (iv) Starwood Lodging's greater leverage may make it more vulnerable to a downturn in its business or the economy generally.

     In connection with the Westin Acquisition, Starwood Lodging established a $2.265 billion, unsecured line of credit with Bankers Trust and Chase Manhattan acting as lead banks on the financing facility. As of January 2, 1998, Starwood Lodging had approximately $2.222 billion of total debt outstanding and approximately 13% of Starwood Lodging's hotel assets were encumbered by mortgages. Substantially all of the debt outstanding is subject to cross-default provisions subject to certain limitations. Starwood Lodging has entered into a commitment letter with Bankers Trust and Chase Manhattan for a $7 billion line of credit secured by certain pledged stock and equity interests to fund the approximate $3.6 billion amount necessary to complete the acquisition of ITT and to refinance a portion of ITT's and Starwood Lodging's existing indebtedness. Starwood Lodging is also exploring other financing alternatives, including a public offering of debt securities and bridge financing to be refinanced after the acquisition of ITT. The commitment letter is subject to customary conditions including the ability of Bankers Trust and Chase Manhattan to successfully syndicate the facility.

POSSIBLE LIABILITY OF TRUST SHAREHOLDERS

     Both the Maryland REIT Law and the Trust Declaration provide that no shareholder of the Trust will be personally liable for any obligation of the Trust solely as a result of his status as a shareholder of the Trust. The Trust Declaration further provides that the Trust shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder. In addition, it is the Trust's policy to include a clause in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Trust. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Trust. Inasmuch as the Trust does and will carry public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Trust's assets plus its insurance coverage would be insufficient to satisfy the claims against the Trust and its shareholders.

INVESTMENTS IN STARWOOD LODGING, ITT AND THE HOTEL INDUSTRY

     OPERATING RISKS. The hotel properties of Starwood Lodging and ITT are subject to all operating risks common to the hotel industry. These risks include: changes in general economic conditions; the level of demand for rooms and related services; cyclical over-building in the hotel industry; restrictive changes in zoning and similar land use laws and regulations or in health, safety and environmental laws, rules and regulations; the inability to secure property and liability insurance to fully protect against all losses or to obtain such insurance at reasonable rates; and changes in travel patterns. In addition, the hotel industry is highly competitive. The properties of Starwood Lodging and ITT compete with other hotel properties in their geographic markets.

     SEASONALITY OF HOTEL BUSINESS. The hotel industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result, the Trust may be required from time to time to borrow to provide funds necessary to make quarterly distributions.

     REGULATION OF GAMING OPERATIONS. A wholly-owned subsidiary of the Corporation currently leases and operates a casino gaming facility located in Las Vegas, Nevada. As a result of the Merger, Starwood Lodging will acquire control of and own through subsidiaries the casino gaming facilities of ITT, namely, Caesars Palace and The Desert Inn Resort & Casino in Las Vegas, Nevada, Caesars Atlantic City in Atlantic City, New Jersey and Caesars Tahoe in Stateline, Nevada. In addition, as a result of the Merger, Starwood Lodging will acquire control or ownership interests, or both, in gaming establishments in Delaware, Indiana, Mississippi, New Jersey, as well as in five foreign countries and on cruise ships operating in international waters. Each of these gaming operations are subject to certain licensing, permitting and other regulatory requirements administered by various governmental entities. Typically, gaming regulatory agencies possess broad powers with respect to the licensing of gaming operations, and may revoke, suspend, condition or limit the gaming approvals and licenses of the Corporation and its gaming subsidiaries, impose substantial fines and take other actions, any of which could have a material adverse effect on Starwood Lodging's business.

REAL ESTATE INVESTMENT RISKS

     GENERAL. Real property investments are subject to varying degrees of risk described in this paragraph. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred. In addition, income from properties and real estate values are also affected by a variety of other factors, such as governmental regulations and applicable laws (including real estate, zoning, tax and eminent domain laws), interest rate levels and the availability of financing. For example, existing or new real estate, zoning or tax laws can make it more expensive and/or time consuming to develop real property or expand, modify or renovate hotels. Governments can, under eminent domain laws, take real property, sometimes for less compensation than the owner believes the property is worth. When prevailing interest rates increase, the expense of acquiring, developing, expanding or renovating real property increases, and values decrease as it becomes more difficult to sell real property because the number of potential buyers decreases. Similarly, as financing becomes less available, it becomes more difficult both to acquire real property and, because of the diminished number of potential buyers, to sell real property. Any of these factors could have a material adverse impact on Starwood Lodging's results of operations or financial condition, as well as on its ability to make distributions to its shareholders and the value of the Paired Shares.

     In addition, equity real estate investments, such as the investments held by Starwood Lodging and any additional properties that may be acquired by Starwood Lodging, are relatively illiquid. If the properties of Starwood Lodging do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, the income of Starwood Lodging and its ability to make distributions to its shareholders will be adversely affected.

     HOTEL DEVELOPMENT. Starwood Lodging intends to develop hotel properties as suitable opportunities arise and is currently developing three upscale hotels. New project development is subject to a number of risks, including risks of construction delays or cost overruns that may increase project costs; receipt of zoning, occupancy, and other required governmental permits and authorizations; and the incurrence of development costs that are not pursued to completion. There can be no assurance that any development project will be completed in a timely manner or within budget.

     POSSIBLE LIABILITY RELATING TO ENVIRONMENTAL MATTERS. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may become liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of hazardous or toxic substances, or the failure properly to remediate such substances when present, may adversely affect the owner's ability to sell or rent such real property or to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic wastes may be liable for the costs of removal or remediation of such wastes at the disposal or treatment facility, regardless of whether such facility is owned or operated by such person. Other federal, state and local laws, ordinances and regulations require abatement or removal of certain asbestos-containing materials in the event of demolition or certain renovations or remodeling and govern emissions of and exposure to asbestos fibers in the air. The operation and subsequent removal of certain underground storage tanks also are regulated by federal and state laws.

FOREIGN OPERATIONS AND CURRENCY FLUCTUATIONS

     ITT has significant international operations, including thirty-two properties in Europe, two properties owned in Africa/Middle East, ten properties owned in Latin America and three properties owned in Asia Pacific. International operations generally are subject to various political and other risks that are not present in U.S. operations, including, among other things, the risk of war or civil unrest, expropriation and nationalization. In addition, certain international jurisdictions restrict the repatriation of non-U.S. earnings. Various international jurisdictions also have laws limiting the right and ability of non-U.S. entities to pay dividends and remit earnings to affiliated companies unless specified conditions have been met. In addition, sales in international jurisdictions typically are made in local currencies, which subjects ITT to risks associated with currency fluctuations. Currency devaluations and unfavorable changes in international monetary and tax policies and other changes in the international regulatory climate and international economic conditions could materially adversely affect ITT's profitability and growth plans. Other than Italy, where ITT is subject to certain risks due to currency fluctuation, ITT's properties are geographically diversified and not concentrated in any particular region.

                             ANTICIPATED SYNERGIES

     Starwood Lodging has identified approximately $100 million in synergies (the "Synergy Projection") in calendar year 1998 it anticipates arising from the combination of ITT and Starwood Lodging and certain programs ITT implemented in 1997. Starwood Lodging expects to achieve approximately $92 million in synergies in 1998 related to cost savings and approximately $8 million in synergies related to net revenue enhancements. Starwood Lodging expects to realize (i) $56 million in cost savings through the rationalization of corporate and hotel overhead, including certain efficiencies achieved through the continued implementation of programs begun by ITT, including, among other things, reduction and rationalization of workforce and consolidation of certain business operations, (ii) $6 million in cost savings related to the elimination of certain franchise fees paid to third-party franchisors, (iii) $2 million in cost savings related to purchasing efficiencies due to economies of scale, (iv) $4 million in cost savings related to operating efficiencies achieved though complexing (i.e., synergies achieved from operating multiple hotels in close proximity to each other), (v) $10 million in cost savings related to reduction in certain technology and reservation system costs and expenses, and (vi) $14 million in cost savings related to termination of ITT's defined benefit plan and the adoption of a defined contribution plan. Starwood Lodging anticipates that it will close ITT's New York headquarters during the second quarter of 1998 and consolidate other operations during the course of the year. ITT incurred certain charges in 1997 in connection with the implementation of certain cost saving programs. See "Summary -- Recent Developments -- ITT Fourth Quarter Charge." Starwood Lodging anticipates achieving approximately $8 million in net revenue enhancements in 1998 through the combined entities' increased market presence, cross-selling of hotels, the reflagging of certain of Starwood Lodging's owned hotels and exploitation of the combined entities' reservation system and offset by the loss of certain management, franchise and representation agreements.

     THE SYNERGY PROJECTION WAS NOT PREPARED IN COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FORECASTS. THE ABOVE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE SYNERGY PROJECTION. SEE "RISK FACTORS." ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE SYNERGY PROJECTION WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY DIFFERENT FROM THOSE CONTAINED IN THE PROJECTION. THE INCLUSION OF THE SYNERGY PROJECTION HEREIN SHOULD NOT BE RELIED UPON AS SUCH. NONE OF STARWOOD LODGING OR ITT OR ANY OF THEIR FINANCIAL ADVISORS INTENDS TO UPDATE OR OTHERWISE REVISE THE SYNERGY PROJECTION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT THE SYNERGY PROJECTION IS SHOWN TO BE IN ERROR IN ANY RESPECT.

                                ITT PROJECTIONS

     In the course of its discussions with ITT described under "The
Merger -- Background of the Merger," ITT provided Starwood Lodging and its financial advisors with certain business and financial information which was not publicly available. Such information included, among other things, certain financial projections for the years 1997 through 2001 (the "ITT Projections") prepared by management of ITT in August of 1997 as part of its strategic plan. The ITT Projections do not take into account any of the potential effects of the transactions contemplated by the Merger Agreement or the charges identified in "Summary -- Recent Developments -- ITT Fourth Quarter Charge":

                                                              (Dollars in millions)
                                                1997P      1998P      1999P      2000P      2001P
                                                ------     ------     ------     ------     ------
EBITDA........................................  $1,076     $1,422     $1,621     $1,782     $1,953
Pretax Income.................................     544        758        933      1,108      1,330
Income Taxes..................................     223        303        373        443        532
Net Income....................................     304        433        533        631        780

     In arriving at the projections set forth above, ITT's management assumed, among other things, (i) the sale of shares of Alcatel Alsthom owned by ITT for $843 million, (ii) the sale of ITT's interest in Madison Square Garden, L.P. in accordance with its agreement with Cablevision Systems Corporation, (iii) the sale of WBIS+ by December 31, 1997, (iv) the total costs incurred in operating the world headquarters of ITT would be $45.76 million in 1998 and would increase by four percent each year thereafter and (v) the sale of The Sheraton Casino in Tunica, Mississippi and the retention of the Desert Inn in Las Vegas, Nevada.

     THE ITT PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR IN COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FORECASTS. THE ITT PROJECTIONS WERE BASED ON THE OPERATIONS AND BUSINESS PLANS OF ITT'S INDIVIDUAL BUSINESS SEGMENTS AT THE TIME THEY WERE PREPARED AND HAVE NOT BEEN UPDATED TO REFLECT EVENTS OCCURRING AFTER THEIR PREPARATION. THE ITT PROJECTIONS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ITT PROJECTIONS. SEE "RISK FACTORS." ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE ITT PROJECTIONS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY DIFFERENT FROM THOSE CONTAINED IN THE ITT PROJECTIONS. THE INCLUSION OF THE ITT PROJECTIONS HEREIN SHOULD NOT BE RELIED UPON. NONE OF STARWOOD LODGING, ITT OR ANY OF THEIR FINANCIAL ADVISORS INTENDS TO UPDATE OR OTHERWISE REVISE THE ITT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT THE ITT PROJECTIONS ARE SHOWN TO BE IN ERROR.

                             FUNDS FROM OPERATIONS

     Management of the Trust has established as its goal to increase the Trust's funds from operations ("FFO") per share by 15 to 20% in 1998. There can be no assurance that the Trust's FFO will increase, or that it will increase by such amount, in 1998, and it is possible that the Trust's FFO will decrease, for any of a number of reasons. See "Risk Factors." With respect to the presentation of FFO, management elected early adoption of the "new definition" as recommended in the March 1995 NAREIT White Paper on FFO beginning January 1, 1995. Management considers funds from operations to be one measure of the financial performance of an equity REIT that provides a relevant basis for comparison among REITs and it is presented to assist investors in analyzing the performance of Starwood Lodging. FFO is defined as income before minority interest (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property, and real estate related depreciation and amortization (excluding amortization of financing costs). FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. FFO should not necessarily be considered an alternative to net income as an indication of Starwood Lodging's financial performance or as an alternative to cash flows from operating activities as a measure of liquidity.

                          ILLUSTRATIVE PRORATION CHART

     The following chart illustrates the consideration ITT stockholders will receive in the Merger based on the relative percentages of the total number of shares of ITT Common Stock for which Cash Elections and Stock Elections are received. For purposes of valuing the Paired Shares that ITT stockholders will receive in the Merger, the chart below assumes that the Market Price is not less than $53.263 and not more than $61.263. If the Market Price is below $53.263, the Paired Shares ITT stockholders receive in the Merger may have a value of less than $85 at the Effective Time and if the Market Price is above $61.263, the Paired Shares that ITT stockholders receive in the Merger may have a value of greater than $85 at the Effective Time. In order to determine the value of the Paired Shares that will be issued in the Merger, ITT stockholders are urged to call the toll-free telephone number Starwood Lodging has established prior to the ITT Meeting. See "The Merger Agreement -- Exchange of Certificates" below.

     In the chart below, the percentage of the total number of shares of ITT Common Stock assumed to be Non-Electing Shares equals 100% minus, for any box in the chart, the sum of the percentages on the horizontal and vertical axes for such box. For example, the box where it is assumed that 60% of the shares of ITT Common Stock are subject to a Cash Election and 20% of such shares are subject to a Stock Election also assumes that 100% -- (60% + 20%), or 20%, of such shares are Non-Electing Shares (as defined herein).

    PERCENTAGE OF TOTAL NUMBER OF SHARES OF ITT COMMON STOCK FOR WHICH CASH
                            ELECTIONS ARE RECEIVED*

                 0%                        20%                       40%                       60%
       -----------------------------------------------------------------------------------------------------
       Non-electing              Stockholders electing     Stockholders electing     Stockholders electing
       stockholders receive      cash receive $85 in       cash receive $63.75 in    cash receive $42.50 in
       $85 in cash or Paired     cash; non- electing       cash and $21.25 in        cash and $42.50 in
  0%   Shares determined by      stockholders receive      Paired Shares;            Paired Shares;
       lot.                      $85 in cash or Paired     non-electing              non-electing
                                 Shares determined by      stockholders receive      stockholders receive
                                 lot.                      $85 in Paired Shares.     $85 in Paired Shares.
       -----------------------------------------------------------------------------------------------------
       Stockholders electing     Stockholders electing     Stockholders electing     Stockholders electing
       stock receive $85 in      cash receive $85 in       cash receive $63.75 in    cash receive $42.50 in
       Paired Shares; non-       cash; stockholders        cash and $21.25 in        cash and $42.50 in
       electing stockholders     electing stock receive    Paired Shares;            Paired Shares;
 20%   receive $85 in cash or    $85 in Paired Shares;     stockholders electing     stockholders electing
       Paired Shares             non-electing              stock and non-electing    stock and non-electing
       determined by lot.        stockholders receive      stockholders receive      stockholders receive
                                 $85 in cash or Paired     $85 in Paired Shares.     $85 in Paired Shares.
                                 Shares determined by
                                 lot.
       -----------------------------------------------------------------------------------------------------
       Stockholders electing     Stockholders electing     Stockholders electing     Stockholders electing
       stock receive $85 in      cash receive $85 in       cash receive $63.75 in    cash receive $42.50 in
       Paired Shares; non-       cash; stockholders        cash and $21.75 in        cash and $42.50 in
       electing stockholders     electing stock receive    Paired Shares;            Paired Shares;
 40%   receive $85 in cash or    $85 in Paired Shares;     stockholders electing     stockholders electing
       Paired Shares             non-electing              stock and non-electing    stock receive $85 in
       determined by lot.        stockholders receive      stockholders receive      Paired Shares.
                                 $85 in cash or Paired     $85 in Paired Shares.
                                 Shares determined by
                                 lot.
       -----------------------------------------------------------------------------------------------------
       Stockholders electing     Stockholders electing     Stockholders electing
       stock receive $85 in      cash receive $85 in       cash receive $63.75 in
       Paired Shares; non-       cash; stockholders        cash and $21.25 in
       electing stockholders     electing stock receive    Paired Shares;            N/A
 60%   receive $85 in cash or    $85 in Paired Shares;     stockholders electing
       Paired Shares             non-electing              stock receive $85 in
       determined by lot.        stockholders receive      Paired Shares.
                                 $85 in cash or Paired
                                 Shares determined by
                                 lot.
       -----------------------------------------------------------------------------------------------------
       Stockholders electing     Stockholders electing
       stock receive $85 in      cash receive $85 in
 80%   Paired Shares; non-       cash; stockholders        N/A                       N/A
       electing stockholders     electing stock receive
       receive $85 in cash or    $85 in Paired Shares.
       Paired Shares
       determined by lot.
       -----------------------------------------------------------------------------------------------------

                80%
      ------------------------------
      Stockholders electing
      cash receive $31.875 in
      cash and $53.125 in
  0%  Paired Shares;
      non-electing
      stockholders receive
      $85 in Paired Shares.
      ------------------------------
      Stockholders electing
      cash receive $31.875 in
      cash and $53.125 in
      Paired Shares;
 20%  stockholders electing
      stock receive $85 in
      Paired Shares.
      ------------------------------

      N/A
 40%

      ------------------------------

      N/A
 60%

      ------------------------------

 80%  N/A

      ------------------------------

STUB IS PERCENTAGE OF TOTAL NUMBER OF SHARES OF ITT COMMON STOCK FOR WHICH STOCK ELECTIONS ARE RECEIVED**

 * If Cash Elections are received for 100% of the shares of ITT Common Stock, ITT stockholders will receive $25.50 in cash and $59.50 in Paired Shares.

** If Stock Elections are received for 100% of the shares of ITT Common Stock,
   ITT stockholders will receive $15.30 in cash and $69.70 in Paired Shares.

                                  THE MEETINGS

DATE, PLACE AND TIME

     STARWOOD MEETINGS. The Trust Meeting and the Corporation Meeting are to be held on February 18, 1998 at 10:00 a.m. and 10:30 a.m. (local time), respectively, at the New York Ballroom of the Sheraton New York Hotel & Tower, 811 Seventh Avenue, New York, New York.

     THE ITT MEETING. The ITT Meeting is to be held on February 12, 1998 at 11:30 a.m., local time, at the New York Ballroom of the Sheraton New York Hotel & Tower, 811 Seventh Avenue, New York, New York.

MATTERS TO BE CONSIDERED

     THE TRUST MEETING. At the Trust Meeting, the shareholders of the Trust will consider and vote upon (i) the Shares Issuance Proposal, (ii) the Trust Authorized Share Amendment, (iii) the Trust Name Change Proposal, (iv) the Trust Redemption Amendment and (v) such other business as may properly come before the Trust Meeting.

     The Trust Board is not aware of any other matter that will be presented at the Trust Meeting, including, without limitation, any motion to adjourn such meeting. If any other matter is presented at the Trust Meeting, the persons named as proxies on the enclosed proxy card will, in the absence of shareholder instructions to the contrary, vote the Trust Shares for which such persons have voting authority in accordance with their discretion on such matter; provided, however, in the event of any motion to adjourn the Trust Meeting to solicit votes in favor of the Shares Issuance Proposal, the Trust Authorized Share Amendment, the Trust Name Change Proposal or the Trust Redemption Amendment, proxies voting against such proposal, as the case may be, will not be voted on the motion to adjourn the Trust Meeting.

     THE CORPORATION MEETING. At the Corporation Meeting, the stockholders of the Corporation will consider and vote upon (i) the Shares Issuance Proposal,
(ii) the Corporation Authorized Share Amendment, (iii) the Corporation Gaming Provision Amendment and (iv) such other business as may properly come before the Corporation Meeting.

     The Corporation Board is not aware of any other matter that will be presented at the Corporation Meeting, including, without limitation, any motion to adjourn such meeting. If any other matter is presented at the Corporation Meeting, the persons named as proxies on the enclosed proxy card will, in the absence of stockholder instructions to the contrary, vote the Corporation Shares for which such persons have voting authority in accordance with their discretion on such matter; provided, however, in the event of any motion to adjourn the Corporation Meeting to solicit votes in favor of the Shares Issuance Proposal, the Corporation Authorized Share Amendment or the Corporation Gaming Provision Amendment, proxies voting against such proposal, as the case may be, will not be voted on the motion to adjourn the Corporation Meeting.

     THE ITT MEETING. At the ITT Meeting, the stockholders of ITT will consider and vote upon (i) the ITT Proposal and (ii) such other business as may properly come before the ITT Meeting.

     The ITT Board is not aware of any other matter that will be presented at the ITT Meeting, including, without limitation, any motion to adjourn such meeting. If any other matter is presented at the ITT Meeting, the persons named as proxies on the enclosed proxy card will, in the absence of stockholder instructions to the contrary, vote the shares of ITT Common Stock for which such persons have voting authority in accordance with their discretion on such matter; provided, however, in the event of any motion to adjourn the ITT Meeting to solicit votes in favor of the ITT Proposal, proxies voting against the ITT Proposal will not be voted on the motion to adjourn the ITT Meeting.

VOTING RIGHTS

     THE TRUST. The Trust Board has fixed the close of business on January 20, 1998 as the record date (the "Trust Record Date") for determining the shareholders entitled to notice of, and to vote at, the Trust Meeting. On the Trust Record Date there were outstanding and entitled to vote 51,345,930 Trust Shares held of record by approximately 1,800 persons and 6,285,783 Class A EPS and 5,294,783 Class B EPS. The Trust Shares are the only outstanding classes of voting securities of the Trust on the Trust Record Date. Each holder of Trust Common Shares will be entitled to one vote for each Trust Common Share held of record by such shareholder on the Trust Record Date on each matter that may be properly submitted to a vote at the Trust Meeting. Each Class A EPS is entitled, on each matter that may be properly submitted to a vote at the Trust Meeting, to one vote and each Class B EPS is entitled, on each matter that may be properly submitted to a vote at the Trust Meeting, to one vote.

     A majority of the outstanding Trust Shares entitled to vote must be present, either in person or by duly executed proxy, at the Trust Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Trust Meeting.

     As of the Trust Record Date, trustees and officers of the Trust as a group had the right to vote an aggregate of 173,662 Trust Shares, representing less than 1% of the Trust Shares outstanding on such date. All such trustees and officers have indicated that they intend to vote all such shares held by them in favor of approval of the Shares Issuance Proposal and each item included in the Trust Amendment.

     THE CORPORATION. The Corporation Board has fixed the close of business on January 20, 1998 as the record date (the "Corporation Record Date") for determining the stockholders entitled to notice of, and to vote at, the Corporation Meeting. On the Corporation Record Date there were outstanding and entitled to vote 51,345,930 Corporation Shares held of record by approximately 1,800 persons. The Corporation Shares are the only outstanding class of voting securities of the Corporation on the Corporation Record Date and each stockholder of the Corporation will be entitled to one vote for each Corporation Share held of record by such stockholder on the Corporation Record Date on each matter that may be properly submitted to a vote at the Corporation Meeting.

     A majority of the outstanding Corporation Shares entitled to vote must be present, either in person or by duly executed proxy, at the Corporation Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Corporation Meeting.

     As of the Corporation Record Date, directors and officers of the Corporation as a group had the right to vote an aggregate of 265,973 Corporation Shares, representing less than 1% of the Corporation Shares outstanding on such date. All such directors and officers have indicated that they intend to vote all such shares held by them in favor of approval of the Shares Issuance Proposal and each item included in the Corporation Amendment.

     ITT. The ITT Board has fixed the close of business on December 19, 1997 as the record date (the "ITT Record Date") for determining the stockholders entitled to notice of, and to vote at, the ITT Meeting. On the ITT Record Date there were outstanding and entitled to vote 118,384,552 shares of ITT Common Stock held of record by approximately 51,000 persons. The ITT Common Stock is the only outstanding class of voting securities of ITT and each stockholder of ITT will be entitled to one vote for each share of ITT Common Stock held of record by such stockholder on the ITT Record Date on each matter that may be properly submitted to a vote at the ITT Meeting.

     A majority of the outstanding shares of ITT Common Stock entitled to vote must be present, either in person or by duly executed proxy, at the ITT Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the ITT Meeting.

     As of the ITT Record Date, directors and officers of ITT as a group had the right to vote an aggregate of 750,851 shares of ITT Common Stock, representing less than 1% of the shares of ITT Common Stock outstanding on such date. All such directors and officers have indicated that they intend to vote all such shares held by them in favor of approval of the ITT Proposal.

PROXIES

     THE TRUST. Each Trust Share represented at the Trust Meeting by a duly executed proxy solicited by the Trust Board will, unless such proxy previously has been revoked, be voted at the Trust Meeting in accordance with the shareholder instructions specified thereon. If no instructions are specified, such Trust Shares will be voted FOR the approval of the Shares Issuance Proposal, the Trust Authorized Share Amendment, the Trust Name Change Proposal and the Trust Redemption Amendment.

     If a quorum is not present at the time the Trust Meeting is convened, or if for any other reason the Trust Board believes that the Trust Meeting should be adjourned or postponed, the Trust Meeting may be adjourned or postponed with or without a vote of the shareholders. If the Trust Board proposes to adjourn or postpone the Trust Meeting by a vote of the shareholders, the persons named as proxies on the enclosed proxy card will vote all Trust Shares for which such persons have voting authority in favor of such adjournment or postponement.

     A shareholder of the Trust may revoke a proxy at any time prior to exercise of such proxy by (i) giving the Secretary of the Trust a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same Trust Shares and delivering such proxy to the Secretary of the Trust or (iii) attending the Trust Meeting and voting in person, although attendance at the Trust Meeting will not in and of itself constitute a revocation of a proxy. Any instrument of revocation should be sent to Starwood Hotels & Resorts Trust, 2231 E. Camelback Road, Suite 410, Phoenix, Arizona 85016, Attention: Ronald C. Brown.

     THE CORPORATION. Each Corporation Share represented by a duly executed proxy solicited by the Corporation Board will, unless such proxy previously has been revoked, be voted at the Corporation Meeting in accordance with the stockholder instructions specified thereon. If no instructions are specified, such Corporation Shares will be voted FOR the approval of the Shares Issuance Proposal, the Corporation Authorized Share Amendment and the Corporation Gaming Provision Amendment.

     If a quorum is not present at the time the Corporation Meeting is convened, or if for any other reason the Corporation Board believes that the Corporation Meeting should be adjourned or postponed, the Corporation Meeting may be adjourned or postponed with or without a vote of the stockholders. If the Corporation Board proposes to adjourn or postpone the Corporation Meeting by a vote of the stockholders, the persons named as proxies on the enclosed proxy card will vote all Corporation Shares for which those persons have voting authority in favor of such adjournment or postponement.

     A stockholder of the Corporation may revoke a proxy at any time prior to exercise of such proxy by (i) giving the Secretary of the Corporation a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same Corporation Shares and delivering such proxy to the Secretary of the Corporation or (iii) attending the Corporation Meeting and voting in person, although attendance at the Corporation Meeting will not in and of itself constitute a revocation of a proxy. Any instrument of revocation should be sent to: Starwood Hotels & Resorts Worldwide, Inc., 2231 E. Camelback Road, Suite 400, Phoenix, Arizona 85016, Attention: Nir
E. Margalit.

     ITT. Each share of ITT Common Stock represented by a duly executed proxy solicited by the ITT Board will, unless such proxy previously has been revoked, be voted at the ITT Meeting in accordance with the stockholder instructions specified thereon. If no instructions are specified, such shares of ITT Common Stock will be voted FOR the approval of the ITT Proposal.

     If a quorum is not present at the time the ITT Meeting is convened, or if for any other reason the ITT Board believes that the ITT Meeting should be adjourned or postponed, the ITT Meeting may be adjourned or postponed with or without a vote of the stockholders. If the ITT Board proposes to adjourn or postpone the ITT Meeting by a vote of the stockholders, the persons named as proxies on the enclosed proxy card will vote all shares of ITT Common Stock for which those persons have voting authority in favor of such adjournment or postponement.

     A stockholder of ITT may revoke a proxy at any time prior to exercise of such proxy by (i) giving the Secretary of ITT a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares of ITT Common Stock and delivering such proxy to the Secretary of ITT or (iii) attending the ITT Meeting and voting in person, although attendance at the ITT Meeting will not in and of itself constitute a revocation of a proxy. Any instrument of revocation should be sent to: ITT Corporation, 1330 Avenue of the Americas, New York, New York 10019,
Attention: Corporate Secretary.

SOLICITATION OF PROXIES

     The expenses of the solicitation of proxies by the Trust Board and the Corporation Board, including the costs of preparing this Joint Proxy Statement/Prospectus, will be borne by the Trust and the Corporation, except that expenses incurred in connection with printing and mailing this Joint Proxy Statement/Prospectus will be borne equally by the Corporation and ITT. Except as provided in the foregoing sentence, the expenses of the solicitation of proxies by the ITT Board will be borne by ITT. In addition to solicitation by use of the mails, proxies may be solicited in person or by telephone, facsimile or other appropriate means of communication by trustees, directors, officers and employees of the Trust, the Corporation or ITT. Such individuals will receive no additional compensation for, but may be reimbursed for their out-of-pocket expenses incurred in connection with, such solicitation. The Trust and the Corporation have engaged the services of D.F. King & Co., Inc. to solicit proxies and to assist in the distribution of proxy materials for a fee of $20,000 plus reimbursement of reasonable out-of-pocket expenses. ITT has engaged the services of Georgeson & Company Inc. to solicit proxies and to assist in the distribution of proxy materials for a fee of $75,000 plus reimbursement of reasonable out-of-pocket expenses. The Trust and the Corporation will reimburse persons holding Paired Shares, and ITT will reimburse persons holding shares of ITT Common Stock, in their names or the names of their nominees but not owning such shares beneficially (such as brokerage houses, banks and other fiduciaries) for out-of-pocket expenses incurred in forwarding soliciting materials to the beneficial owners of such shares.

INDEPENDENT ACCOUNTANTS

     It is expected that representatives of Coopers & Lybrand, L.L.P., Starwood Lodging's independent accountants, will be present at the Starwood Lodging Meetings. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. It is expected that representatives of Arthur Andersen LLP, ITT's independent accountants, will be present at the ITT Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                   THE MERGER

     This section of the Joint Proxy Statement/Prospectus, as well as the section entitled "The Merger Agreement," describe certain aspects of the Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A and is incorporated herein by reference. All shareholders and stockholders are urged to read the Merger Agreement in its entirety.

GENERAL

     The Merger Agreement provides that the Merger will be consummated if the required approvals of the ITT stockholders and Starwood Lodging shareholders and stockholders are obtained and all other conditions to the Merger are satisfied or waived. Upon consummation of the Merger, Merger Sub will be merged with and into ITT and ITT will become a subsidiary of the Corporation.

     Upon consummation of the Merger, each outstanding share of ITT Common Stock, together with the associated Right (other than shares owned by ITT, the Starwood Companies or their respective wholly owned subsidiaries), will be converted into the right to receive, at the holder's election, $85 in cash or Paired Shares at the Exchange Ratio, subject to the collar provisions described in "The Merger Agreement -- Conversion of Shares" (together with the Interest Payment, if any, the "Merger Consideration"); provided that the aggregate number of shares of ITT Common Stock to be converted into the right to receive cash will neither exceed 30% nor be less than 18% of the total number of shares of ITT Common Stock outstanding immediately prior to the Effective Time. Pursuant to the Merger Agreement, each holder of ITT Common Stock will also be entitled to receive for each share of ITT Common Stock converted in the Merger an additional amount equal to the interest that would accrue (without compounding) on $85 at an annual rate of 7% during the period from and including January 31, 1998 to but excluding the date of closing of the Merger. For a more detailed explanation of the method by which the Exchange Ratio will be determined, including a toll-free telephone number that stockholders of ITT or shareholders and stockholders of Starwood Lodging may call to receive information regarding the Exchange Ratio, see "The Merger Agreement -- Exchange of Certificates." Cash will be delivered in lieu of fractional shares.

BACKGROUND OF THE MERGER

     On January 27, 1997, Hilton and its wholly owned subsidiary, HLT Corporation ("HLT"), commenced a hostile tender offer (the "Hilton Offer") for 61,145,475 shares of ITT Common Stock (including the associated Rights), or such greater number of shares of ITT Common Stock as, when added to the number of shares owned by HLT and its affiliates, would constitute a majority of the total number of outstanding shares of ITT Common Stock, at $55 per share in cash. Hilton announced that, if the Hilton Offer succeeded, Hilton intended to consummate a merger (the "Proposed Squeeze Out Merger" and, together with the Hilton Offer, the "Hilton Transaction") pursuant to which all shares of ITT Common Stock not tendered and purchased pursuant to the Hilton Offer (other than shares owned by Hilton and its affiliates or held in ITT's treasury) would be converted into the right to receive a number of shares of Hilton common stock, par value $2.50 per share ("Hilton Common Stock"), having a value that Hilton purported would be $55 per share, subject to then unspecified collar provisions. The terms of the Hilton Transaction and all revisions thereto are set forth in a Tender Offer Statement on Schedule 14D-1 and amendments and exhibits thereto (the "Hilton Schedule 14D-1") filed by Hilton and HLT with the Commission.

     On February 11, 1997, the ITT Board held a meeting at which it determined that the Hilton Offer was inadequate and not in the best interests of ITT and recommended that ITT stockholders reject the Hilton Transaction and not tender their shares of ITT Common Stock in the Hilton Offer. The ITT Board also determined that ITT's and its stockholders' interests would be best served if ITT were to remain an independent entity. Following the meeting, ITT publicly announced that the ITT Board had rejected the Hilton Offer. Present at the February 11 meeting were all directors of ITT, all executive officers and certain other employees of ITT, and representatives of Goldman Sachs and Lazard Freres, financial advisors to ITT, and attorneys from Cravath, Swaine & Moore, counsel to ITT, Simpson Thacher & Bartlett, counsel to ITT's financial advisors, and ITT's Nevada and New Jersey local counsel. At the meeting, ITT's legal advisors reviewed the duties applicable to the ITT Board members in their consideration of the Hilton Transaction and discussed with the ITT Board the terms and conditions of the proposed Hilton Transaction and related litigation that had been commenced by Hilton. Members of ITT management reviewed the operating and financial performance of ITT. Representatives of Goldman Sachs and Lazard Freres made a presentation to the ITT Board in which they reviewed the financial aspects of the Hilton Transaction and certain information about ITT, Hilton and certain other companies.

     In reaching its determinations and recommendations at the February 11 meeting, the ITT Board considered a number of factors including, without limitation, the following:

          (i) the ITT Board's belief, based on the factors further described below, that the Hilton Transaction, including the Hilton Offer, did not reflect the inherent value of ITT;

          (ii) the ITT Board's familiarity with, and management's review of, ITT's business, financial condition, results of operations, business strategy and future prospects, including the nature of the markets in which ITT operates and ITT's position in such markets;

          (iii) a presentation by Lazard Freres and Goldman Sachs concerning ITT, Hilton and the financial aspects of the Hilton Transaction, and the opinions of Lazard Freres and Goldman Sachs to the effect that, as of February 11, 1997, the consideration to be received by stockholders of ITT pursuant to the Hilton Transaction, including the Hilton Offer, was inadequate; such opinions were expressed after review of many of the factors and various financial criteria used in assessing an offer, and were based on various assumptions and subject to various limitations, which were reviewed for the ITT Board as part of the presentation of Lazard Freres and Goldman Sachs;

          (iv) the ITT Board's belief that pursuit of ITT's strategic plan, including refinements that might result after February 11 from management's ongoing review, would have produced greater short-term and long-term value for the stockholders of ITT than the Hilton Transaction, including the Hilton Offer;

          (v) the absence of information regarding the role of HFS Incorporated ("HFS") in the Hilton Transaction and the ITT Board's concern about possible adverse effects on the value of an investment in Hilton securities following any combination with ITT, including the potential negative impact of HFS's involvement in the Hilton Transaction on the value of ITT's Sheraton and Four Points hotel businesses, the potential disruption of ITT hotel management contracts and franchise arrangements (as evidenced by communications from existing hotel owners and franchisees opposing any plan for HFS to assume these contracts), and the potential for competition, cannibalization and conflicts between Hilton properties, Ladbroke Group plc properties and Sheraton and/or Four Points properties following any combination of Hilton and ITT;

          (vi) the uncertainty as to the actual value at such time of the Proposed Squeeze Out Merger to the stockholders of ITT, resulting from, among other things, the lack of disclosure at such time in the Hilton
     Schedule 14D-1 concerning the Proposed Squeeze Out Merger, including the manner in which the number of shares of Hilton Common Stock to be issued in the Proposed Squeeze Out Merger would be determined, and the failure of Hilton to give sufficient assurance in the Hilton Schedule 14D-1 that the Proposed Squeeze Out Merger would qualify for tax-free "reorganization" status;

          (vii) the lack of sufficient disclosure in the Hilton Schedule 14D-1 at such time regarding the proposed financing of the Hilton Offer, the possibility that restrictive covenants or other conditions to such financing would have had a negative impact on the ability of Hilton to maintain and/or expand the proposed combined business, and the effect of the Hilton Transaction on Hilton's capital structure and credit ratings;

          (viii) the fact that, as a result of uncertainties about the actual value of the Proposed Squeeze Out Merger and the merits of a longer-term investment in Hilton, the Hilton Transaction was structured as a two-tiered, front-end loaded transaction that was intended to coerce stockholders to tender their shares into the Hilton Offer to avoid receiving in the Proposed Squeeze Out Merger shares of Hilton Common Stock that may or may not have had a value of $55 per share;

          (ix) the ITT Board's concern about Hilton's access to and misuse of confidential ITT information;

          (x) the ITT Board's concern about antitrust violations relating to a combination of ITT and Hilton, which create uncertainty as to whether the conditions of the Hilton Offer would have been met; in that regard, the ITT Board noted that the Hilton Offer was conditioned on there not being threatened, instituted or pending any action by any domestic or foreign governmental entity or by any other person seeking to impose any limitations upon the ownership or operation by Hilton of any portion of the business or assets of ITT;

          (xi) the ITT Board's belief that there were gaming law issues relating to a combination of ITT and Hilton, which created uncertainty as to whether the conditions of the Hilton Offer would have been met; in that regard, the ITT Board noted that the Hilton Offer was conditioned on the receipt of all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, casino gaming regulatory authorities with jurisdiction in respect of ITT's active gaming operations required or necessary in connection with the Hilton Offer and the Proposed Squeeze Out Merger;

          (xii) the disruptive effect the Hilton Offer and the Proposed Squeeze Out Merger were having on ITT and the potential adverse effect of the Hilton Transaction on the interests of ITT's employees, suppliers, creditors and customers, on the economies of the state of Nevada and the nation, and on the interests of the communities in which ITT operates and of society; and

          (xiii) the ITT Board's and management's commitment to protecting the best interests of the stockholders of ITT and enhancing the value of ITT.

     The foregoing discussion of the information and factors considered and given weight by the ITT Board at its February 11, 1997 meeting is not intended to be exhaustive. In view of the variety of factors considered in its evaluation, the ITT Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of the ITT Board may have given different weights to different factors. At the February 11 meeting, the ITT Board also considered the recommendations of ITT's human resources consultants, Towers Perrin, and reviewed industry practices concerning change-in-control severance benefits. In view of the need to minimize employee distraction and to retain employee loyalty and dedication to ITT and to assure their attention to ITT's performance pending resolution of the Hilton Offer, the ITT Board resolved (with management members of the ITT Board abstaining) to revise ITT's previous policy concerning executive severance agreements in order to provide severance payments to certain officers and employees in the event of a change in control. The ITT Board determined that such severance arrangements were fair and consistent with industry practices.

     In connection with the Hilton Transaction, Hilton commenced efforts to replace the ITT Board members with individuals committed to consummating the Hilton Transaction. On February 26, 1997, Hilton filed a motion in the U.S. District Court for the District of Nevada seeking to require ITT to hold its 1997 annual meeting of stockholders in May of 1997. Hilton filed definitive proxy materials with the Commission on March 21, 1997, soliciting proxies to replace the eleven incumbent ITT directors with up to 25 persons nominated by Hilton and HLT, to urge the ITT Board to arrange the sale of ITT to Hilton or any bidder offering a higher price and to repeal each provision of the ITT By-laws adopted on or after July 23, 1996. The Nevada Federal court denied Hilton's motion on April 21, 1997 and the ITT Board took no action to hold ITT's 1997 annual meeting of stockholders in May 1997.

     On February 11, 1997, as a step in its corporate strategic plan, ITT sold three million shares, or approximately 40% of its holdings, of the capital shares of Alcatel Alsthom for proceeds of approximately $300 million. ITT sold its remaining 4.5 million shares of Alcatel Alsthom on March 27, 1997 for approximately $530 million.

     On March 6, 1997, ITT entered into an agreement in principle to sell its 50% interest in Madison Square Garden, L.P. ("MSG") to Cablevision Systems Corporation ("Cablevision"). Under the terms of the agreement in principle, Cablevision agreed to pay ITT $500 million in cash for a 38.5% interest in MSG, which transaction closed on June 17, 1997. In addition, at such closing, Cablevision caused SportsChannel

Associates, a New York general partnership, to be contributed as a capital contribution to MSG, which diluted ITT's continuing limited partnership interest in MSG to 10.2%. ITT has a "put" option to require Cablevision or MSG to purchase half of ITT's continuing 10.2% interest in MSG for $75 million on June 17, 1998 and the other half of this continuing interest for an additional $75 million (or if the first "put" option is not exercised, ITT's entire continuing interest for $150 million) on June 17, 1999. ITT also has contributed to MSG an aircraft owned by ITT at a value of $38 million. As a result of this contribution, each of the "put" prices has been increased by $19 million.

     In March 1997, Barry S. Sternlicht, Chairman and Chief Executive Officer of the Trust, initiated a discussion with Robert A. Bowman, President and Chief Operating Officer of ITT, to discuss the possibility of combining the two companies. During April and May 1997, Mr. Bowman and Mr. Sternlicht had several additional brief discussions regarding a potential transaction between ITT and Starwood Lodging. At such time, no officer of Starwood had any prior relationship with ITT or ITT's officers and directors that was materially related to these initial contacts. During these discussions, Mr. Bowman and Mr. Sternlicht discussed generally Starwood Lodging, ITT, paired-share REITs and the hotel industry, but no specific transaction was proposed and no offer to acquire ITT was made. Although ITT's management and Goldman Sachs and Lazard Freres undertook preliminary reviews of Starwood Lodging, ITT did not pursue the possibility of an acquisition of ITT by Starwood Lodging because the ITT Board had determined to pursue a policy of independence for ITT. In each of these contacts, ITT declined to discuss an acquisition by Starwood Lodging. The ITT Board had determined to reject the Hilton Transaction and remain independent based on the factors described above. At such time, there further was no indication that an offer sufficiently high to cause the ITT Board to reconsider its position would come from Starwood Lodging, Hilton or any other party.

     On May 12, 1997, ITT and Dow Jones & Company, Inc. reached a definitive agreement to sell television station WBIS+, Channel 31 in New York City, to Paxson Communications Corporation for $257.5 million. The closing of this transaction is subject to regulatory approval and is expected to occur in the first quarter of 1998.

     On June 30, 1997, ITT sold to FelCor Suite Hotels, Inc. five Sheraton hotels for $200 million in cash and retained a 20-year contract to manage such hotels, subject to a limited change of control provision.

     At a meeting on July 15, 1997, the ITT Board approved a plan (the "Comprehensive Plan") involving the separation of ITT into three distinct publicly owned companies focused on (a) hotels and gaming, (b) post-secondary technical education and (c) telephone directories publishing, through the distribution to ITT stockholders of all the shares owned by ITT of a subsidiary formed to hold ITT's hotels and gaming assets and ITT Educational, ITT's subsidiary that operates its post-secondary technical education business. The Comprehensive Plan also involved a cash tender offer by ITT for up to 30 million shares of ITT Common Stock at a price per share of $70 and the allocation of ITT's indebtedness between its hotels and gaming business and its telephone directories publishing business. Present at the July 15, 1997 meeting were all directors of ITT, all executive officers and certain other employees of ITT, representatives of Goldman Sachs and Lazard Freres, attorneys from Cravath, Swaine & Moore, Simpson Thacher & Bartlett and ITT's Nevada and New Jersey local counsel, a representative from ITT's public relations firm and representatives from The Chase Manhattan Bank. The participants at the meeting discussed the Comprehensive Plan in detail. ITT's legal advisors reviewed the duties applicable to the ITT Board members in their consideration of the Comprehensive Plan and the Hilton Transaction and discussed the terms of the Comprehensive Plan, related litigation, the tax consequences of the Comprehensive Plan and necessary regulatory actions. Management of ITT discussed with the ITT Board the operating and financial performance of ITT and the structural, legal and financial aspects of the Comprehensive Plan. Representatives of Goldman Sachs and Lazard Freres made a presentation to the ITT Board concerning the financial aspects of the Hilton Transaction, ITT, Hilton, certain other companies and transactions and the financial aspects of the Comprehensive Plan.

     At the July 15, 1997 meeting, the ITT Board reassessed the Hilton Transaction in light of developments since February 11, including the Comprehensive Plan, and unanimously reaffirmed its conclusion that the Hilton Transaction, including the Hilton Offer, was inadequate and not in the best interests of ITT. Accordingly, the ITT Board continued to recommend unanimously that the stockholders of ITT reject the

Hilton Transaction and not tender their shares pursuant to the Hilton Offer or take any other action to facilitate the Hilton Offer. The ITT Board also unanimously reaffirmed its conclusion that ITT's and its stockholders' interests would be best served if ITT (and particularly its core business) were to remain independent. In reaching its determinations and recommendations at the July 15 meeting, the ITT Board considered a number of factors, including, without limitation, the following:

          (i) the ITT Board's belief, based on the factors described below, that the Hilton Transaction, including the Hilton Offer did not reflect the inherent value of ITT;

          (ii) the ITT Board's familiarity with, and management's review of, ITT's businesses, financial condition, results of operations, business strategy and future prospects, including the nature of the markets in which ITT operates and ITT's position in such markets;

          (iii) a presentation by Goldman Sachs and Lazard Freres concerning ITT, Hilton and the financial aspects of the Hilton Transaction, and the opinions of Goldman Sachs and Lazard Freres to the effect that, as of July 15, 1997, the consideration to be received by stockholders of ITT pursuant to the Hilton Transaction, including the Hilton Offer, was inadequate; such opinions were expressed after review of many of the factors referred to herein and various financial criteria used in assessing an offer, and were based on various assumptions and subject to various limitations, which were reviewed for the ITT Board as part of the presentation of Goldman Sachs and Lazard Freres;

          (iv) the ITT Board's belief that pursuit of the Comprehensive Plan and the successful implementation by the three companies created by the Comprehensive Plan of their respective long-term strategic plans would produce greater value for the stockholders of ITT and greater benefits for ITT's employees, creditors, customers, and the economies and communities in which ITT operates than the Hilton Transaction, including the Hilton Offer;

          (v) the potential negative impact of the involvement of HFS in the Hilton Transaction on the value of ITT's Sheraton and Four Points hotel businesses, the potential disruption of hotel management contracts and franchise arrangements of ITT (as evidenced by communications from existing hotel owners and franchisees opposing any plan for HFS to assume these contracts and insisting upon contractual "change-in-control" provisions that would be triggered by the Hilton Transaction), and the potential for competition, cannibalization and conflicts between Hilton properties, Ladbroke Group plc properties and Sheraton and/or Four Points properties following any combination of Hilton and ITT; in that regard, the ITT Board noted the additional uncertainty as to HFS's strategy following its announced merger with CUC International and the continuing absence of information regarding the role of HFS in the Hilton Transaction;

          (vi) the ITT Board's belief that an acquisition of ITT by Hilton could have an adverse effect on the business and prospects of the combined entity as a result of Hilton's management's lack of a proven "track record" in growing a large chain of owned, managed or franchised full service, international hotels;

          (vii) the continuing uncertainty as to the actual value of the Proposed Squeeze Out Merger to the stockholders of ITT, resulting from, among other things, the lack of disclosure in the Hilton Schedule 14D-1 at such time concerning the Proposed Squeeze Out Merger, including the manner in which the number of shares of Hilton Common Stock to be issued in the Proposed Squeeze Out Merger would be determined, the failure of Hilton to give sufficient assurance in the Hilton Schedule 14D-1 that the Proposed Squeeze Out Merger would qualify for tax-free "reorganization" status and the ITT Board's concern about possible adverse effects on the value of an investment in Hilton securities following any combination with ITT;

          (viii) the lack of sufficient disclosure in the Hilton Schedule 14D-1 at such time regarding the proposed financing of the Hilton Offer, and the resulting impossibility of determining if restrictive covenants or other conditions to such financing would have an unduly negative impact on the ability of Hilton to maintain and/or expand the proposed combined business and the effect of the Hilton Transaction on Hilton's capital structure and credit ratings; in that regard, the ITT Board noted that Hilton had consummated two debt offerings since the commencement of the Hilton Offer that expressly required Hilton to pay increased interest rates on such indebtedness in the event that Hilton's credit ratings fell below specified thresholds as a result of significant acquisitions;

          (ix) the fact that, as a result of uncertainties about the actual value of the Proposed Squeeze Out Merger and the merits of a longer-term investment in Hilton, the Hilton Transaction was structured as a two tiered, front-end loaded transaction that was intended to coerce stockholders to tender their shares into the Hilton Offer to avoid receiving in the Proposed Squeeze Out Merger shares of Hilton Common Stock that may or may not had a value of $55 per share;

          (x) the ITT Board's concern that Hilton may have had access to and misused confidential ITT information;

          (xi) the ITT Board's concern about press reports of investigations taking place into possible activities of a key Hilton executive and concern about senior gaming executives' possible prior activities in several gaming jurisdictions;

          (xii) the ITT Board's belief that there would be undue economic concentration and other gaming law issues relating to a combination of ITT and Hilton, which created uncertainty as to whether the conditions of the Hilton Offer would be met; in that regard, the ITT Board noted that the Hilton Offer was conditioned on the receipt of all material consents, approvals, orders or authorizations of, or registrations, declarations, or filings with, casino gaming regulatory authorities with jurisdiction in respect of ITT's active gaming operations required or necessary in connection with the Hilton Offer and the Proposed Squeeze Out Merger;

          (xiii) the disruptive effect the Hilton Offer and the Proposed Squeeze Out Merger were having on ITT and the potential adverse effect on the interests of ITT's employees, creditors and customers; the economies of the state of Nevada and the nation; and the interests of the communities in which ITT operates and of society;

          (xiv) the ITT Board's and management's commitment to protecting the best interests of the stockholders of ITT and enhancing the value of ITT;

          (xv) the ITT Board's belief that consummation of the Hilton Transaction would result in a change in control of ITT Educational, ITT's subsidiary that operates its post-secondary technical education business, under the regulations of the U.S. Department of Education, the state educational authorities that regulate ITT Educational's business and the accrediting commissions that accredit each ITT Technical Institute; that an unapproved change of control of ITT Educational could result in the suspension of access to certain Federal financial aid funds for ITT Educational and its students and could result in the loss of accreditation for individual ITT Technical Institutes; and that any of the foregoing could result in a material adverse change in the business, financial condition and results of operations of ITT Educational and thus could materially adversely affect students at ITT Technical Institutes, ITT Educational's public stockholders and ITT; in that regard, the ITT Board noted the absence of an express condition in the Hilton Offer with respect to obtaining required approvals from educational regulatory authorities and the apparent absence of formal efforts on the part of Hilton to apply for and obtain such approvals; and

          (xvi) the trading performance of the shares of ITT Common Stock following the Hilton Offer.

     The foregoing discussion of the information and factors considered and given weight by the ITT Board at the July 15, 1997 meeting is not intended to be exhaustive. In view of the variety of factors considered in its evaluation, the ITT Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of the ITT Board may have given different weights to different factors.

     On August 7, 1997, Hilton announced that it was raising the consideration payable in the Hilton Offer and the Proposed Squeeze Out Merger to $70 per share of ITT Common Stock.

     The ITT Board held a meeting on August 14, 1997, to consider the amended terms of the Hilton Offer. At this meeting, the ITT Board determined that the Hilton Offer, as amended at that time, was inadequate and not in the best interests of ITT. Accordingly, the ITT Board continued to unanimously recommend that the stockholders of ITT reject the Hilton Transaction and not tender their shares of ITT Common Stock pursuant to the Hilton Offer or take any other action to facilitate the Hilton Offer. Present at the August 14, 1997 ITT Board meeting were all directors of ITT, all executive officers and certain other employees of ITT, representatives of Goldman Sachs and Lazard Freres, attorneys from Cravath, Swaine & Moore, Simpson Thacher & Bartlett and ITT's Nevada and New Jersey local counsel and a representative from The Chase Manhattan Bank. At this meeting, ITT's legal advisors reviewed the duties applicable to the ITT Board members and discussed the terms of the revised Hilton Transaction and related litigation. Management of ITT discussed with the ITT Board the operating and financial performance of ITT and the status of the Comprehensive Plan. Representatives of Goldman Sachs and Lazard Freres made a presentation to the ITT Board concerning the revised terms of the Hilton Transaction, ITT, Hilton and certain other companies and transactions. Additionally, in view of the need to minimize employee distraction and to retain employee loyalty and dedication to ITT and to assure their attention to ITT's performance pending resolution of the Hilton Offer, the ITT Board (with management members of the ITT Board abstaining) resolved to provide or modify existing severance arrangements for certain officers and employees in the event of a change in control to provide certain enhanced benefits. In reaffirming its recommendation that stockholders of ITT should reject the Hilton Transaction, the ITT Board considered a number of factors, including, without limitation, the following:

          (i) the ITT Board's belief, based on the factors described below, that the Hilton Transaction, including the Hilton Offer, did not reflect the inherent value of ITT;

          (ii) a presentation by Goldman Sachs and Lazard Freres concerning ITT, Hilton and the financial aspects of the Hilton Transaction, and the opinions of Goldman Sachs and Lazard Freres to the effect that, as of August 14, 1997, the consideration to be received by stockholders of ITT pursuant to the Hilton Transaction, including the Hilton Offer, was inadequate; such opinions were expressed after review of many of the factors and various financial criteria used in assessing an offer, and were based on various assumptions and subject to various limitations, which were reviewed for the ITT Board as part of the presentation of Goldman Sachs and Lazard Freres;

          (iii) the ITT Board's continued belief that, in light of the prospects of each of ITT's businesses, pursuit of the Comprehensive Plan and the successful implementation by the three companies of their long-term strategic plans will produce greater value for the stockholders of ITT and greater benefits for ITT's employees, creditors, customers, and the economies and communities in which ITT operates than the Hilton Transaction, including the Hilton Offer; in that regard, the ITT Board noted that the $70 per share of ITT Common Stock offered by ITT in its equity self tender offer and offered by Hilton in the Hilton Offer are not comparable as the equity self tender offer did not involve a change in control of ITT; and

          (iv) the remaining factors considered at the July 15, 1997 meeting, which the ITT Board believed, after review of the announced modifications to the Hilton Transaction, continued to support the ITT Board's recommendation.

     On August 25, 1997, Hilton filed a motion in the Nevada Federal court for injunctive and preliminary relief seeking, among other things, to enjoin ITT from proceeding with the Comprehensive Plan. On September 29, 1997, the Nevada Federal court ruled that ITT could not consummate the Comprehensive Plan before holding an annual meeting of stockholders where Hilton had an opportunity to nominate a slate of directors.

     On September 30, 1997, the ITT Board held a telephonic meeting to review the court's ruling. Present at the meeting were all directors of ITT (except for Paul G. Kirk), all executive officers and certain other employees of ITT, representatives of Goldman Sachs and Lazard Freres, attorneys from Cravath, Swaine & Moore and Simpson Thacher & Bartlett and a representative from ITT's public relations firm. Participants at the meeting discussed the Nevada Federal court's ruling and the status of the Comprehensive Plan. At the meeting, the ITT Board set the date of ITT's 1997 annual meeting of stockholders for November 12, 1997.

     On September 30, 1997, Mr. Sternlicht sent a short letter to Mr. Bowman and followed up such letter with a telephone call, to express his interest in meeting to discuss a possible transaction between ITT and Starwood Lodging. In addition, in early October two other third parties approached ITT regarding a possible transaction with ITT. Although the ITT Board continued to believe the Comprehensive Plan was superior to the Hilton Offer, in light of the restrictions of the court ruling and the ITT Board's strong belief that if ITT were to be sold consideration substantially greater than $70 per share should be available, the ITT Board, at a meeting held on October 7, 1997, concurred that management should determine more precisely the feasibility and possible terms of alternative transactions so the ITT Board could make an informed judgment about the wisdom of maintaining its policy of independence. The ITT Board did not authorize negotiations with any party at this point and did not alter its policy of independence for ITT, although the ITT Board understood ITT would need to cooperate in due diligence so interested parties could provide meaningful and concrete proposals. In addition, at its October 7 meeting, the ITT Board nominated the existing ITT directors for re-election and approved proxy materials. Present at this meeting were all directors of ITT, all executive officers and certain other employees of ITT, representatives of Goldman Sachs and Lazard Freres, attorneys from Cravath, Swaine & Moore and Simpson Thacher & Bartlett and representatives from ITT's proxy solicitation firm and public relations firm. Following this meeting, ITT filed proxy materials with the Commission to solicit proxies for the re-election of the existing members of the ITT Board, which indicated that the existing ITT Board, subject to its fiduciary duties, planned to pursue the Comprehensive Plan.

     In early October 1997, after determining to pursue a transaction with ITT, the Starwood Lodging Boards determined that it was necessary to retain Starwood Capital as its financial advisor because of the expertise and capabilities that Starwood Capital's principals could provide in connection with numerous significant tasks involved in a transaction with ITT, the general lack of personnel resources of Starwood Lodging to execute a transaction as large as the acquisition of ITT, the need to keep Starwood Lodging's senior executives focused on operating Starwood Lodging's business and completing the Westin Acquisition and other pending and recently concluded acquisitions and the importance of preserving the confidentiality of the transaction. At the time Starwood Capital was engaged, Starwood Lodging's independent Trustees and Directors agreed that Starwood Capital would not bill its time but instead would be paid a fee equal to ten percent of any break-up fee negotiated with ITT and paid upon the termination of the acquisition agreement. At the time the independent Trustees and Directors engaged Starwood Capital, they decided to defer consideration on compensation for Starwood Capital in the event the Merger was consummated. In November 1997, Starwood Lodging's independent Trustees and Directors determined that if the Merger was consummated, Starwood Capital would be paid a fee equal to the fee it would have received if the Merger Agreement terminated.

     As part of the process of considering alternative transactions, after execution of a confidentiality agreement, senior management and financial advisors of each of ITT and Starwood Lodging met at ITT's headquarters to discuss generally the two companies and to agree on a process for Starwood Lodging to obtain additional information regarding ITT. Simultaneously, Mr. Sternlicht met with Rand V. Araskog, Chairman and Chief Executive of ITT, and Richard S. Ward, Executive Vice President, General Counsel and Corporate Secretary of ITT, to discuss the status of the Hilton Offer and other procedural matters relating to Starwood Lodging's due diligence investigation of ITT. During early October, management of ITT and ITT's financial and legal advisors had a number of discussions with management of Starwood Lodging and its financial and legal advisors concerning financial and other information with respect to each company and possible structures for a transaction between ITT and Starwood Lodging.

     On October 6, 1997, ITT also executed confidentiality agreements with the two other parties expressing an interest in a transaction with ITT and due diligence information was made available to these parties. Neither of these parties ever presented an offer to ITT and no negotiations with them commenced.

     The ITT Board held another meeting on October 10, 1997 to review the status of the Comprehensive Plan, the proxy solicitation process and the indications of interest received from third parties. Present at this meeting were all directors of ITT, all executive officers and certain other employees of ITT, representatives of

Goldman Sachs and Lazard Freres, attorneys from Cravath, Swaine & Moore and Simpson Thacher & Bartlett and representatives of ITT's proxy solicitation firm and public relations firm.

     The Starwood Lodging Boards met by telephone on October 17, 1997. All Trustees and Directors (other than Michael Leven) were present, as were certain executives of the Trust and the Corporation and attorneys from Sidley & Austin, counsel for Starwood Lodging. Representatives from Bear Stearns were present for portions of the meeting involving presentations by Bear Stearns. The Starwood Lodging Boards received presentations concerning the proposed acquisitions, including the Starwood Lodging Boards' duties, the current status of the litigation between ITT and Hilton, the background of discussions with ITT, the expected effects on future accretiveness to Starwood Lodging's FFO and the impact of varying components of stock and cash. The Boards discussed the current businesses conducted by ITT, the possible severance costs involved in acquiring ITT, possible competing bids, the management of the ongoing enterprise post-acquisition, the expected accretiveness to Starwood Lodging's FFO of acquiring ITT, the financing required for the transaction, the components of stock and cash of a possible offer for ITT and the public relations aspects of a possible acquisition of ITT. The Starwood Lodging Boards authorized the retention of Bear Stearns and of Starwood Capital as financial advisors in connection with a possible ITT acquisition. The Starwood Lodging Boards authorized commencement of negotiations for the acquisition of ITT, either for all stock or for cash and stock, with or without a collar, subject to review of the ultimate consideration and transaction by the Starwood Lodging Boards. The Starwood Lodging Boards determined that they would meet again in person on Sunday, October 19, 1997 in the event that negotiations had proceeded by then to the point of requiring board meetings to authorize the transaction.

     At approximately 7:00 p.m. on October 17, 1997, Mr. Sternlicht, another Trustee of Starwood Lodging and representatives of Bear Stearns met with Mr. Bowman and other members of senior management of ITT and representatives of Goldman Sachs and Lazard Freres. At this meeting, Starwood Lodging orally presented a proposal to acquire ITT and presented a draft of the Agreement and Plan of Merger dated as of October 19, 1997, among the Corporation, Merger Sub, the Trust and ITT (the "Original Merger Agreement"). The acquisition proposal originally consisted of an offer to acquire ITT at $78 per share of ITT Common Stock upon the terms of the draft of the Original Merger Agreement presented to ITT. The material terms of the draft of the Original Merger Agreement presented by Starwood Lodging at this time were substantially similar to the terms of the executed Original Merger Agreement, except that the draft presented did not have a "collar" provision. After discussion of the original proposal that evening, Starwood Lodging amended its proposal by increasing its offer to acquire ITT to $82 per share of ITT Common Stock. During subsequent negotiations, the representations and warranties, covenants, conditions and other provisions of the first draft of the Original Merger Agreement were modified in immaterial respects.

     At that point negotiations between the parties commenced. On the morning of Saturday, October 18, 1997, the ITT Board convened a telephonic meeting during which Starwood Lodging and its proposal to acquire ITT were discussed. The ITT Board was concerned with several aspects of Starwood Lodging's acquisition proposal and authorized management of ITT to negotiate with Starwood Lodging concerning Starwood Lodging's proposal. Present at this meeting were all directors of ITT, all executive officers and certain other employees of ITT, representatives of Goldman Sachs and Lazard Freres and attorneys from Cravath, Swaine & Moore and Simpson Thacher & Bartlett. Discussion at this meeting focused on procedures for negotiating with Starwood Lodging.

     During the weekend, the terms of the Original Merger Agreement were negotiated between representatives of ITT and Starwood Lodging. Such terms included a "collar" provision, which was designed in part to provide some certainty to stockholders with respect to the consideration they would receive in the Merger. The parties understood that, because part of the consideration stockholders would receive is to consist of Paired Shares, ITT stockholders would not know the exact value of the stock portion of the Merger consideration and that the value of the consideration to be received in the Merger could be less than $85 per share of ITT Common Stock if the trading prices of Paired Shares were below the lowest point of the collar during the Averaging Period. See "Risk Factors -- If the Paired Shares Trade Below Collar, Consideration Paid May be Below $85."

     At 7:00 p.m. on Sunday, October 19, 1997, the ITT Board met at the offices of Cravath, Swaine & Moore to discuss the transaction and the terms of the Original Merger Agreement. Present at the ITT Board meeting were all directors of ITT, all executive officers and certain other employees of ITT, representatives of Goldman Sachs and Lazard Freres, attorneys from Cravath, Swaine & Moore, Simpson Thacher & Bartlett and ITT's Nevada and New Jersey local counsel and a representative from ITT's public relations firm. At this meeting, ITT's legal advisors reviewed the duties applicable to the ITT Board members in light of then current circumstances. Mr. Araskog discussed the status of negotiations with Starwood Lodging. Senior members of ITT management presented an overview of the proposed acquisition of ITT by Starwood Lodging, the structure of Starwood Lodging, Starwood Lodging's agreement to acquire Westin and operational issues related to a combination of ITT and Starwood Lodging. ITT's legal advisors discussed the terms of the Original Merger Agreement (including provisions regarding benefits to employees and directors of ITT), the enforceability of "break-up" fees, the tax consequences of the Merger, timing considerations and related litigation matters. Representatives of Goldman Sachs and Lazard Freres described the financial aspects of the Original Merger Agreement, including the consideration to be received by ITT stockholders and the "collar" provisions of the Original Merger Agreement, and made a presentation concerning recent stock prices for ITT and Starwood Lodging, the pro forma effects of the Original Merger on Starwood Lodging and the financial analyses performed by them. At this meeting, the ITT Board unanimously approved the Original Merger Agreement.

     The Starwood Lodging Boards met on the evening of October 19, 1997 at the offices of Bear Stearns. All Trustees and Directors (except for Messrs. Leven and Danziger) were present at the meeting. Also present were executives of the Trust and the Corporation, executives of Starwood Capital Group, representatives of a Starwood Capital Group investor, a representative of Coopers & Lybrand and lawyers from Sidley & Austin. Representatives of Bear Stearns and BT Alex. Brown were present for their respective presentations. The Starwood Lodging Boards received presentations from Messrs. Sternlicht and Eilian updating the status of negotiations with ITT; from Starwood Capital relating to its due diligence investigation and a review of certain financial information; from Bear Stearns covering the matters described under "Opinion of Financial Advisor to Starwood Lodging"; from BT Alex. Brown concerning available financing, the market for financing of transactions of the type being proposed, various alternatives, and that BT Alex. Brown was highly confident of its ability to raise the necessary amount of debt for the transaction; and from Sidley & Austin concerning the duties of the Starwood Lodging Boards, the principal terms of the Original Merger Agreement and Starwood Lodging's litigation exposure. Bear Stearns orally gave its fairness opinion (which was subsequently confirmed in writing). By unanimous vote of all Directors and Trustees present, the Starwood Lodging Boards approved the Original Merger and authorized the execution of the Original Merger Agreement.

     Promptly following the ITT Board meeting and the Starwood Lodging Board meetings, the parties executed the Original Merger Agreement. The Original Merger Agreement provided for a merger (the "Original Merger") of Merger Sub with and into ITT pursuant to which each outstanding share of ITT Common Stock (other than shares owned by ITT, the Starwood Companies or any of their respective subsidiaries) would have been converted into the right to receive $15 in cash and Paired Shares with a value of $67, subject to the same collar provisions as the Merger described herein. Other than the consideration described in the preceding sentence, the material terms of the Original Merger Agreement were substantially similar to the terms of the Merger Agreement, except that the Original Merger Agreement provided ITT the right to designate three members of the Corporation Board and one member of the Trust Board. Advisors to Starwood Lodging estimated that Starwood Lodging could achieve tax efficiencies based on the structure of the acquisition contemplated by the Original Merger Agreement and the structure of Starwood Lodging after the acquisition.

     In reaching its determination to sell ITT, the alternatives considered by the ITT Board consisted of the acquisition of ITT contemplated by the Original Merger Agreement, the Hilton Transaction, the possibility that another party might make an offer for ITT and ITT remaining independent and pursuing the Comprehensive Plan. Of the available alternatives, the ITT Board determined that the acquisition of ITT by Starwood Lodging offered the most value to, and was in the best interests of, the stockholders of ITT. The ITT Board also determined that, subject to the restrictions in the Original Merger Agreement on the solicitation of alternative transactions, it would closely consider unsolicited alternative proposals to sell ITT that might

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

provide more value to ITT stockholders than the acquisition by Starwood Lodging pursuant to the Original Merger Agreement.

     On November 2, 1997, The Association of Sheraton Franchisees (which represents 77% of Sheraton and Four Points owners in North America) issued a press release which stated that it believed "that the merger with Starwood Lodging . . . would fulfill both the long and short term objectives of the Sheraton franchisees. This transaction is also more likely to increase the value of ITT Corporation. Starwood Lodging has both knowledge of the high-end market of the hotel industry and experience in operating quality facilities."

     On November 3, 1997, Hilton announced that it was raising the consideration payable in the Hilton Offer to $80 per share of ITT Common Stock and simultaneously increased the number of shares it was offering to purchase to 65 million and indicated that the Proposed Squeeze Out Merger would be amended so that each share of ITT Common Stock not tendered and purchased in the Hilton Offer would have been converted into two shares of Hilton Common Stock and two shares of Contingent Value Preferred Stock (the "CVP Shares") of Hilton (the Hilton Transaction, as so amended, the "Amended Hilton Transaction"). Each CVP Share would have entitled the holder to receive from Hilton, in cash or shares of Hilton Common Stock, the amount by which $40 exceeds the weighted average per share price of Hilton Common Stock measured during a valuation period ending on the one-year anniversary of the closing of the Proposed Squeeze Out Merger, up to a maximum of $12 per CVP Share. Concurrently with announcing the Amended Hilton Transaction, Hilton filed a lawsuit against ITT, the individual members of the ITT Board and the Starwood Companies seeking to rescind the Original Merger Agreement and to recover damages from the members of the ITT Board due to alleged violations of their fiduciary duties. Neither Starwood Lodging nor ITT believes there is any merit to these claims. If the Merger is consummated, Starwood Lodging, as the sole stockholder of ITT, will not pursue these claims and will seek their dismissal.

     The ITT Board held a telephonic meeting on November 3, 1997 to review the Amended Hilton Transaction. Present at this meeting were all directors of ITT, all executive officers and certain other employees of ITT, representatives of Goldman Sachs and Lazard Freres, attorneys from Cravath, Swaine & Moore, Simpson Thacher & Bartlett and ITT's Nevada and New Jersey local counsel and representatives of ITT's proxy solicitation firm and public relations firm. ITT's legal advisors reviewed the duties applicable to the ITT Board members and discussed with the ITT Board the terms of the Amended Hilton Transaction, the relevant terms of the Original Merger Agreement and the litigation that Hilton had commenced. The ITT Board considered the advisability of discussing the Amended Hilton Transaction with representatives of Hilton and authorized ITT to enter into a confidentiality agreement with Hilton and begin discussions with Hilton and its advisors. Following this meeting, on November 4, 1997, representatives of Goldman Sachs, Lazard Freres and Cravath, Swaine & Moore had discussions with representatives of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Hilton's financial advisor, and Wachtell, Lipton, Rosen & Katz, Hilton's counsel, and later that evening representatives of Lazard Freres and Goldman Sachs met with representatives of DLJ and an officer of Hilton. On November 5, 1997, representatives of DLJ were given access to the information that had been made available to Starwood Lodging and the opportunity to meet with members of the senior management of ITT's subsidiaries. Shortly thereafter, Hilton ceased the discussions between its representatives and advisors and those of ITT, supposedly because ITT was not providing due diligence materials to Hilton. ITT and its legal advisors vigorously denied these claims and repeatedly offered to provide Hilton and its representatives with whatever reasonable information Hilton might request. Hilton did not request any further information or due diligence assistance from ITT nor did it ever identify any information it had requested that ITT failed to provide. Hilton did, however, request that ITT release one of the two other parties expressing an interest in ITT from its standstill obligations to enable Hilton to explore with such other party an enhancement to Hilton's bid and ITT granted such request.

     The ITT Board met again on November 5, 1997. At this meeting, Mr. Araskog described the discussions with Hilton and statements by representatives of Hilton that ITT had not provided equivalent information and assistance to Hilton as it had to Starwood Lodging. Mr. Araskog assured the ITT Board that such statements were false. ITT's legal advisors reviewed the duties applicable to the ITT Board members and described ITT's obligations under the Original Merger Agreement with respect to the consideration of alternative transactions and timing, litigation and tax issues. Representatives of Goldman Sachs and Lazard Freres reviewed the stock

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

trading history of ITT, Starwood Lodging and Hilton and described the terms of the Amended Hilton Transaction, the perception of the two competing offers in the market and the financial analyses performed by Goldman Sachs and Lazard Freres. The ITT directors emphasized their belief that ITT was in "auction" mode and that Hilton and all other bidders must be treated fairly and resolved to continue the auction process for ITT to maximize stockholder value.

     On Thursday, November 6, 1997, the Starwood Lodging Boards met telephonically and authorized Mr. Sternlicht to present a revised proposal to the ITT Board. That evening, Mr. Sternlicht sent a letter to the ITT Board proposing to amend the terms of the Original Merger Agreement to increase the aggregate consideration to be paid in the Merger to $85 per share of ITT Common Stock and allow holders of ITT Common Stock to elect between cash and Paired Shares on the terms and subject to the limitations described herein. Starwood Lodging also proposed that if the Merger were to close after January 31, 1998, each holder of ITT Common Stock would also be entitled to receive for each share of ITT Common Stock converted in the Merger additional cash consideration in an amount equal to the interest that would accrue (without compounding) on $85 at an annual rate of 7% during the period from January 31, 1998 to but excluding the date of closing of the Merger. Mr. Sternlicht's letter constituted an offer to acquire ITT on the terms contained in the draft of the Merger Agreement presented with it and stated that the offer would be withdrawn at 11:59 p.m. on November 12, 1997. ITT acknowledged receipt of Mr. Sternlicht's letter and continued to state that ITT was conducting an auction among all potential bidders.

     ITT announced on November 7, 1997 that the ITT Board had established a special committee of four independent directors (the "ITT Special Committee") to oversee the auction process for ITT. The ITT Special Committee was formed to evaluate all offers for ITT in order to maximize stockholder value and ensure impartiality. The ITT Special Committee retained Gleacher NatWest and Cleary, Gottlieb, Steen & Hamilton to act as its financial advisor and legal advisor, respectively. The ITT Special Committee consists of Paul G. Kirk, Jr., Nolan D. Archibald, Robert A. Burnett and Edward C. Meyer.

     ITT held its 1997 annual meeting of stockholders on November 12, 1997 at which all the incumbent members of the ITT Board were re-elected and that the nominees proposed by Hilton were defeated. At the annual meeting, the Chief Executive Officer of Hilton stated that the Amended Hilton Transaction was superior to Starwood's revised proposal because, among other things, the Amended Hilton Transaction included "more cash -- $2.2 billion more. No ifs, ands or buts. Better than the Starwood offer. You get your cash sooner. . . ." Shortly thereafter, Mr. Sternlicht stated that $25.50 was the minimum cash that an ITT stockholder would receive under Starwood's revised proposal. Mr. Sternlicht's statement assumed, based on the previous statement of Hilton's CEO, that all ITT stockholders elected to receive all cash. As described under "The Merger Agreement -- Proration," to the extent that some ITT stockholders elect to receive Paired Shares, the amount of cash to be received by stockholders electing all cash will increase above $25.50. Under any scenario, the only ITT stockholders who will receive less than $25.50 per share of cash are those who do not elect to receive all cash. If no ITT stockholder elects to receive any cash, a scenario not publicly contemplated by either Mr. Sternlicht or Hilton's CEO at the annual meeting, the minimum cash each ITT stockholder would receive is $15.30 per share of ITT Common Stock. See "The Merger Agreement -- Proration."

     Following the annual meeting, the ITT Special Committee and the ITT Board met and reviewed the amended terms of the Merger proposed by Starwood Lodging. The ITT Special Committee, together with representatives of Gleacher NatWest and Cleary, Gottlieb, Steen & Hamilton, met separately to consider the Merger Agreement. The ITT Special Committee reported to the ITT Board that it was in favor of the Merger and recommended that the ITT Board approve the Merger and the Merger Agreement. The ITT Board, based in part on the recommendation of the ITT Special Committee, approved the amended terms of the Merger and the Merger Agreement. Present at this meeting were all directors of ITT, all executive officers and certain other employees of ITT, representatives of Goldman Sachs, Lazard Freres and Gleacher NatWest, attorneys from Cravath, Swaine & Moore, Simpson Thacher & Bartlett, ITT's New Jersey local counsel and Cleary, Gottlieb, Steen & Hamilton. Mr. Araskog reviewed preliminary indications of the voting and the events that occurred at the annual meeting. ITT's legal advisors reviewed the duties applicable to ITT Board members and discussed with the ITT Board the terms of the Merger Agreement and how they differed from the terms of the Original Merger Agreement and the litigation commenced by Hilton. Representatives of Goldman

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

Sachs and Lazard Freres reviewed the principal economic terms of the Merger Agreement and the Amended Hilton Transaction and described the financial analyses performed by them in comparing the two transactions. Representatives of Gleacher NatWest described their analysis and stated that they agreed with the results of the analyses performed by Goldman Sachs and Lazard Freres. Shortly thereafter the parties executed and delivered the Merger Agreement.

     On November 13, 1997, Hilton terminated the Hilton Offer.

RECOMMENDATION OF THE STARWOOD LODGING BOARDS; REASONS FOR THE MERGER

     THE TRUST BOARD AND THE CORPORATION BOARD HAVE UNANIMOUSLY APPROVED THE SHARES ISSUANCE PROPOSAL AND UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE TRUST AND STOCKHOLDERS OF THE CORPORATION VOTE FOR APPROVAL OF THE SHARES ISSUANCE PROPOSAL.

     The recommendations of the Trust Board and the Corporation Board are based on a number of factors, including the following factors, each of which the Starwood Lodging Boards considered positive:

     - The Starwood Lodging Boards' belief that the acquisition of ITT will enhance Starwood Lodging's competitive position by creating a fully integrated hotel and casino owner and operator with multiple global, premier brand names, including such well known brand names as Westin, Sheraton, CIGA, Four Points, The Luxury Collection and Caesars.

     - ITT combined with Starwood Lodging will serve all segments of the upscale global hotel market and have a major presence in resorts and gaming.

     - The combined company, with its multiple premier brand names and international scope, will be unique among real estate investment trusts.

     - ITT will provide Starwood Lodging with hotel brand and pricing leadership in major markets worldwide.

     - The combined management team of Starwood Lodging and ITT will have significant industry expertise and enhanced management depth.

     - As the largest hotel company in the world in terms of revenues, Starwood Lodging will be able to achieve purchasing, marketing and reservation efficiencies.

     - ITT provides Starwood Lodging with enhanced entry to global investment opportunities and provides Starwood Lodging with enhanced acquisition opportunities.

     - ITT provides Starwood Lodging with a new avenue of growth in franchising and managing hotels for third parties.

     - The transaction is expected to provide Starwood Lodging and ITT with the ability to achieve franchise, management and operating synergies through the elimination of franchise fees and other costs and the opportunity to enhance revenues at Starwood Lodging's hotels which are converted to brands owned by ITT.

     - The transaction is expected to be approximately 17% accretive to Starwood Lodging's 1998 per share funds from operations.

     - The terms and conditions of the Merger Agreement and the Merger and the course of negotiations thereof.

     - The written opinion of Bear Stearns (a copy of which is attached as Annex B to this Joint Proxy Statement/Prospectus) that, based on and subject to certain matters stated therein, as of November 12, 1997, the Merger Consideration is fair from a financial point of view to Starwood Lodging.

     The Trust Board and the Corporation Board also considered the following factors, each of which the Boards considered negative, in making their recommendations:

     - The market might perceive that Starwood Lodging could not maintain its historic growth rate because of the size of the organization.

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

     - The acquisition of ITT represents diversification into the gaming business. Over the previous 18 months, gaming companies have generally traded at lower multiples than hotel companies and have had less predictable earnings. Because of this factor and the preceding factor, the trading multiple of the Paired Shares (then approximately 12 times the average estimate of industry analysts of Starwood Lodging's 1998 EBITDA) could decline, with a concomitant decrease in the trading price of the Paired Shares.

     - The fact that ITT World Directories and ITT Educational were not related to ITT's core lodging business and did not fit with Starwood Lodging's existing strategy.

     - Incurrence of debt could have detrimental effects on Starwood Lodging especially if there is a downturn in the economy. The fact that the debt to total market capitalization of Starwood Lodging before the Merger was 38% compared to 47% after the Merger. The Board determined that compared to other real estate investment companies Starwood Lodging's debt levels would be in line with industry averages after the Merger. The Starwood Lodging Boards also considered the favorable interest rates and financing that its financial advisors indicated would be available.

     The Starwood Lodging Boards did not find it practicable to and did not quantify or otherwise assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Starwood Lodging Boards view their recommendations as being based on the totality of the information presented and considered by them. In making their recommendations the Starwood Lodging Boards determined that the positive effects of the factors outlined above outweighed the negative effect of the factors outlined above.

RECOMMENDATION OF THE ITT BOARD; REASONS FOR THE MERGER

     THE ITT BOARD HAS UNANIMOUSLY APPROVED THE ITT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF ITT VOTE FOR APPROVAL OF THE ITT PROPOSAL.

     The recommendation of the ITT Board is based on a number of factors, including the factors listed below.

     - The ITT Board considered information and presentations by management of ITT with respect to the financial condition, results of operations, businesses and properties of ITT and Starwood Lodging, on both a historical and prospective basis, and current industry conditions.

     - The ITT Board considered presentations by, and the advice and views of Goldman Sachs and Lazard Freres, financial advisors to ITT, concerning ITT, Starwood Lodging and the financial aspects of the Merger. The ITT Board also considered the opinion of Lazard Freres to the effect that, as of October 19, 1997, and subject to the qualifications and limitations set forth in such opinion, the consideration to be received by stockholders of ITT pursuant to the Original Merger Agreement was fair to such stockholders from a financial point of view and the opinion of Lazard Freres, as of November 12, 1997, subject to the qualifications and limitations set forth in such opinion, to the effect that the consideration to be received by stockholders of ITT pursuant to the Merger Agreement is superior to the consideration proposed to be paid to stockholders of ITT in the Amended Hilton Transaction from a financial point of view. See "-- Opinion of Financial Advisor to ITT."

     - The ITT Board closely reviewed the terms and conditions of the Merger Agreement, including the provisions protecting the value of the transaction against fluctuation in the market price of the Paired Shares and the likelihood that the conditions to the Merger will be satisfied. The ITT Board also took into account the terms of the Merger Agreement that permit ITT, to the extent required by the fiduciary duty of the ITT Board, as determined in good faith by a majority of the disinterested directors based on the advice of counsel, in response to unsolicited requests, to participate in discussions or negotiations with or furnish information, subject to an appropriate confidentiality agreement, to any person. To the extent required by its fiduciary obligations, as determined in good faith by a majority of the disinterested directors based on the advice of counsel, the ITT Board may, upon payment of the Termination Fee and Expenses, withdraw its recommendation of the Merger, terminate the Merger Agreement and approve or recommend an alternative change-of-control transaction for ITT that the

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

       ITT Board determines in its good faith judgment (based on the opinion of independent financial advisors that the alternative transaction provides consideration in excess of the consideration provided for in the Merger) is more favorable to ITT and its stockholders than the Merger, and provided that such alternative transaction, to the extent it requires financing, is fully financed or, in the opinion of the ITT Board (based on the advice of independent financial advisors), is reasonably capable of being financed. The ITT Board believes that the provisions of the Merger Agreement should not deter a more attractive offer for ITT if any party is prepared to initiate one. The ITT Board also considered the provisions of the Merger Agreement relating to the treatment of employee stock options, directors' and officers' insurance, indemnification and exculpation and the other covenants and agreements of the parties. See "The Merger Agreement."

     - The ITT Board considered the terms of the Merger Agreement relating to the conversion of ITT Common Stock into cash and Paired Shares, historical trading prices for Paired Shares and the possibility that the market prices of Paired Shares used to calculated the Exchange Ratio could fall below the bottom, or rise above the top, of the "collar" provisions of the Merger Agreement. See "Summary -- Comparative Market Prices," "-- The Merger" and "Risk Factors -- If the Paired Shares Trade Below Collar, Consideration Paid May be Below $85."

     - The ITT Board considered the recommendation of the ITT Special Committee in favor of the Merger and the Merger Agreement. In making its recommendation, the ITT Special Committee considered the same presentations by, and the advice and views of Goldman Sachs and Lazard Freres and the opinion of Lazard Freres as were considered by the ITT Board with respect to the Merger and the Merger Agreement. In addition, the ITT Special Committee considered a presentation by, and the advice and views of Gleacher NatWest, the financial advisor to the ITT Special Committee. The ITT Special Committee also considered the opinion of Gleacher NatWest, as of November 12, 1997, subject to the qualifications and limitations set forth in such opinion, to the effect that the consideration to be received by stockholders of ITT pursuant to the Merger Agreement is fair to such stockholders from a financial point of view and is superior from a financial point of view to the consideration proposed to be paid to the stockholders of ITT in the Amended Hilton Transaction. See "-- Opinion of Financial Advisor to the ITT Special Committee."

     - The ITT Board considered that the Merger would be fully taxable to stockholders of ITT. See "Federal Income Tax Consequences -- Federal Income Tax Consequences of the Merger."

     The ITT Board did not find it practicable to and did not quantify or otherwise assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the ITT Board views its recommendation as being based on the totality of the information presented and considered by it. The ITT Board determined that the positive effects of the foregoing factors outweighed the negative effects of the foregoing factors and based on such determination, and its determination that the consideration to be received by ITT stockholders in the Merger is fair, resolved to approve the Merger Agreement and recommend that stockholders of ITT vote to approve the Merger Agreement.

OPINION OF FINANCIAL ADVISOR TO STARWOOD LODGING

     Bear Stearns was retained by Starwood Lodging to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement, and to render its opinion as to whether the Merger Consideration is fair, from a financial point of view, to Starwood Lodging. Bear Stearns is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities and in rendering opinions in connection with mergers, acquisitions, corporate transactions and other purposes. Starwood Lodging retained Bear Stearns based on its qualifications, expertise and reputation in providing advice to companies with respect to transactions similar to the Merger.

     Bear Stearns has delivered its written opinion dated as of November 12, 1997, to the Starwood Lodging Boards to the effect that, based upon and subject to the various considerations set forth in such opinion, as of November 12, 1997, the Merger Consideration was fair, from a financial point of view, to Starwood Lodging. The summary of the Bear Stearns Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its

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

entirety by reference to the full text of such opinion, which is attached as Annex B to this Joint Proxy Statement/Prospectus. Starwood Lodging shareholders are urged to, and should, read such opinion carefully in its entirety in connection with this Joint Proxy Statement/Prospectus for assumptions made, matters considered and limits of the review by Bear Stearns.

     The Bear Stearns Opinion was directed to the Starwood Lodging Boards and addresses solely the fairness, from a financial point of view, of the Merger Consideration to Starwood Lodging. The Bear Stearns Opinion does not address Starwood Lodging's underlying business decision to effect the Merger and was not a recommendation to the Starwood Lodging Boards, and is not a recommendation to Starwood Lodging shareholders as to whether to approve or vote for the Merger. Although Bear Stearns evaluated the fairness of the Merger Consideration to Starwood Lodging, the Merger Consideration itself was determined by Starwood Lodging and ITT through arm's-length negotiations. Starwood Lodging did not provide specific instructions to, or place any limitations upon, Bear Stearns with respect to the procedures to be followed or factors to be considered by Bear Stearns in performing its analyses or rendering the Bear Stearns Opinion. Bear Stearns has not been requested by Starwood Lodging, and does not intend, to update such opinion based on information since such date.

     In arriving at its opinion, Bear Stearns: (i) reviewed the Merger Agreement; (ii) reviewed Starwood Lodging's and ITT's Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1994 through 1996, and their respective Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997; (iii) reviewed certain operating and financial information, including projections and projected cost savings and synergies provided to Bear Stearns by Starwood Lodging's and ITT's respective managements, relating to their respective business and prospects;
(iv) met with certain members of Starwood Lodging's and ITT's senior management to discuss the operations, historical financial statements and future prospects of Starwood Lodging and ITT and their view of the business, operational and strategic benefits, cost savings, potential synergies and other implications of the Merger; (v) reviewed the historical prices and trading volumes of Paired Shares and ITT Common Stock; (vi) reviewed publicly available financial data and stock market performance data of companies that Bear Stearns deemed generally comparable to Starwood Lodging and ITT or otherwise relevant to its inquiry;
(vii) reviewed the terms, to the extent publicly available, of recent acquisitions of companies that Bear Stearns deemed generally comparable to the Merger or otherwise relevant to its inquiry and (viii) considered such other information and conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

     In the course of its review, Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to it by Starwood Lodging and ITT. With respect to projected financial results (including projected divestitures, cost savings and synergies resulting from, and contemplated tax and accounting effects of, the Merger and related transactions), Bear Stearns assumed with the consent of the Starwood Lodging Boards that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Starwood Lodging and ITT as to the expected future performance of their respective companies. Bear Stearns does not assume any responsibility for the information provided to it and Bear Stearns relied upon the assurances of management of Starwood Lodging and ITT that they were unaware of any facts that would make the information provided to Bear Stearns incomplete or misleading. Bear Stearns assumed with the consent of the Starwood Lodging Boards that the Merger would be consummated in accordance with the terms described in the Merger Agreement. In arriving at the Bear Stearns Opinion, Bear Stearns did not perform any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Starwood Lodging or ITT and Bear Stearns was not furnished with any such evaluation or appraisal.

     The following is a summary of the principal financial and valuation analyses that were performed by Bear Stearns to arrive at the Bear Stearns Opinion. The analyses set forth below are based on certain assumptions, including those set forth in the immediately preceding paragraph and that (i) 30% of the Merger Consideration would be paid in cash, (ii) the synergies and projected cost savings (see "Anticipated Synergies") and projections provided by the respective managements of Starwood Lodging and ITT would be achieved and
(iii) certain assets, primarily ITT World Directories, would be divested as of the Effective Time. Based on these financial and valuation analyses and the other factors discussed herein, Bear Stearns

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

determined that, as of the date of its opinion, the Merger Consideration is fair, from a financial point of view, to Starwood Lodging. In arriving at its opinion, Bear Stearns did not attribute any particular weight to any analysis or factor considered by it, but rather made a single judgment as to fairness based on its experience and professional judgment and the analyses as a whole. The Bear Stearns Opinion is not subject to any limitations based on whether the Paired Shares trade within the "collar" set forth in the Merger Agreement. The Bear Stearns Opinion represents Bear Stearns' opinion as of November 12, 1997, the date of such opinion, taking into account all factors which Bear Stearns considered relevant, including that on such date, the closing sales price of the Paired Shares, as reported by the NYSE Composite Tape, was within the "collar."

     RELATIVE CONTRIBUTION ANALYSIS. Bear Stearns analyzed the contributions of FFO by Starwood Lodging and ITT to the pro forma combined entity relative to the ownership of Starwood Lodging and ITT shareholders in the combined entity. FFO was based on Starwood Lodging management estimates for such amounts before synergies and asset sales. In order to take into account the $25.50 per share of ITT Common Stock to be paid in the Merger, ITT's FFO was adjusted for the interest cost, after tax, of a hypothetical pre-transaction cash dividend of $25.50 per share to ITT's shareholders. Based on the foregoing, Bear Stearns noted that Starwood Lodging's contribution to FFO was 37.8% and 37.9% based on the 1997 and 1998 estimates, respectively. Depending on the Market Price of the Paired Shares during the Averaging Period, the Starwood Lodging shareholders will hold from 39.4% to 42.8% of the combined entity.

     PRO FORMA MERGER ANALYSIS. Bear Stearns analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on Starwood Lodging's projected FFO for fiscal years 1998, 1999 and 2000, based on Starwood Lodging management estimates of projected FFO for Starwood Lodging and ITT. The results of the pro forma merger analysis suggested that the Merger would increase FFO per share by 17.2%, 18.5% and 13.2% in 1998, 1999 and 2000, respectively, assuming Starwood Lodging issued in the Merger the number of shares it would issue if the Market Price during the Averaging Period were $57.263 (the mid-point of the collar). If the Market Price during the Averaging Period were lower than the mid-point of the collar, the number of shares issued in the Merger would increase and the increase in FFO per share would be less. The Merger would increase FFO per share by 11.8%, 13.1% and 7.9% in 1998, 1999 and 2000, respectively, assuming Starwood Lodging issued in the Merger the maximum number of shares contemplated by the "collar."

     BUILD-UP ANALYSIS. Bear Stearns estimated a range of values of ITT's business segments on a trading basis (that is, how such business segments might trade on stock markets) and a sales basis (that is, the price an acquiror might pay for such segments) and the value of potential synergies and tax savings resulting from the Merger, based on estimates and projections provided by the managements of Starwood Lodging and ITT. The range of values was estimated to be $92.01 to $101.43 per share of ITT Common Stock on a trading basis and $97.47 to $103.82 per share of ITT Common Stock on a sale basis.

     DISCOUNTED CASH FLOW ANALYSIS. Bear Stearns performed a discounted cash flow analysis to calculate a present value of the estimated cash flows of Starwood Lodging and ITT based on Starwood Lodging management estimates of projected free cash flows for each company for the years 1998 to 2003, a 12% equity discount rate and a terminal value calculated assuming a 3% growth of levered free cash flow into perpetuity. Depending on the Market Price of the Paired Shares during the Averaging Period, Starwood Lodging shareholders will hold from 39.4% to 42.8% of Starwood Lodging/ITT combined. Based on the foregoing analysis, the value of such interest would exceed Starwood Lodging's standalone value by 5.3% to 14.4%.

     ILLUSTRATIVE STARWOOD LODGING SHAREHOLDER VALUE ANALYSIS. Bear Stearns calculated the hypothetical pro forma impact of the Merger on the trading price of a Paired Share based on a range of potential FFO amounts and FFO multiples. Bear Stearns used a range of potential FFO multiples of 10.0x to 14.0x Starwood Lodging management estimated of pro forma 1998 FFO per share (based on management's estimates), and a potential range of deviation from these estimates of +$100 million to -$100 million. In determining a range of hypothetical FFO multiples, Bear Stearns noted that the shares of FelCor Suite Hotels, Inc. and Patriot American Hospitality Inc./Patriot American Hospitality Operating Company ("Patriot American"), two other REITs, were trading at approximately 11.0x and 12.0x analysts' estimates of 1998 FFO per share and that Paired Shares were trading approximately 14.0x analysts' estimates of 1998 FFO per share. Bear Stearns

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

calculated that the hypothetical pro forma trading price of a Paired Share as of the Effective Time ranged from a low of $43.52, assuming an FFO multiple of 10.0x and a deviation from Starwood Lodging estimated pro forma 1998 FFO of -$100 million, to a midpoint of $57.96, assuming an FFO multiple of 12.0x and no deviation from Starwood Lodging estimated pro forma 1998 FFO to a high of $74.31, assuming an FFO multiple of 14.0x and a deviation from Starwood Lodging estimated pro forma 1998 FFO of +$100 million. Bear Stearns noted that these imputed prices would respectively represent changes of -24.0%, +1.2% and +29.8% from the midpoint of the collar of $57.263 and -21.2%, +4.9% and +34.5% from the November 11, 1997 closing price of $55.25 per Paired Share. Bear Stearns performed similar analyses based on EBITDA multiples and noted that the results were similar to those based on FFO multiples.

     In performing these analyses, Bear Stearns was not expressing any opinion as to the price or range of prices at which Paired Shares may trade. The prices at which such shares trade in the stock market is and will be driven by a variety of quantitative and qualitative factors, any of which could cause actual trading prices to differ materially from the amounts set forth above. For example, the FFO multiple at which Paired Shares are ultimately valued by potential investors and the degree to which the stock market accepts Starwood Lodging management estimates of pro forma FFO may be significantly more or less favorable than the illustrative ranges set forth above.

     OTHER ANALYSES. Bear Stearns conducted certain other analyses, including reviewing trading prices for the Paired Shares (see "Summary -- Comparative Market Prices") and reviewing historical and projected financial and operating data for both Starwood Lodging and ITT individually and on a combined basis (see the historical and pro forma financial data included herein or incorporated herein by reference).

     The foregoing summary does not purport to be a complete description of the analyses performed and factors considered by Bear Stearns in arriving at its opinion, although it includes the material factors considered by Bear Stearns. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the Bear Stearns Opinion. In arriving at its opinion, Bear Stearns considered the results of all such reviews, calculations and analyses. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading or private market values of the company or companies to which they are being compared.

     The analyses were prepared solely for purposes of providing the Bear Stearns Opinion as to the fairness, from a financial point of view, of the Merger Consideration to Starwood Lodging and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold to other parties. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the parties or their respective advisors, none of Starwood Lodging, ITT, Bear Stearns or any other person assumes responsibility if future results are materially different from those forecast. The Bear Stearns Opinion is necessarily based on economic, market and other conditions, and the information made available to Bear Stearns, as they existed and could be evaluated on the date of the opinion. The Bear Stearns Opinion does not imply any conclusion as to the likely trading range of the Paired Shares either prior to or subsequent to the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     In the ordinary course of business, Bear Stearns may actively trade the securities of Starwood Lodging and ITT for its own account and for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Bear Stearns has previously rendered investment banking and financial advisory services to Starwood Lodging and ITT for which Bear Stearns received customary compensation. In addition, Bear Stearns rendered investment banking and financial advisory services in connection with the proposed sale of ITT World Directories for which Bear Stearns will receive customary compensation.

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

     Pursuant to a letter agreement dated October 19, 1997, entered into by Starwood Lodging and Bear Stearns, Starwood Lodging has agreed to pay Bear Stearns (i) a cash fee of $1,000,000 upon execution of the Bear Stearns engagement letter, (ii) an additional cash fee of $5,000,000 upon the rendering of the Bear Stearns Opinion and (iii) a success fee of $22,000,000 (less a credit for fees previously paid) upon consummation of the Merger. Starwood Lodging has agreed to reimburse Bear Stearns for its out-of-pocket expenses, including the fees and disbursements of counsel. Starwood Lodging has agreed to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under the federal securities laws.

OPINION OF FINANCIAL ADVISOR TO ITT

     Lazard Freres delivered its written opinion dated as of October 19, 1997 to the ITT Board to the effect that, as of October 19, 1997, the consideration to be received by holders of ITT Common Stock pursuant to the Original Merger Agreement was fair to such holders from a financial point of view. Lazard Freres has confirmed its opinion as of the date of this Joint Proxy Statement/Prospectus with respect to the consideration to be received by holders of ITT Common Stock pursuant to the Merger Agreement, with its subsequent written opinion dated as of the date of this Joint Proxy Statement/Prospectus (the "Lazard Freres Opinion"). Lazard Freres also delivered its written opinion dated as of November 12, 1997 (the "November 12 Lazard Freres Opinion") to the effect that, as of November 12, 1997, the Merger Consideration to be received by holders of ITT Common Stock is superior to the consideration such holders of ITT Common Stock would have received in the Amended Hilton Transaction from a financial point of view.

     A COPY OF THE FULL TEXT OF EACH OF THE LAZARD FRERES OPINION DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE NOVEMBER 12 LAZARD FRERES OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C-1 AND C-2 TO THIS JOINT PROXY STATEMENT/PROSPECTUS, RESPECTIVELY, AND SUCH OPINIONS ARE INCORPORATED HEREIN BY REFERENCE. THE SUMMARIES OF THE LAZARD FRERES OPINIONS SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINIONS. HOLDERS OF SHARES OF ITT COMMON STOCK ARE URGED TO READ THE LAZARD FRERES OPINION AND THE NOVEMBER 12 LAZARD FRERES OPINION CAREFULLY AND IN THEIR ENTIRETY. THE OPINIONS ARE NOT INTENDED TO AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF ITT AS TO WHETHER SUCH HOLDER SHOULD VOTE FOR THE ITT PROPOSAL.

LAZARD FRERES OPINION

     In the course of performing its review and analyses for rendering the Lazard Freres Opinion, Lazard Freres: (i) reviewed the financial terms and conditions of the Original Merger Agreement and the Merger Agreement; (ii) analyzed certain historical business and financial information relating to ITT and Starwood Lodging; (iii) reviewed various financial forecasts and other data provided to Lazard Freres by ITT and Starwood Lodging relating to their respective businesses and the benefits projected by Starwood Lodging to be realized in connection with a combination of Starwood Lodging and ITT; (iv) participated in discussions with members of the senior management of ITT and Starwood Lodging with respect to the business and prospects of ITT and Starwood Lodging, the strategic objectives of each and the possible benefits which might be realized following a combination of Starwood Lodging and ITT; (v) reviewed public information with respect to certain other companies in lines of business Lazard Freres believes to be generally comparable to those of ITT and Starwood Lodging; (vi) reviewed the financial terms of certain business combinations involving companies in lines of business Lazard Freres believed to be generally comparable to those of ITT and Starwood Lodging; (vii) reviewed the historical stock prices and trading volumes of ITT Common Stock and the Paired Shares;
(viii) held discussions with ITT's legal advisors concerning legal, structural and tax aspects of the Original Merger; and (ix) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate.

     Lazard Freres did not assume any responsibility for independent verification of the accuracy and completeness of any of the financial and other information reviewed by it for the purposes of its opinion. Lazard Freres assumed that the financial forecasts provided to it, including the potential synergies and tax

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

savings projected to be realized from the Original Merger, were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of ITT and Starwood Lodging as to the future financial performance of ITT and Starwood Lodging, respectively, and that the synergies and tax savings projected to be realized from a combination of Starwood Lodging and ITT would be realized substantially in accordance with such projections, both as to the financial effect and timing thereof. Lazard Freres expressed no view as to such forecasts or the assumptions on which they were based, and there can not be any assurance that the actual results of ITT and Starwood Lodging will not differ materially from those reflected in the forecasts. Lazard Freres did not assume any responsibility for or prepare any independent evaluation or appraisal of any of the assets or liabilities of ITT or Starwood Lodging or their respective subsidiaries or trusts, as the case may be, nor was Lazard Freres furnished with any independent evaluations or appraisals.

     In connection with rendering its opinion, Lazard Freres did not solicit, and was not asked to solicit, any third party acquisition interest in ITT. In addition, Lazard Freres does not express any opinion as to the price or range of prices at which the Paired Shares may trade subsequent to the announcement of the execution of the Original Merger Agreement or the consummation of the Merger. The Lazard Freres Opinion is directed only to the fairness, from a financial point of view, of the consideration that would have been received by the holders of ITT Common Stock in the Merger and does not address the business judgment of the ITT Board in entering into the Merger Agreement. The Lazard Freres Opinion also was necessarily based on economic, market, legislative and other conditions as in effect on, and information made available to Lazard Freres as of, the date of the Lazard Freres Opinion.

     In rendering its opinion, Lazard Freres assumed that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by ITT and that obtaining the necessary regulatory approvals for the Merger would not have a material adverse effect on ITT, Starwood Lodging or the trading of Paired Shares.

     The following is a summary of the material financial analyses used by Lazard Freres in connection with rendering the Lazard Freres Opinion.

     COMPARABLE COMPANIES ANALYSIS. Lazard Freres reviewed and compared certain financial information relating to Starwood Lodging to corresponding financial information, ratios and public market multiples for three other paired-share real estate investment trusts that Lazard Freres deemed to be comparable to Starwood Lodging. The paired-shared real estate investment trusts included in the analysis were: Meditrust Corporation, Patriot American and First Union Real Estate Equity and Mortgage Investments (collectively, the "Selected Paired-Shared REITs"). With respect to the Selected Paired-Shared REITs, Lazard Freres considered the ratios of market price to estimated calendar year 1998 FFO (based on Wall Street financial analysts' estimates), which ratios for the Selected Paired-Shared REITs ranged from a low of 11.8x to a high of 12.9x for 1998, compared to 13.9x for 1998 for Starwood Lodging.

     Lazard Freres also reviewed and compared certain financial information relating to ITT to corresponding financial information, ratios and public market multiples for 11 other companies in the hotel industry and four companies in the gaming industry that Lazard Freres deemed to be comparable to ITT. The hotel companies included in the analysis were: Hilton, Host Marriott Corporation ("Host Marriott"), Parent Holding Corp. ("Parent Holding") (whose constituent companies are Promus Hotel Corporation and Doubletree Corporation) (pro forma for the announced merger), La Quinta Inns, Inc. ("La Quinta"), Four Seasons Hotels Corporation ("Four Seasons"), Marriott International, Inc. ("Marriott International"), Bass PLC, Granada Group PLC, Accor S.A., Whitbread PLC and Ladbroke Group PLC; the gaming companies included in the analysis were: Mirage Resorts, Incorporated ("Mirage"), Circus Circus Enterprises, Inc. ("Circus Circus"), Harrah's Entertainment, Inc. ("Harrah's") and MGM Grand, Inc. ("MGM Grand") (such hotel and gaming companies are hereafter referred to as the "Selected Comparable Companies"). Lazard Freres examined, among other things, multiples of enterprise value to (i) 1997 and 1998 estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") (based on Wall Street financial analysts' estimates) and (ii) 1997 and 1998 estimated price to earnings ("P/E") ratios (based on Wall Street financial analysts' estimates). The analysis indicated that the Selected Comparable Companies traded at ranges of 7.6x to 23.6x and 6.7x to 20.3x to 1997 and 1998 estimated EBITDA, respectively, compared to multiples for ITT

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

of 10.1x to 1997 estimated EBITDA and 8.7x to 1998 estimated EBITDA. The analysis also indicated that the Selected Comparable Companies traded at ranges of 14.4x to 35.0x and 13.0x to 28.6x 1997 and 1998 estimated P/E, respectively, compared to multiples for ITT of 31.8x 1997 estimated P/E and 24.5x 1998 estimated P/E.

     SELECTED PRECEDENT TRANSACTIONS ANALYSIS. Using publicly available information, Lazard Freres reviewed and analyzed certain financial and operating information relating to nine selected transactions in the hotel industry since 1994 (for purposes of this section, the "Selected Hotel Transactions") and five selected transactions in the gaming industry since 1994 (for purposes of this section, the "Selected Gaming Transactions").

     The Selected Hotel Transactions and the dates the transactions were announced are as follows: Starwood Lodging's acquisition of Westin (September
1997); Promus Hotel Corporation's ("Promus") pending acquisition of Doubletree Corporation ("Doubletree") (September 1997); Patriot American's acquisition of Wyndham Hotel Corporation ("Wyndham") (February 1997); Marriott International's acquisition of Renaissance Hotel Group N.V. ("Renaissance") (February 1997); Doubletree's acquisition of Red Lion Hotels Inc. ("Red Lion") (September 1996); Granada Group PLC's acquisition of Forte PLC (November 1995); FelCor Suite Hotels Inc.'s acquisition of 18 Crown Sterling Suites Hotels (November 1995); Forte PLC's acquisition of Meridian (Air France) (September 1994) and ITT's acquisition of Ciga (February 1994).

     Lazard Freres compared, among other things, the "transaction value" (i.e., the price per share multiplied by the sum of the number of shares outstanding and the number of options outstanding plus the liquidation values of any preferred stock, short term debt, long term debt and the value of minority interests less cash and equivalents and proceeds from exercisable options) of the Selected Hotel Transactions as a multiple of last twelve months ("LTM") sales, LTM EBITDA and LTM earnings before interest and taxes ("EBIT"). The ranges of the transaction values as a multiple of LTM sales, LTM EBITDA and LTM EBIT for such acquisitions were as follows: (i) transaction value to LTM sales ranged from 1.6x to 7.3x (with a median of 3.3x and a mean of 4.0x); (ii) transaction value to LTM EBITDA ranged from 12.0x to 22.9x (with a median of 13.2x and a mean of 15.3x); and (iii) transaction value to LTM EBIT ranged from 14.8x to 45.5x (with a median of 19.8x and a mean of 25.9x). Lazard Freres also compared the premium paid to the closing market price one month prior to the announcement of the acquisitions of Doubletree, Wyndham, Renaissance, Red Lion and Forte PLC, which ranged from 3% to 76% (with a median of 32% and a mean of 34%). Lazard Freres compared their multiple to the 13.8x multiple of estimated LTM economic EBITDA indicated by the Original Merger.

     The Selected Gaming Transactions and the dates the transactions were announced are as follows: Sun International Hotels Ltd.'s acquisition of Griffin Gaming and Entertainment (August 1996); Trump Hotels & Casino Resorts Inc.'s acquisition of Trump Castle Hotel & Casino (June 1996); Hilton's acquisition of Bally Entertainment Corporation (June 1996); Circus Circus's acquisition of Gold Strike Resorts (March 1995) and ITT's acquisition of Caesars World, Inc. (December 1994).

     Lazard Freres compared, among other things, the transaction value of the Selected Gaming Transactions as a multiple of LTM sales, LTM EBITDA and LTM EBIT. The ranges of the transaction values as a multiple of LTM sales, LTM EBITDA and LTM EBIT for such acquisitions were as follows: (i) transaction value to LTM sales ranged from 1.2x to 4.7x (with a median of 1.8x and a mean of 2.5x); (ii) transaction value to LTM EBITDA ranged from 7.2x to 15.2x (with a median of 11.0x and a mean of 11.0x); and (iii) transaction value to LTM EBIT ranged from 9.8x to 20.0x (with a median of 15.4x and a mean of 15.4x). Lazard Freres compared their multiple to the 13.8x multiple of estimated LTM economic EBITDA indicated by the Original Merger. Lazard Freres also compared the premium paid to the closing market price one month prior to the announcement of the acquisitions of Griffin Gaming and Entertainment, Bally Entertainment Corporation and Caesars, which ranged from 39% to 65% (with a median of 54% and a mean of 53%).

     DISCOUNTED CASH FLOW ANALYSIS. Lazard Freres performed a discounted cash flow analysis for ITT after giving effect to ITT's Comprehensive Plan at June 30, 1997. The management of ITT informed Lazard Freres that the Comprehensive Plan would have included, among other things, (i) a stock tender offer for up to 30 million shares of ITT Common Stock at a price of $70 per share, (ii) a debt tender offer to repurchase in the

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

aggregate approximately $2.0 billion of ITT's publicly held debt securities and
(iii) the separation of ITT into three publicly owned companies to be effected through the distribution of all the shares owned by ITT of ITT Destinations, Inc., a new subsidiary that was formed to hold ITT's hotel and gaming business ("ITT Destinations") and ITT Educational. Pursuant to the Comprehensive Plan, after the distributions described in (iii) above, ITT's remaining business would have been its telephone directories publishing business and it was expected that ITT would change its name to ITT Information Services, Inc. ("ITT Information Services").

     Based on forecasts provided by the management of ITT, Lazard Freres calculated ranges of equity values for ITT based upon the present value of the projected stream of unlevered free cash flow through 2001 and a projected calendar year 2001 terminal value, based on multiples of estimated EBITDA for ITT Destinations and ITT Information Services ranging from 8.0x to 12.0x and 7.0x to 11.0x, respectively, and a value of $6.17 per share of ITT Educational to ITT stockholders. In performing its analyses, Lazard Freres utilized a range of discount rates for ITT Destinations and ITT Information Services, respectively.

     PRO FORMA FFO ANALYSIS. Lazard Freres analyzed certain pro forma effects resulting from the Original Merger, including the potential impact of the Original Merger on projected FFO for the combined company assuming (on the basis of projections provided by the management of ITT and Starwood Lodging) annual operating synergies of $45 million and assuming (on the basis of projections provided by the management of ITT and Starwood Lodging) no tax savings, as well as a range of annual tax savings. In all scenarios, the analysis indicated that the Original Merger would be accretive in the years 1998 and 1999 to FFO on a per Paired Share basis.

NOVEMBER 12 LAZARD FRERES OPINION

     In the course of performing its review and analyses for rendering the November 12 Lazard Freres Opinion, Lazard Freres: (i) reviewed the financial terms and conditions of (a) the Merger Agreement and (b) the Amended Hilton Transaction (including the terms of Hilton's proposed merger agreement); (ii) analyzed certain historical business and financial information relating to ITT, Starwood Lodging and Hilton; (iii) reviewed various financial forecasts and other data provided to Lazard Freres by ITT, Starwood Lodging and Hilton relating to their respective businesses and the benefits projected by Starwood Lodging and Hilton to be realized in connection with the Merger and the Amended Hilton Transaction, respectively; (iv) with respect to ITT and Starwood Lodging, participated in discussions with members of the senior management of ITT and Starwood Lodging with respect to the business and prospects of ITT and Starwood Lodging, and the strategic objectives of each and the possible benefits which might be realized following the Merger, and with respect to Hilton, participated in discussions with members of the management of Hilton with respect to the results of Hilton's pro forma financial analysis after giving effect to the Amended Hilton Transaction, including the assumptions underlying such analysis;
(v) reviewed public information with respect to certain other companies in lines of business which Lazard Freres believed to be generally comparable to those of ITT, Starwood Lodging and Hilton; (vi) reviewed the financial terms of certain business combinations involving companies in lines of business which Lazard Freres believed to be generally comparable to those of ITT, Starwood Lodging and Hilton; (vii) reviewed the historical stock prices and trading volumes of ITT Common Stock, the Paired Shares and the Hilton Common Stock; (viii) held discussions with ITT's attorneys concerning legal, structural, regulatory and tax aspects of the Merger and the Amended Hilton Transaction; and (ix) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate.

     Lazard Freres did not assume any responsibility for independent verification of the accuracy and completeness of any of the financial and other information reviewed by it for the purposes of its opinion. Lazard Freres assumed that the financial forecasts provided to it, including the potential synergies and tax savings projected to be realized from the Merger and the synergies projected to be realized from the Amended Hilton Transaction, were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of ITT, Starwood Lodging and Hilton as to the future financial performance of ITT, Starwood Lodging and Hilton, respectively, and that the synergies and tax savings projected to be realized from the Merger and the synergies projected to be realized from the Amended Hilton Transaction would be realized substantially in accordance with such projections, both as to the financial effect and timing thereof. Lazard Freres expressed no view as to such forecasts or the assumptions on which they were based,

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

and there can not be any assurance that the actual results of ITT, Starwood Lodging and Hilton will not differ materially from those reflected in the forecasts. Lazard Freres did not assume any responsibility for or prepare any independent evaluation or appraisal of any of the assets or liabilities of ITT or Starwood Lodging or their respective subsidiaries or trusts, as the case may be, nor was Lazard Freres furnished with any independent evaluations or appraisals. Lazard Freres had only very limited access to both confidential information regarding Hilton and members of Hilton's management team. In rendering the November 12 Lazard Freres Opinion, Lazard Freres, with ITT's permission, relied upon the advice of ITT and its legal counsel concerning the expected time required to satisfy the conditions to the Merger.

     In connection with rendering its opinion, Lazard Freres did not solicit, and was not asked to solicit, any third party acquisition interest in ITT. In addition, Lazard Freres did not express any opinion as to the price or range of prices at which the Paired Shares or Hilton Common Stock may trade subsequent to the consummation of the Merger or the Amended Hilton Transaction. The November 12 Lazard Freres Opinion does not address the business judgment of the ITT Board in amending the Original Merger Agreement or recommending the Merger. The November 12 Lazard Freres Opinion also was necessarily based on economic, monetary market, legislative and other conditions as in effect on, and information made available to Lazard Freres as of, the date of the November 12 Lazard Freres Opinion.

     In rendering its opinion, Lazard Freres assumed that the Merger would be consummated on the terms described in the Merger Agreement and that the Amended Hilton Transaction would be consummated on the terms described in Amendment Number 36 to the Hilton Schedule 14D-1, in each case without any waiver of any material terms or conditions by ITT. In addition, in rendering its opinion Lazard Freres also assumed that (i) obtaining the necessary regulatory approvals for the Merger would not have a material adverse effect on ITT, Starwood Lodging or the trading of Paired Shares and (ii) obtaining the necessary regulatory approvals for the Amended Hilton Transaction would not have a material adverse effect on ITT, Hilton or the trading of Hilton Common Stock. Lazard Freres also assumed the absence of any change in the United States tax laws and regulations applicable to the Merger of the Amended Hilton Transaction and in effect on the date of the November 12 Lazard Freres Opinion.

     The following is a summary of the material financial analyses used by Lazard Freres in connection with providing the November 12 Lazard Freres Opinion to the ITT Board:

     COMPARATIVE ANALYSIS OF NOMINAL VALUE OF COMPETING OFFERS. Lazard Freres reviewed and compared the nominal value of the consideration per share of ITT Common Stock to be received in the Merger and the Amended Hilton Transaction. In performing its analysis, Lazard Freres assumed that, with respect to the Merger, 30% of the aggregate consideration in the Merger would be paid in cash and that the Paired Shares would trade between $53.263 and $61.263 at the consummation of the Merger. Lazard Freres also assumed that, with respect to the Amended Hilton Transaction, 65,000,000 shares of ITT Common Stock (representing approximately 55.5% of the outstanding shares of ITT Common Stock as of November 12, 1997) would be purchased for $80 in cash and that the per share value of Hilton Common Stock to be issued in the Amended Hilton Transaction would be $31.00 (based on the closing price of Hilton Common Stock on November 12, 1997). In addition, Lazard Freres calculated a range of hypothetical values between approximately $6.00 and $6.80 for CVP Share to be issued in the Amended Hilton Transaction and assumed for the illustrative purposes of its analysis that the hypothetical value for each CVP Share was $6.40. Based on these assumptions, Lazard Freres calculated the nominal consideration per share of ITT Common Stock to be received in the Merger to consist of $25.50 in cash and $59.50 in Paired Shares, for a total consideration per share of ITT Common Stock of $85.00, as compared to the nominal consideration per share of ITT Common Stock to be received in the Amended Hilton Transaction, which Lazard Freres calculated to consist of $44.37 in cash, $27.61 in Hilton Common Stock and $5.70 in CVP Shares, for a total consideration per share of ITT Common Stock of $77.68.

     COMPARATIVE ANALYSIS OF DISCOUNTED VALUE OF CONSIDERATION FROM DATE RECEIVED OF COMPETING OFFERS. Lazard Freres reviewed and compared the value of the consideration per share of ITT Common Stock to be received in the Merger and the Amended Hilton Transaction, in each case discounted to November 12, 1997. In performing its analysis, Lazard Freres assumed that, with respect to the Merger, 30% of the aggregate consideration in the Merger would be paid in cash, that the consideration to be received in the Merger would be received on January 31, 1998 and that the Paired Shares would trade between $53.263 and $61.263 at the consummation of the Merger. For purposes of its analysis, Lazard Freres assumed that the consideration to be received in the Merger would be received on January 31, 1998, as opposed to three months from November 12, 1997 (the date that Lazard Freres assumed the portion of the Amended Hilton Transaction consideration consisting of shares of Hilton Common Stock and CVP Shares would be received), because if the consummation of the Merger occurs after January 31, 1998, ITT stockholders would receive additional cash consideration per share of ITT Common Stock in an amount equal to (i) $85.00 times (ii) 7% per annum (without compounding) accrued from and including January 31, 1998, to but excluding the date of the consummation of the Merger. Lazard Freres assumed that the cash consideration portion to be received in the Amended Hilton Transaction would be received on November 19, 1997 and that the portion of the Amended Hilton Transaction consideration consisting of shares of Hilton Common Stock and CVP Shares would be received 3 months from November 12, 1997. As indicated above, Lazard Freres assumed for the illustrative purposes of its analysis that the hypothetical value for each CVP Share was $6.40 and that the per share value of Hilton Common Stock to be issued in the Amended Hilton Transaction would be $31.00 (based on the closing price of Hilton Common Stock on November 12, 1997). Based on these assumptions, and assuming a 12% discount rate, Lazard Freres calculated the aggregate consideration per share of ITT Common Stock to be received in the Merger to be $82.91, as compared to the aggregate consideration per share of ITT Common Stock to be received in the Amended Hilton Transaction, which Lazard Freres calculated to be $77.53. Based on these assumptions, and assuming a 15% discount rate, Lazard Freres calculated the aggregate consideration per share of ITT Common Stock to be received in the Merger to be $82.44, as compared to the aggregate consideration per share of ITT Common Stock to be received in the Amended Hilton Transaction, which Lazard Freres calculated to be $77.49. Lazard Freres also calculated the discounted value per share of ITT Common Stock to be received in the Merger and the Amended Hilton Transaction assuming that (i) the portion of the Amended Hilton Transaction consideration consisting of Hilton Common Stock and CVP Shares and (ii) the consideration to be received in the Merger would in each case be received 6 months from November 12, 1997 (the "6 Month Case"). Assuming a 12% discount rate and the 6 Month Case, Lazard Freres calculated the aggregate consideration per share of ITT Common Stock to be received in the Merger to be $81.90, as compared to the aggregate consideration per share of ITT Common Stock to be received in the Amended Hilton Transaction, which Lazard Freres calculated to be $77.37. Assuming a 15% discount rate and the 6 Month Case, Lazard Freres calculated the aggregate consideration per share of ITT Common Stock to be received in the Merger to be $80.82, as compared to the aggregate consideration per share of ITT Common Stock to be received in the Amended Hilton Transaction, which Lazard Freres calculated to be $77.30.

SPECIAL CONSIDERATIONS; INVOLVEMENT OF LAZARD FRERES AND GOLDMAN SACHS

     The preparation of a fairness opinion and a superiority opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description and taking portions of the analyses set out above, without considering each analysis as a whole, would, in the view of Lazard Freres, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering its opinion. The Lazard Freres Opinion and the November 12 Lazard Freres Opinion necessarily involved making complex considerations and judgments concerning differences in the potential financial and operating characteristics of the precedent transactions. In arriving at its opinions, Lazard Freres considered the results of its analyses and did not attribute particular weight to any one analysis or factor considered by it. No transaction in the precedent transaction analysis summarized above is identical to the Merger or the Original Merger. The analyses performed by Lazard Freres, particularly those based on forecasts, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Lazard Freres' analysis of the fairness and/or superiority of the consideration to be paid in the Original Merger, the Merger or the Amended Hilton

Transaction, from a financial point of view, to the stockholders of ITT. The foregoing summary does not purport to be a complete description of the analyses prepared by Lazard Freres.

     Lazard Freres is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes. Lazard Freres was selected to act as financial advisor to the ITT Board because of its expertise and its reputation in investment banking and mergers and acquisitions and its familiarity with ITT.

     Goldman Sachs, which is also acting as financial advisor to ITT in connection with the Merger and the Original Merger, did not deliver an opinion to the ITT Board with respect to the Merger or the Original Merger. Goldman Sachs advised the ITT Board that it believed it to be inappropriate for Goldman Sachs to deliver an opinion with respect to the Merger or the Original Merger in light of Goldman Sachs' involvement and financial interest in the Westin Acquisition. Goldman Sachs, through certain of its affiliates, has a significant equity interest in Westin. As a result of the consummation of the Westin Acquisition, certain affiliates of Goldman Sachs have an equity interest in Starwood Lodging and have one representative on each of the Trust Board and the Corporation Board. In addition, Goldman Sachs is serving as financial advisor to Westin in the Westin Acquisition and will receive advisory fees in connection therewith.

     Although Goldman Sachs did not render an opinion as to the fairness or superiority of the consideration to be paid pursuant to the Original Merger or the Merger to the holders of the ITT Common Stock, Goldman Sachs did provide the ITT Board with advice and views, in conjunction with Lazard Freres and subject to the assumptions and conditions described above, concerning the financial aspects of the Merger and the Original Merger. In its capacity as financial advisor to ITT, Goldman Sachs participated with Lazard Freres in the review and analysis of the financial information and the preparation of other materials that were presented to the ITT Board. Goldman Sachs also participated with Lazard Freres in each presentation to the ITT Board. In addition, Goldman Sachs was involved in arranging (i) the issuance by ITT Promedia CVA ("Promedia"), a wholly owned subsidiary of ITT World Directories, of approximately DM 575 million of Senior Subordinated DM Notes due 2007 and (ii) the issuance by ITT Publimedia, B.V., a wholly-owned subsidiary of Promedia, of approximately $225 million of Senior Subordinated Notes due 2007.

     Pursuant to an engagement letter with Goldman Sachs and Lazard Freres, ITT has paid each of Goldman Sachs and Lazard Freres for their services 50% of (a) an initial fee equal to $1,000,000 and (b) an additional advisory fee equal to $19,000,000. ITT has also agreed to reimburse Goldman Sachs and Lazard Freres for their reasonable out of pocket expenses, including fees of counsel and any sales, use or similar taxes, and to indemnify Goldman Sachs and Lazard Freres against certain liabilities in connection with their engagement, including certain liabilities arising under Federal securities laws.

     Goldman Sachs and Lazard Freres have provided financial advisory and investment banking services to ITT from time to time for which they have received customary compensation. Kendrick R. Wilson III is a Managing Director of Lazard Freres. In the ordinary course of their businesses, each of Goldman Sachs and Lazard Freres may actively trade the securities of ITT and/or Starwood Lodging for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF FINANCIAL ADVISOR TO THE ITT SPECIAL COMMITTEE

     The ITT Special Committee retained Gleacher NatWest to act as the ITT Special Committee's financial advisor in connection with the Merger and related matters. At the meeting of the ITT Special Committee on November 12, 1997, Gleacher NatWest delivered an oral opinion (subsequently confirmed in writing on November 16, 1997) (the "Gleacher NatWest Opinion") to the ITT Special Committee to the effect that, as of November 12, 1997, (i) the Merger Consideration is fair to holders of ITT Common Stock from a financial point of view and (ii) the Merger Consideration is superior to the consideration proposed to be paid to ITT stockholders in the Amended Hilton Transaction from a financial point of view.

     THE FULL TEXT OF THE GLEACHER NATWEST OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C-3 TO THIS JOINT PROXY STATEMENT/PROSPECTUS. ITT STOCKHOLDERS ARE URGED TO READ THE GLEACHER NATWEST OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE GLEACHER NATWEST OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE GLEACHER NATWEST OPINION IS ADDRESSED ONLY TO THE ITT SPECIAL COMMITTEE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF ITT COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ITT MEETING OR AS TO ANY OTHER MATTER.

     In connection with rendering its opinion, Gleacher NatWest, among other things: (i) analyzed the historical publicly filed financial statements of ITT, Starwood Lodging and Hilton; (ii) analyzed the Merger and the Amended Hilton Transaction; (iii) reviewed the Merger Agreement, the draft agreement and plan of merger filed by Hilton with the Commission and the Hilton Schedule 14D-1;
(iv) reviewed the historical market prices and reported trading activity of the ITT Common Stock, the Paired Shares, and Hilton Common Stock; (v) compared the financial performance of Starwood Lodging with, and reviewed the historical market prices and reported trading activity of the common shares of, publicly traded real estate investment trusts whose operating characteristics and ownership structure resemble those of Starwood Lodging; (vi) reviewed public information with respect to the financial performance of certain other companies in lines of business it believed to be comparable to the businesses of ITT, Starwood Lodging and Hilton and reviewed the historical market prices and reported trading activity of such companies; (vii) reviewed the financial terms of certain business combinations involving companies in lines of business which it believed to be comparable to the businesses of ITT, Starwood Lodging and Hilton; (viii) reviewed selected financial analyses and other presentation materials as prepared by ITT's financial advisors, Lazard Freres and Goldman Sachs (including certain estimated financial results of ITT contained therein for the fiscal years ending on December 31, 1997 and 1998); and (ix) performed such other analyses as it deemed appropriate.

     In rendering its opinion, Gleacher NatWest assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of the information reviewed by it. With respect to the estimated financial results and other financial analyses and materials provided to it, Gleacher NatWest assumed that they had been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of ITT as to the future financial performance of ITT. Gleacher NatWest also assumed based upon the information which has been provided to it and without assuming responsibility for independent verification thereof that no material undisclosed or contingent liability exists with respect to Starwood Lodging or ITT. Other than the estimated financial results referred to in clause (viii) above, Gleacher NatWest has reviewed no financial projections of ITT or Starwood Lodging. Gleacher NatWest did not solicit, and was not asked to solicit, any third party acquisition interests in ITT. In addition, the Gleacher NatWest Opinion does not express any view as to the price or range of prices at which the Paired Shares or the Hilton Common Stock or the CVP Shares would trade subsequent to the consummation of the Merger or the Amended Hilton Transaction, as the case may be. Gleacher NatWest was not requested to, and did not, address the business judgment of the ITT Board or of the Special Committee in amending the Original Merger Agreement or recommending the Merger. The Gleacher NatWest Opinion is based necessarily on the economic, market, and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

     In rendering its opinion, Gleacher NatWest assumed that the Merger would be consummated on the terms described in the Merger Agreement and that the Amended Hilton Transaction would be consummated on the terms described in the Hilton
Schedule 14D-1, in each case without waiver or variation of any material terms or conditions. Gleacher NatWest in rendering its opinion also assumed that obtaining all necessary approvals and consents including, but not limited to, regulatory approvals, would not have a material adverse effect, in the case of the Merger, on ITT, the Starwood Companies or the value and trading price of the Paired Shares and in the case of the Amended Hilton Transaction, on ITT, Hilton or the value and trading price of the Hilton Common Stock or the CVP Shares. Finally, Gleacher NatWest assumed the absence of any material change in the tax laws of the United States, any state or any political subdivision thereof, or any regulations promulgated thereunder, and the absence of any material change in the laws and regulations affecting the gaming or lodging industries in the United States, any state or any political subdivision thereof.

     The following is a summary of the material analyses performed by Gleacher NatWest in connection with rendering its opinion.

     COMPARISON OF OFFERS. Gleacher NatWest performed a comparative valuation analysis of the Amended Hilton Transaction and the Merger. In performing its analysis, Gleacher NatWest assumed that, with respect to the Merger, (i) 30% of the aggregate consideration would be paid in cash, (ii) 70% of the aggregate consideration would be paid in Paired Shares and (iii) the Market Price of Paired Shares used to calculate the Exchange Ratio would be between $53.263 and $61.263. Gleacher NatWest also assumed that, with respect to the Amended Hilton Transaction, (i) 65,000,000 shares of ITT Common Stock would be purchased for $80.00 per share in cash, (ii) the per share value of Hilton Common Stock issued to holders of ITT Common Stock in the Amended Hilton Transaction would be $31.00 (the closing price on November 11, 1997) and (iii) the hypothetical value of each CVP Share issued to holders of ITT Common Stock was $6.44. Based on these assumptions, Gleacher NatWest indicated that the nominal value of the Merger was $85.00 per share of ITT Common Stock (consisting of $59.50 in Paired Shares and $25.50 in cash) and the nominal value of the Amended Hilton Transaction was $77.72 per share of ITT Common Stock (consisting of $44.37 in cash, $27.61 in Hilton Common Stock and $5.73 in CVP Shares).

     Gleacher NatWest also analyzed both proposals on a net present value basis, to account for the difference in time at which the transaction consideration was assumed to be received by ITT stockholders. This analysis indicated that using a discount rate of 12%, the Merger was valued at $82.91 per share of ITT Common Stock and the Amended Hilton Transaction was valued at $77.56 per share of ITT Common Stock, and that using a discount rate of 15%, the Merger was valued at $82.44 per share of ITT Common Stock and the Amended Hilton Transaction was valued at $77.52 per share of ITT Common Stock.

     BREAKEVEN ANALYSIS. Gleacher NatWest provided an analysis to the ITT Special Committee which calculated the Paired Share price at which the Merger and the Amended Hilton Transaction would have equal nominal values assuming the price of Hilton Common Stock remained at $31.00 per share (the price at which it closed on November 11, 1997). Gleacher NatWest indicated that if the Paired Share price decreased to $46.74 per share, then the nominal value of the Merger would decline to $77.72, which would make it of equivalent nominal value to the Amended Hilton Transaction assuming the price of Hilton Common Stock remained at $31.00 per share. Gleacher NatWest noted that a Paired Share price of $46.74 represented a 15.4% decline from the closing price of the Paired Shares of $55.25 on November 11, 1997.

     COMPARABLE COMPANIES ANALYSIS. Gleacher NatWest reviewed and compared certain financial, operating and market trading information of ITT to (i) selected hotel ownership and/or management companies and (ii) selected gaming companies, whose operating characteristics and/or industry focus Gleacher NatWest believed resemble those of ITT. The hotel ownership and management companies analyzed by Gleacher NatWest included: Host Marriott, La Quinta, Parent Holding (whose constituent companies are Promus Hotel Corporation and Doubletree) (pro forma for the announced merger), Four Seasons and Marriott International (collectively, the "Selected Hotel Companies"). With respect to the Selected Hotel Companies, Gleacher NatWest considered, among other things, multiples of Enterprise Value (defined as the price per share multiplied by the sum of the number of shares outstanding and the number of options outstanding plus the liquidation values of any preferred stock, short term debt, long term debt and the value of minority interests less cash and equivalents and proceeds from exercisable options) to estimated calendar year 1997 and 1998 EBITDA as well as estimated calendar year 1997 and 1998 P/E ratios (based on Wall Street financial analysts' estimates). This analysis indicated that the Selected Hotel Companies traded in the following ranges (with the median indicated in parentheses) for the following multiples: (i) Enterprise Value to 1997 estimated
EBITDA: 9.4x to 23.1x (median of 11.5x); (ii) Enterprise Value to 1998 estimated
EBITDA: 7.7x to 21.3x (median of 9.7x); (iii) 1997 estimated P/E: 18.3x to 29.7x (median of 25.8x); and (iv) 1998 estimated P/E: 15.0x to 22.5x (median of 20.2x). The gaming companies analyzed by Gleacher NatWest included: Circus Circus, Harrah's, MGM Grand and Mirage (collectively, the "Selected Gaming Companies"). With respect to the Selected Gaming Companies, Gleacher NatWest considered, among other things, multiples of Enterprise Value to estimated calendar year 1997 and 1998 EBITDA, as well as estimated calendar year 1997 and 1998 P/E ratios (based on Wall Street financial analysts' estimates). This analysis indicated that the Selected Gaming Companies traded in the following ranges (with the median indicated in parentheses) for the following multiples: (i) Enterprise Value to 1997 estimated
EBITDA: 7.9x to 12.2x (median of 8.6x); (ii) Enterprise Value to 1998 estimated
EBITDA: 6.4x to 10.5x (median of 7.6x); (iii) 1997 estimated P/E: 17.9x to 22.7x (median of 18.2x); and (iv) 1998 estimated P/E: 14.0x to 19.8x (median of 15.9x).

     Gleacher NatWest noted that the $85.00 per share nominal value of the ITT Common Stock implied by the Merger implied multiples for ITT as follows: (i) Enterprise Value to 1997 and 1998 estimated EBITDA of 13.5x and 10.2x, respectively, and (ii) 1997 and 1998 estimated P/E ratios of 30.8x and 22.2x, respectively. Gleacher NatWest noted that in all instances these multiples were higher than the median multiples for the Selected Hotel Companies and for the Selected Gaming Companies.

     Gleacher NatWest also reviewed and compared certain financial, operating and market trading information of Starwood Lodging to selected paired-share real estate investment trusts. The paired-share real estate investment trusts analyzed by Gleacher NatWest included: Meditrust Corporation, Patriot American and First Union Real Estate Equity and Mortgage Investments (collectively, the "Selected Paired-Share REITs"). With respect to the Selected Paired-Share REITs, Gleacher NatWest considered the ratios of market price to estimated calendar year 1997 and 1998 FFO per share (based on Wall Street financial analysts' estimates). This analysis indicated that the Selected Paired-Share REITs traded in the following ranges (with the median indicated in parentheses) for the following multiples: (i) market price to 1997 estimated FFO per share: 12.0x to 16.8x (median of 15.7x) and (ii) market price to 1998 estimated FFO per share:
11.4x to 12.6x (median of 12.3x). Gleacher NatWest noted that Starwood Lodging's multiples of market price to 1997 and 1998 estimated FFO per share were 18.7x and 14.1x, both of which were higher than the respective median multiples of the Selected Paired-Share REITs, respectively.

     COMPARABLE TRANSACTIONS ANALYSIS. Using publicly available information, Gleacher NatWest reviewed and analyzed certain financial and operating information relating to five selected transactions in the hotel industry ("Gleacher Selected Hotel Transactions") and the five Selected Gaming Transactions.

     The Gleacher Selected Hotel Transactions analyzed by Gleacher NatWest are as follows: Starwood Lodging's pending acquisition of Westin; Promus's pending acquisition of Doubletree; Patriot American's acquisition of Wyndham; Marriott International's acquisition of Renaissance; and Doubletree's acquisition of Red Lion.

     With respect to the Gleacher Selected Hotel Transactions, Gleacher NatWest considered, among other things, the Enterprise Value offered as a multiple of LTM EBITDA and LTM EBIT, as well as the Equity Value (defined as the price per share multiplied by the sum of the number of shares outstanding and the number of options outstanding less the proceeds from exercisable options) offered as a multiple of LTM net income. The analysis of the multiples offered in the Gleacher Selected Hotel Transactions indicated that: (i) Enterprise Value to LTM EBITDA ranged from 11.3x to 22.4x (with a median of 12.8x); (ii) Enterprise Value to LTM EBIT ranged from 14.6x to 29.3x (with a median of 17.9x; and (iii) Equity Value to net income ranged from 24.3x to 31.3x (with a median of 25.6x).

     With respect to the Selected Gaming Transactions, Gleacher NatWest considered, among other things, the Enterprise Value offered as a multiple of LTM EBITDA and LTM EBIT, as well as the Equity Value offered as a multiple of net income. The analysis of the multiples offered in the Selected Gaming Transactions indicated that: (i) Enterprise Value to LTM EBITDA ranged from 7.7x to 15.2x (with a median of 10.7x); (ii) Enterprise Value to LTM EBIT ranged from 10.4x to 18.7x (with a median of 15.3x and a mean of 15.0x); and (iii) Equity Value to net income ranged from 17.6x to 27.6x (with a median of 23.9x).

     Gleacher NatWest noted that the $85.00 per share nominal value of the ITT Common Stock implied by the Merger implied multiples for ITT as follows: (i) Enterprise Value to LTM EBITDA and LTM EBIT of 13.7x and 18.9x, respectively; and (ii) Equity Value to LTM net income of 33.3x. Gleacher NatWest noted that in all instances these multiples were higher than the median of multiples offered in the Gleacher Selected Hotel Transactions and in the Selected Gaming Transactions.

     The preparation of a fairness and superiority opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Gleacher NatWest believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion and the presentation to the ITT Special Committee. Gleacher NatWest has not indicated that any of the analyses which it performed had a greater significance from any other. In addition, Gleacher NatWest may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Gleacher NatWest's view of the actual value of ITT, Starwood Lodging or Hilton.

     In performing its analyses, Gleacher NatWest made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ITT, Starwood Lodging or Hilton. The analyses performed by Gleacher NatWest are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Gleacher NatWest's analysis of the fairness and superiority of the Merger to the ITT stockholders from a financial point of view and were provided to the ITT Special Committee in connection with the delivery of the Gleacher NatWest Opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. In addition, as described above, the Gleacher NatWest Opinion and presentation to the ITT Special Committee was one of many factors taken into consideration by the ITT Special Committee in making its determination to approve the Merger. Consequently, the Gleacher NatWest analyses described above should not be viewed as determinative of the ITT Special Committee's or ITT management's opinion with respect to the value of ITT, Starwood Lodging and Hilton.

     Gleacher NatWest is an internationally recognized investment banking and advisory firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

BENEFITS TO ITT EMPLOYEES AND DIRECTORS

     In considering the recommendation of the ITT Board, ITT stockholders should be aware that, as described below, certain members of ITT's management and the ITT Board may have interests in the Merger that are different from, or in addition to, the interests of ITT stockholders generally, and that may create potential conflicts of interest. Two executive officers of ITT, Mr. Araskog and Mr. Bowman, are members of the ITT Board that approved the Merger.

          EQUITY-BASED AWARDS. Holders of all awards of stock options and related stock appreciation rights outstanding at the Effective Time under any equity-based incentive award plan maintained by ITT will have the option to convert such awards into similar awards with respect to the number of Paired Shares determined by multiplying (i) the number of shares of ITT Common Stock subject to such option or right by (ii) the Exchange Ratio, at an exercise price per Paired Share equal to the difference between (A) the exercise price per share of ITT Common Stock immediately prior to the Effective Time divided by the Exchange Ratio and (B) the amount, if any, of the Additional Payment payable per share of ITT Common Stock pursuant to the Merger Agreement divided by the Exchange Ratio. The vesting of such equity-based awards will be accelerated upon consummation of the Merger in accordance with their terms. See "The Merger Agreement -- ITT Stock Options."

     The following tables set forth as of December 31, 1997 the number of stock options, stock appreciation rights and shares of restricted stock held by executive officers and directors of ITT.

                                 STOCK OPTIONS

                                              NUMBER OF           DATE OF          EXERCISE
                        NAME                   SHARES              GRANT            PRICE
        ------------------------------------  ---------     -------------------    --------
        Rand V. Araskog.....................   336,675       October 14, 1993       $35.23
                                               429,971       October 11, 1994       $35.17
                                               429,971          May 9, 1995         $45.53
                                               150,000       February 6, 1996       $55.88
                                               162,500       February 4, 1997       $56.75
        Robert A. Bowman....................    26,111          May 7, 1991         $22.74
                                                39,168       December 12, 1991      $19.53
                                                13,057      September 15, 1992      $25.04
                                                26,111       February 1, 1993       $27.81
                                               130,558       October 14, 1993       $35.23
                                               143,324       October 11, 1994       $35.17
                                               143,324          May 9, 1995         $45.53
                                               100,000       February 6, 1996       $55.88
                                               108,300       February 4, 1997       $56.75
        Ann N. Reese........................    13,057       December 11, 1990      $18.62
                                                14,884       December 12, 1991      $19.53
                                                65,279       October 14, 1993       $35.23
                                                71,662       October 11, 1994       $35.17
                                                71,662          May 9, 1995         $45.53
                                                40,000       February 6, 1996       $55.88
                                                43,300       February 4, 1997       $56.75
        Richard S. Ward.....................    29,506       December 12, 1991      $19.53
                                                65,279       October 14, 1993       $35.23
                                                83,605       October 11, 1994       $35.17
                                                83,605          May 9, 1995         $45.53
                                                40,000       February 6, 1996       $55.88
                                                43,300       February 4, 1997       $56.75

     In addition, on January 13, 1998, the ITT Board, upon the recommendation of its Compensation and Personnel Committee, issued 162,500 stock options to Rand
V. Araskog, 50,000 stock options to Ann N. Reese and 50,000 stock options to Richard S. Ward. These options have an exercise price equal to $85 per share of ITT Common Stock or the "Formula Price" per share determined in accordance with ITT's existing stock option plan.

                            RESTRICTED STOCK AWARDS

                                                        NUMBER OF
                             NAME                        SHARES         DATE OF GRANT
        ----------------------------------------------  ---------     ------------------
        Rand V. Araskog...............................    59,718         May 9, 1995
        Robert A. Bowman..............................    23,887         May 9, 1995
        Ann N. Reese..................................    11,944         May 9, 1995
        Richard S. Ward...............................     5,972         May 9, 1995
        Bette B. Anderson.............................       811         May 14, 1996
                                                             633      November 12, 1997
        Nolan Archibald...............................       811         May 14, 1996
                                                             633      November 12, 1997
        Robert A. Burnett.............................       811         May 14, 1996
                                                             633      November 12, 1997
        Paul G. Kirk..................................       811         May 14, 1996
                                                             633      November 12, 1997
        Edward C. Meyer...............................       811         May 14, 1996
                                                             633      November 12, 1997
        Benjamin F. Payton............................       811         May 14, 1996
                                                             633      November 12, 1997
        Margita E. White..............................       811         May 14, 1996
                                                             633      November 12, 1997
        Vin Weber.....................................       744         May 14, 1996
                                                             633      November 12, 1997
        Kendrick R. Wilson III........................       744         May 14, 1996
                                                             633      November 12, 1997

     SEVERANCE AGREEMENTS. ITT is a party to severance agreements with the following individuals who are executive officers of ITT: Robert A. Bowman, Ann
N. Reese and Richard S. Ward. If these individuals are terminated under certain circumstances or terminate their employment under certain circumstances within two years following a change of control (including the Merger), they will be entitled to (i) a lump sum equal to (A) three times their annual base salary in effect immediately prior to termination and (B) three times the highest bonus paid to them under ITT's compensation plans in respect of the three years immediately preceding the change of control and (ii) certain welfare benefits, fringe benefits, perquisites and outplacement services. Each of the severance agreements provides that if any payment made under it to an executive would be subject to an Excise Tax, then the executive shall be entitled to receive from ITT a Gross-up Payment in an amount such that the net amount of such payment and the Gross-up Payment retained by the executive, after the calculation and deduction of Excise Taxes (including any interest or penalties imposed with respect to such taxes) on such payment and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-up Payment, shall be equal to such payment.

     ITT is a party to an employment agreement with Mr. Araskog that provides for, among other things: (i) a base salary of $2 million per year, a bonus and additional incentive compensation as may be awarded in the discretion of ITT's Compensation and Personnel Committee and certain benefits and (ii) Mr. Araskog's service as a consultant from November 1, 2000 through October 11, 2003 for a fee of not less than $400,000 per year. If Mr. Araskog is involuntarily terminated other than for cause or he terminates his employment for good reason within two years following a change in control (including the Merger), he shall receive a lump sum equal to the remaining payments owed to him for the respective employment and consulting terms. Mr. Araskog's employment agreement provides for Gross-up Payments similar to those contained in the severance agreements described above.

     The aggregate amount of all severance payments ITT would make under the agreements described above, assuming all parties thereto were terminated after consummation of the Merger, would be approximately $68 million.

     INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that all rights to indemnification and exculpation from liabilities existing in favor of the current or former directors or officers of ITT and its subsidiaries as provided in their respective certificates of incorporation and the by-laws and existing indemnification agreements of ITT will be assumed by Starwood Lodging and will continue in effect in accordance with their terms. The Merger Agreement also provides that for six years after the Effective Time, Starwood Lodging will provide liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who were covered by ITT's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those in effect on the date of the Merger Agreement, provided that Starwood Lodging will not be required to pay more than 150% of the current amount paid by ITT to maintain such insurance. In connection with its obligation as described in the foregoing sentence, Starwood Lodging is permitted under the Merger Agreement to substitute policies of Starwood Lodging or its subsidiaries containing terms with respect to coverage and amount no less favorable to the directors and officers in question.

BENEFITS TO INSIDERS OF STARWOOD LODGING

     In considering the recommendations of the Starwood Lodging Boards, Starwood Lodging shareholders and stockholders should be aware that, as described below, certain members of Starwood Lodging's management and the Starwood Lodging Boards may have interests in the Merger that are different from, or in addition to, the interests of Starwood Lodging shareholders and stockholders generally, and that may create potential conflicts of interest.

     STARWOOD CAPITAL. Starwood Lodging engaged Starwood Capital to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement. As of the Trust Record Date and the Corporation Record Date, Starwood Capital and its affiliates and Mr. Sternlicht beneficially owned 8.0% of the Paired Shares on a fully diluted basis. See "Ownership of Paired Shares." In addition, Madison F. Grose, a Trustee of the Trust, is Managing Director and General Counsel of, and holds an indirect ownership interest in, Starwood Capital. Jonathan D. Eilian, a Director of the Corporation, is Managing Director of, and holds an indirect ownership interest in, Starwood Capital. Daniel H. Stern, a Trustee of the Trust, is also an affiliate of a limited partner of Starwood Capital. Starwood Capital will receive a fee of $17.5 million (of which $10.5 million will be paid in cash and $7 million will be paid in Paired Shares) plus a tax gross-up payment in an amount not to exceed $5 million upon the closing of the Merger as full consideration for services rendered in connection with the Merger and related dispositions. Pursuant to its engagement by Starwood Lodging, Starwood Capital's principals led the structuring and negotiations of the Merger, conducted and coordinated the due diligence investigation (including conducting management interviews, reviewing and analyzing financial data and visiting properties), advised and procured financing, oversaw the implementation of the public and investor relations and political lobbying campaigns, coordinated the receipt of gaming regulatory approvals and coordinated legal and tax advice. In addition, Starwood Capital's principals have led and continue to lead negotiations for the disposition of non-strategic ITT assets, including the disposition of ITT World Directories, and are advising Starwood Lodging with respect to the integration of both ITT and Westin into Starwood Lodging. Substantially all of Starwood Capital's senior principals actively participated in the transaction.

     In accordance with the change in control provisions of the Long-Term Incentive Plan of the Trust and the Long-Term Incentive Plan of the Corporation, all Paired Options granted under such plans will become immediately exercisable for the full amount of Paired Shares subject thereto and all Restricted Stock Awards granted thereunder will immediately vest in full at the Closing. Paired Options granted to non-employee Directors and Trustees as board compensation are vested at the time of grant.

     Excluding non-employee Directors and Trustees that only hold vested Paired Options which they have received as board compensation, Directors, Trustees and executive officers of Starwood Lodging hold Paired Options as follows:

                                 PAIRED OPTIONS

                                                                        NUMBER OF         AVERAGE
NAME                                                                  PAIRED SHARES    EXERCISE PRICE
-------------------------------------------------------------------   -------------    --------------
Ronald C. Brown....................................................       201,847         $  26.32
Eric A. Danziger...................................................       300,000         $  24.28
Theodore W. Darnall................................................       190,000         $  29.32
Jonathan D. Eilian.................................................       120,000         $  18.28
Steven R. Goldman..................................................       209,000         $  27.56
Madison F. Grose...................................................       120,000         $  18.28
Gary M. Mendell....................................................       300,000         $  37.42
Alan M. Schnaid....................................................        39,250         $  37.29
Barry S. Sternlicht................................................     2,579,500         $  26.26

     Directors, Trustees and executive officers of Starwood Lodging hold Restricted Stock Awards as follows:

                            RESTRICTED STOCK AWARDS

NAME                                                                       NUMBER OF PAIRED SHARES
------------------------------------------------------------------------   -----------------------
Ronald C. Brown.........................................................            22,500
Eric A. Danziger........................................................           100,223
Theodore W. Darnall.....................................................            45,284
Steven R. Goldman.......................................................            37,500
Madison F. Grose........................................................            15,000
Barry S. Sternlicht.....................................................            45,000

     Under an employment agreement between the Trust and Barry S. Sternlicht dated as of June 30, 1997, if Mr. Sternlicht's employment is terminated by the Trust for a reason other than cause or is terminated by him for "good reason," Mr. Sternlicht is entitled to severance pay equal to two years' base salary, the immediate vesting of all options and other awards under the Trust's 1995 Long-Term Incentive Plan and 1995 Share Option Plan and medical insurance benefits at the Trust's expense for 12 months following such termination. A termination of employment by Mr. Sternlicht following the consummation of the Merger would constitute a termination for "good reason" for this purpose. If Mr. Sternlicht terminated employment with the Trust for good reason in 1997, he would receive severance pay under such agreement in an amount equal to $730,000, and the Paired Options and other awards granted to Mr. Sternlicht set forth above would become vested.

ACCOUNTING TREATMENT

     The Merger is expected to be accounted for using purchase accounting, with ITT being deemed to have acquired Starwood Lodging.

REGULATORY APPROVALS

     The following discussion is an abbreviated description of the various gaming regulatory requirements applicable to Starwood Lodging, ITT and their subsidiaries and affiliates engaged in gaming activities. For a more detailed description of such gaming regulatory requirements please see "Item 2," "Properties" -- "Regulation and Licensing" of the Starwood Lodging Form 10-K and "Item 1," "Business of ITT" -- "Governmental Regulation and Related Matters" of the ITT Form 10-K.

     NEVADA GAMING REGULATIONS. The ownership and operation of casino gaming facilities in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations of the Nevada Gaming Commission and the Nevada State Gaming Control Board (collectively, the "Nevada Act") and (ii) various local regulations.

Starwood Lodging's and ITT's respective gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board"), the Clark County Liquor and Gaming Licensing Board (the "CCLGLB") and the Douglas County Commission. The Nevada Commission, the Nevada Board, the CCLGLB and the Douglas County Commission are collectively referred to as the "Nevada Gaming Authorities."

     Regulations of the Nevada Commission provide that control of a registered publicly traded corporation such as ITT cannot be acquired through a tender offer, merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover whatsoever without the prior approval of the Nevada Commission. Starwood Lodging has filed applications for the necessary approvals with the Nevada Board and the Nevada Commission on behalf of Starwood Lodging, ITT and Merger Sub. The Nevada Board reviews and investigates applications for such approvals and makes recommendations on such applications to the Nevada Commission for final action. Starwood Lodging is currently registered as a publicly traded corporation and has been found suitable to own the shares of a subsidiary that has licensed gaming facilities in Nevada. Accordingly, Starwood Lodging does not expect significant delays in obtaining necessary approvals and anticipates completing the Nevada regulatory process in January 1998. However, there can be no assurances that such approvals will be granted or will be granted within such time. Furthermore, any such approval, if granted, does not constitute a finding, recommendation or approval by the Nevada Board or the Nevada Commission as to the merits of the Merger. Any representation to the contrary is unlawful.

     In seeking approval to acquire control of ITT, Starwood Lodging must satisfy the Nevada Commission as to a variety of stringent standards. The Nevada Board and the Nevada Commission will consider all relevant material facts in determining whether to grant such approval, and may consider not only the effects of the Merger but also any other facts that are deemed relevant. Such facts may include, among others, (i) the business history of the applicant, including its record of financial stability, integrity and success of its operations, as well as its current business activities, and (ii) whether the Merger will create a significant risk that Starwood Lodging, ITT or their subsidiaries will not satisfy their financial obligations as they become due or satisfy all financial and regulatory requirements imposed by the Nevada Act.

     The Nevada Commission must approve Starwood Lodging as a controlling stockholder of ITT. Following receipt of the necessary approvals of the Nevada Commission and consummation of the Merger, ITT will be registered by the Nevada Commission as an intermediary company of Starwood Lodging.

     Certain officers, directors and key employees of Starwood Lodging and ITT, who will be actively and directly involved in ITT's gaming activities, may also be required to be found suitable or licensed by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing or registration for any cause that they deem reasonable. A finding of suitability is comparable to licensing, and both require the submission of detailed personal and financial information followed by a thorough investigation. All individuals required to file applications for findings of suitability as such officers and directors of Starwood Lodging and ITT had applications filed with the Nevada Board and the Nevada Commission on November 12, 1997, and, assuming favorable recommendations from the Nevada Board, anticipate receiving the required approvals from the Nevada Commission in February 1998. However, there can be no assurances that such approvals will be granted or will be granted within such time.

     NEW JERSEY GAMING REGULATIONS. The New Jersey Casino Control Act (the "New Jersey Act") requires prior approval from the New Jersey Casino Control Commission (the "New Jersey Commission") before control of a casino licensee can be transferred. However, pursuant to an interim casino authorization, the New Jersey Act permits an entity that obtains publicly traded securities relating to a casino licensee to acquire and own securities conferring control of such licensee prior to obtaining approval from the New Jersey Commission. During the period of interim authorization the publicly traded securities of such licensee must be held in a trust pursuant to the provisions of the New Jersey Act.

     As a result of the acquisition of ITT by Starwood Lodging pursuant to the Merger, Starwood Lodging will be required to timely file a completed application with the New Jersey Commission for qualification as a holding and intermediary company of a New Jersey casino licensee, which application must include a fully executed and approved, but not operative, trust agreement. Such completed application will require that the

New Jersey Commission render decisions with respect to the interim authorization (within 120 days of its submission) and plenary qualification (within twelve months of its decision with respect to interim authorization) of Starwood Lodging as a holding and intermediary company of a New Jersey casino licensee. Accordingly, Starwood Lodging has prepared a trust agreement that provides for the deposit of the shares of the New Jersey gaming subsidiary of the surviving corporation in the Merger or a subsidiary of such surviving corporation in trust pending plenary qualification by the New Jersey Commission. The trustee may not exercise rights incident to the ownership of the property unless the New Jersey Commission orders that the trust agreement become operative, which order may not be made unless the New Jersey Commission denies interim authorization, finds reasonable cause to believe that any person required to be qualified may be found unqualified or denies plenary qualification. The New Jersey Commission may grant interim authorization where it finds by clear and convincing evidence that
(1) statements of compliance have been issued under the New Jersey Act, (2) the casino hotel is an approved hotel in accordance with the New Jersey Act, (3) the trustee satisfies qualification criteria applicable to casino key employees except for residency and casino experience and (4) interim operation will best serve the interests of the public. The New Jersey Commission may also permit, upon written petition of the New Jersey casino licensee, a proposed but not yet qualified new director of Starwood Lodging or its qualified New Jersey intermediary company to perform duties and exercise powers relating to such position pending plenary qualification, provided that such proposed director timely files a completed application with the New Jersey Commission. Accordingly, the New Jersey Commission is authorized to (i) approve the form of trust agreement in respect of a trust arrangement for the shares of the surviving corporation or subsidiary of the surviving corporation to be acquired pending plenary qualification of Starwood Lodging, (ii) approve a trustee of such trust agreement as satisfying the applicable qualification criteria and
(iii) permit proposed new directors of ITT or its qualified New Jersey intermediary company to perform duties and exercise powers relating to such position pending their plenary qualifications. The Merger Agreement provides that Starwood Lodging shall use its reasonable efforts to cause the foregoing trust arrangements to be in full force and effect as soon as practicable after the date of the Merger Agreement. Starwood Lodging has caused appropriate applications to be made to the New Jersey Commission and anticipates a decision from the New Jersey Commission with respect to the trust arrangements, Starwood Lodging's trustee designate, interim authorization and proposed new directors of ITT and its qualified New Jersey intermediary company during January 1998. On January 7, 1998, Starwood Lodging announced that the New Jersey Commission granted the interim authorization and approved the form of trust agreement for the placement of the shares of the New Jersey gaming subsidiary pending final approval. Starwood Lodging also appointed Robert L. Clifford, who has been qualified by and is acceptable to the New Jersey Commission, to serve as trustee of the interim authorization trust. There can be no assurance that a favorable decision will be granted or will be granted within such time.

     If a holder of publicly traded securities transfers such securities to a trust in applying for interim casino authorization and the New Jersey Commission thereafter, upon denial of interim authorization or finding reasonable cause to believe that any person required to be qualified may be found unqualified, orders that the trust become operative, the applicant, during the time the trust is operative, may not participate in the earnings of the casino hotel or receive any return on its investment or debt security holdings. If the New Jersey Commission thereafter denies qualification, the trustee shall dispose of the trust property. In such event, the proceeds distributed to the unqualified applicant may not exceed the lower of the actual cost of the securities to the unqualified applicant or their value calculated as if the investment has been made on the date the trust became operative. Any excess remaining proceeds shall be paid to the Casino Revenue Fund maintained in the New Jersey Department of the Treasury provided by the New Jersey Act.

     The qualification criteria with respect to the holder of a casino license include its financial stability, integrity and responsibility; the integrity and adequacy of its financial resources which bear any relation to the casino project; its good character, honesty and integrity; and the sufficiency of its business ability and casino experience to establish the likelihood of a successful, efficient casino operation.

     If the New Jersey Commission finds that a holder of such securities is not qualified under the New Jersey Act, it has the right to take any remedial action it may deem appropriate, including the right to force divestiture by such qualified holder of such securities. In the event that certain disqualified holders fail to divest themselves of such securities, the New Jersey Commission has the power to revoke or suspend the casino license affiliated with the casino licensee which issued the securities. If a holder is found unqualified, it is unlawful for the holder (i) to exercise, directly or through any trustee or nominee, any right conferred by such securities or (ii) to receive any dividends or interest upon any such securities or any remuneration, in any form, from its affiliated casino licensee or services rendered or otherwise.

     MISSISSIPPI GAMING REGULATIONS. The ownership and operation of casino gaming facilities in Mississippi are subject to: (i) the Mississippi Gaming Control Act (the "Mississippi Act") and (ii) various local regulations. ITT's gaming operations are subject to the licensing and regulatory control of the Mississippi Gaming Commission (the "Mississippi Commission").

     Regulations of the Mississippi Commission provide that control of a registered publicly traded corporation such as ITT cannot be acquired through a tender offer, merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover whatsoever without the prior approval of the Mississippi Commission. Starwood Lodging has filed applications for the necessary approvals with the Mississippi Commission and anticipates receiving the required approvals from the Mississippi Commission in January 1998. Accordingly, Starwood Lodging does not expect significant delays in obtaining necessary approvals in January 1998. However, there can be no assurances that such approvals will be granted or will be granted within such time. Furthermore, any such approval, if granted, does not constitute a finding, recommendation or approval by the Mississippi Commission as to the merits of the Merger. Any representation to the contrary is unlawful.

     In seeking approval to acquire control of ITT, Starwood Lodging must satisfy the Mississippi Commission as to a variety of stringent standards. The Mississippi Commission will consider all relevant material facts in determining whether to grant such approval, and may consider not only the effects of the Merger but also any other facts that are deemed relevant. Such facts may include, among others, (i) the business history of the applicant, including its record of financial stability, integrity and success of its operations, as well as its current business activities; and (ii) whether the Merger will create a significant risk that Starwood Lodging, ITT or their subsidiaries will not satisfy their financial obligations as they become due or satisfy all financial and regulatory requirements imposed by the Mississippi Act.

     The Mississippi Commission must approve Starwood Lodging as a controlling stockholder of ITT. Following receipt of the necessary approvals of the Mississippi Commission and consummation of the Merger, ITT will be registered by the Mississippi Commission as an intermediary company of Starwood Lodging.

     Certain officers, directors and key employees of the Starwood Companies prior to the Merger, or ITT after the Merger, who will be actively and directly involved in ITT's gaming activities, may also be required to be found suitable or licensed by the Mississippi Commission. The Mississippi Commission may deny an application for licensing or registration for any cause that they deem reasonable. A finding of suitability is comparable to licensing, and both require the submission of detailed personal and financial information followed by a thorough investigation. All individuals required to file applications for findings of suitability as such officers and directors of Starwood Lodging anticipate receiving the required approvals from the Mississippi Commission in January 1998. However, there can be no assurances that such approvals will be granted.

     ONTARIO GAMING REGULATIONS. Windsor Casino Limited, the Ontario corporation which operates the Windsor, Ontario facility, of which ITT owns a one-half interest, is licensed under the Gaming Control Act, 1992 (the "Ontario Act"). Under the Ontario Act, the Registrar of the Gaming Control Commission must approve any change in the directors or officers of Windsor Casino Limited. No other prior approval or consent is required under the Ontario Act in respect of the Merger. However, under the Ontario Act, the Registrar of the Gaming Control Commission may require information and material from any person who has an interest in Windsor Casino Limited. As a result, Starwood Lodging is currently preparing and will submit to the Registrar the information required with respect to them. Under the Ontario Act, no person may provide goods or services for a casino or any other business operated by, on behalf of or under contract with the Ontario Casino Corporation unless, among other things, the person is registered as a supplier under that Act. Windsor Casino Limited is registered as a supplier under the Ontario Act. The Registrar has the power, subject to the

Ontario Act, to grant or renew registrations, or suspend or revoke registrations. The Registrar is entitled to make such inquiries and conduct such investigations as are necessary to determine that applicants for registration meet the requirements of the Ontario Act, and to require information or material from any person who is interested in an applicant for registration or a registrant. The criteria to be considered in connection with registration under the Ontario Act include financial responsibility, integrity, honesty and the public interest. The Registrar may, at any time, subject to the provisions of the Ontario Act, revoke or suspend Windsor Casino Limited's registration under the Ontario Act, or refuse to grant a renewal of its registration. Although Starwood Lodging does not anticipate unfavorable action by the Gaming Control Commission prior to the consummation of the Merger, in part because it has been found suitable to own the shares of a subsidiary that has licensed gaming facilities in Nevada, there can be no assurance that Windsor Casino Limited will not have its registration revoked or suspended prior to the Effective Time.

     NOVA SCOTIA GAMING REGULATIONS. ITT, through a subsidiary (the "NS Subsidiary"), operates casinos in Halifax and Sydney, Nova Scotia, and is required to be registered and comply with licensing requirements and operational regulations under the Gaming Control Act (the "Nova Scotia Act"). Under the Nova Scotia Act, the Director of Registration of the Nova Scotia Gaming Control Commission must be notified, within 15 days, of any change in the officers or directors of the NS Subsidiary. The NS Subsidiary is also required to file a disclosure form with the Director of Registration within 15 days of (i) a person acquiring a beneficial interest in the business of the NS Subsidiary; (ii) a person exercising control, either directly or indirectly, over the business of the NS Subsidiary; or (iii) a person providing financing, either directly or indirectly, to the business of the NS Subsidiary. Starwood Lodging intends to file any required disclosure forms within the applicable time period. No prior approval or consent is required under the Nova Scotia Act in respect of the Merger. However, under the Nova Scotia Act, the Director of Registration may require information or material from the NS Subsidiary or any person who has an interest in the NS Subsidiary. Starwood Lodging will submit to the Director of Registration any information required with respect to them.

     OTHER GAMING REGULATIONS. ITT owns and operates gaming facilities in a number of domestic and foreign jurisdictions in addition to those discussed above. The relevant statutes and regulatory schemes governing such gaming operations may require that prior to or following the consummation of the Merger, Starwood Lodging must qualify or otherwise be approved to conduct such gaming operations. It is the intention of Starwood Lodging to comply with any such statutes and regulations and to seek any required approvals or to otherwise become qualified as may be necessary to consummate the Merger. There can be no assurance that Starwood Lodging will receive such approvals or become so qualified or as to the timing of any such approvals or qualifications.

     FEDERAL COMMUNICATIONS COMMISSION APPROVALS. On July 1, 1996, in partnership with Dow Jones & Company, Inc. ("Dow Jones"), ITT acquired television station WBIS+ from the City of New York. The Communications Act of 1934, as amended (the "Communications Act"), and applicable Federal Communications Commission ("FCC") regulations require prior FCC approval for the transfer or deemed transfer of control or ownership of companies holding FCC licenses. Applications must be filed with the FCC seeking such approval. The Communications Act requires that the FCC find that the proposed transfer would serve the public interest, convenience and necessity as a prerequisite to granting its approval. To this end, the FCC requires that the transferee demonstrate that it possesses the requisite legal, financial, technical and other qualifications to operate the licensed entities in order for the transfer to be approved.

     Before Starwood Lodging can acquire control of ITT's interests in the partnership that operates WBIS+, prior FCC approval will be required. On November 18, 1997, Starwood Lodging filed with the FCC an application seeking such FCC approval (the "FCC Approval"). There can be no assurance that the FCC will grant the FCC Approval.

     On May 12, 1997, ITT and Dow Jones reached a definitive agreement to sell WBIS+ to Paxson Communications Corporation. The closing of the sale of ITT's interest in WBIS+ is subject to FCC approval, which has been applied for, and is expected to occur in the first quarter of 1998. If the closing of such transaction occurs prior to the Effective Time, the approval of the Merger by the FCC described above will not be needed.

     ANTITRUST. On December 21, 1997, the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") granted early termination of the waiting period under the HSR Act.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the Effective Time, the Antitrust Division or FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of shares of ITT Common Stock or the divestiture of substantial assets of Starwood Lodging or its subsidiaries, or ITT or its subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the results thereof.

     REGULATION OF EDUCATIONAL INSTITUTIONS. The ownership and operation of educational institutions in the United States and the continued availability of Federal financial aid funds to students of such educational institutions are subject to extensive federal and state laws and regulations. In this regard, ITT Educational must obtain certain approvals under the applicable laws, regulations and standards of the U.S. Department of Education (the "ED"), the two accrediting commissions that accredit the technical institutes operated by ITT Educational (the "Accrediting Commissions") and state educational regulatory authorities (the "States").

     The ED, the Accrediting Commissions and most of the States have laws, regulations and/or standards (collectively "Educational Regulations") pertaining to changes in ownership and/or control (collectively "change in control") of the educational institutions they regulate. The change in control Educational Regulations do not, however, uniformly define what constitutes a change in control. The ED's change in control Educational Regulations generally subject ITT Educational to the change in control standards of the federal securities laws. Most States and the Accrediting Commissions include the sale of a controlling interest of common stock in the definition of a change in control. Practically all change in control Educational Regulations adopted by the ED, the Accrediting Commissions and the States are subject to varying interpretations as to whether a particular transaction constitutes a change in control. The ED, many of the States and one of the Accrediting Commissions consider the Merger to constitute a change in control of ITT Educational and all of the technical institutes operated by it under the applicable Educational Regulation. Starwood Lodging, ITT Educational and ITT are seeking to obtain all necessary approvals of the Merger by the ED, the Accrediting Commissions and the States.

     Upon a change in control of ITT Educational under the ED's Educational Regulations, each of ITT Educational's technical institutes immediately would become ineligible to continue participating in Federal student financial aid programs and their students would be unable to obtain Federal financial aid to pay their costs of education (except for certain funds already committed to the students) until such time as the ED recertifies the entire such technical institute campus group (defined as the main campus and all of its additional locations) to participate in Federal student financial aid programs. The ED will reinstate a campus group's eligibility to participate in Federal student financial aid programs upon review and approval of a complete application following the campus group's change in control. To be complete, among other things, such application must demonstrate that all of the technical institutes operated by ITT Educational that comprise a particular campus group are authorized by the appropriate States and accredited by the appropriate Accrediting Commission. Therefore, before any such technical institute campus group may regain its eligibility to participate in Federal student financial aid programs following a change in control (a) all of such campus group's technical institutes must be reaccredited (or continue to be accredited) by the appropriate Accrediting Commission and reauthorized (or continue to be authorized) by the appropriate States and (b) the change in control must otherwise be approved by the ED. The ED will begin recertifying the eligibility of each ITT Educational campus group to participate in Federal student financial aid programs on an individual basis upon receipt of a complete application for such campus group. The ED will not delay the recertification of any campus group pending submission of applications or ED review with respect to other campus groups.

     Most States in which ITT Educational operates require that a change in control of an institution be approved before it occurs in order for the institution to maintain its authorization. Some States will only review a change in control of an institution after it occurs. Management of ITT Educational believes that ITT Educational will be able to obtain all necessary approvals from the ED, the Accrediting Commissions and the States required by the Merger. There can be no assurance, however, that such approvals can be obtained in a timely manner that would not unreasonably delay the availability of Federal student financial aid program funds to ITT Educational students.

     Except as set forth above, the Starwood Companies and ITT know of no other U.S. Federal or state regulatory requirements or approvals with which they must comply in order to consummate the Merger, other than the filing of the Articles of Merger with the Nevada Secretary of State and the filings required to be made with liquor licensing and similar authorities.

VOTES REQUIRED FOR APPROVAL

  STARWOOD LODGING

     Approval of the Shares Issuance Proposal requires the affirmative vote of a majority of the votes cast by Trust shareholders and by Corporation stockholders, respectively, provided that the total votes cast by Trust shareholders and Corporation stockholders, respectively, on the Shares Issuance Proposal represent over 50% of all securities of each of the Trust and the Corporation, respectively, entitled to vote on the Shares Issuance Proposal. Consequently, shares which are voted to abstain from voting on approval of the Shares Issuance Proposal and shares which are not voted with respect to such approval (including broker non-votes) will have the effect of votes against the Shares Issuance Proposal.

  ITT

     Approval of the ITT Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ITT Common Stock. Consequently, shares which are voted to abstain from voting on approval of the ITT Proposal and shares which are not voted with respect to such approval (including broker non-votes) will have the effect of votes against such approval.

NO DISSENTERS' RIGHTS

     Under Nevada law, holders of ITT Common Stock are not entitled to dissent from the Merger and obtain a valuation of their shares of ITT Common Stock in connection with the Merger because ITT Common Stock was listed on the NYSE on the ITT Record Date and the Paired Shares that such holders will be entitled to receive in the Merger will be listed on the NYSE at the Effective Time. Holders of Paired Shares are not entitled to dissenters' rights under Maryland law in connection with the Merger because neither the Corporation nor the Trust is a constituent corporation in the Merger.

FEDERAL SECURITIES LAWS CONSEQUENCES

     This Joint Proxy Statement/Prospectus does not cover any resales of Paired Shares to be received by the stockholders of ITT upon consummation of the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

     All Paired Shares received by ITT stockholders in the Merger will be freely transferable, except that Paired Shares received by persons who are deemed to be "affiliates" of ITT under the Securities Act at the time of the ITT Meeting may be resold by them only in transactions permitted by Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of ITT for such purposes generally include individuals or entities that control, are controlled by, or are under common control with, ITT and may include certain officers, directors and principal stockholders of ITT. The Merger Agreement requires ITT to use its reasonable best efforts to cause each of such affiliates to execute a written agreement to the effect that such persons will not offer or sell or otherwise dispose of any of the Paired Shares issued to such persons in the Merger in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

                              THE MERGER AGREEMENT

     The description of the Merger Agreement contained in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference. Capitalized terms used in this section but not defined in this Joint Proxy Statement/Prospectus have the meanings assigned to them in the Merger Agreement. All shareholders and stockholders are urged to read carefully the Merger Agreement in its entirety.

GENERAL

     The Merger Agreement provides for the merger of Merger Sub with and into ITT at the Effective Time, whereupon the separate corporate existence of Merger Sub will cease and ITT will continue as the surviving corporation (the "Surviving Corporation"). As a result of the Merger, ITT will become a subsidiary of the Corporation and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the NGCL.

EFFECTIVE TIME

     The Merger will be consummated as promptly as practicable after satisfaction or, to the extent permitted under the Merger Agreement, waiver of all of the conditions to each party's obligation to consummate the Merger contained in the Merger Agreement, by duly filing the Articles of Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the NGCL. The Merger will be effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Nevada or at such later time agreed to by the parties as is specified in the Articles of Merger (the "Effective Time"), provided, however, that the Effective Time must not be on a date that is more than 30 days after the date the Articles of Merger are filed. The Articles of Merger will be filed on the date of the Closing. The date on which the Effective Time will occur is referred to as the "Closing Date."

CONVERSION OF SHARES

     As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, ITT or the holders of any securities of ITT or Merger
Sub:

          (a) each issued and outstanding share of common stock, no par value, of Merger Sub will be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation;

          (b) all shares of ITT Common Stock that are held in the treasury of ITT and shares of ITT Common Stock owned by the Corporation, the Trust or Merger Sub (together, in each case, with the associated Right) will be cancelled and no cash, capital stock of the Corporation or the Trust or other consideration will be delivered in exchange therefor. All shares of ITT Common Stock that are held by any wholly owned subsidiary of ITT, the Corporation, Merger Sub or the Trust (together, in each case, with the associated Right) will be converted into validly issued, fully paid and nonassessable shares of common stock, no par value, of the Surviving Corporation;

          (c) each share of ITT Common Stock (including restricted shares of ITT Common Stock issued under ITT equity-based incentive plans) issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled or converted into shares of the Surviving Corporation in accordance with the Merger Agreement), together with the associated Right, which share is to be converted into cash as described under "-- Proration" below, will be converted into the right to receive $85 in cash, without interest (except to the extent specified in (f) below);

          (d) except as otherwise provided under "--Proration" below, each share of ITT Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled or converted into shares of the Surviving Corporation in accordance with (b) above or converted into the right to receive cash as described in (c) above), together with the associated Right, will be converted into the right to receive validly issued, fully paid and nonassessable Paired Shares at the Exchange Ratio;

          (e) all such shares of ITT Common Stock (other than shares to be cancelled in accordance with (b) above), and the associated Rights, when so converted as provided in (c) or (d) above, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist and each holder of a certificate theretofore representing any such shares (and the associated Rights) will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificate, (i) any dividends and other distributions in accordance with the Merger Agreement, (ii) certificates representing the Paired Shares into which such shares (and the associated Rights) are converted pursuant to (d) above,
     (iii) cash into which such shares are converted pursuant to the (c) above and cash payable pursuant to (f) below and (iv) any cash, without interest, in lieu of fractional Paired Shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with the Merger Agreement;

          (f) if (but only if) the Closing Date occurs after January 31, 1998, then each holder of ITT Common Stock issued and outstanding immediately prior to the Effective Time that is entitled under (c) and (d) above to receive either cash or Paired Shares will in addition be entitled to receive the Additional Payment in cash in an amount per share of ITT Common Stock equal to (i) $85 times (ii) 7% per annum accrued from and including January 31, 1998, to but excluding the date of Closing (without compounding).

ELECTION OF STOCK OR CASH

     A Form of Election will be mailed separately to each ITT stockholder of record. Each ITT stockholder is requested to specify the number of shares of ITT Common Stock which such stockholder desires to have converted into Paired Shares in the Merger and the number of shares of ITT Common Stock which such stockholder desires to have converted into cash. ITT STOCKHOLDERS WHO DO NOT INTEND TO VOTE IN FAVOR OF THE MERGER SHOULD NEVERTHELESS GIVE CONSIDERATION TO FILING A FORM OF ELECTION IN ORDER TO AVOID BEING TREATED AS NON-ELECTING STOCKHOLDERS IN THE EVENT THE MERGER IS APPROVED AND CONSUMMATED.

     An Election will have been properly made only if the Exchange Agent receives, by 5:00 p.m., New York City time, on February 11, 1998, a Form of Election properly completed and signed and accompanied by the certificate or certificates (the "Certificates") representing the shares of ITT Common Stock (and associated Rights) to which such Form of Election relates (or by an appropriate guarantee of delivery of such Certificate or Certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificate or Certificates are in fact delivered by the time set forth in such guarantee of delivery). Any holder of record of shares of ITT Common Stock may at any time prior to the Election Date change such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date accompanied by a properly completed Form of Election. Any holder of record of shares of ITT Common Stock may at any time prior to the Election Date revoke such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date or by withdrawal prior to the Election Date of such holder's Certificates previously deposited with the Exchange Agent. Any stockholder of ITT who will have deposited Certificates with the Exchange Agent will have the right to withdraw such Certificates by written notice received by the Exchange Agent and thereby revoke such holder's Election as of the Election Date at any time after the expiration of the period of 60 days following the Election Date if the Merger has not been consummated prior such period. All written notices to the Exchange Agent should be sent to ChaseMellon Shareholder Services, L.L.C., 85 Challenger Road, Ridgefield Park, New Jersey 07660.

     STOCKHOLDERS OF ITT SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. ITT COMMON STOCK CERTIFICATES WILL BE EXCHANGED FOR THE CONSIDERATION PAYABLE IN THE MERGER FOLLOWING CONSUMMATION OF THE MERGER IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT AND THE FORM OF ELECTION.

     A FORM OF ELECTION WILL BE MAILED SEPARATELY TO EACH PERSON WHO IS A HOLDER OF OUTSTANDING SHARES OF ITT COMMON STOCK ON THE ITT RECORD DATE AND, UPON REQUEST TO THE EXCHANGE AGENT, WILL BE MAILED TO EACH PERSON WHO BECOMES A HOLDER OR BENEFICIAL OWNER OF ITT COMMON STOCK PRIOR TO THE ELECTION DATE.

PRORATION

     The Merger Agreement limits the Available Cash to ITT stockholders to the product of (x) $85 and (y) 30% of the total number of shares of ITT Common Stock outstanding immediately prior to the Effective Time. If Cash Elections are received for shares representing more than 30% of the total number of outstanding shares of ITT Common Stock, the Available Cash will be prorated among those shares of ITT Common Stock for which Cash Elections have been made. The Merger Agreement also limits the Available Shares to ITT stockholders to the product of (x) the Exchange Ratio and (y) 82% of the total number of shares of ITT Common Stock outstanding immediately prior to the Effective Time. Because the cash available to ITT stockholders in the Merger will not be less than 18% nor exceed 30% of the total number of outstanding shares of ITT Common Stock, ITT stockholders making Cash Elections may receive Paired Shares instead of cash for some of the shares of ITT Common Stock covered by such Cash Election if Cash Elections are received for a number of shares of ITT Common Stock in excess of 30% of the total number of outstanding shares of ITT Common Stock. Similarly, ITT stockholders making Stock Elections may receive cash instead of Paired Shares for some of the shares of ITT Common Stock covered by such Stock Election if Stock Elections are received for more than 82% of the total number of outstanding shares of ITT Common Stock. At the time of the ITT Meeting, ITT stockholders will not know the number of Cash Elections or Stock Elections that have been made or whether the Available Cash or Available Shares will be prorated. A more detailed explanation of the proration mechanics is provided in the following paragraphs.

     The determination of whether shares of ITT Common Stock, and the associated Rights, will be converted in the Merger into Paired Shares at the Exchange Ratio, the right to receive $85 in cash or a combination of both Paried Shares and cash will be made as set forth below:

          (a) If Cash Elections are received for a number of shares of ITT Common Stock that is more than 30% of the total number of shares of ITT Common Stock issued and outstanding immediately prior to the Effective Time, each Non-Electing Share and each share of ITT Common Stock for which a Stock Election has been received (in each case, together with the associated Right) will be converted in the Merger into Paired Shares at the Exchange Ratio and the shares of ITT Common Stock for which Cash Elections have been received (and the associated Rights) will be converted in the Merger into right to receive cash and Paired Shares at the Exchange Ratio in the following manner: the largest whole number of shares of ITT Common Stock (and the associated Rights) covered by each Cash Election which is not in excess of the number of shares of ITT Common Stock covered by such Cash Election multiplied by a fraction the numerator of which will be a number equal to 30% of the number of shares of ITT Common Stock issued and outstanding immediately prior to the Effective Time and the denominator will be the aggregate number of shares of ITT Common Stock covered by all Cash Elections, will be converted into the right to receive $85 per share in cash, without interest (except for the Additional Payment, if any). The balance of the shares of ITT Common Stock covered by Cash Elections (together with the associated Rights) will be converted into the right to receive Paired Shares at the Exchange Ratio.

          (b) If Stock Elections are received for a number of shares of ITT Common Stock which is more than 82% of the total number of shares of ITT Common Stock issued and outstanding immediately prior to the Effective Time, each Non-Electing Share and each share of ITT Common Stock for which a Cash Election has been received (in each case, together with the associated Right) will be converted in the Merger into the right to receive $85 in cash, without interest (except for the Additional Payment, if any), and the shares of ITT Common Stock for which Stock Elections have been received will be converted in the Merger into Paired Shares at the Exchange Ratio and the right to receive cash in the following manner: the largest whole number of shares of ITT Common Stock (and associated Rights) covered by each Stock Election which is not in excess of the number of shares of ITT Common Stock covered by such Stock Election multiplied by a fraction the numerator of which will be a number equal to 82% of the number of shares of ITT Common Stock issued and outstanding immediately prior to the Effective Time and the denominator of which will be the aggregate number of shares of ITT Common Stock covered by all Stock Elections, will be converted into the right to receive Paired Shares at the Exchange Ratio. The balance of the shares of ITT Common Stock covered by Stock Elections (together with the associated

     Rights) will be converted into the right to receive $85 per share in cash, without interest (except for the Additional Payment, if any).

          (c) If Cash Elections are received for a number of shares of ITT Common Stock which is greater than or equal to 18%, but less than or equal to 30%, the total number of shares of ITT Common Stock issued and outstanding immediately prior to the Effective Time, each share of ITT Common Stock covered by a Cash Election will be converted in the Merger into the right to receive $85 in cash, without interest (except for the Additional Payment, if any), and each share of ITT Common Stock covered by a Stock Election will be converted in the Merger into Paired Shares at the Exchange Ratio.

          (d) If Non-Electing Shares are not converted under either (b) or (c) above, the Exchange Agent will determine by lot (or by such other method as is deemed reasonable by Starwood Lodging) which of such Non-Electing Shares will be converted in the Merger into the right to receive $85 in cash per share, without interest (except for the Additional Payment, if any); provided, however, that such selection by lot (or by such other method) will cease when the sum of the shares converted in such manner, plus the number of shares of ITT Common Stock covered by Cash Elections is equal to such percentage, not less than 18% nor more than 30%, as will be specified by Starwood Lodging, of the total number of shares of ITT Common Stock issued and outstanding immediately prior to the Effective Time. Each Non-Electing Share not so converted into cash will be converted into the right to receive Paired Shares at the Exchange Ratio.

          (e) Outstanding shares of ITT Common Stock (other than Nonparticipating Shares) as to which an Election is not in effect at the Election Date and shares as to which an Election has been withdrawn after the 60-day period following the Election Date shall be called "Non-Electing Shares." If Starwood Lodging and ITT determine for any reason that any Election was not properly made with respect to shares of ITT Common Stock, such Election shall be deemed to be ineffective and shares of ITT Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

EXCHANGE OF CERTIFICATES

     STARWOOD LODGING HAS ESTABLISHED A TOLL-FREE TELEPHONE NUMBER (1-800-347-4750) TO ENABLE STOCKHOLDERS OF ITT AND THE SHAREHOLDERS AND STOCKHOLDERS OF STARWOOD LODGING TO RECEIVE INFORMATION REGARDING THE EXCHANGE RATIO. Commencing January 15, 1998 and ending on February 17, 1998, stockholders are encouraged to call such telephone number to listen to a recorded message indicating what the Exchange Ratio would be as of the date of such call, based on the average of the Average Prices of Paired Shares during the 30 consecutive trading days ending as of the day prior to such call. Commencing on February 5, 1998, stockholders will be able to call in and obtain the actual Exchange Ratio. Because the Market Price upon which the actual Exchange Ratio will be based cannot be finally determined until the close of trading on February 4, 1998, callers to such toll-free number prior to February 5, 1998 should bear in mind that the actual Exchange Ratio may vary from the assumed Exchange Ratio indicated on such recorded message prior to February 5, 1998 because (i) of fluctuations in the trading price of Paired Shares during the 30 days ending February 4, 1998 and (ii) the Exchange Ratio is calculated by randomly selecting 20 days out of the last 30 consecutive trading days.

     As soon as practicable after the Effective Time, Starwood Lodging will deposit with the Exchange Agent, in trust for the holders of shares of ITT Common Stock converted in the Merger, certificates representing the Paired Shares issuable and the cash then payable pursuant to the Merger Agreement (such cash and Paired Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). As soon as practicable after the Effective Time, the Exchange Agent will distribute to each holder of shares of ITT Common Stock converted into the right to receive cash or Paired Shares pursuant to the Merger Agreement, upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more Certificates for cancellation, a check for the amount of cash to which such holder is entitled and certificates representing Paired Shares to which such holder is entitled. As soon as practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a Certificate or Certificates whose shares were converted pursuant to the Merger Agreement (other than any holder who previously surrendered all his or her Certificates with a Form of Election or pursuant to a guarantee of delivery set forth in a Form of Election) (A) a letter of transmittal and (B) instructions for use in effecting the surrender of the Certificates.

     Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole Paired Shares issuable and the cash payable to such holder pursuant to the Merger Agreement. If any certificate representing Paired Shares or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Paired Shares in a name other than that of the registered holder of the Certificate surrendered, or will establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Starwood Lodging or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of shares of ITT Common Stock such amounts as Starwood Lodging or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Starwood Lodging or the Exchange Agent, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of ITT Common Stock in respect of which such deduction and withholding was made by Starwood Lodging or the Exchange Agent.

     After the Effective Time, there will be no further transfers of ITT Common Stock on the stock transfer books of ITT. If a certificate representing ITT Common Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of whole Paired Shares and cash in lieu of fractional shares and any dividends and distributions and/or the appropriate amount of in cash per share will be issued in exchange therefor. After the Effective Time and until surrendered, shares of ITT Common Stock will be deemed for all corporate purposes, other than the payment of any dividends and distributions, to evidence only the right to receive the Merger Consideration.

DIVIDENDS

     No dividends or other distributions that are declared on or after the Effective Time on the Paired Shares, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Paired Shares until such person surrenders the related Certificate or Certificates pursuant to the terms of the Merger Agreement. Subject to the effect of applicable law, each record holder of a new certificate representing such Paired Shares will be paid:
(i) at the time of such surrender or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions theretofore paid with respect to the Paired Shares represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions payable with respect to such Paired Shares and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions or cash be entitled to receive interest on such dividends or other distributions or cash.

NO FRACTIONAL SECURITIES

     No certificates or scrip representing fractional Paired Shares will be issued upon the surrender for exchange of Certificates, and no Corporation or Trust dividend or other distribution or stock split will relate to any fractional share, and no fractional share will entitle the owner thereof to vote or to any other rights of a security holder of the Corporation or the Trust, as applicable. In lieu of any such fractional share, each holder of ITT Common Stock who would otherwise have been entitled to a fraction of a Paired Share upon surrender of Certificates for exchange will be paid an amount in cash (without interest (except for the Additional Payment, if any)), rounded to the nearest cent, determined by multiplying (i) the average of the per share closing prices on the NYSE of a Paired Share (as reported in the NYSE Composite Transactions Tape) during the five consecutive trading days ending on the trading day immediately prior to the date of the

Effective Time by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash to be paid to holders of fractional share interests, the Exchange Agent will notify Starwood Lodging of such amount, and Starwood Lodging has agreed to deposit such amount with the Exchange Agent and to cause the Exchange Agent to forward payments to such holders of fractional share interests subject to the provisions of the Merger Agreement. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by an ITT stockholder shall be aggregated, and no such ITT stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Paired Share with respect to such Certificates surrendered.

ITT STOCK OPTIONS

     As of the Effective Time, each stock option ("ITT Stock Option") and related stock appreciation right ("SAR") that is outstanding immediately prior to the Effective Time pursuant to ITT's stock option plans (other than any "stock purchase plan" within the meaning of Section 423 of the Code) in effect on the date of the Original Merger Agreement (the "Stock Plans") will be assumed by the Corporation and become and represent a fully exercisable option (and related SAR) to purchase the number of Paired Shares (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of ITT Common Stock subject to such ITT Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Paired Share (rounded up to the nearest tenth of a cent) equal to the difference between (A) the exercise price per share of ITT Common Stock immediately prior to the Effective Time divided by the Exchange Ratio and (B) the amount, if any, of the Additional Payment payable per share pursuant to the Merger Agreement divided by the Exchange Ratio. The Corporation has agreed to pay cash to holders of ITT Stock Options in lieu of issuing fractional Paired Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related ITT Stock Option and Stock Plan under which it was granted, including those providing for the accelerated exercisability and other special rights arising upon an "Acceleration Event" (as defined below) in accordance with the terms of such Stock Plan. ITT has agreed to use all reasonable efforts to obtain any necessary consents of holders of ITT Stock Options and take such other actions as may be necessary to effect the foregoing. The accelerated lapse of restrictions and other special rights with respect to shares of restricted ITT Common Stock issued under the Stock Plans will also be preserved following the Effective Time in accordance with the terms of the Stock Plans.

     Under the terms of the 1995 ITT Corporation Incentive Stock Plan (the "Existing ITT Plan") upon the occurrence of an "Acceleration Event" (which will occur if ITT stockholders vote to approve the ITT Proposal), Limited Stock Appreciation Rights ("LSARs") will be automatically granted as to any ITT Stock Option which is outstanding with respect to which stock appreciation rights were not previously granted under the Existing ITT Plan. The LSARs will entitle each holder, upon the exercise of the LSAR and surrender of the related ITT Stock Option, to receive, without payment to ITT (except for applicable withholding taxes), an amount in cash equal to the excess of the Formula Price (as defined below) over the exercise price of the related ITT Stock Option. For purposes of the Existing ITT Plan, the "Formula Price" is equal to the highest of (A) the highest composite daily closing price of the ITT Common Stock, or any successor security, during the period beginning on the 60th calendar day prior to the date on which the LSAR is exercised and ending on the date such LSAR is exercised,
(B) the highest gross price paid for the ITT Common Stock during the same period of time, as reported in a report on Schedule 13D filed with the Commission or
(C) the highest gross price paid or to be paid for a share of ITT Common Stock in connection with the Acceleration Event (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise).

     The Existing ITT Plan also provides that, in the case of persons who are considered directors and officers of ITT for purposes of the Exchange Act, LSARs are not exercisable until they have been outstanding for at least six months. This restriction on the senior officers' ability to exercise LSARs was designed to eliminate any possibility that under Section 16(b) of the Exchange Act, and the related rules previously in effect, that the grant and exercise of the LSARs by officers subject to Section 16(b) would be subject to the short swing profit recovery rules. In 1996, the Commission adopted a revised rule 16b-3 to the Exchange Act and as a result this restriction on the senior officers' ability to exercise LSARs is no longer necessary. As expressly permitted by the Merger Agreement, at a meeting held on December 9, 1997, the ITT Board, upon the recommendation of the

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

Compensation and Personnel Committee of the ITT Board, adopted a resolution amending the Existing ITT Plan to eliminate this restriction on the ability of senior officers to exercise LSARs.

     In addition, on January 13, 1998, the ITT Board, upon the recommendation of its Compensation and Personnel Committee, issued 162,500 stock options to Rand
V. Araskog, 50,000 stock options to Ann N. Reese and 50,000 stock options to Richard S. Ward. These options have an exercise price equal to $85 per share of ITT Common Stock or the "Formula Price" per share determined in accordance with ITT's existing stock option plan.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement includes joint and several representations and warranties by the Starwood Companies as to, among other things: (i) the organization, qualification, standing and power of the Starwood Companies and each of their subsidiaries; (ii) the capital structure of the Starwood Companies and certain of their subsidiaries; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (iv) the Merger Agreement's noncontravention of (a) their charters, declarations of trust, trustees' regulations or by-laws, as applicable; (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Starwood Lodging or any of its subsidiaries; or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Starwood Lodging or any of its subsidiaries or any of their respective properties, assets or operations; (v) the absence of the need for governmental or other filings or actions with respect to the Merger Agreement and the transactions contemplated thereby; (vi) documents filed by Starwood Lodging with the Commission and Starwood Lodging's financial statements and the accuracy of information contained therein; (vii) the accuracy of information supplied by the Starwood Companies for inclusion in the Registration Statement and this Joint Proxy Statement/Prospectus; (viii) the absence of certain changes or events since December 31, 1996; (ix) the possession of all necessary franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders; (x) the timely filing and the accuracy of information of all material Starwood Lodging tax returns and certain other tax matters; (xi) the absence of any actions or proceedings against Starwood Lodging that have had or would reasonably be expected to have a Material Adverse Effect on Starwood Lodging;
(xii) compliance with worker safety and environmental laws; (xiii) the absence of liabilities of Starwood Lodging and its subsidiaries; (xiv) certain intellectual property rights; (xv) receipt of the Bear Stearns Opinion; (xvi) the requirement of certain approvals of stockholders and shareholders in connection with the Merger; (xvii) the REIT status of the Trust; and (xviii) brokers' and finders' fees and expenses.

     The Merger Agreement also includes representations and warranties by ITT as to, among other things: (i) the organization, standing, power and qualification of ITT and each subsidiary of ITT; (ii) ITT's capitalization; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (iv) the Merger Agreement's noncontravention of
(a) the charter or by-laws of ITT or any of its subsidiaries; (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to ITT or any of its subsidiaries; or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ITT or any of its subsidiaries; (v) the absence of the need for governmental or other filings or actions with respect to the Merger Agreement and the transactions contemplated thereby; (vi) documents filed by ITT with the Commission and ITT's financial statements and the accuracy of information contained therein; (vii) the absence of certain changes or events since December 31, 1996; (viii) the possession of all necessary franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders; (ix) the accuracy of information supplied by ITT for inclusion in the Registration Statement and this Joint Proxy Statement/Prospectus; (x) the timely filing and the accuracy of information of all material ITT tax returns and certain other tax matters; (xi) the absence of any actions or proceedings against ITT that would have a Material Adverse Effect on ITT; (xii) the absence of changes in benefits plans; (xiii) the terms, existence, operations, liabilities and compliance with applicable laws of ITT's benefit plans and certain other matters relating to the Employee Retirement Income Security Act of 1974, as amended; (xiv) compliance with worker safety and environmental laws; (xv) the absence of liabilities of ITT and its subsidiaries that have had and would not reasonably be expected to have a Material Adverse Effect on ITT; (xvi) certain intellectual property rights; (xvii) amendment of the Rights Agreement; (xviii) certain parachute payments; (xix) the

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

Lazard Freres Opinion; (xx) exemption from Nevada State anti-takeover statutes;
(xxi) the requirement of stockholder approval of the Merger Agreement; and
(xxii) broker's and finders' fees and expenses.

BUSINESS OF ITT PENDING THE MERGER

     ITT has agreed that from the date of the Original Merger Agreement to the Effective Time, it will, and it will cause each of its subsidiaries to, carry on its business in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, lessors and others having business dealings with it to the end that goodwill and ongoing businesses will not be impaired. ITT has agreed that, except as disclosed and except as otherwise expressly permitted in the Merger Agreement, neither it nor any of its subsidiaries will: (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by direct or indirect wholly owned subsidiaries), (ii) other than in the case of any direct or indirect wholly owned subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
(iii) purchase, redeem or otherwise acquire any shares of capital stock of ITT or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of ITT Common Stock (and associated Rights) upon the exercise of employee stock options pursuant to the Stock Plans outstanding on the date of the Original Merger Agreement in accordance with their current terms; (c) amend its articles or certificate of incorporation or by-laws or other comparable organizational documents; (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are, individually or in the aggregate material to ITT and its subsidiaries taken as a whole, other than transactions that are in the ordinary course of business consistent with past practice and not material to ITT and its subsidiaries taken as a whole; (e) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to ITT and its subsidiaries taken as a whole; (f) incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any loans, advances or capital contributions to, or other investments in, any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than (i) indebtedness incurred in the ordinary course of business consistent with past practice and (ii) indebtedness, loans, advances, capital contributions and investments between ITT and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries; (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of ITT or any subsidiary; (h) enter into or adopt any new, or amend any existing, severance plan, agreement or arrangement or enter into certain new or amend certain existing pension plans, welfare plans or other material benefit plans or employment or consulting agreements, other than as required by law, except that ITT or its subsidiaries may enter into (i) employment agreements if such agreements (A) are no longer than one year in duration and (B) provide for an annual base salary of less than $150,000, and (ii) consulting agreements in the ordinary course of business that are terminable on no more than 90 days' notice without penalty, and ITT or its subsidiaries may amend certain pension, welfare or other benefit plans or other plans, programs, policies or arrangements if such amendment will result in not more than a de minimis additional cost to ITT or its subsidiaries; (i) increase the compensation payable or to become payable to its officers or employees, except for (A) increases in the ordinary course of business consistent with past practice in salaries or wages of employees of ITT or any of its subsidiaries and (B) except to the extent required under the terms of any applicable incentive plan, the payment of annual incentive bonuses for 1997 which are not in the aggregate in excess of two times the target bonus for 1997 established

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

for 1997 prior to the date of the Original Merger Agreement; (j) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards, other than an award which (A) is made to a management employee or non-employee director who would be eligible to receive such award under the terms of the ITT Stock Plans as applied consistently with past practice and (B) is made on terms substantially the same as the terms of awards previously awarded under such plan; (k) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles); (l) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $50,000,000; (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of ITT filed with the Commission or incurred in the ordinary course of business consistent with past practice; (n) settle or compromise any material federal, state, local or foreign tax liability; (o) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

BUSINESS OF STARWOOD LODGING PENDING THE MERGER

     Starwood Lodging has agreed that, from the date of the Original Merger Agreement to the Effective Time, they will, and will cause each of their respective subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of their respective current officers and employees and preserve their respective relationships with customers, suppliers, licensors, lessors and others having business dealings with them to the end that their goodwill and ongoing business will not be impaired. Starwood Lodging has agreed that, except as disclosed and except as otherwise expressly permitted by the Merger Agreement, neither they nor any of their respective subsidiaries will: (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (A) dividends in the aggregate amount not to exceed the greater of (a) the current rate of Starwood Lodging's dividends and (b) the Trust's "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid and (B) dividends and other distributions by direct, indirect or wholly owned subsidiaries) or (ii) other than in the case of any subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Paired Shares; (b) in the case of Starwood Lodging only, amend any of its articles or certificate of incorporation or declaration of trust, other than in connection with the Corporation Amendment and the Trust Amendment; (c) take or omit any action that would reasonably be expected to cause the Trust to cease to qualify as a "real estate investment trust" for federal income tax purposes or that would reasonably be expected to cause the Trust to become subject to
Section 269B(a)(3) of the Code; or (d) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Notwithstanding the foregoing and except as expressly permitted by the Merger Agreement, neither the Corporation nor the Trust shall declare, set aside or pay any cash dividend or make any cash distribution or otherwise make any payments in cash to its stockholders, having a record date for the determination of the stockholders entitled to such dividend, distribution or other payment occurring during the period from and including the first day of the Averaging Period through and including the fourth trading day after the last day of the Averaging Period.

ACQUISITION PROPOSALS

     The Merger Agreement provides that ITT must not, nor may it permit any of its subsidiaries to, nor may it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of ITT or any of its subsidiaries to, (i) solicit, initiate, or encourage the

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

submission of, any takeover proposal (as defined below), (ii) except to the extent permitted by the Merger Agreement, enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that prior to the ITT Meeting, to the extent required by the fiduciary obligations of the ITT Board, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, ITT may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement to, any person. Any violation of the foregoing restrictions by any officer, director or employee, of or any investment banker, attorney, accountant, agent or other advisor or representative of, ITT or any of its subsidiaries, whether or not such person is purporting to act on behalf of ITT or otherwise, shall be deemed to be a breach by ITT. ITT immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons with respect to, or that could reasonably be expected to lead to, any takeover proposal.

     The Merger Agreement also provides that neither the ITT Board nor any committee thereof may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Corporation, the Trust or Merger Sub, the approval or recommendation by the ITT Board or any such committee of the Merger Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal. Notwithstanding the foregoing, the ITT Board, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of the Merger Agreement or the Merger) a superior proposal (as defined below). If the ITT Board approves or recommends a superior proposal, ITT may take appropriate action to render the Rights inapplicable to such superior proposal.

     ITT has agreed to immediately advise the Corporation orally and in writing of any takeover proposal or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal, the material terms and conditions of such takeover proposal or inquiry and the identity of the person making any such takeover proposal or inquiry. ITT has agreed to keep the Corporation fully informed of the status and details of any such takeover proposal or inquiry. Starwood Lodging has agreed to waive any applicable confidentiality provisions to the extent necessary to allow ITT solely to explain the terms of this transaction to persons making takeover proposals. If, to the extent permitted by the foregoing, the ITT Board approves or recommends a superior proposal, ITT may take appropriate action to render the Rights inapplicable to such superior proposal.

     As used in the Merger Agreement and herein, "takeover proposal" means any proposal, other than a proposal by the Corporation or the Trust for a merger, consolidation, share exchange, business combination or other similar transaction involving ITT or any of its Significant Subsidiaries (as defined below) or any proposal or offer (including, without limitation, any proposal or offer to stockholders of ITT), other than a proposal or offer by the Corporation or the Trust to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, ITT or any of its Significant Subsidiaries. ITT immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any takeover proposal. "Significant Subsidiary" means any subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Commission.

     As used in the Merger Agreement and herein, "superior proposal" means a bona fide written proposal made by a third party to acquire ITT pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the disinterested members of the ITT Board determines in their good faith judgment (based on the opinion, with only customary qualifications, of independent financial advisors that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) to be more favorable to ITT and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith

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judgment of a majority of such disinterested members (based on the advice of independent financial advisors), is reasonably capable of being financed by such third party.

     Except to the extent reasonably required in connection with ITT's obligations pursuant to the Merger Agreement and permitted pursuant to that letter agreement dated as of November 6, 1997, among the Corporation, the Trust, Merger Sub and ITT, during the period from the date of the Original Merger Agreement through the Effective Time, ITT may not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which ITT or any of its subsidiaries is a party (other than any involving the Corporation or the Trust) unless a majority of the disinterested members of the ITT Board determines in their good faith judgment based on the advice of outside counsel that failure to take such action would violate the fiduciary obligations of such board under applicable law. Subject to the foregoing, during such period, ITT has agreed to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

CERTAIN TRANSACTIONS

     The Merger Agreement provides that ITT must use reasonable efforts to enter into agreements to sell assets of ITT as agreed from time to time between ITT and the Corporation on terms acceptable to ITT and must permit Starwood Lodging and its financial and legal advisors to participate in such process; provided, however, that such agreements may provide at ITT's election that any such sale or disposition shall not be consummated until after the Effective Time and may provide at ITT's election that such agreements are terminable by ITT if the Merger Agreement is terminated for any reason; provided, however, that neither ITT nor any of its subsidiaries may enter into a definitive agreement with respect to any such sale without the prior approval of both the Corporation and the Trust and the ITT Board;

     Pursuant to the Merger Agreement, ITT has agreed not to implement the Comprehensive Plan (as such term is defined in the Definitive Proxy Statement on Schedule 14A filed by ITT with the Commission on October 9, 1997 (the "Proxy Statement")), including, without limitation, consummating the Tender Offers (as such term is defined in the Proxy Statement); provided, however, that ITT will be permitted to pay the Termination Fee and Purchaser's Expenses (each as defined in the CDRV Investment Agreement) and any other payments pursuant to the CDRV Investment Agreement.

     Promptly after the consummation of the Merger, the Trust must dispose of any shares of common stock of the Surviving Corporation received by the Trust in connection with the Merger.

INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

     Pursuant to the Merger Agreement, Starwood Lodging has agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of ITT and its subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of ITT will survive the Merger and will continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time and the obligations of ITT in connection therewith shall be assumed by Starwood Lodging. The Corporation has agreed to provide, or to cause the Surviving Corporation to provide, ITT's current directors and officers an insurance and indemnification policy (including any fiduciary liability policy) that provides coverage with respect to any claims made during the six-year period following the Effective Time for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to ITT's existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 150 percent of the last annual premium paid prior to the date of the Original Merger Agreement (which premium ITT represents and warrants to be approximately $1.4 million in the aggregate), unless such annual premium would but for this

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

proviso exceed such amount, in which case the Corporation must purchase as much coverage as possible for such amount.

CERTAIN EMPLOYEE MATTERS

     Except with respect to Stock Plans, for not less than one year following the Effective Time, Starwood Lodging has agreed to maintain, or to cause ITT and its subsidiaries to maintain, compensation and employee benefits plans and arrangements for employees of ITT and its subsidiaries ("Affected Employees") that are, in the aggregate, no less favorable than as provided under the compensation arrangements and ITT Plans as in effect on the date of the Original Merger Agreement. Without limiting the generality of the foregoing, for not less than one year following the Effective Time (or such longer period as may be required under the applicable ITT Plan), Starwood Lodging has agreed to provide, or to cause ITT and its subsidiaries to provide, severance pay and benefits to each Affected Employee as of the Effective Time that are no less favorable than under the ITT Plans and current practices of ITT as in effect as of the date of the Original Merger Agreement. Notwithstanding the foregoing, Starwood Lodging has the right (i) following the Effective Time to transfer to one or more employee benefit plans maintained by Starwood Lodging any employee of ITT or any subsidiary who becomes an employee of Starwood Lodging or any of its subsidiaries and (ii) in the good faith exercise of it managerial discretion, to terminate the employment of any employee.

     Starwood Lodging has agreed to honor, or to cause ITT to honor, all ITT Plans and other contractual commitments in effect immediately prior to the Effective Time between ITT or its subsidiaries and Affected Employees or former employees of ITT or its subsidiaries. Without limiting the generality or the foregoing, Starwood Lodging has agreed to honor all vacation, holiday, sickness and personal days accrued by Affected Employees and, to the extent applicable, former employees of ITT and its subsidiaries ("Former Employees") as of the Effective Time.

     Employees and, to the extent applicable, Former Employees will be given credit for all service with ITT and its subsidiaries (or service credited by ITT or such subsidiaries) under all employee benefit plans and arrangements currently maintained by Starwood Lodging or any of its respective subsidiaries in which they are or will become participants for purposes of eligibility, vesting, level of participant contributions and benefit accruals (but subject to an offset, if necessary, to avoid duplication of benefits) to the same extent as if rendered to Starwood Lodging or any of their respective subsidiaries. Starwood Lodging has agreed to cause to be waived any pre-existing condition limitation under their welfare plans that might otherwise apply to an Affected Employee or, to the extent applicable, a Former Employee. Starwood Lodging has agreed to recognize (or cause to be recognized) the dollar amount of all expenses incurred by Affected Employees or, to the extent applicable, Former Employees, during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductions and co-payment limitations for such year under the relevant benefit plans of Starwood Lodging and their respective subsidiaries.

CERTAIN GAMING REGULATORY MATTERS

     Pursuant to the Merger Agreement, Starwood Lodging has agreed to disassociate itself and to cause its respective subsidiaries to disassociate and to use all reasonable efforts to cause its respective affiliates other than subsidiaries to disassociate themselves, if such disassociation is necessary to obtain any regulatory approval for the Merger Agreement or the transactions contemplated thereby, from any person or persons deemed, or reasonably likely to be deemed, unacceptable by a governmental entity with authority to administer gaming laws and, in the case of any such person who is a nominee to serve as a director or trustee of Starwood Lodging or any subsidiary of Starwood Lodging, Starwood Lodging has agreed to replace, and to cause the relevant subsidiary or subsidiaries to replace, any such director nominee with a suitable substitute nominee. Starwood Lodging also has agreed to use all reasonable efforts to cause the trust arrangements described in paragraph (iii) under "-- Conditions to Consummation of the Merger" below to be in full force and effect and has further agreed that, if the requisite approvals are obtained from the New Jersey Commission, they will place shares of ITT Common Stock or shares of common stock of the Surviving Corporation, as applicable, in trust as contemplated by such clauses.

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

     In connection with the application for qualification and licensing by Starwood Lodging with the New Jersey Commission pursuant to the New Jersey Act and the rules and regulations promulgated thereunder, if requested by Starwood Lodging (for the purpose of permitting Starwood Lodging to hold directly (and not in trust) the shares of ITT Common Stock to be acquired pursuant to the Merger while Starwood Lodging's application for qualification and licensing is pending with the New Jersey Commission), ITT has agreed to execute and deliver a trust agreement prepared by Starwood Lodging and reasonably acceptable to ITT and the New Jersey Commission and complying with the requirements of the New Jersey Act and the rules and regulations promulgated thereunder.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     The respective obligations of ITT, on the one hand, and Starwood Lodging, on the other hand, to consummate the Merger are subject to the fulfillment (or waiver by such party) at or prior to the Effective Time of the following conditions:

          (a) the Merger Agreement has been duly approved by the requisite vote of stockholders of ITT in accordance with applicable law and the Restated Articles of Incorporation, as amended, of ITT (the "ITT Articles") and ITT By-laws, and the Shares Issuance Proposal, the Trust Amendment and the Corporation Amendment have been duly approved by the requisite vote of the stockholders or shareholders, as applicable, of each of the Corporation and the Trust in accordance with applicable rules of the NYSE, applicable law and the Corporation Articles and the Corporation By-laws and the Trust Declaration and the Trustees' Regulations;

          (b) the Paired Shares issuable in the Merger and pursuant to the Substitute Options have been authorized for listing on the NYSE, subject to official notice of issuance;

          (c)(i) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act has expired or been terminated;

          (ii) all consents, approvals, orders or authorizations of or registrations, declarations or filings with any governmental entity, which the failure to obtain, make or occur would reasonably be expected to have a Material Adverse Effect on ITT (assuming the Merger has taken place), have been obtained, have been made or have occurred, and are in full force and effect;

          (iii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, (A) any governmental entity with jurisdiction in respect of gaming laws (other than New Jersey), (B) the FCC and (C) state educational authorities, non-governmental educational accrediting commissions and the ED (in the case of this clause (C) which are required to be made or obtained prior to consummation of the Merger), in each case, which are required or necessary in connection with the Merger and the Merger Agreement and the transactions contemplated by the Merger Agreement (including the changes in the composition of the ITT Board) have been obtained and are in full force and effect, and in the case of the New Jersey Act and the rules and regulations promulgated thereunder, either, at the option of Starwood Lodging, (x) as contemplated by "-- Certain Gaming Regulatory Matters" above, all required shares of common stock have been deposited in trust with a trustee qualified and otherwise acceptable to the New Jersey Commission and the transactions and arrangements contemplated by "-- Certain Gaming Regulatory Matters" above shall be in full force and effect or (y) (1) the New Jersey Commission has approved a form of trust agreement in form and substance reasonably satisfactory to Starwood Lodging (including in respect of control by Starwood Lodging of ITT and its subsidiaries) in respect of a trust arrangement for the shares of ITT Common Stock to be acquired pursuant to the Merger or shares of the common stock of the Surviving Corporation pending final qualification of Starwood Lodging to hold a casino license under the New Jersey Act and the rules and regulations thereunder, (2) a trustee qualified and otherwise acceptable to the New Jersey Commission and Starwood Lodging in respect of such trust arrangement for the shares of ITT Common Stock to be acquired pursuant to the Merger or shares of the common stock of the Surviving Corporation has been appointed or designated and (3) the directors of Merger Sub have been qualified on a permanent or temporary basis to serve as directors of a company (including ITT) that either directly, or

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

     through its subsidiaries, holds a casino license under the New Jersey Act and the rules and regulations thereunder;

          (d) the Registration Statement has become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been initiated or, to the knowledge of Starwood Lodging or ITT, threatened by the Commission. All necessary state securities or blue sky authorizations have been received;

          (e) no court or other governmental entity having jurisdiction over ITT, the Corporation or the Trust, or any of their respective subsidiaries, has enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) (after the date of the Merger Agreement) which is then in effect and has the effect of making the Merger or any of the transactions contemplated thereby illegal; provided, however, that each of the parties has used all reasonable efforts to prevent and to appeal as promptly as possible any such law, rule, regulation, executive order, decree, injunction or other order; and

          (f) no Federal legislative or regulatory change has occurred that would cause the Trust to cease to qualify as a "real estate investment trust" for federal income tax purposes or that would cause the Trust to become subject to Section 269B(a)(3) of the Code.

     The obligation of ITT to effect the Merger is subject to the fulfillment (or waiver by ITT) at or prior to the Effective Time of the following additional conditions:

          (a) each of the Corporation, Merger Sub and the Trust has performed in all material respects each of its agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Corporation, Merger Sub and the Trust contained in the Merger Agreement that is qualified as to materiality is true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which are true and correct as of such certain date) and each of the representations and warranties that is not so qualified is true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which are true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement, and ITT has received certificates signed on behalf of each of the Corporation, Merger Sub and the Trust by its Chief Executive Officer and its Chief Financial Officer to such effect;

          (b) there is not pending or threatened any suit, action or proceeding by any governmental entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a significant likelihood of success challenging the acquisition by Starwood Lodging of any shares of ITT Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or seeking to obtain from the Corporation, the Trust or Merger Sub any damages that are material in relation to ITT, Starwood Lodging and their subsidiaries taken as a whole; and

          (c) the opinion of Sidley & Austin, counsel for Starwood Lodging, is delivered to ITT on the Closing Date in form and substance reasonably satisfactory to ITT stating that (i) the Trust is a "real estate investment trust" for federal income tax purposes and the Trust is not subject to
     Section 269B(a)(3) of the Code by reason of Section 136(c) of the Deficit Reduction Act of 1984 and (ii) consummation of the transactions contemplated by the Merger Agreement will not cause the Trust to cease to qualify as a "real estate investment trust" for federal income tax purposes and will not cause the Trust to become subject to Section 269B(a)(3) of the Code. In rendering such opinion, such counsel is entitled to rely upon customary representations reasonably requested by such counsel and made by Starwood Lodging.

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

     The obligations of the Starwood Companies to effect the Merger are subject to the fulfillment (or waiver by Starwood Lodging) at or prior to the Effective Time of the following additional conditions:

          (a) ITT has performed in all material respects each of its agreements contained in the Merger Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of ITT contained in the Merger Agreement that is qualified as to materiality is true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which are true and correct as of such certain date) and each of the representations and warranties that is not so qualified is true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which are true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by the Merger Agreement, and Starwood Lodging shall have received a certificate signed on behalf of ITT by its Chief Executive Officer and its Chief Financial Officer to such effect;

          (b) ITT has obtained the consent or approval of each person that is not a governmental entity whose consent or approval is required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, hotel management agreement or other agreement or instrument, except as to which the failure to obtain such consents and approvals, individually or in the aggregate, would not be expected, in the reasonable opinion of Starwood Lodging, to have a Material Adverse Effect on ITT or upon the consummation of the transactions contemplated in the Merger Agreement; and

          (c) the Corporation has received from certain persons identified as affiliates of ITT an executed copy of an agreement relating to the resale of Paired Shares;

          (d) there is not pending or threatened any suit, action or proceeding by any governmental entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a significant likelihood of success (i) challenging the acquisition by Starwood Lodging of any shares of ITT Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or seeking to obtain from ITT any damages that are material in relation to ITT, Starwood Lodging and their subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by ITT, the Corporation or any of their respective subsidiaries of any material portion of the combined business or assets of ITT, the Corporation, the Trust and their respective subsidiaries, or to compel ITT, the Corporation, the Trust and their respective subsidiaries to dispose of or hold separate any material portion of the combined business or assets of ITT, the Corporation, the Trust and their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement, (iii) seeking to impose limitations on the ability of the Corporation, the Trust or Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of ITT Common Stock, including, without limitation, the right to vote any ITT Common Stock purchased by it on all matters properly presented to the shareholders of ITT, (iv) seeking to prohibit the Corporation, the Trust or any of their respective subsidiaries from effectively controlling in any material respect the business or operations of ITT or its subsidiaries or (v) which otherwise would reasonably be expected to have a Material Adverse Effect on ITT; and

          (e) the Rights have not become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time whether before or after the approval by the stockholders of ITT or of the shareholders of Starwood Lodging:

          (a) by mutual written consent of Starwood Lodging and ITT;

          (b) by either Starwood Lodging or ITT if there has been a material breach of the representations, warranties, covenants and agreements on the part of the other set forth in the Merger Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the nonbreaching party;

          (c) by either Starwood Lodging or ITT if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger has become final and non-appealable;

          (d) by either Starwood Lodging or ITT if the Merger has not been consummated before December 31, 1998, unless the failure to consummate the Merger is the result of a material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, however, that the passage of such period will be tolled for any part thereof during which any party is subject to a nonfinal order, decree, ruling or other action restraining, enjoining or otherwise preventing the consummation of the Merger;

          (e) by either Starwood Lodging or (if ITT has paid to the Corporation an amount in cash equal to the sum of the Termination Fee plus all Expenses if required by the Merger Agreement) the ITT Board if any required approval of the Merger by the stockholders of ITT has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment thereof;

          (f) by Starwood Lodging if the ITT Board shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement, (ii) modify such approval or recommendation in a manner adverse to the Corporation, Merger Sub or the Trust or (iii) approve or recommend a superior proposal;

          (g) by the ITT Board if (i) the ITT Board has approved or recommended a superior proposal and (ii) ITT has paid to the Corporation an amount in cash equal to the sum of the Termination Fee plus all Expenses as provided by the Merger Agreement; or

          (h) by either Starwood Lodging or the ITT Board if the approval of the Shares Issuance Proposal, the Trust Amendment and the Corporation Amendment by the shareholders of the Trust or the stockholders of the Corporation has not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or stockholders.

CERTAIN FEES AND EXPENSES

     The Merger Agreement provides that, except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, except that expenses incurred in connection with printing and mailing this Joint Proxy Statement/Prospectus and the Registration Statement shall be borne equally by the Corporation and ITT.

     Provided that none of the Corporation, Merger Sub or the Trust is in material breach of their representations, warranties and agreements under the Merger Agreement, (i) if the Merger Agreement is terminated by the ITT Board pursuant to paragraph (g) under "-- Termination" above, (ii) if the Merger Agreement is terminated by Starwood Lodging pursuant to paragraph (b) under "-- Termination" above, (iii) if the Merger Agreement is terminated by Starwood Lodging pursuant to paragraph (f) under "-- Termination" above, or (iv) if (A) after the date of the Original Merger Agreement, (x) any person or group has made or indicated an intention to make or amend or modify (whether or not subject to conditions) a takeover proposal or (y) it has been publicly disclosed or the Corporation has otherwise learned that any person or group has beneficial ownership of more than 15% of the outstanding shares of ITT Common Stock or (z) the Corporation has the right to terminate the Merger Agreement pursuant to paragraph (f) under "-- Termination" above because the ITT Board has taken or has resolved to take an action referred to therein and (B) the stockholders of ITT do not approve the Merger at the ITT Meeting or the Merger Agreement is terminated pursuant to paragraph (d) under "-- Termination" above prior to the ITT Meeting being held, then ITT must pay to the Corporation $225 million (the "Termination Fee") in same-day funds, plus

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

(notwithstanding the first paragraph of this section) all the Expenses, on the date of such termination, in the case of clause (i), (ii) or (iii) above, or on the date of the ITT Meeting or such termination, as the case may be, in the case of clause (iv) above.

     If the Merger Agreement is terminated for any reason (other than by ITT in the event of breach by Starwood Lodging), ITT has agreed to, on the date of such termination, pay to the Corporation the cash amount necessary to permit the Corporation fully to reimburse itself, Merger Sub and the Trust and their affiliates for all out-of-pocket fees and expenses incurred at any time prior to such termination by any of them or on their behalf in connection with the Merger, the preparation of the Merger Agreement and the transactions contemplated by the Merger Agreement (including any currency or interest rate hedging activities in connection with the transactions contemplated by the Merger Agreement), including (x) all fees and expenses of counsel, investment banking firms, financial advisors, accountants, experts and consultants to the Corporation, Merger Sub and the Trust or any of their affiliates and (y) all fees and expenses payable to banks, investment banking firms and other financial institutions and their respective counsel, accountants and agents in connection with arranging or providing financing (fees and expenses under clause (y) collectively, "Financing Fees" and the fees and expenses contemplated by this paragraph, collectively, but subject to the next succeeding proviso, the "Expenses"); provided, however, that the aggregate amount of Expenses, other than Financing Fees and all fees and expenses of counsel in connection with any litigation, cannot exceed $25 million.

WAIVERS

     At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties to be performed under the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement which may legally be waived. Neither Starwood Lodging nor ITT has any intention of waiving any material provisions or conditions of the Merger Agreement.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Merger to Starwood Lodging, the shareholders and stockholders of Starwood Lodging and the stockholders of ITT. This summary is for information purposes only and is not tax advice. Except as discussed below, no ruling or determination letters from the Internal Revenue Service ("IRS") or opinions of counsel have been rendered or will be requested by ITT or Starwood Lodging on any tax issue connected with the Merger or other matters discussed in this Joint Proxy Statement/Prospectus. This summary is based upon the Code, as currently in effect, applicable Treasury Regulations thereunder and judicial and administrative interpretations thereof, all of which are subject to change, including changes that may be retroactive.

     This summary does not purport to deal with all aspects of taxation that may be relevant to Starwood Lodging, to particular shareholders and stockholders of Starwood Lodging or to particular stockholders of ITT in light of their personal investment or tax circumstances. Sidley & Austin, counsel for Starwood Lodging, is opining on certain Federal income tax consequences of the Merger for Starwood Lodging and the shareholders and stockholders of Starwood Lodging and Cravath, Swaine & Moore is opining on certain Federal income tax consequences of the Merger to ITT stockholders. Such opinions have been filed as exhibits to the Registration Statement. Sidley & Austin has advised Starwood Lodging and Cravath, Swaine & Moore has advised ITT that their respective opinions are not binding on the IRS or any court and that no assurance can be given that the IRS will not challenge the propriety of part or all of their opinions or that such a challenge would not be successful. Sidley & Austin's opinion relies upon and is premised on the accuracy of statements and representations of Starwood Lodging concerning its business and properties, ownership, organization, sources of income, future operations, levels of distributions and recordkeeping, and the judgments of Starwood Lodging with respect to the fair market value of the real estate assets of ITT, the relative value of the Trust Shares and the Corporation Shares to the value of the Paired Shares, the reasonableness of the guaranty fee to

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

be paid by the Corporation to the Trust with respect to indebtedness to be incurred by the Corporation in connection with the Merger, and the ability of the Corporation to have arranged for debt financing for the Merger without a guaranty of the Trust. Such statements and representations by Starwood Lodging are attached to and incorporated by reference into Sidley & Austin's opinion. Except as specifically provided, the discussion below does not address foreign, state, or local tax consequences, nor does it specifically address the tax consequences to taxpayers subject to special treatment under the federal income tax laws (including dealers in securities, foreign persons, life insurance companies, tax-exempt organizations, financial institutions, and taxpayers subject to the alternative minimum tax). The discussion below assumes that the shares of Starwood Lodging and of ITT are or will be held as capital assets within the meaning of Section 1221 of the Code. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this Joint Proxy Statement/Prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

     EACH SHAREHOLDER AND STOCKHOLDER OF STARWOOD LODGING AND EACH STOCKHOLDER OF ITT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER AND OF POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     FEDERAL INCOME TAX CONSEQUENCES TO ITT STOCKHOLDERS. Pursuant to the Merger, a corporation jointly owned by the Trust and the Corporation will merge with and into ITT. In the opinion of Cravath, Swaine & Moore, counsel to ITT, the Merger will be treated for federal income tax purposes as if the ITT stockholders had sold their ITT Common Stock in exchange for a combination of Paired Shares and cash. As a result, an ITT stockholder (other than an "Ordinary Income Stockholder" as defined below) will recognize gain in connection with the Merger in an amount equal to the excess of (a) the amount of cash (including cash received in lieu of fractional Paired Shares) and the fair market value of Paired Shares received over (b) such stockholder's adjusted tax basis in his or her ITT Common Stock. An ITT stockholder (other than an Ordinary Income Stockholder) will recognize loss as a result of the Merger in an amount equal to the excess of (a) such stockholder's adjusted tax basis in his or her ITT Common Stock over (b) the amount of cash (including cash received in lieu of fractional Paired Shares) and the fair market value of Paired Shares received in the Merger. Any such gain or loss recognized by ITT stockholders will constitute capital gain or loss and ITT stockholders who are individuals may be entitled to lower capital gains tax rates, depending on the holding period of the ITT Common Stock.

     The federal income tax consequences of the Merger to an Ordinary Income Stockholder will be the same as described above for all other ITT stockholders, except that any cash (including cash received in lieu of fractional Paired Shares) received by an Ordinary Income Stockholder in connection with the Merger will be recharacterized as ordinary income to the extent of the current and accumulated earnings and profits of ITT and Starwood Lodging. Based upon estimates of such earnings and profits, it is expected that all cash received by such Ordinary Income Stockholders will be recharacterized as ordinary income. Ordinary Income Stockholders cannot use capital losses to shelter any such ordinary income. However, an Ordinary Income Stockholder who is an individual may use up to $3,000 of capital losses per year to shelter ordinary income.

     For purposes of this subsection, an Ordinary Income Stockholder is an ITT stockholder (a) that actually or constructively owns Paired Shares before the Effective Time, (b) that receives cash (including cash in lieu of fractional Paired Shares) in connection with the Merger and (c) (i) whose actual or constructive ownership of ITT, through ownership of Paired Shares, after the Merger and the deemed redemption (described below) is not meaningfully reduced or (ii) with respect to whom the deemed redemption is not substantially disproportionate (in the case of (i) and (ii), applying the attribution rules of Section 318 of the Code). In connection with the determination under clause (c) of the preceding sentence, an ITT stockholder will be treated as though he or she exchanged all his or her ITT Common Stock for Paired Shares and Starwood Lodging then immediately redeemed a portion of such Paired Shares (in a deemed redemption) in exchange for the cash actually received by such ITT stockholder in connection with the Merger (including

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

cash received in lieu of fractional Paired Shares). The IRS has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation who exercises no control over corporate affairs, a reduction in the holder's proportionate interest in the corporation in connection with a deemed redemption from .0001118% to .0001081% would be treated as a meaningful reduction. An ITT stockholder's deemed redemption will be "substantially disproportionate" if the percentage of the outstanding voting stock of Starwood Lodging (following the Merger and the deemed redemption) actually and constructively owned by such ITT stockholder (treating the Paired Shares acquired by Starwood Lodging in the deemed redemption as not outstanding) is less than 80% of the percentage of the outstanding voting stock of Starwood Lodging actually and constructively owned by such ITT stockholder following the Merger but immediately before the deemed redemption (treating the Paired Shares acquired by Starwood Lodging in the deemed redemption as outstanding).

  FEDERAL INCOME TAX CONSEQUENCES TO ITT, THE TRUST, THE CORPORATION AND THE SHAREHOLDERS AND STOCKHOLDERS OF STARWOOD LODGING.

     Sidley & Austin is of the opinion that no gain or loss will be recognized by ITT, the Trust, the Corporation or the shareholders and stockholders of Starwood Lodging as a result of the Merger and the Trust and the Corporation will have a tax basis in the ITT Common Stock equal to the amount paid in exchange therefor. As part of the Merger, the Trust will be treated as acquiring an amount of ITT Common Stock equal to the fair market value of the Trust Shares issued in the Merger. In order to maintain its qualification as a REIT, the Trust must dispose of the ITT Common Stock it acquires in the Merger prior to the end of the first calendar quarter ending after the Effective Time. The Trust intends to satisfy this requirement by selling the ITT Common Stock it acquires in the Merger to the Corporation for a combination of cash and notes immediately after the Effective Time. The notes issued by the Corporation will be secured by mortgages on real estate owned by ITT. Such notes will therefore qualify as "real estate assets" and, as a result, will not adversely affect the Trust's ability to qualify as a REIT. See "-- Federal Income Taxation of the Trust -- Requirements for Qualification -- Asset Tests." Because the Trust will have a tax basis in the ITT Common Stock equal to the fair market value of such stock, the sale of the ITT Common Stock from the Trust to the Corporation is not expected to result in material gain or loss being recognized by the Trust.

     Sidley & Austin has advised Starwood Lodging, however, that the IRS could assert that a significant portion of the third party debt incurred by the Corporation to finance its purchase of shares of ITT Common Stock from the Trust should properly be treated for tax purposes as debt of the Trust. If a portion of the third party debt were so recharacterized, the Trust would be treated as making a deemed distribution of such proceeds to its shareholders, who would be deemed to immediately recontribute such proceeds to the Corporation. Similarly, repayments of such portion of the third party debt by the Corporation would be deemed distributions of the repaid funds by the Corporation to its stockholders followed by deemed Contributions of such amounts to the Trust. The IRS could also assert that a deemed distribution of cash or other property occurred if the relative value of the Trust Shares and the Corporation Shares were determined to be in a different ratio than the ratio used to determine the amount of ITT Common Stock to be sold by the Trust to the Corporation. For federal income tax purposes, any such deemed distributions would be taxed to a holder of the Paired Shares as a dividend to the extent of the allocable portion of the distributing entity's earnings and profits, and then as a return of capital to the extent of such shareholder's adjusted basis in his or her shares in the distributing entity and thereafter, as gain from the sale or exchange of the applicable shares. Each entity's earnings and profits would be allocable to its deemed distributions in the same proportion as such deemed distributions bear to the sum of the actual and deemed distributions made to shareholders of such entity in such taxable year. Any gain recognized by a shareholder with respect to a deemed distribution would be treated as capital gain, and shareholders who are individuals may be entitled to lower capital gains tax rates depending on the holding period of their Paired Shares. Deemed distributions would likely result in shareholders being allocated more of the earnings and profits of the distributing entity, and consequently recognizing more taxable income, than in the absence of deemed distributions. See "-- Federal Income Taxation of Holders of Paired Shares."

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FEDERAL INCOME TAXATION OF THE TRUST

     BACKGROUND. In 1980, prior to the establishment of the Corporation and the pairing of its shares with the shares of the Trust, the IRS issued a Private Letter Ruling (the "Ruling") to the Trust in which the IRS held that the pairing of the Trust Shares and the Corporation Shares and the operation of the Corporation would not preclude the Trust from qualifying as a REIT. The Ruling does not impose any continuing limitations on the Trust or the Corporation. Subsequent to the issuance of the Ruling, (i) the IRS announced that it would no longer issue rulings to the effect that a REIT whose shares are paired with those of a non-REIT will qualify as a REIT if the activities of the paired entities are integrated, and (ii) Congress, in 1984, enacted Section 269B of the Code, which treats a REIT and a non-REIT, the paired shares of which were not paired on or before June 30, 1983, as one entity for purposes of determining whether either company qualifies as a REIT. Section 269B of the Code has not applied to the Trust and the Corporation (since the Trust Shares and the Corporation Shares were paired prior to that date), and the Ruling's conclusions were not adversely affected thereby.

     In 1994, the Trust requested and received a determination letter from the IRS (the "IRS Letter"). The IRS Letter provided that the Trust's failure to send the shareholder demand letters required by the REIT Provisions (defined below) terminated its election to be taxed as a REIT beginning with the Trust's taxable year ended December 31, 1991 and permitted the Trust to re-elect to be taxed as a REIT commencing with its taxable year ended December 31, 1995. The IRS Letter also directed the Trust to file amended federal income tax returns for its taxable years ended December 31, 1991 and 1992 as a C corporation (and not as a REIT) and to file its federal income tax returns for its taxable years ended December 31, 1993 and 1994 as a C corporation. The Trust has filed such returns. Because the Trust had net losses for federal income tax purposes and did not pay any dividends during its taxable years ended December 31, 1991, 1992, 1993 and 1994, the IRS Letter did not result in the Trust owing any federal income tax. The Trust has instituted REIT compliance controls that are intended to prevent the reoccurrence of any such failure to comply with the reporting and recordkeeping requirements for REITs. The Chairman of the Ways & Means Committee of the U.S. House of Representatives has announced that although he has no plan to repeal the existing "grandfathering" of paired share REITs such as that of the Trust, the staff of the Committee will look into the issue of whether restrictions should be placed on such REITs.

     GENERAL. The Trust has elected to be taxed as a REIT under Sections 856 through 860 of the Code and applicable Treasury Regulations (the "REIT Requirements" or "REIT Provisions"), commencing with its taxable year ended December 31, 1995. The Trust believes that, commencing with such taxable year, it was organized and has operated in such a manner so as to qualify for taxation as a REIT and the Trust intends to continue to operate in such a manner; however no assurance can be given that the Trust has qualified as a REIT or will continue to so qualify.

     The REIT Provisions are highly technical and complex. The following sets forth the material aspects of the REIT Provisions that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the REIT Provisions and administrative and judicial interpretations thereof.

     Sidley & Austin, counsel to Starwood Lodging, is of the opinion that, commencing with the Trust's taxable year ended December 31, 1995, the Trust was organized and has operated in conformity with the REIT Requirements and its proposed method of operation will enable it to continue to meet the REIT Requirements for its taxable year ending December 31, 1998 and future taxable years. It must be emphasized that such qualification and taxation as a REIT depends upon the Trust's ability to meet, through actual annual operating results, certain distribution levels, specified diversity of stock ownership, and various other qualification tests imposed under the REIT Provisions, as discussed below. The Trust's annual operating results will not be reviewed by Sidley & Austin. Accordingly, no assurance can be given that the actual results of the Trust's operation for any particular taxable year will satisfy such requirements. Further, the anticipated federal income tax treatment described in this Joint Proxy Statement/Prospectus may be changed, perhaps retroactively, by legislative, administrative, or judicial action at any time. For a discussion of the tax consequences of failure to qualify as a REIT, see "-- Failure to Qualify" below.

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

     As long as the Trust qualifies for taxation as a REIT, except in the circumstances set forth in the following paragraph, it will not be subject to federal corporate income taxes on net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" (once at the corporate level and again at the shareholder level) that generally results from investment in a regular corporation.

     Even if the Trust qualifies for taxation as a REIT, however, it will be subject to federal income or excise tax in the following circumstances. First, the Trust will be taxed at regular corporate rates on any undistributed REIT taxable income (as discussed below), including undistributed net capital gains. Second, under certain circumstances, the Trust will be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such property or a lease of such property) or
(ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Trust has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Trust fails the 75% or 95% test, multiplied by a fraction intended to reflect the Trust's profitability. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust will be subject to a 4% excise tax on the excess of such required distributions over the amounts actually distributed. Seventh, pursuant to IRS Notice 88-19, if the Trust has a net unrealized built-in gain, with respect to any asset (a "Built-in Gain Asset") held by the Trust on January 1, 1995 or acquired by the Trust from a corporation that is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the Built-in Gain Asset in the hands of the Trust is determined by reference to the basis of the asset in the hands of the C corporation, and the Trust directly or indirectly recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on January 1, 1995 with respect to assets held by the Trust on such date or, with respect to other assets, the date on which such asset was acquired by the Trust, then, to the extent of the Built-in Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Trust's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-in Gain assume that the Trust will make an election pursuant to IRS Notice 88-19 with respect to assets acquired by the Trust from a corporation that is or has been a C corporation. The Trust believes that it had Built-in-Gain Assets as of January 1, 1995 and that it acquired additional Built-in-Gain Assets as a result of the Westin Acquisition and, thus, direct or indirect sales of such Built-in-Gain Assets by the Trust after 1994 in excess of available loss carryforwards will result in a federal income tax liability to the Trust.

     REQUIREMENTS FOR QUALIFICATION. To qualify as a REIT, the Trust must elect to be so treated and must meet on a continuing basis certain requirements (as discussed below) relating to the Trust's organization, sources of income, nature of assets, and distribution of income to shareholders.

     The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for the REIT Provisions; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities); (vii) as of the close of the taxable year, has no earnings and profits accumulated in any non-REIT year; (viii) is not electing to be taxed as a REIT prior to the fifth taxable year which begins after the first taxable year for which its REIT

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

status terminated or was revoked or the IRS has waived the applicability of such waiting period; (ix) that has the calendar year as its taxable year; and (x) that meets certain other tests, described below, regarding the nature of its income and assets. The REIT Provisions provide that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and
(vi) do not apply until after the first taxable year for which an election is made by the REIT to be taxed as a REIT.

     The Trust believes that it satisfies conditions (i) through (x) (described above). The Trust believes that the dividends paid and to be paid by the Trust and its predecessors will enable the Trust to satisfy condition (vii) above. In addition, the Declaration of Trust and the Articles of Incorporation provide for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Trust in continuing to satisfy the share ownership requirements described in conditions (v) and (vi) above. See "Description of Starwood Securities -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares." With respect to its taxable years which ended before January 1, 1998, in order to maintain its election to be taxed as a REIT, the Trust must also maintain certain records and request certain information from its shareholders designed to disclose the actual ownership of its stock. The Trust believes that it has complied and will comply with these requirements.

     If a REIT owns a "Qualified REIT Subsidiary," the Code provides that such Qualified REIT Subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the Qualified REIT Subsidiary are treated as assets, liabilities and such items of the REIT itself. A Qualified REIT Subsidiary is a corporation all of the capital stock of which is owned by the REIT and, for taxable years beginning on or before August 5, 1997, has been owned by the REIT from the commencement of such corporation's existence. Unless the context otherwise requires, all references to the Trust in this "Federal Income Tax Consequences" section include the Trust's Qualified REIT Subsidiaries. As part of the acquisition of Westin, the Realty Partnership acquired substantially all of the stock of Seattle, Lauderdale and Denver, which corporations intend to elect to be taxed as REITs (the "Subsidiary REITs"). The Subsidiary REITs will not be treated as Qualified REIT Subsidiaries and will be subject to the REIT Provisions as described in this section. Also as part of the Westin Acquisition, certain of the assets of Westin, including third party management, franchise and representation agreements and certain trademarks and other intangible property are held by corporations (the "Management Subsidiaries") of which the Trust or the Realty Partnership will own all of the nonvoting preferred stock and common stock comprising less than 10% of the outstanding voting stock of each Management Subsidiary. The remainder of the voting stock of the Management Subsidiaries will be owned by the Corporation. The Management Subsidiaries will not be treated as Qualified REIT Subsidiaries.

     In the case of a REIT that is a partner in a partnership, the REIT Provisions provide that the REIT is deemed to own its proportionate share of the assets of the partnership based on the REIT's capital interest in the partnership and is deemed to be entitled to the income of the partnership attributable to such proportionate share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and the asset tests described below. Similar treatment applies with respect to lower-tier partnerships which the REIT indirectly owns through its interests in higher-tier partnerships. Thus, the Trust's proportionate share of the assets, liabilities and items of income of the Realty Partnership and the other partnerships and limited liability companies in which the Trust owns a direct or indirect interest (collectively, the "Realty Subsidiary Entities"), will be treated as assets, liabilities and items of income of the Trust for purposes of applying the gross income tests and the asset tests described below, provided that the Realty Partnership and the Realty Subsidiary Entities are treated as partnerships for federal income tax purposes. See "-- Federal Income Tax Aspects of the Partnerships and the Subsidiary Entities" below. Sidley & Austin has advised Starwood Lodging, however, that if the gross income tests and the asset tests described below were applied to partnerships in a manner different from that described in this paragraph, then the Trust might not be able to satisfy one or more of the gross income tests or asset tests and, in such case, the Trust would lose its REIT status.

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

     Paired Shares. Section 269B of the Code provides that if the shares of a REIT and a non-REIT are paired, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. If Section 269B applied to the Trust and the Corporation, then the Trust would not be able to satisfy the gross income tests (described below) and thus would not be eligible to be taxed as a REIT. Section 269B does not apply, however, if the shares of a REIT and a non-REIT were paired on or before June 30, 1983 and the REIT was taxable as a REIT on or before June 30, 1983. As a result of this grandfathering rule, Section 269B has not applied to the Trust and the Corporation. This grandfathering rule does not, by its terms, require that the Trust be taxed as a REIT at all times after June 30, 1983. Sidley & Austin is of the opinion that the termination of the Trust's REIT election for the taxable years ended December 31, 1991 through 1994 did not, and the consummation of the Merger will not, result in Section 269B becoming applicable to the Trust. There are, however, no judicial or administrative authorities interpreting this grandfathering rule. Therefore, Sidley & Austin's opinion is based solely on the literal language of the statutory grandfathering rule.

     Sidley & Austin has advised Starwood Lodging that, even though Section 269B of the Code does not apply to the Trust and the Corporation, the IRS could assert that the Trust and the Corporation should be treated as one entity under general tax principles. In general, such an assertion would only be upheld if the separate corporate identities of the Trust and the Corporation are a sham or unreal. Not all of the trustees of the Trust are also directors of the Corporation and no individual serves as an officer of both the Trust and the Corporation. In addition, the Trust, the Corporation, the Realty Partnership, the Operating Partnership, each Realty Subsidiary Entity and each partnership or limited liability company owned in whole or in part by the Operating Partnership (collectively, the "Operating Subsidiary Entities") have separate creditors and are subject to different state law licensing and regulatory requirements. The Trust and the Corporation have represented that they and the Realty Partnership, the Operating Partnership, and the entities in which they own a direct or indirect interest will each maintain separate books and records and all material transactions among them have been and will be negotiated and structured with the intention of achieving an arm's-length result. Sidley & Austin is of the opinion that, based on the foregoing, the separate corporate identities of the Trust and the Corporation will be respected.

     Due to the paired structure, the Trust, the Corporation, the Realty Partnership and certain of the entities in which they own a direct or indirect interest are controlled by the same interests. As a result, the IRS could, pursuant to Section 482 of the Code, seek to distribute, apportion or allocate gross income, deductions, credits or allowances between or among them if it determines that such distribution, apportionment or allocation is necessary in order to prevent evasion of taxes or to clearly reflect income. The Trust and the Corporation believe that all material transactions between them and among them and the Realty Partnership, the Operating Partnership and the entities in which they own a direct or indirect interest have been and will be negotiated and structured with the intention of achieving an arm's-length result. As a result, the potential application of Section 482 of the Code should not have a material effect on the Trust or the Corporation. Application of Section 482 of the Code depends on whether, as a factual matter, transactions between commonly controlled entities are at arm's-length. As a result, no opinion of counsel can be given with respect to the potential application of Section 482 of the Code.

     Income Tests. In order to maintain qualification as a REIT, the Trust must annually satisfy certain gross income requirements (the "gross income tests"). First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property," as described below, and in certain circumstances, interest) or from certain types of qualified temporary investments. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% income test and from dividends, interest, and gain from the sale or disposition of stock or securities that do not constitute dealer property or from any combination of the foregoing. Third, for taxable years beginning on or before August 5, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less

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

than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

     Rents received or deemed to be received by the Trust will qualify as "rents from real property" for purposes of the gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales (or items thereof). Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT directly or indirectly, owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, if a REIT provides services to its tenants, the income will qualify as "rents from real property" only if the services are of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code. Services that would give rise to unrelated business taxable income if provided by a tax-exempt organization ("Prohibited Services") must be provided by an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. Payments for services furnished (whether or not rendered by an independent contractor) that are not customarily provided to tenants in properties of a similar class in the geographic market in which the REIT's property is located will not qualify as "rents from real property." For taxable years beginning after August 5, 1997, the provision of Prohibited Services by a REIT in connection with a lease of real property will not cause the rent to fail to qualify as "rents from real property" unless the amount treated as received for the Prohibited Services exceeds 1% of all amounts received or accrued during the taxable year directly or indirectly by the REIT with respect to such property.

     A substantial portion of the Trust's income will be derived from its partnership interest in the Realty Partnership and the Realty Subsidiary Entities and its ownership of the Subsidiary REITs. The Trust, the Realty Partnership, the Realty Subsidiary Entities and the Subsidiary REITs lease for a fixed period all of their fee and leasehold interests in their hotels and associated property to the Corporation, the Operating Partnership, the Operating Subsidiary Entities or unrelated persons (the "Leases"). The Leases are net leases which generally provide for payment of rent equal to the greater of a fixed rent or a percentage rent. The percentage rent is determined by calculating a fixed percentage of the gross room revenues and adding, for certain hotels, fixed percentages of other types of gross revenues in excess of certain levels.

     In order for the rents paid under the Leases to constitute "rents from real property," the Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Leases are true leases depends upon an analysis of all of the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the intent of the parties, the form of the agreement, the degree of control over the property that is retained by the property owner and the extent to which the property owner retains the risk of loss with respect to the property.

     Sidley & Austin is of the opinion that the Leases will be treated as true leases for federal income tax purposes. This opinion is based, in part, on the following facts: (i) the lessors and the lessees intend for their relationship to be that of lessor and lessee and each such relationship will be documented by a lease agreement; (ii) the lessees will have the right to exclusive possession and use and quiet enjoyment of the leased premises during the term of the Leases; (iii) the lessees will bear the cost of, and be responsible for, day-to-day maintenance and repair of the leased premises, other than the cost of certain capital expenditures, and will dictate how the leased premises are operated and maintained; (iv) the lessees will bear all of the costs and expenses of operating the leased premises during the term of the Leases; (v) the term of the Leases is less than the economic life of the leased premises and the lessees do not have purchase options with respect to the leased premises; (vi) the lessees are required to pay substantial fixed rent during the term of the Leases; and (vii) each lessee stands to incur substantial losses or reap substantial profits depending on how successfully it operates the leased premises.

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

     Shareholders and stockholders should be aware, however, that there are not controlling authorities involving leases with terms substantially the same as the Leases. Therefore, the opinion of Sidley & Austin is based upon an analysis of the facts and circumstances and upon rulings and judicial decisions involving situations that are analogous. If any significant Lease is recharacterized as a service contract or a partnership agreement, rather than as a true lease, the Trust would not be able to satisfy either the 75% or 95% gross income tests, or, in the case of the recharacterization of a Lease of a Subsidiary REIT, one or more of the asset tests, and, as a result, would lose its REIT status.

     In order for rent payments under the Leases to qualify as "rents from real property," the rent must not be based on the income or profits of any person. The percentage rent under the Leases will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Leases are entered into; (ii) are not renegotiated during the term of the Leases in a manner that has the effect of basing percentage rent on income or profits; and (iii) conform with normal business practice. More generally, percentage rent will not qualify as "rents from real property" if, considering the Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. The Trust and the Corporation believe that the Leases conform with normal business practice and the percentage rent will be treated as "rents from real property" under this requirement. The Trust has further represented that, with respect to hotel properties that it may directly or indirectly acquire in the future, the Trust will not charge rent that is based in whole or in part on the net income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above).

     Another requirement for rent payments under a Lease to constitute "rents from real property" is that the rent attributable to personal property under the Lease must not be greater than 15% of the rent received under the Lease. For this purpose, rent attributable to personal property is the amount that bears the same ratio to the total rent for the taxable year as the average of the adjusted basis of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted basis of both the real property and personal property leased under, or in connection with, such lease. If with respect to a sufficient number of the Leases rent attributable to personal property is greater than 15% of the total rent, then the Trust would not be able to satisfy either the 75% or 95% gross income tests, or, in the case of a Lease of a Subsidiary REIT, one or more of the asset tests, and, as a result, would lose its REIT status. With respect to both the Leases and future acquisitions, the Trust has represented that it will monitor the 15% test to ensure continued qualification as a REIT.

     A third requirement for qualification of rent under the Leases as "rents from real property" is that neither the Trust nor any Subsidiary REIT may own, directly or constructively, 10% or more of the Corporation, the Operating Partnership, any Operating Subsidiary Entity or any other tenant under a Lease. If the Trust or any Subsidiary REIT were to own directly or indirectly 10% or more of such tenant, the rent paid by the tenant with respect to the leased property would not qualify as income of the type that can be received by a REIT. In order to prevent such a situation, which would likely result in the disqualification of the Trust as a REIT, the Declaration of Trust and the Articles of Incorporation contain restrictions on the amount of Trust Shares and Corporation Shares that any one person can own. These restrictions generally provide that any attempt by any one person to actually or constructively acquire 8.0% or more of the outstanding Paired Shares will be ineffective. See "Description of the Starwood Securities -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares." Sidley & Austin has advised Starwood Lodging, however, that notwithstanding such restrictions, because the Code's constructive ownership rules for purposes of the 10% ownership limit are broad and it is not possible to continually monitor direct and indirect ownership of Paired Shares, it is possible for a person to own sufficient Paired Shares to cause the termination of the Trust's REIT status.

     Finally, rent under the Leases will not qualify as "rents from real property" if either the Trust, the Realty Partnership, any Realty Subsidiary Entity, any Subsidiary REIT or any Management Subsidiary renders or furnishes Prohibited Services to the occupants of the properties (subject to a de minimis rule for taxable years beginning after August 5, 1997). So long as the Leases are treated as true leases, none of the Trust, the Realty Partnership, any Realty Subsidiary Entity, any Subsidiary REIT or any Management Subsidiary will be

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

treated as rendering or furnishing Prohibited Services to the occupants of the properties as a result of the Leases. The Trust has represented that neither it nor any entity in which it directly or indirectly owns an interest or from which it receives income will be providing Prohibited Services to the Corporation or to any entity in which the Corporation directly or indirectly owns an interest, or will be managing or operating any assets owned directly or indirectly by the Trust. Sidley & Austin has advised Starwood Lodging that if the IRS were to successfully assert that one or more of the Management Subsidiaries were providing Prohibited Services to the Corporation or to any entity in which the Corporation directly or indirectly owns an interest, or was managing or operating any assets owned directly or indirectly by the Trust, then, in certain cases, the Trust would not be able to satisfy either the 75% or 95% gross income test, or one or more of the asset tests, and, as a result, would lose its REIT status.

     Sidley & Austin is of the opinion that the rent payable under the Leases will be treated as "rents from real property" for purposes of the 75% and 95% gross income tests. There can, however, be no assurance that the IRS will not successfully assert a contrary position or that there will not be a change in circumstances (such as the entering into of new leases) which would result in a portion of the rent received to fail to qualify as "rents from real property." If such failures were in sufficient amounts, the Trust or a Subsidiary REIT would not be able to satisfy either the 75% or 95% gross income test and, as a result, the Trust would lose its REIT status.

     For purposes of the gross income tests, the term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. The Trust, the Realty Partnership and certain of the Realty Subsidiary Entities hold notes and may advance money from time to time to tenants for the purpose of financing tenant improvements, making real estate loans or holding or acquiring additional notes. None of the notes currently held by the Trust, the Realty Partnership or the Realty Subsidiary Entities provide for the payment of any amount based on the income or profits of any person other than amounts based, on a fixed percentage or percentages of receipts or sales. In addition, none of the Trust, the Realty Partnership or the Realty Subsidiary Entities intend to charge interest that will depend in whole or in part on the income or profits of any person or to make loans (not secured in substantial part by real estate mortgages) in amounts that could jeopardize the Trust's compliance with the 75% and 5% asset tests, discussed below. To the extent the notes held by the Trust, the Realty Partnership or the Realty Subsidiary Entities are secured by real property, the interest received or accrued with respect to such notes will be treated as qualifying income for both the 75% and the 95% gross income tests. Certain of the notes held by the Trust and by the Realty Partnership are not secured by real property and, with respect to such notes that are secured by real property (including notes issued in connection with the Merger), it is possible that the amount of such notes will exceed the fair market value of the real property security therefor. To the extent such notes are not secured by real property, interest received or accrued with respect to such notes will be treated as qualifying income for the 95% gross income test but will not be treated as qualifying income for the 75% gross income tax. However, Starwood Lodging believes that the amount of such interest will not cause the Trust to fail to satisfy the 75% gross income test.

     As part of the Merger, the Trust will guarantee certain indebtedness of the Corporation. The fees paid to the Trust for such guarantee are unlikely to be treated as qualifying income for either the 75% or the 95% gross income tests. However, Starwood Lodging believes that the amount of such fees will not cause the Trust to fail to satisfy either the 75% or the 95% gross income test.

     For taxable years beginning on or before August 5, 1997, any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT. In addition, the net income from a prohibited transaction is subject to a 100% tax. The Trust believes that no asset directly or indirectly owned by it is held for sale to customers and that the sale of any such property will not be in the ordinary course of business of the Trust, the Realty Partnership or any Realty Subsidiary Entity.

     If the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it will nevertheless qualify as a REIT for such year if it is entitled to and receives relief under certain provisions of the Code. No assurance can be given that the Trust would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar

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mitigation provision applies if the Trust fails the 30% income test for a taxable year beginning prior to January 1, 1998. In such case, the Trust will cease to qualify as a REIT.

     Asset Tests. In order to maintain its qualification as a REIT, a REIT, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the REIT's total assets must be represented by "real estate assets" (including stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the
REIT), cash, cash items, government securities and shares of REITs. Second, not more than 25% of the REIT's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the REIT may not exceed 5% of the value of the REIT's total assets, and the REIT may not own more than 10% of any one issuer's outstanding voting securities.

     The Trust believes that commencing with its taxable year ended December 31, 1995 it has complied with the asset tests. A substantial portion of the Trust's investments are in properties owned by the Realty Partnership and the Realty Subsidiary Entities, at least 75% of which represent qualifying real estate assets. A portion of the indebtedness of the Corporation and the Operating Partnership to the Trust and the Realty Partnership may not be qualifying assets under the 75% asset test. However, such portion does not exceed 5% of the value of the assets of the Trust and, thus, will not cause the Trust to fail the 5% asset test.

     The Trust (or the Realty Partnership) will own all of the nonvoting stock and less than 10% of the voting stock of each Management Subsidiary. By March 31, 1998 neither the Trust nor the Realty Partnership, however, will directly own more than 10% of the voting securities of any Management Subsidiary. The Trust also acquired, as a result of the Westin Acquisition, certain intangible assets of Westin. The Trust believes that, as of the end of each calendar quarter commencing with the calendar quarter ending March 31, 1998, the value of the securities of each Management Subsidiary held directly by the Trust and the Trust's pro rata share of the value of the securities of each Management Subsidiary held indirectly through the Realty Partnership will not exceed 5% of the value of the Trust's total assets and that not more than 25% of the value of the Trust's total assets will consist of assets other than "real estate assets," cash and cash items (including receivables), government securities and shares of REITs. The Trust's belief is based in part upon its analysis of the estimated values of the various securities and other assets owned by the Trust and the Realty Partnership. There can be no assurance, however, that the IRS will not successfully assert that certain securities held by the Trust or the Realty Partnership cause the Trust to fail either the 5% or 10% asset tests or that less than 75% of the value of the Trust's total assets consists of "real estate assets," cash and cash items (including receivables), government securities and shares of REITs.

     After meeting the asset tests at the close of any quarter, the Trust will not lose its status as a REIT for failure to satisfy the asset tests at the end of a subsequent quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. The Trust intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such actions within 30 days after the close of any quarter as may be required to cure any non-compliance.

     Annual Distribution Requirements. The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (a) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. In addition, if the Trust directly or indirectly disposes of any Built-in Gain Asset during its Recognition Period, the Trust will be required, pursuant to Treasury Regulations that have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable

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

income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements and to the extent practical, avoid payment of material amounts of federal income or excise tax by the Trust. It is possible, however, that the Trust, from time to time may not have sufficient cash or other liquid assets to meet the distribution requirements described above. In order to meet the distribution requirements in such cases, the Trust, the Realty Partnership or a Subsidiary REIT may find it necessary to arrange for short-term or possibly long-term borrowings.

     Under certain circumstances, the Trust will be permitted to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to shareholders in a later year, which would be included in the Trust's deduction for dividends paid for the earlier year. In such case, the Trust would be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     FAILURE TO QUALIFY. If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. As a result, the Trust's failure to qualify as a REIT could reduce the cash available for distribution by the Trust to its shareholders. In addition, if the Trust fails to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income to the extent of the Trust's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.

FEDERAL INCOME TAXATION OF THE CORPORATION

     The Corporation is subject to federal income tax on its taxable income. A portion of the interest paid or accrued by the Corporation with respect to its indebtedness to the Trust or to the Realty Partnership may not be currently deductible. The amount of any such deferred interest deductions for a taxable year will depend on the amount and sources of income and expense of the Corporation and the extent to which the holders of Paired Shares are exempt from Federal income tax. No opinion of counsel is being rendered on the deductibility of such interest expense because no controlling legal authority exists with respect to the application of the relevant sections of the Code to such interest expense.

FEDERAL INCOME TAXATION OF HOLDERS OF PAIRED SHARES

     FEDERAL INCOME TAXATION OF TAXABLE U.S. HOLDERS. As used herein, the term "U.S. Shareholder" means a holder of Paired Shares who is: (i) a citizen or resident of the United States; (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source. As long as the Trust qualifies as a REIT, distributions made to the Trust's U.S. Shareholders up to the amount of the Trust's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are properly designated by the Trust as capital gain dividends will be taxed as long-term capital gain (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the holder has held its stock. However, corporate holders will, in certain circumstances, be required to treat up to 20% of certain capital gain dividends as ordinary income, and capital gains dividends are not eligible for the dividends-received deduction. Certain capital gain dividends will be taxed at different rates, depending on the type of gain recognized by the Trust. Distributions in excess of the Trust's current and accumulated earnings and profits will not be taxable to

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

a holder to the extent that they do not exceed the adjusted basis of the holder's Trust Shares, but rather will reduce the adjusted basis of such Trust Shares. To the extent that such distributions exceed the adjusted basis of a holder's Trust Shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any dividend declared by the Trust in October, November or December of any year payable to a holder of record on a specified date in any such month will be treated as both paid by the Trust and received by the holder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year.

     For taxable years beginning after August 5, 1997, if the Trust elects to retain and pay tax on its net capital gains, the Trust's U.S. Shareholders will be required to include their proportionate share of the undistributed long-term capital gains in income and will receive a credit for their share of the tax paid by the Trust. The basis of the Trust's U.S. Shareholders' Trust Shares would be increased by a corresponding amount.

     The Trust will be treated as having sufficient earnings and profits to treat as a dividend any distribution by the Trust up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. In such a case, holders will be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable distributions. Moreover, any "deficiency dividend" will be treated as a "dividend" (either as ordinary or capital gain dividend, as the case may be), regardless of the Trust's earnings and profits.

     Distributions from the Trust and gain from the disposition of the Trust Shares will not be treated as passive activity income and, therefore, shareholders will not be able to apply any "passive losses" against such income. Dividends from the Trust (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest expense limitation. Gain from the disposition of shares and capital gains dividends will not be treated as investment income unless the holders elect to have the gain taxed at ordinary income rates.

     Distributions from the Corporation up to the amount of the Corporation's current or accumulated earnings and profits will be taken into account by U.S. Shareholders as ordinary income and will be eligible for the dividends-received deduction for corporations. Distributions in excess of the Corporation's current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's Corporation Shares, but rather will reduce the adjusted basis of such Corporation Shares. To the extent that such distributions exceed the adjusted basis of a holder's Corporation Shares they will be included in income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less).

     In general, a U.S. Shareholder will realize capital gain or loss on the disposition of Paired Shares equal to the difference between the amount realized on such disposition and the holder's adjusted basis in such Paired Shares. Such gain or loss will generally constitute long-term capital gain or loss if the holder held such Paired Shares for more than one year. However, any loss upon a sale or exchange of Trust Shares by a holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Trust that are treated by such holder as long-term capital gain.

     For U.S. Shareholders who are individuals, the maximum capital gains tax rate for sales of Paired Shares will be (i) 28%, if such shares have been held for more than 12 but not more than 18 months, (ii) 20%, if such shares have been held for more than 18 months, or (iii) 18%, if such shares have been held for more than five years and the holding period for such shares begins after December 31, 2000. The eligibility of capital gains dividends for lower capital gains tax rates is subject to special rules.

     U.S. Shareholders will not be permitted to include in their individual income tax returns any net operating losses or capital losses of the Trust or the Corporation.

     FEDERAL TAXATION OF TAX-EXEMPT HOLDERS OF PAIRED SHARES. The IRS has ruled that amounts distributed as dividends by a REIT to a tax-exempt employee's pension trust do not constitute unrelated business taxable income ("UBTI"). Based on this ruling and the analysis therein, distributions by the Trust will not, subject to certain exceptions described below, be UBTI to a qualified plan, IRA or other tax-exempt entity (a "Tax-

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

Exempt Shareholder") provided the Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder. Similarly, income from the sale of Trust Shares will not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Trust Shares as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt-financed property" within the meaning of Section 514 of the Code. Revenue rulings are interpretive in nature and subject to revocation or modification by the IRS.

     For Tax-Exempt Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in the Trust will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Trust. Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.

     Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" shall (subject to a de minimis exception) be treated as UBTI as to any trust that (i) is described in Section 401 (a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Due to the Ownership Limit, the Trust does not expect to be a "pension held REIT" within the meaning of the Code.

     FEDERAL TAXATION OF NON-U.S. HOLDERS OF PAIRED SHARES. The rules governing United States federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, non-resident alien individuals, foreign corporations, foreign partnerships, or foreign estates or trusts (collectively, "Non-U.S. Shareholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances. Non-U.S. Shareholders should consult with their own tax advisors to determine the effect of federal, state, local, and foreign income tax laws with regard to an investment in Paired Common Shares, including any reporting requirements.

     United States Treasury Regulations were issued on October 14, 1997 (the "1997 Final Regulations") that will affect the United States federal income taxation of distributions by the Trust or Corporation to Non-U.S. Shareholders. The 1997 Final Regulations are generally effective for payments after December 31, 1998. The discussion below does not include a complete discussion of the 1997 Final Regulations, and prospective Non-U.S. Shareholders are urged to consult their tax advisors concerning the tax consequences of their investment in light of the 1997 Final Regulations.

     In general, a Non-U.S. Shareholder will be subject to regular United States income tax with respect to its investment in Paired Shares if such investment is "effectively connected" with the Non-U.S. Shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business will also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to regular United States corporate income tax. The following discussion will apply to Non-U.S. Shareholders whose investment in Paired Shares is not so effectively connected.

     Distributions. Distributions by the Trust to a Non-U.S. Shareholder that are neither attributable to gain from sales or exchanges by the Trust of United States real property interests nor designated by the Trust as capital gains dividends and distributions by the Corporation will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Trust or the Corporation, as the case may be. Such distributions ordinarily will be subject to United States withholding tax on a gross basis at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Any such amounts withheld should be creditable against the Non-U.S. Shareholder's United States federal income tax liability.

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

     Distributions in excess of current or accumulated earnings and profits of the Trust or the Corporation, as the case may be, will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Shareholder's Trust Shares or Corporation Shares, as the case may be, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Trust Shares or Corporation Shares, as the case may be, they will give rise to gain from the sale or exchange of Non-U.S. Shareholder's Paired Shares if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or other disposition of Paired Shares, as described below. Distributions to Non-U.S. Shareholders that reduce the adjusted basis of Trust Shares or Corporation Shares and distributions to Non-U.S. Shareholders that exceed the adjusted basis of Trust Shares or Corporation Shares will ordinarily be subject to a withholding tax on a gross basis at a 10% rate, regardless of whether such distributions result in gain to the Non-U.S. Shareholder. The Trust or the Corporation, as the case may be, are permitted to apply to the IRS for a certificate that reduces or eliminates this withholding tax. Any such amounts withheld will be creditable against the Non-U.S. Shareholder's United States federal income tax liability.

     If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current or accumulated earnings and profits, the distribution will generally be treated as a dividend for withholding purposes. However, amounts thus withheld are generally refundable if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Trust or the Corporation, as the case may be. The Trust and the Corporation expect to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower rate is provided for under an applicable tax treaty and the shareholder files the required form evidencing eligibility for that reduced rate with the Trust and the Corporation, or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Trust and the Corporation claiming that the distribution is "effectively connected" income.

     Distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Trust of United States real property interests will cause the Non-U.S. Shareholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Shareholders would thus generally be taxed at the same rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Also, such gain would be subject to a 30% branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation, that is not entitled to an exemption under a tax treaty. The Trust is required to withhold and remit to the IRS 35% of any distribution that could be designated a capital gains dividend. That amount is creditable against the Non-U.S. Shareholder's United States federal income tax liability.

     Sale of Paired Shares. Gain recognized by a Non-U.S. Shareholder upon a sale or other disposition of Paired Shares generally will not be subject to United States federal income tax, if (i) in the case of Trust Shares, the Trust is a "domestically controlled REIT" or (ii) (A) the Paired Shares are regularly traded on an established securities market (e.g., the NYSE, where the Paired Shares are currently traded) and (B) the selling Non-U.S. Shareholder held 5% or less of the outstanding Paired Shares at all times during the specified period, unless, in the case of a Non-U.S. Shareholder who is a non-resident alien individual, such individual is present in the United States for 183 days or more and certain other conditions apply. A domestically controlled REIT is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Trust believes that it qualifies as a domestically controlled REIT.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     Under certain circumstances, U.S. Shareholders will be subject to backup withholding at a rate of 31% on payments made with respect to, or on cash proceeds of a sale or exchange of, Paired Shares. Backup withholding will apply only if the holder: (i) fails to furnish its taxpayer identification number ("TIN") (which, for an individual, would be his or her Social Security number);
(ii) furnishes an incorrect TIN; (iii) is notified by the IRS that the holder has failed to report properly payments of interest and dividends; or (iv) under certain circumstances, fails to certify, under penalty of perjury, that the holder has furnished a

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

correct TIN and has not been notified by the IRS that the holder is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. In addition, the Trust and the Corporation will be required to withhold a portion of capital gain distributions made to any holders who fail to certify their non-foreign status. Additional issues may arise pertaining to information reporting and withholding with respect to Non-U.S. Shareholders and each Non-U.S. Shareholder is urged to consult his or her tax advisor with respect to any such information reporting and withholding requirements.

FEDERAL INCOME TAX ASPECTS OF THE PARTNERSHIPS AND THE SUBSIDIARY ENTITIES

     A substantial portion of the Trust's assets are held directly or indirectly through the Realty Partnership and a substantial portion of the Corporation's assets are held directly or indirectly through the Operating Partnership.

     The Realty Partnership, the Operating Partnership, the Realty Subsidiary Entities and the Operating Subsidiary Entities involve special tax considerations, including the possibility of a challenge by the IRS of the status of any of such partnerships or limited liability companies as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If any of such partnerships or limited liability companies were to be treated as an association, it would be taxable as a corporation and, therefore, subject to an entity level tax on its income. Such an entity level tax would substantially reduce the amount of cash available for distribution to holders of Paired Shares. See "-- Federal Income Taxation of the Corporation" above. In addition, if the Realty Partnership or any Realty Subsidiary Entity were to be taxable as a corporation, the Trust would not qualify as a REIT. Furthermore, any change in the status of a partnership or limited liability company for tax purposes might be treated as a taxable event in which case the Trust or the Corporation might incur a tax liability without any related cash distributions.

TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES

     Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Realty Partnership, the Operating Partnership and certain of the Realty Subsidiary Entities and the Operating Subsidiary Entities have been formed by way of contributions of Starwood Lodging's property and certain property held by other parties (including affiliates of Starwood Capital) and property has been contributed to certain of such entities. Consequently, allocations with respect to such contributed property must be made in a manner consistent with Section 704(c) of the Code.

     The Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method of accounting for Book-Tax Differences so that the contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with the contributed property. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Realty Partnership or the Operating Partnership or a lower-tier entity may cause the Trust or the Corporation, as the case may be, to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Trust or the Corporation to recognize taxable income in excess of cash proceeds, which, in the case of the Trust, might adversely affect the Trust's ability to comply with the REIT distribution requirements. See "-- Federal Income Taxation of the Trust -- Requirements For Qualification -- Annual Distribution Requirements" above. The foregoing principles also apply in determining the earnings and profits of the Trust and the

Corporation for purposes of determining the portion of distributions taxable as dividend income. See "-- Federal Income Taxation of Holders of Paired Shares" above. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had the Trust and the Corporation contributed assets with an adjusted tax basis equal to their fair market values.

PARTNERSHIP ANTI-ABUSE RULE

     The IRS has published regulations that provide an anti-abuse rule (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions"). Under the Anti-Abuse Rule, if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of the Partnership Provisions, the IRS can recast the transaction for federal tax purposes to achieve tax results that are consistent with the intent of the Partnership Provisions. This analysis is to be made based on all facts and circumstances. The Anti-Abuse Rule states that the intent of the Partnership Provisions incorporates the following requirements: (i) the partnership must be bona fide and each partnership transaction or series of related transactions must be entered into for a substantial business purpose; (ii) the form of each partnership transaction must be respected under substance over form principles; and (iii) with certain exceptions, the tax consequences under the Partnership Provisions to each partner of partnership operations and the transactions between the partner and the partnership must accurately reflect the partner's economic agreement and clearly reflect the partner's income.

     Sidley & Austin is of the opinion that Starwood Lodging's structure is not inconsistent with the intent of the Partnership Provisions and that, therefore, the IRS will not be able to invoke the Anti-Abuse Rule to recast the structure of Starwood Lodging for federal income tax purposes. This opinion is based on examples contained in the Anti-Abuse Rule. However, because no controlling legal authority exists, no assurance can be given that the IRS or a court will concur with such opinion.

     The Anti-Abuse Rule also provides that, unless a provision of the Code or the Treasury Regulations prescribes the treatment of a partnership as an entity, in whole or in part, and that treatment and the ultimate tax results, taking into account all the relevant facts and circumstances, are clearly contemplated by that provision, the IRS can treat a partnership as an aggregate of its partners, in whole or in part, as appropriate to carry out the purpose of any provision of the Code or the Treasury Regulations. Treatment of either Partnership or any of the Subsidiary Entities, in whole or in part, as an aggregate rather than an entity is unlikely to materially change the federal tax consequences to any partner. In addition, the REIT Provisions generally treat a partnership as an aggregate rather than an entity for purposes of applying the income and asset tests. Therefore, the Anti-Abuse Rule should not have a material adverse effect on the federal income tax consequences to any partner or on the ability of the Trust to qualify as a REIT.

OTHER TAX CONSEQUENCES

     Starwood Lodging and its shareholders and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business or reside. The state, local or foreign tax treatment of Starwood Lodging and its shareholders and stockholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, SHAREHOLDERS AND STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS ON THE MERGER AND ON THE PURCHASE, OWNERSHIP AND SALE OF PAIRED SHARES.

              AMENDMENTS TO THE DECLARATION OF TRUST OF THE TRUST
              AND THE ARTICLES OF INCORPORATION OF THE CORPORATION

     The Trust Board approved and declared advisable the Trust Amendment and directed that the Trust Amendment be submitted to shareholders of the Trust at the Trust Meeting. As described below, the Trust Amendment would (i) increase the number of authorized shares of beneficial interest of the Trust, (ii) change the name of the Trust to "Starwood Hotels & Resorts" and (iii) provide that in certain circumstances when the Corporation redeems certain of its securities, the Trust shall simultaneously redeem any of its securities that are paired with such securities of the Corporation.

     The Corporation Board approved and declared advisable the Corporation Amendment and directed that the Corporation Amendment be submitted to stockholders of the Corporation at the Corporation Meeting. As described below, the Corporation Amendment would (i) increase the number of authorized shares of stock of the Corporation and (ii) include a provision in the Corporation Articles to allow the Corporation to secure and maintain in good standing licenses, franchises and other regulatory approvals necessary to operate gaming businesses.

AUTHORIZED SHARE AMENDMENTS

     CURRENT PROVISIONS. The Trust Declaration currently authorizes the Trust to issue 305 million shares of beneficial interests in the Trust, including (i) 200 million Trust Shares, (ii) 40 million Excess Trust Shares and (iii) 10 million Excess Trust Preferred Shares. The Trust Declaration grants to the Trustees the power to create and authorize the issuance of shares of beneficial interest in one or more additional classes or series ("Trust Preferred Shares") having such voting rights, such rights to dividends and distributions and rights in liquidation, such conversion, exchange and redemption rights, and such designations, preferences and participations and other limitations or restrictions as are not prohibited by the Trust Declaration or applicable law and as are specified by the Trustees in their discretion.

     The Corporation Articles currently provide that the authorized capital stock of the Corporation consist of 305 million shares, consisting of (i) 200 million Corporation Shares, (ii) 40 million shares of Excess Common Stock, (iii) 10 million shares of Excess Preferred Stock and (iv) 55 million shares of Preferred Stock.

     As of January 2, 1998, after the closing of the acquisition of Westin, 51,345,930 Trust Shares were issued and outstanding and 33,863,570 Trust Shares were reserved for issuance and 11,788,514 Trust Preferred Shares were issued and outstanding. No Excess Trust Shares or Excess Trust Preferred Shares were issued and outstanding or reserved for issuance. As of such date, 51,345,930 Corporation Shares were issued and outstanding and 33,863,570 Corporation Shares were reserved for issuance and no shares of Excess Common Stock, Excess Preferred Stock or Preferred Stock of the Corporation were issued or outstanding or reserved for issuance.

     It is currently anticipated that approximately 150 million Paired Shares will be issued in connection with the Merger. Accordingly, assuming the consummation of the Merger, the Trust will have an aggregate of approximately 235 million Trust Shares issued and outstanding or reserved for issuance and the Corporation will have an aggregate of approximately 235 million Corporation Shares issued and outstanding or reserved for issuance. Because these amounts exceed the authorized Trust Shares and Corporation Shares, adoption of the Trust Amendment and the Corporation Amendment is necessary in order to permit the Trust and the Corporation to effect the Merger.

     PROPOSED AMENDMENTS. The Trust Authorized Share Amendment provides that the Trust may issue 1.35 billion shares of beneficial interests in the Trust, consisting of (i) one billion Trust Shares, (ii) 200 million Excess Trust Shares, (iii) 100 million Trust Preferred Shares and (iv) 50 million Excess Trust Preferred Shares. The Trustees would continue to have the power to create or authorize Trust Preferred Shares, as described above. If the shareholders of the Trust approve the Trust Amendment, Section 6.1 of the Trust Declaration will be amended to read in its entirety as follows:

          "6.1. Shares. The units into which the beneficial interests in the Trust will be divided shall be designated as Shares consisting of (a) 1,000,000,000 Trust Shares with a par value of $0.01 per share and having equal dividend, distribution, liquidation and other rights but without preference, pre-emptive, appraisal, conversion or exchange rights of any kind, (b) 200,000,000 Excess Trust Shares with a par value of $0.01 per share and having the rights provided in Article VI hereof, (c) 100 million Trust Preferred Shares with a par value of $0.01 per share and having the rights provided in Article VI hereof and (d) 50,000,000 Excess Preferred Shares with a par value of $0.01 per share and having the rights provided in Article VI hereof; provided, however, that the Trustees may, in their discretion, create and authorize the issuance of Shares of one or more additional classes, or one or more series within any such class, with or without par value, having such voting rights, such rights to dividends, distributions and in liquidation, such conversion, exchange and redemption rights, and such designations, preferences, participation, and other limitations or restrictions, as shall not be prohibited by this Declaration or the Real Estate Investment Trust provisions of the Internal Revenue Code or the laws of the State of Maryland and as shall be specified by the Board of Trustees in their discretion in a resolution or resolutions duly adopted by the Board of Trustees and filed and accepted for record with the State Department of Assessments and Taxation of Maryland. As used herein, the term "Shares" shall mean and include (i) the Trust Shares, Excess Trust Shares, Trust Preferred Shares and Excess Preferred Shares, and (ii) from and after the issuance of Shares of any other and additional classes of Shares so created and authorized by the Trustees, such Shares. The certificates evidencing the Shares shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Trustees' Regulations. The certificates shall be negotiable and title thereto and to the Shares evidenced thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a share certificate of a Maryland corporation. The Shares may be issued for such consideration as the Trustees shall determine or by way of share dividend or share split in the discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be cancelled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split. The Board of Trustees may authorize the issuance from time to time of shares of beneficial interest of the Trust of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of beneficial interest of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a share split, share dividend or contribution), subject to such restrictions or limitations, if any, as may be set forth in this Declaration or the Trustees' Regulations."

     The Corporation Authorized Share Amendment provides that the authorized stock of the Corporation consists of 1.35 billion shares, consisting of (i) one billion Corporation Shares, (ii) 50 million shares of Excess Common Stock, (iii) 100 million shares of Excess Preferred Stock and (iv) 200 million shares of Preferred Stock. If the stockholders of the Corporation approve the Corporation Amendment, Article FIFTH of the Corporation Articles will be amended to read in its entirety as follows:

          "FIFTH: The total number of shares of stock which the Corporation has authority to issue is one billion three hundred and fifty million (1,350,000,000) shares, consisting of (a) one billion (1,000,000,000)
     shares of common stock with a par value of $0.01 per share, (b) two hundred million (200,000,000) shares of preferred stock with a par value of $0.01 per share, (c) fifty million (50,000,000) shares of excess common stock with a par value of $0.01 per share, and (d) one hundred million (100,000,000) shares of excess preferred stock with a par value of $0.01 per share. The preferred stock may be issued in such series and with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, if any, as may be fixed by the Board of Directors. The excess common stock and the excess preferred stock shall have the rights provided in the NINTH Article hereof. The aggregate par value of all shares of stock which the Corporation has authority to issue is thirteen million five hundred thousand Dollars ($13,500,000). The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws."

     PURPOSE AND EFFECT OF PROPOSED AMENDMENTS TO INCREASE AUTHORIZED
SHARES. The purpose of the proposed increases in the number of authorized shares of the Trust and the Corporation is to provide for sufficient authorized shares to consummate the Merger and to ensure that additional Trust Shares and Corporation Shares will be available, if and when needed, for issuance from time to time for any proper purpose approved by the respective Starwood Boards, including issuances to raise capital or effect acquisitions, and for other corporate purposes. Although there are no present arrangements, agreements or understandings for the issuance of additional Trust Shares or Corporation Shares (other than the shares previously reserved for issuance as described above, and the shares to be issued pursuant to the Merger and in connection with acquisitions in the ordinary course of business), the Trust Board and the Corporation Board each believe that the availability of the additional authorized shares for issuance upon approval of the respective Starwood Board without the necessity for, or the delay inherent in, a meeting of the shareholders of the Trust and the stockholders of the Corporation will be beneficial to the Trust and its shareholders and the Corporation and its stockholders by providing the Trust and the Corporation with the flexibility required to promptly consider and respond to future business opportunities and needs as they arise.

     If the proposed amendments are approved by the shareholders of the Trust and the stockholders of the Corporation, the respective Starwood Boards do not presently intend to seek further shareholder or stockholder approval with respect to any particular issuance of shares, unless required by applicable law, by regulatory authorities, or by the policies, rules and regulations of the NYSE or such other stock exchange on which the securities of the Trust or the Corporation may then be listed.

     Shareholders of the Trust and stockholders of the Corporation do not have any preemptive or similar rights to subscribe for or purchase any additional shares that may be issued in the future and, therefore, future issuances, depending upon the circumstances, may have a dilutive effect on the earnings per share, book value per share, voting power and other interests of the existing stockholders and shareholders.

     The proposed increase in the authorized number of shares could have an antitakeover effect, although that is not its purpose. For example, if the Trust and the Corporation were the subject of a hostile takeover attempt, they could try to impede the takeover by issuing Trust Shares or Corporation Shares, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy could delay, defer or prevent a change in control, thereby limiting the opportunity for the shareholders and stockholders to realize a higher price for their shares than might otherwise be available in the public markets. The Trust Board and the Corporation Board are not aware of any attempt, or contemplated attempt, to acquire control of the Trust or the Corporation, and this proposal is not being presented for the purpose of creating an antitakeover device.

GAMING PROVISIONS

     PROPOSED AMENDMENT TO CORPORATION ARTICLES. The Corporation Gaming Provision Amendment would enable the Corporation to secure and maintain in good standing all licenses, franchises and other regulatory approvals issued by Gaming Authorities (as hereinafter defined) which are necessary for the lawful operation of gaming and related businesses. The New Jersey Act requires a publicly traded holding company of a gaming licensee to have certain language in its corporate charter. The corporate charter must contain language to the effect that securities of such a corporation are held subject to the condition that if a holder is found to be disqualified by the New Jersey Commission, such holder shall dispose of its interest in the corporation, as reflected in new Article NINETEENTH, the full text of which is set forth as Annex D to this Joint Proxy Statement/Prospectus. The following discussion of Article NINETEENTH does not purport to be complete and is qualified in its entirety by reference to Article NINETEENTH of Annex D attached hereto.

     Article NINETEENTH, in general, provides that securities of the Corporation shall be subject to redemption by the Corporation, pursuant to Section 78.196 of the Nevada Revised Statutes or any other applicable provision of law, to the extent necessary to prevent the loss or to secure the reinstatement of any gaming license held by the Corporation or any of its subsidiaries.

     Article NINETEENTH also provides that securities of the Corporation shall be held subject to the condition that if a holder thereof is found by a Gaming Authority to be disqualified or unsuitable pursuant to any law or regulation governing the conduct of gaming and related businesses (a "Disqualified Holder"), such holder shall dispose of all of the Corporation's securities held by such holder within the 120 day period or such other period of time imposed by an order of a Gaming Authority commencing with the date (the "Notice Date") upon which the Corporation shall have received notice from a Gaming Authority of such holder's disqualification.

     If any Disqualified Holder fails to dispose of the Corporation's securities within the 120-day period or such other period of time imposed by an order of a Gaming Authority, the Corporation would also have the right to redeem such securities (and the Trust would simultaneously redeem any securities of the Trust that are paired with such securities of the Corporation pursuant to the Pairing Agreement) at the lesser of (1) the lowest closing sale price of such securities on any trading day during such 120-day or other period or (2) such Disqualified Holder's original purchase price.

     Article NINETEENTH also provides that commencing on the Notice Date, it shall be unlawful for a Disqualified Holder to receive payments of dividends or interest upon any securities of the Corporation held by such Disqualified Holder, exercise, directly or indirectly, any right conferred by the Corporation's securities upon the holders thereof, or receive any remuneration in any form, for services rendered or otherwise from the subsidiary of the Corporation that holds a gaming license.

     Pursuant to Article NINETEENTH, the Corporation shall be entitled to injunctive relief to enforce the provisions of such Article and a Disqualified Holder must indemnify the Corporation and its subsidiaries for any and all direct or indirect costs (including attorneys' fees) incurred by the Corporation as a result of such holder's continuing ownership of or failure to divest of securities of the Corporation.

     For purposes of this section, the term "Gaming Authorities" includes all governmental authorities within or without the United States which issue or grant any license, franchise or regulatory approval necessary or appropriate for the lawful operation of gaming and related businesses. With respect to the State of Nevada, the term "Gaming Authorities" shall include, without limitation, the Nevada Commission, the Nevada Board or their respective successors; and with respect to New Jersey, the term "Gaming Authorities" shall include, without limitation, the New Jersey Commission, the Division of Gaming Enforcement or their respective successors.

     PROPOSED AMENDMENT TO DECLARATION OF TRUST. The Trust Redemption Amendment provides that in the event the Corporation redeems any securities of the Corporation pursuant to Article NINETEENTH of the Corporation Articles, the Trust shall simultaneously redeem any shares of beneficial interest of the Trust that are paired with such securities of the Corporation pursuant to the Pairing Agreement. If the shareholders of the Trust approve the Trust Redemption Amendment, a new Section 6.16 would be added to the Trust Declaration reading in its entirety as follows:

          "6.16 Redemption. In the event that the Corporation shall redeem any shares of its capital stock pursuant to Article NINETEENTH of the Articles of Incorporation of the Corporation and such shares are subject to the limitation on transfer provided for in the Pairing Agreement, the Trust shall simultaneously redeem, upon the terms of such Article NINETEENTH, any Shares that are paired with such shares of the Corporation's capital stock pursuant to the Pairing Agreement."

AMENDMENT TO CHANGE NAME OF TRUST

     In connection with the Westin Acquisition, the shareholders of the Trust approved an amendment to the Trust Declaration to change the name of the Trust to Starwood Hotels & Resorts Trust. The Trust Name Change Proposal would change the name of the Trust to "Starwood Hotels & Resorts." If approved by the shareholders of the Trust, Section 1.1 of the Declaration of Trust would be amended to read in its entirety as follows:

          "1.1 Name. The name of the Trust shall be "Starwood Hotels & Resorts." As far as practicable and except as otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, and sue or be sued in the name of Starwood Hotels & Resorts, or in their names as Trustees of Starwood Hotels & Resorts."

VOTES REQUIRED FOR APPROVAL

     Approval of each of the Trust Authorized Share Amendment, the Trust Redemption Amendment and the Trust Name Change Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of outstanding Trust Shares entitled to vote on the matter at the Trust Meeting. Approval of each of the Corporation Authorized Share Amendment and the Corporation Gaming Provision Amendment requires the affirmative vote of the holders of a majority of the outstanding Corporation Shares entitled to vote on the matter at the Corporation Meeting. Consequently, shares which are voted to abstain from voting on the approval of the Trust Amendment or the Corporation Amendment and shares which are not voted with respect to such approval (including broker non-votes) will have the effect of votes against such approval.

     THE TRUST BOARD RECOMMENDS THAT SHAREHOLDERS OF THE TRUST VOTE FOR APPROVAL OF EACH OF THE TRUST AUTHORIZED SHARE AMENDMENT, THE TRUST REDEMPTION AMENDMENT AND THE TRUST NAME CHANGE PROPOSAL. THE CORPORATION BOARD RECOMMENDS THAT STOCKHOLDERS OF THE CORPORATION VOTE FOR APPROVAL OF EACH OF THE CORPORATION AUTHORIZED SHARE AMENDMENT AND THE CORPORATION GAMING PROVISION AMENDMENT.

     APPROVAL OF EACH OF THE TRUST AUTHORIZED SHARE AMENDMENT, THE TRUST REDEMPTION AMENDMENT, THE CORPORATION AUTHORIZED SHARE AMENDMENT AND THE CORPORATION GAMING PROVISION AMENDMENT IS NECESSARY IN ORDER TO CONSUMMATE THE MERGER. IF ANY OF SUCH PROPOSED AMENDMENTS IS NOT APPROVED BY THE SHAREHOLDERS OF THE TRUST AND THE STOCKHOLDERS OF THE CORPORATION, AS THE CASE MAY BE, THE TRUST AND THE CORPORATION DO NOT EXPECT TO CONSUMMATE THE MERGER.

                           OWNERSHIP OF PAIRED SHARES

     The following table sets forth information as of January 20, 1998, regarding the beneficial ownership of Paired Shares by (i) each person known by the Trust and the Corporation to be the beneficial owner of more than five percent of the Paired Shares, (ii) each director and executive officer of the Corporation and (iii) each Trustee and executive officer of the Trust. Each beneficial owner has sole voting and investment power with respect to all Paired Shares beneficially owned, except as otherwise set forth in the notes to the table.

                                                                                        PERCENT
               NAME AND ADDRESS OF BENEFICIAL OWNER                     AMOUNT        OF CLASS(1)
-------------------------------------------------------------------   ----------      -----------
FMR Corp...........................................................    5,103,683(2)        9.9%(2)
Starwood Capital Group, L.L.C., its affiliated entities and Barry
  S. Sternlicht....................................................    4,464,863(3)        8.0%(3)
The Prudential Insurance Company of America, its affiliated
  entities and Roger S. Pratt......................................    4,464,863(4)        8.0%(4)
Goldman Sachs & Co., The Goldman Sachs Group, L.P., their
  affiliated entities, Stuart M. Rothenberg and Barry S. Volpert...    2,954,863(5)        5.5%
Ziff Investment Management, L.L.C., Ziff Investor Partnership L.P.
  II, their affiliated entities and Daniel H. Stern................    2,307,829(6)        4.3%
Gary M. Mendell....................................................      735,612(7)        1.4%
Juergen Bartels....................................................      429,478(8)           (9)
Eric A. Danziger...................................................      162,722(10)          (9)
Madison F. Grose...................................................      142,284(11)          (9)
Steven R. Goldman..................................................      129,615(12)          (9)
Ronald C. Brown....................................................       94,999(13)          (9)
Jonathan D. Eilian.................................................       83,000(14)          (9)
Theodore W. Darnall................................................       70,283(15)          (9)
Earle F. Jones.....................................................       32,178(16)          (9)
Daniel W. Yih......................................................       30,611(17)          (9)
Stephen R. Quazzo..................................................       29,627(18)          (9)
Bruce W. Duncan....................................................       27,999(19)          (9)
Graeme W. Henderson................................................       25,072(20)          (9)
Jean-Marc Chapus...................................................       24,680(21)          (9)
Bruce M. Ford......................................................       24,332(22)          (9)
Michael A. Leven...................................................       23,180(23)          (9)
Alan M. Schnaid....................................................        5,500(24)          (9)
George J. Mitchell.................................................        2,910(25)          (9)
Trustees, Directors and Officers as a Group........................   16,266,501(26)      26.0%(26)

-------------------------
 (1) Based on the number of Paired Shares outstanding on January 20, 1998.

 (2) The business address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Based on information contained in Schedule 13F-E dated February 11, 1997, and additional information provided to Starwood Hotels & Resorts, FMR Corp. holds 5,103,683 Paired Shares on behalf of various distinct entities. Based on additional information provided to Starwood Lodging, no one of such entities, directly or by attribution, holds in excess of 8.0% of the outstanding Paired Shares.

 (3) The business address for Starwood Capital Group, L.L.C., and Mr. Sternlicht is Three Pickwick Plaza, Suite 250, Greenwich, Connecticut 06830. Based on information in Amendment No. 2 to Schedule 13D dated December 31, 1996, filed by Starwood Capital Group, L.L.C., Barry S. Sternlicht, BSS Capital Partners, L.P., Sternlicht Holdings II, Inc., Harveywood Hotel Investors, L.P., Starwood Hotel Investors II-L.P., Starwood Opportunity Fund II, L.P. and Firebird Consolidated Partners, L.P. (collectively, the "Starwood Partners"), and additional information provided to Starwood Lodging, Mr. Sternlicht beneficially owns, directly or through entities controlled by him, 338,182 Paired Shares, some of which are subject to Restricted Stock Awards, and has either sole or shared power to vote and dispose of such Paired Shares. Mr. Sternlicht also beneficially owns 794,001 Paired Shares subject to presently exercisable options. Mr. Sternlicht holds, directly or through trusts created by him for the benefit of members of his family, units in the Realty Partnership and the Operating Partnership which are, subject to the 8.0% Paired Share ownership limit, exchangeable for an aggregate of 508,120 Paired Shares. Starwood Partners hold units in the Realty Partnership and the Operating Partnership which are, subject to the 8.0% Paired Share ownership limit, exchangeable for an aggregate of 3,102,492 Paired Shares. Such Amendment No. 2 to
     Schedule 13D reports that because of the 8.0% ownership limit, the Starwood Partners cannot beneficially own more than 8.0% of the outstanding Paired Shares. The amount beneficially owned and the percent of class calculated assumes that Starwood Capital Group, L.L.C., its affiliated entities and Barry Sternlicht exchange units for Paired Shares to the maximum extent permitted within the ownership limit provision; provided, however, that prior to receipt of any required Gaming Approval, Starwood Capital's ownership of Paired Shares may not exceed 4.9% of the outstanding Paired Shares.

 (4) The business address for The Prudential Insurance Company of America ("Prudential") is 751 Broad Street, Newark, New Jersey 17102. Based on information in Schedule 13D dated February 14, 1997, filed by Prudential and additional information provided to Starwood Lodging, Prudential has sole voting and dispositive power over 2,775,680 Paired Shares beneficially owned by Prudential on behalf of Prudential Property Investment Separate Account II ("PRISA II") and sole voting and dispositive power over 4,500 Paired Shares beneficially owned by Prudential on behalf of Prudential Diversified Investment Strategies. Prudential also has sole voting and dispositive power over units in the Realty Partnership and the Operating Partnership beneficially owned by Prudential on behalf of PRISA II which are, subject to the 8.0% Paired Share ownership limit, exchangeable for an aggregate of 1,754,037 Paired Shares. By virtue of his investment control over PRISA II, Roger Pratt has an indirect pecuniary interest in these units and Paired Shares. The amount beneficially owned and the percent of class calculated assumes that Prudential, its affiliated entities and Roger Pratt exchange units for Paired Shares to the maximum extent permitted within the ownership limit provision. Mr. Pratt beneficially owns 4,500 Paired Shares subject to presently exercisable options. The business address for Mr. Pratt is 8 Campus Drive, 4th Floor, Parsippany, New Jersey 07054.

 (5) The business address for Goldman Sachs & Co., The Goldman Sachs Group, L.P., their affiliated entities, Stuart M. Rothenberg and Barry S. Volpert is 85 Broad Street, New York, New York 10004. Based on information in
     Schedule 13D, dated January 2, 1998, filed by WHWE L.L.C. ("WHWE"), Whitehall Street Real Estate Limited Partnership V ("Whitehall"), WH Advisors, L.P. V ("WH Advisors"), GS Capital Partners, L.P. ("GS Capital"), GS Advisors, L.P. ("GS Advisors"), Goldman, Sachs & Co. ("GS&Co") and The Goldman Sachs Group, L.P. ("GS Group," and, together with WHWE, Whitehall, WH Advisors, GS Capital, GS Advisors and GS&Co, "Goldman" ), and assuming the full exchange of all of Goldman's Class A Exchangeable Preferred Shares of the Trust, Class B Exchangeable Preferred Shares of the Trust (which are not exchangeable until January 2, 1999) and units in the Realty Partnership and the Operating Partnership, WHWE beneficially owns 2,320,215 Paired Shares, GS Capital beneficially owns 1,862,226 Paired Shares, and GS Group and GS&Co may be deemed to own, in addition to the Paired Shares beneficially owned by WHWE and GS Capital, 200,455 Paired Shares beneficially owned by certain investment limited partnerships affiliated with GS&Co and GS Group and 576,380 Paired Shares held in client accounts with respect to which GS&Co or employees of GS&Co have voting or investment discretion, or both. Each of Stuart Rothenberg and Barry Volpert is a Managing Director of GS&Co and an officer of the general partners of GS Group; in such capacities, Mr. Rothenberg and Mr. Volpert may be deemed to beneficially own the Paired Shares beneficially owned by GS&Co and GS Group. Mr. Rothenberg, a Trustee of the Trust, beneficially owns 2,219 Paired Shares subject to presently exercisable options and Mr. Volpert, a Director of the Corporation, beneficially owns 2,219 Paired Shares subject to presently exercisable options.

 (6) The business address for Ziff Investment Management, L.L.C., Ziff Investor Partnership L.P. II, their affiliated entities and Daniel H. Stern is 153 East 53rd Street, 43rd Floor, New York, New York 10022. Based on information in Schedule 13D, dated January 10, 1997, filed by Ziff Investment Management, L.L.C. ("ZIM"), and Ziff Investors Partnership, L.P. II ("ZIPII"), and additional information provided to Starwood Lodging, 25,087 Paired Shares are held by SIV Holdings, L.L.C. ("SIV"), a

     Delaware limited liability company owned by ZIPII and ZIM. SIV has sole voting and dispositive power with respect to these Paired Shares. ZIPII holds units in the Realty Partnership and the Operating Partnership which are exchangeable for an aggregate of 2,259,732 Paired Shares. Such Schedule 13D reports that DHS Holdings L.L.C. ("DHS"), the investment general partner of ZIPII, may be deemed to control ZIPII, and that Daniel H. Stern, a director of the Corporation, is the majority owner of DHS. Mr. Stern beneficially owns 680 Paired Shares and 22,500 Paired Shares subject to presently exercisable Paired Options.

 (7) Includes 100,000 Paired Shares subject to presently exercisable options; also includes 36,078 units in the Realty Partnership and the Operating Partnership held by Mr. Mendell directly and 505,778 units in the Realty Partnership and the Operating Partnership held by a trust of which Mr. Mendell is settlor and over which he exercises some investment control, and 93,756 units of SLC Operating Limited Partnership, all of which are exchangeable for Paired Shares.

 (8) Includes 2,219 Paired Shares subject to presently exercisable options and 427,259 shares of Class A Exchangeable Preferred Shares of the Trust which are exchangeable for Paired Shares.

 (9) Less than 1%.

(10) Includes 100,222 Paired Shares subject to a Restricted Stock Award and 62,500 Paired Shares subject to presently exercisable Paired Options.

(11) Includes 15,000 Paired Shares subject to a Restricted Stock Award, 80,000 Paired Shares subject to presently exercisable options and units in the Realty Partnership and the Operating Partnership which are exchangeable for 43,004 Paired Shares.

(12) Includes 37,500 Paired Shares subject to a Restricted Stock Award, 66,499 Paired Shares subject to presently exercisable options and units in the Realty Partnership and the Operating Partnership which are exchangeable for 22,616 Paired Shares.

(13) Includes 22,500 Paired Shares subject to a Restricted Stock Award and 64,846 Paired Shares subject to presently exercisable options.

(14) Includes 80,000 Paired Shares subject to presently exercisable options.

(15) Includes 45,283 Paired Shares subject to a Restricted Stock Award and 24,999 Paired Shares subject to presently exercisable options.

(16) Includes 13,500 Paired Shares subject to presently exercisable options.

(17) Includes 22,500 Paired Shares subject to presently exercisable options and 5,000 Paired Shares held by a partnership of which Mr. Yih is a general partner.

(18) Includes 22,500 Paired Shares subject to presently exercisable options, 5,680 Paired Shares held by a trust of which Mr. Quazzo is settlor and over which he exercises shared investment control and 397 Paired Shares owned by Mr. Quazzo's wife.

(19) Includes 22,500 Paired Shares subject to presently exercisable options.

(20) Includes 22,500 Paired Shares subject to presently exercisable options.

(21) Includes 22,500 Paired Shares subject to presently exercisable options.

(22) Includes 22,500 Paired Shares subject to presently exercisable options and 85 Paired Shares owned by Mr. Ford's wife.

(23) Includes 22,500 Paired Shares subject to presently exercisable options.

(24) Includes 5,500 Paired Shares subject to presently exercisable options.

(25) Includes 2,910 Paired Shares subject to presently exercisable options.

(26) Includes 1,485,912 Paired Shares Paired Shares that may be acquired upon the exercise of presently exercisable options, 2,606,443 Paired Shares issuable upon the conversion of the Class A Exchangeable Preferred Shares of the Trust and 8,520,474 Paired Shares issuable upon exchange of units of the Realty Partnership and the Operating Partnership, subject to the 8.0% Paired Share ownership limit (see Notes (3) and (4) above).

                         OWNERSHIP OF ITT COMMON STOCK

CERTAIN BENEFICIAL OWNERS

     The following table shows the beneficial ownership of persons known to ITT to be the beneficial owners of more than five percent of the ITT Common Stock as of the most recent available information.

                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL        PERCENT
             NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNERSHIP(1)        OF CLASS
---------------------------------------------------------------  --------------------    --------
Bankers Trust New York Corporation.............................    7,728,083 shares(1)       8.9%
280 Park Avenue
New York, New York 10017
FMR Corp.......................................................   13,166,423 shares(2)     11.32%
82 Devonshire Street
Boston, Massachusetts 02109

---------------
(1) A February 14, 1997 Schedule 13G filed with the Commission reflects that Bankers Trust New York Corporation, through its wholly owned subsidiaries Bankers Trust Company (as Trustee for various trusts and employee benefit plans, and as investment advisor) and BT Securities Corporation, and its indirectly wholly owned subsidiary Bankers Trust International PLC, beneficially owns 7,728,083 shares of ITT Common Stock. Of these shares, Bankers Trust Company is deemed to have (i) sole power to vote or to direct the vote with respect to 7,725,383 shares of ITT Common Stock, (ii) shared power to vote or to direct the vote with respect to 2,700 shares of ITT Common Stock, (iii) sole power to dispose or to direct the disposition of 1,990,982 shares of ITT Common Stock and (iv) shared power to dispose or to direct the disposition of 16,505 shares of ITT Common Stock.
(2) A February 14, 1997 Schedule 13G provided to ITT reflects that FMR Corp. ("FMR") beneficially owns 13,166,423 shares of ITT Common Stock. Of such reported shares, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR and an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 12,437,559 shares as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, the Chairman of FMR, FMR, through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 12,437,559 shares of ITT Common Stock owned by the Fidelity Funds. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR, and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 725,464 shares of ITT Common Stock or 0.62% of the ITT Common Stock outstanding as a result of its serving as investment manager of institutional accounts. Edward C. Johnson 3d and FMR, through its control of FMTC, has sole dispositive power over 725,464 shares and sole power to vote or to direct the voting of 513,264 shares, and no power to vote or to direct the voting of 212,000 shares of ITT Common Stock owned by certain institutional accounts. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson 3d owns 12% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR. Mr. Johnson 3d is Chairman of FMR and Abigail P. Johnson is a Director of FMR. The Johnson family group and all other Class B stockholders have entered into a stockholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the stockholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The number of shares of ITT Common Stock reported includes 3,400 shares owned directly by Edward C. Johnson 3d or in trusts for the benefit of Edward C. Johnson 3d or any Edward C. Johnson 3d family member for which Edward C. Johnson 3d serves as trustee. Edward C. Johnson has sole voting and dispositive power over 400 shares and shared voting and dispositive power over 3,000 shares.

DIRECTORS AND OFFICERS

     The following table shows as of December 31, 1997 the beneficial ownership of shares of ITT Common Stock by each director, by each of the five highest compensated executive officers, and by the directors and executive officers as a group.

                                                                    AMOUNT OF NATURE      PERCENT
                                                                     OF BENEFICIAL          OF
                    NAME OF BENEFICIAL OWNER                          OWNERSHIP(1)         CLASS
-----------------------------------------------------------------   ----------------      -------
Bette B. Anderson................................................       3,444 shares(2)       *
Rand V. Araskog..................................................   2,060,898 shares        1.6%
Nolan Archibald..................................................       2,444 shares          *
Robert A. Bowman.................................................     758,346 shares          *
Robert A. Burnett................................................       3,614 shares          *
Paul G. Kirk, Jr. ...............................................       2,454 shares          *
Edward C. Meyer..................................................       3,944 shares          *
Benjamin F. Payton...............................................       1,936 shares          *
Vin Weber........................................................       1,477 shares          *
Margita E. White.................................................       3,444 shares          *
Kendrick R. Wilson III...........................................       4,377 shares          *
Peter G. Boynton.................................................     149,755 shares          *
Ann N. Reese.....................................................     334,368 shares          *
Daniel P. Weadock................................................     479,361 shares          *
All directors and executive officers as a group(22)..............   5,508,430 shares        4.4%

---------------
 *  Less than one percent.

(1) All shares are owned directly except as hereinafter otherwise indicated. Pursuant to regulations of the Commission, shares (i) receivable by directors and executive officers upon exercise of employee stock options exercisable within 60 days after December 31, 1997, and (ii) allocated to the accounts of certain directors and executive officers under the ITT 401(k) Retirement Savings Plan at November 30, 1997, are deemed to be beneficially owned by such directors and executive officers at said date. Of the number of shares shown above, (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of:
    Mr. Araskog, 1,509,117 common shares; Mr. Bowman, 729,953 common shares; Mr. Boynton, 143,018 common shares; Ms. Reese, 319,844 common shares; Mr. Weadock, 405,486 common shares; and all present directors and executive officers as a group, 4,757,579 common shares; and (ii) the following amounts were allocated under the ITT 401(k) Retirement Savings Plan to the accounts of: Mr. Araskog, 20,255 common shares; Mr. Bowman, 2,465 common shares; Mr. Boynton, 137 common shares; Ms. Reese, 1,348 common shares; Mr. Weadock, 52,796 common shares; and all present directors and executive officers as a group, 114,659 common shares.

(2) An additional 83 shares of ITT Common Stock are owned by Mrs. Anderson's husband. Mrs. Anderson disclaims beneficial ownership in such shares.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF ITT AND STOCKHOLDERS AND SHAREHOLDERS OF
                                STARWOOD LODGING

GENERAL

     The Corporation and the Trust are organized under the laws of the State of Maryland and ITT is incorporated under the laws of the State of Nevada. If the Merger is consummated, the holders of ITT Common Stock, whose rights as stockholders are currently governed by the NGCL, the ITT Articles and the ITT By-laws, will, at the Effective Time, become holders of Paired Shares and their rights as such will be governed by the MGCL and the Maryland REIT Law, the Corporation Articles and the Trust Declaration and the Corporation By-laws and the Trustees' Regulations. The material differences between the rights of holders of ITT Common Stock and the rights of holders of Paired Shares, resulting from the differences in their governing documents and the application of the NGCL or the MGCL and the Maryland REIT Law thereto, are summarized below. The Maryland REIT Law does not address many issues that are addressed in the MGCL, e.g., calling of special meetings of shareholders, shareholder quorum and voting requirements, fixing of record dates, standards for dividends and other distributions, trustee conflicts of interest and amendment of bylaws. Many of these matters are addressed in the Trust Declaration and Trustees' Regulations.

     The following summary does not purport to be a complete statement of the rights of holders of Paired Shares under applicable Maryland law, the Corporation Articles and the Trust Declaration and the Corporation By-laws and the Trustees' Regulations or a comprehensive comparison with the rights of the holders of ITT Common Stock under applicable Nevada law, the ITT Articles and the ITT By-laws, or a complete description of the specific provisions referred to herein. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the MGCL, the Maryland REIT Law and the governing corporate instruments of Starwood Lodging and to the NGCL and the governing corporate instruments of ITT, to all of which the holders of ITT Common Stock are referred. Copies of such governing corporate instruments of Starwood Lodging and ITT are available, without charge, to any person, including any beneficial owner to whom this Joint Proxy Statement/Prospectus is delivered, by following the instructions listed under "Incorporation of Certain Documents by Reference."

SPECIAL MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS

     STARWOOD LODGING. Under the MGCL, a special meeting of stockholders may be called by the president, the board of directors or any other person specified in the corporation's charter or by-laws and must be called upon the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting unless the charter or bylaws provide for a greater (but not more than a majority) or lesser percentage. Under the Corporation By-laws, a special meeting may be called by the Corporation Board, the President or any two or more Directors of the Corporation or by the Secretary upon the written request of the holders of at least a majority of the shares of stock outstanding and entitled to vote at the meeting. Under the Trustees' Regulations, a special meeting may be called by the President or by the Trust Board or by any two or more Trustees or by one or more shareholders holding not less than a majority of the outstanding Trust Shares.

     ITT. Under the NGCL, special stockholder meetings of a corporation may be called by its board of directors and by any person or persons authorized to do so by its articles of incorporation or by-laws. Under the ITT By-laws and the ITT Articles, a special meeting of stockholders may only be called by the Chairman of the ITT Board or by a vote of a majority of the ITT Board.

STOCKHOLDER ACTION BY WRITTEN CONSENT

     STARWOOD LODGING. Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only if (i) a unanimous written consent setting forth the action and signed by each stockholder entitled to vote on such matters and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it, are filed with the records of stockholders meetings. The Maryland REIT Law does not contain any similar provisions. The Trust Declaration provides that action by shareholders may be taken without a meeting on written consent signed by the holders of a majority of all outstanding shares entitled to vote on the matter, or such larger proportion thereof as would be required for a vote of shareholders at a meeting.

     ITT. Under the NGCL, unless otherwise provided in the articles of incorporation, any action which may be taken at an annual or special meeting of stockholders may be taken without a meeting if written consent thereto is signed by stockholders holding at least a majority of the voting power. The ITT Articles provide that stockholders may not act by written consent.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR BUSINESS

     STARWOOD LODGING. The Corporation By-laws and the Trustees' Regulations establish procedures that must be followed for stockholders or shareholders to nominate individuals to the Corporation Board, or to the Trust Board, respectively, or to propose business at an annual meeting of stockholders of the Corporation or shareholders of the Trust.

     In order to nominate individuals to the Corporation Board or to the Trust Board, a stockholder or shareholder must provide timely notice of such nomination in writing to the Secretary of the Corporation or the Trust, as applicable. Such notice in each case must set forth (i) the name and address of the stockholder or shareholder who intends to make the nomination(s) and of the person or persons to be nominated; (ii) the class and number of Corporation Shares or Trust Shares, as applicable, that are held of record, beneficially owned and represented by proxy by such stockholder or shareholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such notice; (iii) a representation that such stockholder or shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of any contract, arrangement or understanding between such stockholder or shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder or shareholder; (v) such other information regarding each nominee proposed by such stockholder or shareholder as would be required to be disclosed in a proxy statement used in a solicitation of proxies for the election of directors which solicitation was subject to the rules and regulations of the Commission under Section 14 of the Exchange Act; and (vi) the consent of each nominee to serve as a Director of the Corporation or Trustee of the Trust, as applicable, if so elected.

     To be timely, a stockholder or shareholder's notice of a nominee for Director of the Corporation or Trustee of the Trust must be delivered personally to the Secretary of the Corporation or the Trust, respectively, or have been mailed to such Secretary and received, at the principal executive offices of the Corporation or the Trust, as applicable, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of meeting is given or made to stockholders or shareholders, to be timely, notice by the stockholder or shareholder must be so delivered or received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

     In order to properly propose that an item of business come before the annual meeting of stockholders of the Corporation or shareholders of the Trust, a stockholder or shareholder must provide timely notice in writing to the Secretary of the Corporation or the Trust, respectively, which notice must include (i) a description of each item of business the stockholder or shareholder proposes to bring before the meeting and the wording of the proposal, if any, to be submitted for a vote of the stockholders or shareholders with respect thereto, (ii) the name and address of the stockholder or shareholder, (iii) the class and number of Corporation Shares or Trust Shares, as applicable, held of record, owned beneficially and represented by proxy by such stockholder or shareholder as of the record date for the meeting (if such date shall then have been publicly disclosed) and as of the date of such notice and (iv) all other information that would be required to be included in a proxy statement filed with the Commission if, with respect to any such item of business, such stockholder or shareholder were a participant in a solicitation subject to Section 14 of the Exchange Act.

     ITT. The ITT By-laws establish procedures that must be followed for stockholders to nominate individuals to the ITT Board or to propose business at the annual meeting of stockholders. The notice of any nomination for election as a director must set forth the name and address of the person or stockholder who intends to make the nomination and of the persons to be nominated; a representation that the stockholder is a holder of record of stock of ITT entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each nominee been nominated, or intended to be nominated, by the ITT Board; and the consent of each nominee to serve as a director if so elected.

     To be timely, notice of business to be brought before an annual meeting of ITT or nominations of candidates for election as ITT directors at an annual meeting of ITT must be received by the Secretary of ITT not later than 90 days in advance of the anniversary date for the immediately preceding annual meeting of ITT (or not more than 10 days after the first public disclosure of the date of such annual meeting, whichever is earlier). Similarly, notice of nominations to be brought before a special meeting must be delivered to the Secretary of ITT no later than the close of business on the seventh day following the day on which notice of the date of the special meeting of stockholders is given.

CERTAIN EXTRAORDINARY TRANSACTIONS

     STARWOOD LODGING. Under the MGCL, the sale, lease, exchange or transfer of all or substantially all the assets of a corporation not in the ordinary course of business conducted by it, as well as any merger, consolidation, share exchange or voluntary dissolution, requires approval by holders of two-thirds of the shares of the corporation entitled to vote on such matters, unless the charter provides for a greater or lesser (but not less than a majority) percentage. Similarly, the Maryland REIT Law requires approval of two-thirds of all the votes entitled to be cast on the matter to approve a merger, unless the declaration of trust provides for a lesser (but not less than a majority) percentage. The Corporation Articles and the Trust Declaration each require the affirmative vote of a majority of all votes entitled to be cast on such matters to approve a merger or the sale of more than 50% of the assets of the Trust or of substantially all the assets of the Corporation.

     ITT. The NGCL generally requires approval of any merger, consolidation or sale of all the assets of a corporation at a meeting of stockholders by vote of the holders of a majority of all outstanding shares entitled to vote thereon. The ITT Articles do not contain any provisions regarding such stockholder approval.

LIMITATION ON OWNERSHIP OF SHARES OF STOCK AND BENEFICIAL INTEREST

     STARWOOD LODGING. Except for the business combination and control share acquisition provisions of the MGCL (see "-- Business Combinations Involving Interested Stockholders" and "-- Control Share Acquisitions"), the MGCL does not restrict the ability of a person or entity to acquire or to offer to acquire any amount of the outstanding shares of the stock of the Corporation. The Corporation Articles and the Trust Declaration each provide that as long as the Trust maintains its REIT status (i) no person shall beneficially own Corporation Shares or Trust Shares in excess of 8%, by value, vote or number of the Corporation Shares or Trust Shares, respectively, (ii) any transfer resulting in beneficial ownership of greater than such 8% value shall be void, ab initio, as to the Corporation Shares or Trust Shares, as applicable, in excess of such 8% value, (iii) any transfer resulting in beneficial ownership of Corporation Shares or Trust Shares by fewer than 100 persons (determined without reference to any rules of attribution) shall be void, ab initio, and (iv) any transfer resulting in Corporation Shares or Trust Shares being "closely held" within the meaning of Section 856(h) of the Code shall be void, ab initio, as to the number of Corporation Shares or Trust Shares that shall cause the Trust to be "closely held." The Corporation Board and the Trust Board, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to them in their sole and absolute discretion, in each case to the effect that the Trust's status as a REIT will not be jeopardized, may exempt a person from the 8% ownership limit if the Corporation Board or Trust Board, as applicable, obtains such representations and undertakings from such person as are reasonably necessary to ascertain that such person's beneficial ownership of such shares of capital stock will not then jeopardize the Trust's status as a REIT. See

"Description of Starwood Securities -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares" for a description of such provisions.

     ITT. The ITT Articles provide that (i) all securities of ITT are subject to redemption by ITT to the extent necessary to prevent the loss or to secure the reinstatement of any casino gaming license held by ITT or any of its subsidiaries in any jurisdiction within or without the United States of America,
(ii) all securities of ITT are held subject to the condition that if a holder thereof is found by a gaming authority in any such jurisdiction to be disqualified or unsuitable pursuant to any gaming law, such holder will be required to dispose of all ITT securities held by such holder, and (iii) it will be unlawful for any such disqualified person to (a) receive payments of interest or dividends on any of ITT securities, (b) exercise, directly or indirectly, any rights conferred by any of ITT securities or (c) receive any remuneration in any form, for services rendered or otherwise, from the subsidiary that holds the gaming license in such jurisdiction.

BUSINESS COMBINATIONS INVOLVING INTERESTED STOCKHOLDERS

     STARWOOD LODGING. Under the MGCL, certain business combinations, including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation or a real estate investment trust formed under the Maryland REIT Law (a "Maryland REIT") and any person who beneficially owns 10% or more of the voting power of the corporation's shares or shares of beneficial interest of the Maryland REIT or an affiliate of the corporation or Maryland REIT who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation or shares of beneficial interest of the Maryland REIT (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation or the board of trustees of a Maryland REIT and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation or Maryland REIT and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation or Maryland REIT other than shares held by the Interested Stockholder(s) with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's or Maryland REIT's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation or board of trustees of the Maryland REIT prior to the time that the Interested Stockholder becomes an Interested Stockholder. Each of the Trust and the Corporation has exempted from the business combination provisions of the MGCL all business combinations involving any person. As a result, any Interested Stockholder may be able to enter into business combination with the Trust and the Corporation that may not be in the best interest of the Trust shareholders or the Corporation stockholders without compliance by the Corporation or the Trust with the super majority vote requirements of the MGCL.

     ITT. The NGCL restricts the ability of a resident domestic corporation to engage in any combination with an interested stockholder for three years after the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder unless the combination or the purchase of shares by the interested stockholder on the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of the foregoing provisions, "resident domestic corporation" means a Nevada public corporation that has 200 or more stockholders and "interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was

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the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding shares of the resident domestic corporation. The above provisions do not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. The ITT Articles do not exempt ITT from the restrictions imposed by such provisions of the NGCL.

CONTROL SHARE ACQUISITIONS

     STARWOOD LODGING. The MGCL provides that "control shares" of a Maryland corporation or Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock or shares of beneficial interest owned by the acquiror or by officers or directors or trustees who are employees of the corporation or the Maryland REIT. "Control shares" are voting shares of stock or voting shares of beneficial interest which, if aggregated with all other such shares of stock or shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors or trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an "acquiring person statement"), may compel the corporation's board of directors or the Maryland REIT's board of trustees to call a special meeting of shareholders or stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation or Maryland REIT may itself present the question at any shareholders or stockholders meeting.

     Unless the charter or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation or Maryland REIT may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders or stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the charter or by-laws provide otherwise, if voting rights for control shares are approved at a shareholders or stockholders meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority or more of all voting power, all other shareholders or stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation or Maryland REIT is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation or the declaration of trust or bylaws of the Maryland REIT. The Trustees' Regulations of the Trust and the By-laws of the Corporation have exempted from the MGCL all control share acquisitions involving any person. There can be no assurance that such provisions will not be amended or eliminated at any time in the future.

     ITT. Under the NGCL, an "acquiring person" who acquires a "controlling interest" in an "issuing corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special meeting of such shareholders held upon the request and at the expense of the acquiring person. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote in favor of

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

authorizing voting rights for the control shares is entitled to demand payment for the fair value of his or her shares, and the corporation must comply with the demand. For purposes of the above provisions, "acquiring person" means (subject to certain exceptions) any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. "Controlling interest" means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and voting rights must be conferred by a majority of the disinterested shareholders as each threshold is reached and/or exceeded. "Control Shares" means those outstanding voting shares of an issuing corporation which an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person became an acquiring person. "Issuing corporation" means a corporation which is organized in Nevada, has 200 or more shareholders, at least 100 of whom are shareholders of record and residents of Nevada, and does business in Nevada directly or through an affiliated corporation. The above provisions do not apply if the articles of incorporation or by-laws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that such provisions do not apply. The ITT Articles and the ITT By-laws do not exclude ITT from the restrictions imposed by such provisions.

REMOVAL OF DIRECTORS OR TRUSTEES

     STARWOOD LODGING. The MGCL provides that, unless the charter provides otherwise, the stockholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast for the election of directors. The Corporation Articles provide that a director may be removed only for cause and only by the affirmative vote of two-thirds of all the votes entitled to be cast for the election of directors. The Maryland REIT Law provides that unless the declaration of trust provides otherwise, the shareholders of a Maryland REIT may remove any trustee, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of trustees. The Trust Declaration provides that a trustee may be removed with or without cause by the vote or written consent of the holders of two-thirds of the outstanding Trust Shares entitled to vote thereon, or with cause by all remaining Trustees.

     ITT. Under the NGCL, directors may be removed from office by a two-thirds stockholder vote, or by the vote of such larger percentage of shares as may be provided in the articles of incorporation. A director elected by a voting group, unless otherwise provided in the articles of incorporation, may only be removed by a vote of two-thirds of the members of the group or by the vote of such larger percentage of the group as may be provided in the articles of incorporation for the removal of directors. The ITT Articles do not contain any provisions regarding removal of directors.

STANDARDS OF CONDUCT FOR DIRECTORS AND TRUSTEES

     STARWOOD LODGING. The MGCL requires a director of a Maryland corporation to perform his duties as a director in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. The Maryland REIT Law does not contain any similar provision concerning the standard of conduct for trustees. However, the Trust Declaration provides that the MGCL standard of conduct for directors and court decisions on the subject shall be fully applicable to the Trust and its Trustees.

     ITT. Under the NGCL, directors generally have full control over the affairs of the corporation, and they must exercise their powers in good faith and with a view to the best interests of the corporation. The NGCL allows directors and officers, in discharging their duties to the corporation and exercising their respective powers to further the interests of the corporation, to consider a variety of nonshareholder interests, including, without limitation, the interests of the corporation's employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society, and the long and short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may resist a change or potential change in control if the directors, by a majority vote of a quorum, determine that the change or

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

potential change is opposed to or not in the best interest of the corporation. In so determining, the board of directors may consider the interests described above or have reasonable grounds to believe that, within a reasonable time, the debt created as a result of the change in control would cause the assets of the corporation or any successor to be less than the liabilities or would render the corporation or any successor insolvent or lead to bankruptcy proceedings.

LIMITATION OF LIABILITY OF DIRECTORS, TRUSTEES AND OFFICERS

     STARWOOD LODGING. The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Corporation Articles contain such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

     The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from
(a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Trust Declaration contains such a provision which eliminates such liability to the fullest extent permitted by Maryland law for acts or omissions after June 6, 1988.

     The Trust Declaration provides that no Trustee, officer or agent of the Trust shall be liable or held to any personal liability whatsoever for an obligation or contract of the Trust. In addition, the Trust Declaration provides that the provisions of the MGCL which set forth the standard of care required of directors of corporations organized under the laws of the State of Maryland, and all other statutory or decisional law which sets forth the standard of care required of officers, employees and agents for corporations organized under the laws of the State of Maryland, shall be fully applicable to the Trust, and to the Trustees, officers, employees and agents of the Trust, as if the Trust were a corporation organized under the laws of the State of Maryland and its Trustees, officers, employees and agents were, respectively, directors, officers, employees and agents of such corporation.

     ITT. The NGCL allows a corporation, through its articles of incorporation, to limit or eliminate the personal liability of directors to the corporation and its stockholders for damages for breach of fiduciary duty. However, this provision of the NGCL excludes any limitation on liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of the NGCL. The ITT Articles provide that, to the fullest extent permitted by applicable law, no director or officer shall be personally liable to ITT or its stockholders for damages for breach of fiduciary duty as a director or officer, except as limited by the foregoing provisions of the NGCL.

INDEMNIFICATION OF DIRECTORS, TRUSTEES AND OFFICERS

     STARWOOD LODGING. The Corporation Articles and the Trust Declaration provide that the Corporation and the Trust, respectively, shall indemnify, to the fullest extent permitted by law, all persons who may be indemnified pursuant to the MGCL and Maryland REIT Law, respectively. The MGCL requires a corporation (unless its charter provides otherwise, which the Corporation Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or

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

officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the receipt by the corporation of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Starwood Lodging has entered into indemnification agreements with its directors, trustees and executive officers providing for the maintenance of directors, trustees and officers liability insurance, subject to certain conditions, and the indemnification of and advancement of expenses to such directors, trustees and executive officers.

     ITT. The ITT By-laws provide that ITT shall indemnify, to the fullest extent permitted by law, all persons who may be indemnified pursuant to the NGCL. The NGCL generally provides that directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in a derivative action) if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon a receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct.

AMENDMENTS TO GOVERNING DOCUMENTS

     STARWOOD LODGING. Under the MGCL and Maryland REIT Law, unless otherwise provided in the charter or declaration of trust, a proposed amendment to the charter or declaration of trust requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter. The Corporation Articles and the Trust Declaration each requires only the affirmative vote of a majority of votes entitled to be cast on the matter in order to approve an amendment to the Corporation Articles or the Trust Declaration, respectively. The Trust Declaration may also be amended, without the vote or consent of the holders of Trust Shares, by the Trustees in order to ensure that the provisions of the Trust Declaration are in compliance with the REIT Requirements and the Maryland REIT Law.

     Under the MGCL, the power to change the bylaws may be left with the stockholders, vested exclusively in the directors or shared by both groups. The Corporation By-laws provide that the Corporation By-laws may be amended by the Corporation Board or the Corporation stockholders. The Trustees' Regulations provide that the Trustees' Regulations may be amended only by the vote or written consent of the Trust Board. The shareholders of the Trust have no power to amend the Trustees' Regulations.

     ITT. The NGCL permits a corporation to amend its articles or articles of incorporation in any respect provided the amendment contains only provisions that would be lawful in an original certificate or articles of incorporation filed at the time of amendment. To amend articles of incorporation, the board must adopt a resolution presenting the proposed amendment. In addition, a majority of the shares entitled to vote, as well as a majority of shares by class of each class entitled to vote, must approve the amendment to make it effective. When the substantial rights of a class of shares will be affected by an amendment, the holders of those shares are entitled to vote as a class even if the shares are nonvoting shares. When only one or more series in a class of shares, and not the entire class, will be adversely affected by an amendment, only the affected series may vote

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

as a class. The ITT Articles provide that amendments thereto shall be made in accordance with the provision of the NGCL.

     The NGCL provides that, subject to the by-laws, if any, adopted by the stockholders, the directors may make the by-laws of the corporation. The ITT Articles and the ITT By-laws provide that ITT By-laws may be amended by a majority vote of the entire ITT Board or by the affirmative vote of the holders of at least a majority of the outstanding ITT Common Stock.

RIGHTS PLAN

     STARWOOD LODGING. Neither the Corporation nor the Trust has a stockholders or shareholders rights plan or similar rights plan.

     ITT. On November 1, 1995, ITT Board declared a dividend distribution of one Right for each outstanding share of ITT Common Stock to stockholders of ITT. Each Right represents a right to buy one one-thousandth of a share of ITT preferred stock. The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire control of ITT in a manner which causes the Rights to become exercisable, unless the offer is conditioned upon the Rights being redeemed or the Rights Agreement being amended. ITT has executed an amendment to the Rights Agreement exempting the Merger and the related acquisition of ITT Common Stock from the dilutive effects of the Rights Agreement and the Rights.

APPRAISAL AND DISSENTERS' RIGHTS

     STARWOOD LODGING. Under the MGCL, stockholders of a corporation are entitled to appraisal rights in certain mergers, consolidations or share exchanges involving such corporation or upon the disposition of all or substantially all of its assets, as well as when such corporation amends its charter in a way which alters the contractual rights of any outstanding shares as expressly set forth in the charter and substantially adversely affects such stockholders' rights if the right to do so is not reserved in the charter. However, except with respect to certain transactions involving an Interested Stockholder, stockholders generally have no appraisal rights with respect to their shares if (i) the shares are listed on a national securities exchange or are designated as a national market system security on a interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD"), or (ii) the shares are those of the successor in the merger, unless (a) the merger alters the contractual rights of the shares as expressly set forth in the charter or declaration of trust, and the charter or declaration of trust do not reserve the right to do so, or (b) the shares are to be changed or converted in whole or in part in the merger into something other than either shares in the successor or cash, scrip or other rights or interests arising out of provisions for the treatment of fractional shares in the successor. The Maryland REIT Law provides for appraisal rights for shareholders of a Maryland REIT only in the case of a merger and only to the extent available to an objecting stockholder under the MGCL. The Corporation Articles and the Trust Declaration have no provisions regarding appraisal or dissenters' rights and Paired Share holders will not have appraisal rights in connection with the Merger because Starwood Lodging is not a constituent corporation in the Merger.

     ITT. The NGCL provides the stockholders have the right, in some circumstances, to dissent from certain corporate reorganizations and to instead demand payment of the fair cash value of their shares. Unless a corporation's articles of incorporation provides otherwise, dissenters do not have rights of appraisal with respect to (i) a merger or consolidation by a corporation, the shares of which are neither listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the NASD nor held by more than 2,000 stockholders, if the stockholders receive cash, shares in the surviving corporation, shares of another corporation that are publicly listed or held by more than 2,000 stockholders, cash in lieu of fractional shares or any combination of the above or (ii) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger. The ITT Articles have no provisions regarding appraisal or dissenters' rights and ITT's stockholders will not have appraisal or dissenters' rights in connection with the Merger.

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

DIVIDENDS AND DISTRIBUTIONS

     STARWOOD LODGING. The MGCL allows the payment of dividends and other distributions (e.g., redemption of stock), after authorization by the board of directors, unless, after giving effect to the distribution, (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) the corporation's total assets would be less than the sum of its total liabilities plus, unless the charter provides otherwise, the amount that would be needed upon dissolution to satisfy the preferential rights of those stockholders whose preferential rights upon dissolution are superior to those receiving the distribution.

     The Maryland REIT Law does not contain any provisions governing the payment of distributions or dividends. The Trust Declaration provides that the Trust Board may from time to time declare and pay to shareholders such dividends and distributions in cash or other form, out of current or accumulated income, capital, capital gains, principal surplus, proceeds from the increase or refinancing of Trust obligations, or from the Trust estate or from any other source as the Trust Board in its discretion determines. Shareholders of the Trust have no rights to any dividends or distributions unless and until declared by the Trust Board.

     ITT. The NGCL allows a board of directors to authorize the corporation to make distributions to shareholders, unless otherwise provided in the articles of incorporation. However, no distribution may be made if it would cause (i) the corporation to be unable to pay its debts as they become due in the usual course of business or (ii) except as otherwise specifically allowed by the articles of incorporation, the corporation's total assets to be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

STOCKHOLDER AND SHAREHOLDER INSPECTION RIGHTS

     STARWOOD LODGING. Under the MGCL and the Maryland REIT Law, persons who together have been stockholders or shareholders for more than six months and own at least five percent of the outstanding stock or shares of beneficial interest of any class of a Maryland corporation or Maryland REIT, respectively, may inspect and copy the corporation's or the Maryland REIT's books of account and stock or share ledger, request a written statement of the corporation's or Maryland REIT's affairs and request a list of the corporation's stockholders or the Maryland REIT's shareholders. In addition, any stockholder of a Maryland corporation or shareholder of a Maryland REIT may (a) inspect and copy the bylaws, minutes of the proceedings of stockholders or shareholders and annual statements of affairs and (b) request the corporation or the Maryland REIT to provide a sworn statement showing all stock or shares, as well as any other securities, issued and all consideration received by the corporation or the Maryland REIT during the preceding twelve months.

     ITT. The NGCL entitles any person who has been a shareholder of record of a corporation for at least six months immediately preceding the demand, or any person holding or representing at least 5% of its outstanding shares, upon at least five days' written demand, to inspect, in person or by an agent, during usual business hours, the stock ledger of the corporation and to make extracts therefrom. However, pursuant to the NGCL, only persons who are shareholders of record who own or represent at least 15% of a corporation's issued and outstanding shares, or persons who have been authorized in writing by such shareholders, have the right, upon at least five days' written demand, to inspect, in person or by an agent, during normal business hours, the books of account and financial records of the corporation, to make extracts therefrom and to conduct an audit of such records. The provisions of this section of the NGCL with respect to inspection of books of account and financial records of the corporation, and rights to conduct audits in connection therewith, do not apply to any corporation that is listed and traded on any recognized stock exchange nor do they apply to any corporation that furnishes to its shareholders a detailed, annual financial statement. ITT is listed and traded on the NYSE, and is therefore not subject to such provisions.

CLASSIFIED BOARD

     STARWOOD LODGING. The Trust and the Corporation have a board classified into three classes, in which each director or trustee serves for a term of three years. The classification of the Trust Board and the Corporation Board may provide each Board with more negotiating leverage by delaying or making more

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difficult unsolicited acquisitions because it would take at least two board elections in order to replace a majority of the incumbent board.

     ITT. ITT does not have a classified board of directors.

                       DESCRIPTION OF STARWOOD SECURITIES

GENERAL

     The Trust Declaration authorizes the Trust to issue 305 million shares of beneficial interests in the Trust, including (i) 200 million Trust Shares, (ii) 40 million excess trust shares, with a par value of $0.01 per share ("Excess Common Trust Shares"), and (iii) 10 million excess Preferred Shares, with a par value of $0.01 per share ("Excess Preferred Trust Shares" and, together with the Excess Common Trust Shares, the "Excess Trust Shares"). Subject to the requirement that the aggregate number of shares of beneficial interest issued and outstanding does not exceed 305 million, the Trust Declaration grants the Trust Board the power to create and authorize the issuance of shares of beneficial interest of one or more additional classes, including preferred shares ("Trust Preferred Shares") in one or more classes or series, with or without par value, having such voting rights, such rights to dividends and distribution and rights in liquidation, such conversion, exchange and redemption rights and such designations, preferences and participations and other limitations and restrictions as are not prohibited by the Trust Declaration or applicable law and as are specified by the Trust Board in its discretion. As of December 31, 1997, no Excess Trust Shares were outstanding. In connection with the Westin Acquisition, on January 2, 1998, the Trust issued an aggregate of 6,285,783 and 5,502,731 shares, respectively, of two new classes of Trust Preferred Shares, the Class A EPS and the Class B EPS. See "-- Trust Preferred Shares" and "Amendments to the Declaration of Trust of the Trust and the Articles of Incorporation of the Corporation -- Authorized Share Amendments."

     The Corporation Articles authorize the Corporation to issue 305 million shares, consisting of (i) 55 million shares of preferred stock, with a par value of $0.01 per share ("Corporation Preferred Shares"), (ii) 200 million Corporation Shares, (iii) 40 million shares of excess common stock, with a par value of $0.01 per share ("Excess Corporation Common Stock"), and (iv) 10 million shares of excess preferred stock, with a par value of $0.01 per share ("Excess Corporation Preferred Stock" and, together with the Excess Corporation Common Stock, the "Excess Corporation Stock"). The Corporation Preferred Shares are issuable in one or more additional classes, or one or more series within any such class, with such rights, preferences, privileges and restrictions as the Corporation Board may determine, including voting rights, redemption provisions, dividend rates, liquidation preferences and conversion rights. As of January 5, 1998, no such class or series of Corporation Preferred Shares had been established and no Excess Corporation Stock was outstanding.

     As of the Trust Record Date, 63,270,637 Trust Shares were issued and outstanding and 21,292,005 Trust Shares were reserved for issuance. Each outstanding Trust Share entitles the holder thereof to one vote on all matters presented to the shareholders of the Trust for a vote. As of the Corporation Record Date, 63,270,637 Corporation Shares were issued and outstanding and 21,292,005 Corporation Shares were reserved for issuance. Each outstanding Corporation Share entitles the holder thereof to one vote on all matters presented to the stockholders of the Corporation for a vote.

PREEMPTIVE RIGHTS

     Holders of Trust Shares and Corporation Shares do not have preemptive rights with respect to the issuance of additional shares. Accordingly, any issuance of authorized but unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares.

PREFERRED SHARES

     The authorized Trust Preferred Shares are available for issuance from time to time in the discretion of the Trust Board without shareholder approval. The Trust Board has the authority to issue Trust Preferred Shares in series, with such powers, designations, preferences and relative, participating, optional or other special rights as the Trust Board may deem appropriate. Such authority includes, but is not limited to, the power to prescribe, for each such series of Trust Preferred Shares, the number of shares in that series, the dividend rate, the voting rights, conversion privileges, redemption and liquidation rights, if any, and any other rights, preferences and limitation of the particular series.

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

     The authorized Corporation Preferred Shares are available for issuance from time to time in the discretion of the Corporation Board without stockholder approval. The Corporation Board has the authority to issue authorized Corporation Preferred Shares in series, subject to the provisions in the Corporation Articles regarding restrictions on transfer of stock, with such powers, designations, preferences and relative, participating, optional or other special rights as the Corporation Board may deem appropriate. Such authority includes, but is not limited to, the power to prescribe, for each such series of Corporation Preferred Shares, the number of shares in that series, the dividend rate, the voting rights, conversion privileges, redemption and liquidation rights, if any, and any other rights, preferences and limitation of the particular series.

     The Trust may authorize and issue Trust Preferred Shares without the issuance by the Corporation of corresponding shares, and the Corporation may authorize and issue Corporation Preferred Shares without the issuance by the Trust of corresponding shares. Furthermore, the Pairing Agreement does not limit the power of the Starwood Boards to independently determine the rights, preferences and restrictions of such shares. However, if either the Trust or the Corporation were to issue Preferred Shares for which the other entity did not issue corresponding (i.e., paired) shares in such an amount that greater than 50% of such entity's beneficial equity interests were represented by such unpaired Preferred Shares, then the Trust and the Corporation could lose their status as "grandfathered" from the application of Section 269B of the Code and jeopardize the Trust's ability to qualify as a REIT. Neither the Trust nor the Corporation intends to issue unpaired Preferred Shares in excess of such limitation.

PAIRED SHARES

     Subject to the preferential rights of any other shares or series of shares of beneficial interest of the Trust (including the Class A EPS and Class B EPS) or shares of capital stock of the Corporation, and to the provisions of the Trust Declaration regarding Excess Trust Shares and the Corporation Articles regarding Excess Corporation Stock, holders of Paired Shares will be entitled to receive dividends if, as and when authorized and declared by the Trust Board or the Corporation Board, as the case may be, out of assets legally available therefor and to share ratably in the assets of the Trust or the Corporation legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Trust or the Corporation.

     The Paired Shares currently outstanding are listed for trading on the NYSE. The Trust and the Corporation will apply to the NYSE to list the additional Paired Shares to be issued pursuant to the Merger Agreement, and the Trust and the Corporation anticipate that such shares will be so listed.

     Subject to the provisions of the Trust Declaration regarding Excess Trust Shares and the Corporation Articles regarding Excess Corporation Stock, each outstanding Paired Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees or directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest of the Trust (including the Class A EPS and Class B EPS) or shares of stock of the Corporation, the holders of such Paired Shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees or directors, which means that the holders of a majority of the outstanding voting shares can elect all of the trustees or directors then standing before election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees or directors.

     Holders of Paired Shares have no conversion, sinking fund or redemption rights or preemptive rights to subscribe for any securities of the Trust of the Corporation, as the case may be.

     Subject to the provisions of the Trust Declaration regarding Excess Shares and the Corporation Articles regarding Excess Corporation Stock, Paired Shares will have equal dividend, distribution, liquidation and other rights, and will have no preference, exchange, or except as expressly required by the Maryland REIT Law and the MGCL, appraisal rights.

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

THE PAIRING AGREEMENT

     The Trust and the Corporation have entered into the Pairing Agreement pursuant to which all outstanding Trust Shares and Corporation Shares are "paired" on a one-for-one basis. The following is a summary of certain provisions of the Pairing Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Pairing Agreement, a copy of which is incorporated by reference as an exhibit to the Registration Statement.

     TRANSFER OF PAIRED SHARES. Under the Pairing Agreement, Trust Shares are transferable only together with an equal number of Corporation Shares, and Corporation Shares are transferable only together with an equal number of Trust Shares. Certificates evidencing Trust Shares and Corporation Shares are required by the Pairing Agreement to include a reference to this transfer restriction. The Trust Declaration and the Corporation Articles contain similar restrictions on the transfer of Trust Shares and Corporation Shares, as well as other restrictions on the transfer and ownership of Trust Shares and Corporation Shares. The Pairing Agreement also provides that any Excess Trust Shares and any Excess Corporation Stock which may be issued will be paired in the same manner as the Trust Shares and Corporation Shares are paired.

     ISSUANCE OF SHARES. Under the Pairing Agreement, the Trust may not issue Trust Shares and the Corporation may not issue Corporation Shares unless provision is made for the acquisition by the same person of the same number of shares of the other entity. The Trust and the Corporation must agree on the manner and basis of allocating the consideration to be received upon such issuance, or on the payment by one entity to the other of cash or other consideration in lieu of a portion of the consideration to be received upon issuance of such Paired Shares.

     SHARE DIVIDENDS, RECLASSIFICATIONS AND OTHER SIMILAR EVENTS. Neither the Trust nor the Corporation may declare or pay any dividend or other distribution payable in Trust Shares or Corporation Shares, issue any rights or warrants to purchase Trust Shares or Corporation Shares, or subdivide, combine or otherwise reclassify such shares, unless the other entity concurrently takes the same action.

     AMENDMENT AND TERMINATION. The Pairing Agreement may be amended by the Trust Board and the Corporation Board, provided that an amendment permitting the separate issuance and transfer of Trust Shares and Corporation Shares must be approved by a majority of each of the outstanding Trust Shares and the outstanding Corporation Shares. The Pairing Agreement may be terminated only with the affirmative vote of the holders of a majority of each of the outstanding Trust Shares and the outstanding Corporation Shares. Upon such termination, the Trust Shares and the Corporation Shares could be delisted by the NYSE if the Trust and the Corporation, respectively, did not as separate entities then meet the listing requirements of such Exchange.

     PREFERRED SHARES. The Trust may authorize and issue other classes or series of shares of beneficial interest in addition to the Trust Shares without the issuance by the Corporation of corresponding shares, and the Corporation may authorize and issue shares of Corporation Preferred Stock without the issuance by the Trust of corresponding shares. Furthermore, the Pairing Agreement does not limit the power of the Starwood Boards to independently determine the rights, preferences and restrictions of such shares.

TRUST PREFERRED SHARES

     In connection with the Westin Acquisition, the Trust Board adopted Articles supplementary designating two new classes of the Trust Preferred Shares -- Class A EPS and Class B EPS.

     CLASS A EPS. Under the Articles Supplementary creating the Class A EPS, shares of Class A EPS have a par value of $.01 per share and have the following rights, designations, preferences, participations and other limitations and restrictions.

     DIVIDEND RIGHTS. The holders of Class A EPS are entitled (i) to receive as described below a preferred dividend (a "Class A Preferred Dividend") based on the payment of any dividend on the Corporation Shares (other than a dividend or distribution constituting a Class A Adjustment Event as described below) or any liquidating distribution in respect of the Corporation Shares and (ii) to participate on the basis described

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

below in any dividend (other than a dividend or distribution constituting a Class A Adjustment Event) paid on the Trust Shares, when and if declared by the Trustees out of assets of the Trust available for payment (a "Class A Participation Dividend").

     Upon the payment of any dividend on the Corporation Shares (other than a dividend or distribution that constitutes a Class A Adjustment Event) or any liquidating distribution in respect of the Corporation Shares, a Class A Preferred Dividend in a corresponding amount will automatically accrue with respect to the Class A EPS based on the number of Class A Underlying Corporation Shares (as defined below) for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right described below. Each Class A Preferred Dividend will be cumulative from the date on which it accrues.

     No dividend (a "Common Dividend") may be declared on the Trust Shares unless the Trust Board concurrently declares a Class A Participation Dividend entitling each share of Class A EPS to receive a dividend equal to the amount of the Common Dividend declared on each Trust Share multiplied by the number of Class A Underlying Trust Shares into which each share of Class A EPS is then convertible upon exercise of the Class A Exchange Right.

     LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Class A EPS will be entitled (i) to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interests in the Trust, prior to any distribution or payment to holders of Trust Shares or any other class or series of shares of beneficial interest in the Trust ranking junior to the Class A EPS, a liquidating distribution in an amount equal to the Class A Liquidation Preference described below and (ii) to participate on the basis described below in any liquidating distribution to holders of Trust Shares (the "Class A Liquidation Participation Right"). For such purposes, the consolidation or merger of the Trust with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

     The "Class A Liquidation Preference" of a share of Class A EPS as of any date shall mean the sum of (x) the fair market value as of such date of the number of Class A Underlying Corporation Shares for which each Class A EPS is exchangeable as of such date upon exercise of the Class A Exchange Right plus
(y) the amount of any accrued but unpaid Class A Preferred Dividends in respect of each share of Class A EPS as of such date.

     In addition to being entitled to receive the Class A Liquidation Preference upon any liquidation, dissolution or winding up of the Trust, the holders of Class A EPS will be entitled to participate, pursuant to the Class A Liquidation Participation Right, ratably with the holders of Trust Shares in any liquidating distributions to such holders. For such purpose, each share of Class A EPS shall be deemed to represent a number of Trust Shares equal to the number of Class A Underlying Trust Shares (as defined below) for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right.

     EXCHANGE RIGHTS. Shares of Class A EPS are exchangeable at any time at the option of the holder for Paired Shares based on a one-to-one exchange ratio (subject to adjustment as described below) (the "Class A Exchange Right"); provided that the Trust may instead, at its option, deliver to the holder upon exercise of the Class A Exchange Right the cash equivalent of some or all of such Paired Shares based on the average closing price of the Paired Shares on the NYSE during the preceding five trading days (the "Cash Equivalent"). In addition, in the event that the delivery by the Trust to the exchanging holder of the full number of Paired Shares requested to be delivered by such holder (the "Requested Shares") would result in a violation of either the Ownership Limit (as defined below under the caption "Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares") or the REIT Requirements, the Trust may either (x) deliver to such holder the maximum number of Paired Shares that may be delivered without causing such a violation (the "Delivered Shares", with the number of Requested Shares in excess of the Delivered Shares being referred to herein as the "Excess Shares"), together with either the Cash Equivalent of the Excess Shares or an Exchange Promissory Note (as defined below) in a principal amount equal to such Cash Equivalent of the Excess Shares or (y) deliver to such holder the Cash Equivalent of the Requested Shares. If the delivery of the full number of Requested Shares would violate either the Ownership Limit or the REIT Requirements

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

because the exchanging holder, together with its affiliates, beneficially owns Paired Shares other than through the ownership of securities directly or indirectly issued pursuant to the Transaction Agreement, the Trust will have the option (the "Registered Sale Option"), in lieu of delivering an Exchange Promissory Note in a principal amount equal to the Cash Equivalent of the Excess Shares, to procure the filing of a registration statement under the Securities Act, and to publicly offer and sell pursuant to such registration statement a number of Paired Shares equal to the number of such Excess Shares, the net proceeds of which sale (after deducting any applicable underwriting discounts or commissions and the expenses of such offering) shall be paid to such holder. If the Trust elects to substitute an Exchange Promissory Note for the Excess Shares or elects the Registered Sale Option, the exchanging holder will have the right to withdraw its exchange request. For the purposes of the foregoing, an "Exchange Promissory Note" means an unsecured promissory note of the Trust with a maturity date 90 days after the date of issuance and bearing interest in an amount equal to the amount of any dividends paid during the period that such note remains outstanding on a number of Paired Shares equal to the Excess Shares, which interest shall be payable on the dates of payment of the corresponding dividends.

     The exchange ratio of shares of Class A EPS for Paired Shares is subject to adjustment from time to time based on the occurrence of stock dividends, stock splits, reverse stock splits and other similar events in respect of the Paired Shares ("Class A Adjustment Events"). The number of Paired Shares for which each share of Class A EPS is exchangeable at any given time is referred to as the "Class A Underlying Paired Shares", with the Corporation Shares component of such Class A Underlying Paired Shares being referred to as the "Class A Underlying Corporation Shares" and the Trust Shares component of such Class A Underlying Paired Shares being referred to as the "Class A Underlying Trust Shares". In addition, in the event any capital reorganization or reclassification of the Trust Shares or the Corporation Shares, or consolidation or merger of the Trust or the Corporation with another corporation, trust or other entity, or the sale, transfer, or lease of all or substantially all of the assets of the Trust or the Corporation to another person, is effected in such a way that holders of Trust Shares or Corporation Shares will be entitled to receive stock, securities or other assets with respect to or in exchange for Trust Shares or Corporation Shares, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or lease, the Class A Exchange Right shall become exercisable, to the extent provided above, for the kind and amount of stock, securities or other assets which such holders would have owned or been entitled to receive immediately after the transaction if such holders had exchanged their Class A EPS for the Class A Underlying Paired Shares immediately prior to the effective date of such transaction.

     If there are any accrued but undeclared Class A Preferred Dividends on any Class A EPS being exchanged pursuant to any exercise of the Class A Exchange Right, the number of Paired Shares to be delivered pursuant to such exercise shall be increased by a number of Paired Shares equal to the amount of such accrued but undeclared Class A Preferred Dividends divided by the average closing price of the Paired Shares on the NYSE during the five trading days preceding the date of delivery of the applicable Class A Exchange Notice.

     VOTING RIGHTS. Except as required by law, the holders of Class A EPS are entitled to vote on any matter on which the holders of Trust Common Shares are entitled to vote. Each share of Class A EPS held of record on the record date for the determination of holders of Trust Shares entitled to vote on such matter (or, if no record date is established, on the date such vote is taken) shall entitle the holder thereof to cast a number of votes equal to the largest whole number of Class A Underlying Trust Shares for which such shares of Class A EPS could be exchanged at such time.

     CLASS B EPS. Under the Articles Supplementary creating the Class B EPS, shares of Class B EPS have a par value of $.01 per share and have the following rights, designations, preferences, participations and other limitations and restrictions:

     DIVIDEND RIGHTS. The holders of Class B EPS are entitled (i) to receive as described below a preferred dividend (a "Class B Preferred Dividend") based on the payment of any dividend on the Corporation Shares (other than a dividend or distribution constituting a Class A Adjustment Event) or any liquidating distribution in respect of the Corporation Shares and (ii) to participate on the basis described above in any dividend (other

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

than a dividend or distribution constituting a Class A Adjustment Event) paid on the Trust Shares, when and if declared by the Trustees out of assets of the Trust available for payment (a "Class B Participation Dividend").

     Upon the payment of any dividend on the Corporation Shares (other than a dividend or distribution that constitutes a Class A Adjustment Event) or any liquidating distribution in respect of the Corporation Shares, a Class B Preferred Dividend will automatically accrue with respect to the Class B EPS based on the number of Class B Underlying Corporation Shares (as defined below) for which each share of Class B EPS is then indirectly exchangeable. Each Class B Preferred Dividend will be cumulative from the date on which it accrues.

     No Common Dividend may be declared on the Trust Shares unless the Trust Board concurrently declares a Class B Participation Dividend entitling each share of Class B EPS to receive a dividend equal to the amount of the Common Dividend declared on each Trust Share multiplied by the number of Class B Underlying Trust Shares (as defined below) for which each share of Class B EPS is then indirectly exchangeable.

     LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Class B EPS will be entitled (i) to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interest in the Trust, prior to any distribution or payment to holders of Trust Shares or any other class or series of shares of beneficial interest in the Trust ranking junior to the Class B EPS, a liquidating distribution in an amount equal to the Class B Liquidation Preference described below and (ii) to participate on the basis described below in any liquidating distribution to holders of Trust Shares (the "Class B Liquidation Participation Right").

     The "Class B Liquidation Preference" of a share of Class B EPS as of any date shall mean the sum of (x) $38.50 plus (y) the amount of any accrued but unpaid Class B Preferred Dividends in respect of each share of Class B EPS as of such date.

     In addition to being entitled to receive the Class B Liquidation Preference upon any liquidation, dissolution or winding up of the Trust, the holders of Class B EPS will be entitled to participate, pursuant to the Class B Liquidation Participation Right, ratably with the holders of Trust Shares in any liquidating distributions to such holders. For such purpose, each share of Class B EPS shall be deemed to represent a number of Trust Shares equal to the number of Class B Underlying Trust Shares for which each share of Class B EPS is then indirectly exchangeable.

     EXCHANGE AND REDEMPTION RIGHTS. Exchange and Redemption of Class B EPS at the Option of the Holders. Each share of Class B EPS is exchangeable at any time from and after the first anniversary of the date of issuance of the Class B EPS through the date that is two business days after the Cross-Over Date (as defined below), at the option of the holder, for one share of Class A EPS, subject to adjustment in the event of a Class B Adjustment Event or as otherwise set forth below (the "Class B Exchange Right").

     At any time and from time to time beginning on the Cross-Over Date, a holder of Class B EPS may require that the Trust either (x) redeem such shares of Class B EPS for a cash redemption price equal to the Class B EPS Liquidation Preference as of the date notice of such exchange is made or (y) convert each such share of Class B EPS into a number of shares of Class A EPS (the "Redemption Number of Shares") equal to the quotient obtained by dividing (i) the Class B Liquidation Preference as of the date notice of such exchange is made by (ii) the Underlying Paired Share Value (as defined below) of one share of Class A EPS (the "Class B Redemption Right"). Prior to the first anniversary of the Cross-Over Date, an exchanging holder may elect whether to receive the cash redemption price specified above or the Redemption Number of Shares, whereas with respect to an exchange notice given on or after the first anniversary of the Cross-Over Date, the Trust will have the right to elect whether to deliver the cash redemption price or the Redemption Number of Shares.

     Redemption or Exchange at the Option of the Trust. At any time and from time to time after the Cross-Over Date, the Trust, at its option, will have the right (the "Trust Redemption Right") to (i) redeem the Class B EPS, in whole or in part, for cash at a redemption price equal to the Class B Liquidation Preference as

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

of the date of such Trust Redemption Notice or (ii) exchange the Class B EPS, in whole or in part, for a number of shares of Class A EPS equal to the Redemption Number of Shares; provided, however, that prior to the first anniversary of the Cross-Over Date, the Trust must redeem such shares of Class B EPS for the cash redemption price rather than exchanging such shares for shares of Class A EPS.

     The following definitions apply for the purposes hereof:

     "Cross-Over Date" means the fifth anniversary of the Westin Merger, subject to extension as described below under the caption "Special Default Rights".

     "Underlying Paired Share Value" as of a given date means the product of (A) the average closing price of the Paired Shares on the NYSE during the five trading days preceding such date multiplied by (B) the number of Paired Shares for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right.

     On or prior to the Cross-Over Date, the exchange ratio of shares of Class B EPS for shares of Class A EPS shall be subject to adjustment from time to time based on the occurrence of stock dividends, stock splits, reverse stock splits and other similar events in respect of the Class A EPS ("Class B Adjustment Events"). The Paired Shares for which each share of Class A EPS is indirectly exchangeable at any given time (assuming both (i) the exercise of the Class B Exchange Right and (ii) the concurrent exercise of the Class A Exchange Right in respect of the shares of Class A EPS issuable upon exercise of such Class B Exchange Right) are referred to as the "Class B Underlying Paired Shares", with the Corporation Shares component of such Class B Underlying Paired Shares being referred to as the "Class B Underlying Corporation Shares" and the Trust Shares component of such Class B Underlying Paired Shares being referred to as the "Class B Underlying Trust Shares". In addition, in the event of the occurrence of any capital reorganization or reclassification of the Class A EPS, or consolidation or merger of the Trust with another corporation, trust or other entity, or the sale, transfer or lease of all or substantially all of the assets of the Trust to another person, is effected in such a way that holders of Class A EPS will be entitled to receive stock, securities or other assets with respect to or in exchange for Class A EPS, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or lease, the Class B Exchange Right and the Trust Redemption Right shall be modified so that, upon exercise thereof, the Class B EPS will be exchanged for the kind and amount of stock, securities or other assets which the holders of such Class B EPS would have owned or been entitled to receive immediately after the transaction if such holders had exchanged their Class B EPS into the shares of Class A EPS immediately prior to the effective date of such transaction, subject to further adjustment upon the occurrence of the events described above.

     If there are any accrued but undeclared Class B Preferred Dividends in respect of the shares of Class B EPS subject to an exchange request, the number of shares of Class A EPS issuable pursuant to such exchange shall be increased by a number of shares equal to (i) the amount of such accrued but undeclared dividends divided by (ii) the product of (A) the average closing price of the Paired Shares on the NYSE during the five trading days preceding the date of delivery of such Class A Exchange Notice multiplied by (B) the number of Paired Shares for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right.

     SPECIAL DEFAULT RIGHTS. In the event that the Trust defaults in its obligations with respect to any valid exercise of the Class B Exchange Right, the Class B Redemption Right or the Trust Redemption Right and such default is not cured within 30 days (an "Uncured Default"), then: (i) the holders of the Class B EPS will have the right to designate two additional Trustees for the Trust (such persons to be designated by the holders of a majority of the outstanding shares of Class B EPS), (ii) the dividend rate on the Class B EPS will be increased as described below, (iii) the holders of Class B EPS will have registration rights similar to those set forth in the Registration Rights Agreement entered into pursuant to the Transaction Agreement and (iv) the Cross-Over Date will be extended by a number of days equal to the number of days during which such Uncured Default remains uncured. Upon the occurrence and during the continuation of any Uncured Default, cumulative dividends ("Default Rate Dividends") shall accrue on the $38.50 stated value of the Class B EPS at a rate per annum equal to LIBOR plus 4% and will be payable quarterly; provided that if at any time when there are accrued but unpaid Default Rate Dividends, a Class B Preferred Dividend or Class B

Participation Dividend would have become payable pursuant to the normal dividend rights of the Class B EPS described above that would exceed the amount of such accrued but unpaid Default Rate Dividends, the holders of the Class B EPS shall be entitled to receive such Class B Preferred Dividend or Class B Participation Dividend in lieu of such Default Rate Dividends, and the accrued amount of such Default Rate Dividends shall be reset to zero.

     VOTING RIGHTS. Except as required by law, the holders of Class B EPS are entitled to vote on any matter on which the holders of Trust Common Shares are entitled to vote. Each share of Class B EPS held of record on the record date for the determination of holders of Trust Shares entitled to vote on such matter (or, if no record date is established, on the date such vote is taken) shall entitle the holder thereof to cast a number of votes equal to the largest whole number of Class B Underlying Trust Shares for which such shares of Class A EPS could be indirectly exchanged at such time (assuming the exercise of the Class B Conversion Right and the concurrent exercise of the Class A Exchange Right with respect to the shares of Class A EPS issuable upon exercise of such Class B Conversion Right).

OWNERSHIP LIMITS; RESTRICTIONS ON TRANSFER; REPURCHASE AND REDEMPTION OF SHARES

     The Trust Declaration and the Corporation Articles provide that, subject to certain exceptions specified in the Trust Declaration and the Corporation Articles, no one person or group of related persons may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.0% of the shares of beneficial interest or stock of the Trust or the Corporation, respectively, whether measured by vote, value or number of shares (other than for shareholders who owned in excess of 8.0% as of January 31, 1995 (the date the reorganization of Starwood Lodging (the "Reorganization") closed), who may not so own or be deemed to own more than the lesser of 9.9% or the percentage of Paired Shares they held on such date) of the outstanding Paired Shares or Preferred Shares which may be issued, or any combination thereof. The Trust Board and the Corporation Board may waive the Ownership Limit if evidence satisfactory to the Trust Board and the Corporation Board and the tax counsel to the Trust and the Corporation is presented that such ownership will not jeopardize the Trust's status as a Maryland REIT. As a condition of such waiver, each of the Trust Board and the Corporation Board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the Maryland REIT status of the Trust. If shares which would cause the Trust to be beneficially owned by fewer than 100 persons are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to the stock. Any acquisition of shares of the Trust or stock of the Corporation and continued holding or ownership of Shares of the Trust or stock of the Corporation constitutes, under the Trust Declaration and the Corporation Articles, a continuous representation of compliance with the Ownership Limit.

     In the event of a purported transfer or other event that would, if effective, result in the ownership of Paired Shares or Preferred Shares in violation of the Ownership Limit, such transfer with respect to that number of shares that would be owned by the transferee in excess of the Ownership Limit would be deemed void ab initio and such Paired Shares or Preferred Shares would automatically be exchanged for Excess Shares or Excess Preferred Stock, respectively (collectively, "Excess Stock"), authorized by the Trust Declaration and the Corporation Articles, according to rules set forth in the Trust Declaration and the Corporation Articles, to the extent necessary to ensure that the purported transfer or other event does not result in ownership of Paired Shares or Preferred Shares or Excess Stock in violation of the Ownership Limit. Any purported transferee or other purported holder of Excess Stock is required to give written notice immediately to the Trust and the Corporation of a purported transfer or other event that would result in the issuance of Excess Stock.

     Any Excess Trust Shares and Excess Corporation Stock which may be issued will be "paired" in the same manner that the Trust Shares and the Corporation Shares are currently paired. Excess Stock is not Treasury stock but rather continues as issued and outstanding capital stock of the Trust and the Corporation. While outstanding, Excess Stock will be held in trust. The trustees of such trusts shall be appointed by the Trust and the Corporation and shall be independent of the Trust, the Corporation and the holder of Excess Stock. The beneficiary of such trust shall be one or more charitable organizations selected by the trustee. If, after the purported transfer or other event resulting in an exchange of Paired Shares or Preferred Shares for

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

Excess Stock and prior to the discovery by the Trust and the Corporation of such exchange, dividends or distributions are paid with respect to the Paired Shares or Preferred Shares that were exchanged for Excess Stock, then such dividends or distributions are to be repaid to the trustee upon demand for payment to the charitable beneficiary. The trustee shall vote the Excess Stock, which shall have the same voting rights as the Paired Shares. Any vote cast by the purported transferee or purported record transferee will, at the election of the trustee, be void ab initio. While Excess Stock is held in trust, an interest in that trust may be transferred by the trustee only to a person whose ownership of Paired Shares or Preferred Shares will not violate the Ownership Limit, at which time the Excess Stock will be automatically exchanged for the same number of Paired Shares or Preferred Shares of the same type and class as the Paired Shares or Preferred Shares for which the Excess Stock was originally exchanged. The Trust Declaration and the Corporation Articles contain provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Stock may not receive in return for such a transfer an amount that reflects any appreciation in the Paired Shares or Preferred Shares for which such Excess Stock was exchanged during the period that such Excess Stock was outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be turned over to the charitable beneficiary of the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Stock may be deemed, at the option of the Trust and the Corporation, to have acted as an agent on behalf of the Trust and the corporation in acquiring or holding such Excess Stock and to hold such Excess Stock on behalf of the Trust and the Corporation.

     The Trust Declaration and the Corporation Articles further provide that the Trust and the Corporation may purchase, for a period of 90 days during the time the Excess Stock is held in trust, all or any portion of the Excess Stock from the original transferee-shareholder at the lesser of the price paid for the Paired Shares or Preferred Shares by the purported transferee (or if no notice of such purchase price is given, at a price to be determined by the Trust Board and the Corporation Board, in their sole discretion, but no lower than the lowest market price of such stock (based on the market price of the Paired Shares or Preferred Shares) at any time during the period in which the Excess Stock is held in trust) and the closing market price for the Paired Shares or Preferred Shares on the date the Trust and the Corporation exercise their option to purchase. The 90-day period begins on the date of the violative transfer if the original transferee-shareholder gives notice to the Trust and the Corporation of the transfer or (if no notice is given) the date the Trust Board and the Corporation Board determine that a violative transfer has been made.

     The Ownership Limit will not be removed automatically even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Trust Declaration and the Corporation Articles. Amendments to the Trust Declaration and to the Corporation Articles generally require the affirmative vote of holders owning a majority of the outstanding Trust Shares and Corporation Shares respectively, except that changes to the Ownership Limit require two-thirds approval. In addition to preserving the Trust's status as a REIT, the Ownership Limit may have the effect of delaying, deferring, or preventing a change in control of the Trust and the Corporation without the approval of the Trust Board and the Corporation Board.

     All persons who own, directly or by virtue of the attribution provisions of the Code, 5% or more (or such other percentage as may be required by the Code or regulations promulgated thereunder) of the outstanding Paired Shares, Preferred Shares or Excess Stock must file an affidavit with the Trust and the Corporation containing the information specified in the Trust Declaration and the Corporation Articles before January 30 of each year. In addition, each shareholder shall upon demand be required to disclose to the Trust and the Corporation in writing such information with respect to the direct, indirect and constructive ownership of shares as the Trust Board or the Corporation Board deems necessary to comply with the provisions of the Trust Declaration and the Corporation Articles or the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     All certificates representing Paired Shares and Preferred Shares will bear a legend referring to the restrictions described above.

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

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lazard Freres, of which Mr. Kendrick R. Wilson III is a Managing Director, performed various investment banking services for ITT and its subsidiaries in 1996. Lazard Freres is serving as ITT's co-financial advisor in connection with the Hilton Offer. Mr. Wilson receives a percentage of Lazard Freres' income, including a percentage of any income under ITT's retention of Lazard Freres.

     A By-law of ITT provides for mandatory indemnification of ITT directors and officers (including payment of legal fees) to the fullest extent permitted by applicable law. The By-law also provides that ITT may maintain insurance to indemnify its directors and officers against liabilities whether or not ITT would be permitted to indemnify them. This type of insurance, as well as policies under which ITT may be reimbursed for amounts paid in indemnification of its directors and officers, are in force. The premiums thereon, which aggregate $1,164,755 for a twelve-month period, are paid by ITT. As authorized by such By-law, ITT has entered into indemnification agreements with its directors pursuant to which ITT agrees to indemnify them against all expenses, liabilities or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-laws of ITT as in effect on the date of such agreement; and (iii) in the event ITT does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as in effect on January 1, 1997 (ITT's obligations described in (ii) and (iii) being subject to certain exceptions). Contractual rights under such indemnification agreements are believed to provide the directors more protection than the indemnification By-law which is subject to change.

                                 LEGAL MATTERS

     The validity of the Paired Shares to be issued in connection with the Merger will be passed upon by Ballard Spahr Andrews & Ingersoll, Maryland counsel to Starwood Lodging.

     Sidley & Austin, counsel for Starwood Lodging, will pass on certain Federal income tax consequences of the Merger for Starwood Lodging and the stockholders and shareholders of Starwood Lodging and Cravath, Swaine & Moore, counsel for ITT, will pass on certain Federal income tax consequences of the Merger for the ITT stockholders. Lawyers of Sidley & Austin participating in this transaction on behalf of such firm own or hold options to purchase an aggregate of approximately 22,500 Paired Shares.

                                    EXPERTS

     The separate and combined consolidated financial statements and financial statement schedules of Starwood Lodging Trust and Starwood Lodging Corporation as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996 appearing in Starwood Lodging's Joint Annual Report on Form 10-K for the year ended December 31, 1996, the combined financial statements of Flatley Hotels as of December 31, 1996, and for the year then ended, appearing in Starwood Lodging's Joint Current Report on Form 8-K, dated September 10, 1997, and the consolidated financial statements of Westport Holdings, L.L.C. as of January 2, 1997, and for the year then ended, appearing in Starwood Lodging's Joint Current Report on Form 8-K dated February 10, 1997, incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand, L.L.P., independent accountants, as stated in their reports also incorporated by reference herein. Such financial statements and financial statement schedules have been incorporated by reference herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The separate and combined financial statements and financial statement schedules of Starwood Lodging Trust and Starwood Lodging Corporation for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent accountants, as stated in their report also incorporated by reference herein. Such financial statements and financial statement schedules have been incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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

     The combined financial statements of Pru-HEI Hotel Group appearing in Starwood Lodging's Joint Current Report on Form 8-K dated February 10, 1997 incorporated by reference in this Prospectus, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of W&S Hotel LLC and the combined financial statements of the predecessor business incorporated by reference in the Company's Joint Current Report on Form 8-K dated September 9, 1997 (as amended by the Form 8-K/A dated December 18, 1997), to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of ITT as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in the ITT Form 10-K for the year ended December 31, 1996, have been audited by Arthur Andersen LLP, independent accountants, as set forth in their report thereon set forth therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETINGS

STARWOOD LODGING

     Stockholder proposals to be considered for inclusion in the proxy soliciting material for the 1998 Annual Meeting of Shareholders of the Trust or the 1998 Annual Meeting of Stockholders of the Corporation must be received by the Corporation not later than August 7, 1998.

     Pursuant to Section 4A of Article I and Section 13 of Article III of the Trust Regulations and Section 7 of Article II and Section 1A of Article III of the Corporation By-laws, a shareholder of the Trust or a stockholder of the Corporation who intends at an annual meeting of shareholders or stockholders to nominate one or more individuals for election at such meeting as a Trustee or Director, or to present to a meeting of shareholders or stockholders one or more other items of business, must notify the Trust or the Corporation of the same not more than 75 days nor less than 50 days before the date of the meeting (or, if less than 60 days' advance notice or prior public disclosure of the meeting date is provided, within 10 days after such notice is mailed or such prior public disclosure of the meeting date is provided, whichever occurs first). A copy of the Trust Regulations or the Corporation Bylaws, as the case may be, which documents set forth the information that must be included in any such notice, will be furnished without charge to any owner of Paired Shares upon written or oral request made to Shareholder Relations, Starwood Hotels & Resorts Trust, 2231 E. Camelback Road, Suite 410, Phoenix, Arizona 85016, telephone number: (602) 852-3900, or Shareholder Relations, Starwood Hotels & Resorts Worldwide, Inc., 2231 E. Camelback Road, Suite 400, Phoenix, Arizona 85016, telephone number: (602) 852-3900.

ITT

     Proposals submitted by stockholders for inclusion in ITT's proxy statement for its 1998 annual meeting must have been received by ITT no later than the close of business on January 1, 1998. Proposals should have been addressed to Secretary, ITT Corporation, 1330 Avenue of the Americas, New York, New York 10019-5490 and must comply with all of the requirements of Rule 14a-8 under the Exchange Act as well as the requirements set forth in ITT's By-laws. A copy of ITT's By-laws may be obtained from the Secretary of ITT upon request.

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

                               GLOSSARY OF TERMS

     The following terms used in this Prospectus have the meanings set forth below:

     6 Month Case: Has the meaning set forth in "The Merger -- Opinion of Financial Advisor to ITT -- Comparative Analysis of Discounted Value of Consideration from Date Received of Competing Offers.

     1997 Final Regulations: Has the meaning set forth in "Federal Income Tax Consequences -- Federal Income Taxation of Holders of Paired Shares -- Federal Taxation of Non-U.S. Holders of Paired Shares."

     Accrediting Commissions: The accrediting commissions that accredit the technical institutes operated by ITT Educational Services.

     Additional Payment: Has the meaning set forth in "Summary -- The Merger -- Merger Consideration."

     Affected Employees: Has the meaning set forth in "The Merger Agreement -- Certain Employee Matters."

     Amended Hilton Transaction: Has the meaning set forth in "The Merger -- Background of the Merger."

     Anti-Abuse Rule: Has the meaning set forth in "Federal Income Tax Consequences -- Partnership Anti-Abuse Rule."

     Antitrust Division: The Antitrust Division of the Department of Justice.

     Atlanta: W&S Atlanta Corp.

     Available Cash: Has the meaning set forth in "Summary -- The Merger -- Elections by ITT Stockholders."

     Available Shares: Has the meaning set forth in "Summary -- The Merger -- Elections by ITT Stockholders."

     Bartels: Juergen Bartels.

     Bear Stearns: Bear Stearns & Co. Inc.

     Bear Stearns Opinion: Written opinion to the Starwood Lodging Boards, dated November 12, 1997, that the Merger Consideration was fair, from a financial point of view, to Starwood Lodging.

     Book-Tax Difference: Has the meaning set forth in "Federal Income Tax Consequences -- Tax Allocations with Respect to Contributed Properties."

     Built-in Gain Asset: Has the meaning set forth in "Federal Income Tax Consequences -- Federal Income Taxation of the Trust -- General."

     Cablevision: Cablevision Systems Corporation.

     Caesars: Caesars World, Inc.

     Cash Election: Has the meaning set forth in "Summary -- The Merger -- Elections by ITT Stockholders."

     Cash Equivalent: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Exchange Rights."

     CCLGLB: Clark County Liquor and Gaming Licensing Board.

     Certificates: Certificates or Certificate representing the shares of ITT Common Stock (and associated Rights).

     Ciga: Ciga, S.p.A.

     Circus Circus: Circus Circus Enterprises, Inc.

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

     Class A Adjustment Events: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Exchange Rights."

     Class A EPS: Has the meaning set forth in "Summary -- The Starwood Recent Developments -- Transaction Agreement."

     Class A Exchange Right: Has the meaning set forth in "Description of Starwood Securities -- The Pairing Agreement -- Exchange Rights."

     Class A Liquidation Participation Right: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Liquidation Rights."

     Class A Participation Dividend: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Dividend Rights."

     Class A Preferred Dividend: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Dividend Rights."

     Class B Adjustment Events: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares Exchange and Redemption Rights."

     Class B EPS: Has the meaning set forth in "Summary -- The Starwood Lodging Meetings -- Vote Required for Approval of the Starwood Proposals Recent Developments -- Transaction Agreement."

     Class B Exchange Right: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Exchange and Redemption Rights."

     Class B Liquidation Participation Right: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Liquidation Rights."

     Class B Participation Dividend: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Dividend Rights."

     Class B Preferred Dividend: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Dividend Rights."

     Class B Redemption Right: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Exchange and Redemption Rights."

     Closing Date: The date on which the Effective Time will occur.

     Code: Internal Revenue Code of 1986, as amended.

     Commission: Securities and Exchange Commission.

     Communications Act: The Communications Act of 1934, as amended.

     Comprehensive Plan: Has meaning as set forth in "The Merger -- Background of the Merger."

     Corporation: Starwood Hotels & Resorts Worldwide, Inc. (formerly Starwood Lodging Corporation), a Maryland corporation.

     Corporation Amendment: Has the meaning set forth on the cover page of this Joint Proxy Statement/Prospectus.

     Corporation Articles: Charter of the Corporation.

     Corporation Authorized Share Amendment: Has the meaning set forth in "Summary -- The Starwood Lodging Meetings -- Purposes of the Starwood Lodging Meetings."

     Corporation Board: Corporation's Board of Directors.

     Corporation Gaming Provision Amendment: Has the meaning set forth in "Summary -- The Starwood Lodging Meetings -- Purposes of the Starwood Lodging Meetings."

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

     Corporation Meeting: Has the meaning set forth on the cover page of this Joint Proxy Statement/Prospectus.

     Corporation Preferred Shares: Has the meaning set forth in "Description of Starwood Securities -- General."

     Corporation Record Date: Has the meaning set forth in "Summary -- The Starwood Lodging Meetings -- Record Dates."

     Corporation Shares: Common stock, par value $.01 per share, of the Corporation.

     CVP Shares: Contingent Value Preferred Stock of Hilton.

     D&O Insurance: Has the meaning set forth in "The Merger Agreement -- Indemnification; Directors and Officers Insurance."

     Default Rate Dividends: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Special Default Rights."

     Delivered Shares: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Exchange Rights."

     Denver: W&S Denver Corp.

     DHS: DHS Holdings, L.L.C.

     Disqualified Holder: A holder of securities of the Corporation that is found by a Gaming Authority to be disqualified or unsuitable pursuant to any law or regulation governing the conduct of gaming and related business.

     Doubletree: Doubletree Corporation.

     Dow Jones: Dow Jones & Company, Inc.

     EBIT: Earnings before interest and taxes.

     EBITDA: Earnings before interest, taxes, depreciation, and amortization.

     ED: The U.S. Department of Education.

     Educational Regulations: The ED, Accrediting Commissions, and the laws, regulations and/or standards of most of the states pertaining to changes in ownership and/or control of the educational institutions they regulate.

     Effective Time: The time at which the Articles of Merger are duly filed with the Secretary of State of the State of Nevada or at such later time agreed to by the parties specified in the Articles of Merger.

     Election: ITT stockholder's election via Form of Election.

     Election Date: February 11, 1998.

     Excess Common Trust Shares: Has the meaning set forth in "Description of Starwood Securities -- General."

     Excess Corporation Common Stock: Has the meaning set forth in "Description of Starwood Securities -- General."

     Excess Corporation Preferred Stock: Has the meaning set forth in "Description of Starwood Securities -- General."

     Excess Corporation Stock: Excess Corporation Common Stock together with Excess Corporation Preferred Stock.

     Excess Preferred Trust Shares: Has the meaning set forth in "Description of Starwood Securities -- General."

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

     Excess Shares: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Exchange Rights."

     Excess Stock: Has the meaning set forth in "Description of Starwood Securities -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares."

     Excess Trust Shares: Excess Common Trust Shares together with Excess Preferred Trust Shares.

     Exchange Act: Securities and Exchange Act of 1934, as amended.

     Exchange Agent: ChaseMellon Shareholder Services, L.L.C.

     Exchange Ratio: Has the meaning set forth in "Summary -- The Merger -- Merger Consideration."

     Exchangeable Preferred Shares: Class A EPS and Class B EPS.

     Excise Tax: Has the meaning set forth in "Summary -- The Merger -- Interests of Certain Persons in the Merger."

     Expenses: Has the meaning set forth in "The Merger Agreement -- Certain Fees and Expenses."

     FCC: Federal Communications Commission.

     FCC Approval: Has the meaning set forth in "The Merger -- Regulatory Approvals -- Federal Communications Commission Approval."

     FFO: Funds from operations.

     Fidelity: Fidelity Management & Research Company.

     Financing Fees: Has the meaning set forth in "The Merger Agreement -- Certain Fees and Expenses."

     FMR: FMR Corp.

     FMTC: Fidelity Management Trust Company.

     Four Seasons: Four Seasons Hotels.

     Form of Election: Form of Election and Transmittal Letter.

     Former Employees: Has the meaning set forth in "The Merger Agreement -- Certain Employee Matters."

     Franchise Agreement: Has the meaning set forth in "Risk Factors -- Hotel Industry Risks."

     FTC: The Federal Trade Commission.

     Gaming Authorities: Has the meaning set forth in "Amendments to the Declaration of Trust of the Trust and the Articles of Incorporation of the Corporation -- Gaming Provisions -- Proposed Amendment to Corporation Articles."

     Gleacher NatWest: Gleacher NatWest Inc.

     Gleacher NatWest Opinion: Has the meaning set forth in "The
Merger -- Opinion of Financial Advisor to the ITT Special Committee."

     Gleacher Selected Hotel Transactions: Has the meaning set forth in "The Merger -- Opinion of Financial Advisor to the ITT Special Committee -- Comparable Transactions Analysis."

     Goldman Sachs: Goldman Sachs & Co.

     Gross Income Tests: Has the meaning set forth in "Federal Income Tax Consequences -- Federal Income Taxation of the Trust -- Income Tests."

     Gross-up Payment: Has the meaning set forth in "Summary -- The Merger -- Interests of Certain Persons in the Merger."

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

     Harrah's: Harrah's Entertainment, Inc.

     HFS:  HFS Incorporated.

     Hilton: Hilton Hotels Corporation.

     Hilton Common Stock: Hilton common stock, par value $2.50 per share.

     Hilton Offer: Has the meaning set forth in "The Merger -- Background of the Merger."

     Hilton Schedule 14D-1: Schedule 14D-1 and amendments thereto filed by Hilton and HLT with the Commission with respect to the Hilton Offer.

     Hilton Transaction: Proposed Squeeze Out Merger and Hilton Offer.

     HLT: HLT Corporation, a wholly owned subsidiary of Hilton.

     Host Marriot: Host Marriot Corporation.

     HSR Act: Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Interested Stockholder: Has the meaning set forth in "Comparison of Rights of Stockholders of ITT and Stockholders and Shareholders of Starwood Lodging -- Business Combinations Involving Interested Stockholders."

     IRS: The Internal Revenue Service.

     IRS Letter: A determination letter received by the Trust from the IRS in 1994 as defined in "Federal Income Tax Consequences -- Federal Income Taxation of the Trust."

     ITT: ITT Corporation, a Nevada corporation.

     ITT Articles: Restated Articles of Incorporation of ITT.

     ITT Board: Board of Directors of ITT.

     ITT Common Stock: Outstanding shares of Common Stock, no par value, of ITT.

     ITT Destinations: ITT Destinations, Inc., a subsidiary of ITT.

     ITT Educational: ITT Educational Services, Inc., a subsidiary of ITT.

     ITT Form 10/K: Annual Report on Form 10-K for the fiscal year ended December 31, 1996, amended by the Form 10-K/A dated April 30, 1997 and by the Form 10-K/A dated January 9, 1998.

     ITT Information Services: ITT Informational Services, Inc.

     ITT Meeting: Has the meaning set forth on the cover page of this Joint Proxy Statement/Prospectus.

     ITT Projections: Has the meaning set forth under ITT Projections.

     ITT Proposal: Proposal to approve and adopt the Merger Agreement.

     ITT Record Date: Has the meaning set forth in "The Meetings -- Voting Rights -- The Corporation.

     ITT Special Committee: Has the meaning set forth in "The Merger -- Background of the Merger."

     ITT Stock Option: Has the meaning set forth in "The Merger Agreement -- ITT Stock Options."

     ITT World Directories: ITT World Directories, Inc., a subsidiary of ITT.

     La Quinta: La Quinta Inns, Inc.

     Lauderdale: W&S Lauderdale Corp.

     Lazard Freres: Lazard Freres & Co., LLC.

     Lazard Freres Opinion: Has the meaning set forth in "The Merger -- Opinion of Financial Advisor to ITT."

     Leases: Has the meaning set forth in "Federal Income Tax
Consequences -- Federal Income Taxation of the Trust -- Requirements for Qualifications."

     LSAR: Limited Stock Appreciation Rights.

     LTM: Last twelve months.

     Management Subsidiaries: Has the meaning set forth in "Federal Income Tax Consequences -- Federal Income Taxation of the Trust -- Requirements for Qualification."

     Market Price: Has the meaning set forth in "Summary -- The Merger -- Merger Consideration."

     Marriott International: Marriott International, Inc.

     Maryland REIT: Has the meaning set forth in "Comparison of Rights of Stockholders of ITT and Stockholders and Shareholders of Starwood Lodging -- Business Combinations Involving Interested Stockholders."

     Maryland REIT Law: Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

     Members: Bartels, WHWE, Woodstar, and Nomura.

     Merger: The merger of Merger Sub with and into ITT.

     Merger Agreement: Amended and Restated Agreement and Plan of Merger dated as of November 12, 1997, among the Corporation, the Trust, Merger Sub, and ITT.

     Merger Consideration: Has the meaning set forth in "The Merger -- General."

     Merger Sub: Chess Acquisition Corp., a Nevada corporation and a subsidiary of the Corporation.

     MGCL: Maryland General Corporation Law, as amended.

     MGM Grand: MGM Grand, Inc.

     Mirage: Mirage Resorts, Incorporated.

     Mississippi Act: The Mississippi Gaming Control Act, as amended.

     Mississippi Commission: The Mississippi Gaming Control Commission.

     MSG: Madison Square Garden, L.P.

     NASD: The National Association of Securities Dealers, Inc.

     Nevada Act: The Nevada Gaming Control Act, as amended, the regulations of the Nevada Gaming Commission, and the Nevada State Gaming Control Board.

     Nevada Board: The Nevada State Gaming Control Board.

     Nevada Commission: The Nevada Gaming Commission.

     Nevada Gaming Authorities: The Nevada Commission, the Nevada Board, the CCLGLB, and the Douglas County Commission.

     New Jersey Act: The New Jersey Casino Control Act, as amended.

     New Jersey Commission: The New Jersey Casino Control Commission.

     NGCL: Nevada General Corporation Law, as amended.

     Nomura: Nomura Asset Capital Corporation.

     Non-Electing Shares: Has the meaning set forth under "The Merger Agreement -- Proration."

     Nonparticipating Shares: Has the meaning set forth in "Summary -- The Merger -- Merger Consideration."

     Non-U.S. Shareholders: Has the meaning set forth in "Federal Income Tax Consequences -- Federal Income Taxation of Holders of Paired Shares -- Federal Taxation of Non-U.S. Holders of Paired Shares."

     Notice Date: The date upon which the Corporation shall have received notice of a Disqualified Holder.

     Nova Scotia Act: Has the meaning set forth in "The Merger -- Regulatory Approvals -- Nova Scotia Gaming Regulations."

     November 12 Lazard Freres Opinion: Has the meaning set forth in "The Merger -- Opinion of Financial Advisor to ITT."

     NS Subsidiary: A Nova Scotia subsidiary through which ITT operates casinos in Halifax and Sydney, Nova Scotia.

     NYSE: New York Stock Exchange, Inc.

     Ontario Act: Has the meaning set forth in "The Merger -- Regulatory Approvals -- Ontario Gaming Regulations."

     Operating Partnership: SLC Operating Limited Partnership.

     Operating Subsidiary Entities: Has the meaning set forth under "Federal Income Tax Consequences -- Federal Income Taxation of the Trust -- Requirements for Qualification."

     Ordinary Income Shareholders: Has the meaning set forth under "Risk Factors -- Tax Risks -- ITT Stockholders May Recognize Ordinary Income Instead of Capital Gains in Connection with the Merger," and "Federal Income Tax Consequences -- Federal Income Tax Consequences of the Merger -- Federal Income Tax Consequences to ITT Shareholders."

     Original Merger: Has the meaning set forth in "The Merger -- Background of the Merger."

     Original Merger Agreement: Agreement and Plan of Merger, dated October 19, 1997, among the Corporation, Merger Sub, the Trust and ITT.

     Ownership Limit: Has the meaning set forth in "Risk Factors -- Limits on Change of Control and Ownership Limitation -- Ownership Limitation."

     P/E: 1997 and 1998 price to earnings ratios.

     Paired Options: Has the meaning set forth under "The Merger -- Starwood Lodging Affiliates.".

     Paired Share: Has the meaning set forth on the cover page of this Joint Proxy Statement/Prospectus.

     Paired Shares: Combined units consisting of Corporation Shares and Trust Shares.

     Pairing Agreement: Has the meaning set forth on the cover of this Joint Proxy Statement/Prospectus.

     Parent Holding: Parent Holding Corp.

     Partnership Provisions: Has the meaning set forth in "Federal Income Tax Consequences -- Partnership Anti-Abuse Rule."

     Patriot American: Patriot American Hospitality, Inc.

     PRISA II: Prudential Property Investment Separate Account II.

     Prohibited Services: Services that would give rise to unrelated business taxable income if provided by a tax-exempt organization.

     Promedia: ITT Promedia CVA

     Promus: Promus Hotel Corporation.

     Proposed Squeeze Out Merger: Has the meaning set forth in "The Merger -- General."

     Proxy Statement: The Definitive Proxy Statement on Schedule 14A filed by ITT with the Commission on October 9, 1997.

     Prudential: Prudential Insurance Company of America.

     Realty Partnership: SLT Realty Limited Partnership.

     Realty Subsidiary Entities: The partnerships and limited liability companies in which the Trust owns a direct or indirect interest.

     Recognition Period: Has the meaning set forth in "Federal Income Tax Consequences -- Federal Income Tax Consequences of the Trust."

     Red Lion: Red Lion Hotels Inc.

     Redemption Number of Shares: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Exchange and Redemption Rights."

     Registered Sale Option: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Exchange Rights."

     Registration Statement: Has the meaning set forth in "Available
Information."

     REIT: A real estate investment trust, as defined in the Code.

     REIT Provisions: Sections 856 through 860 of the Code and applicable Treasury Regulations.

     REIT Requirements: Sections 856 through 860 of the Code and applicable Treasury Regulations.

     Related Party Tenant: A tenant owned 10% or more by the REIT, or by a direct or indirect owner of 10% or more of the REIT.

     Renaissance: Renaissance Hotel Group N.V.

     Reorganization: Has the meaning set forth in "Description of Starwood Securities -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares."

     Requested Shares: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Exchange Rights."

     Restricted Stock Awards: Has the meaning set forth in "Summary -- The Merger -- Stock Options."

     Right: Associated preferred share purchase right issued pursuant to the Rights Agreement.

     Rights Agreement: Agreement between ITT and The Bank of New York, as Rights Agent, dated November 1, 1995.

     Ruling: The IRS Private Letter Ruling to the Trust in which the IRS held that the pairing of Trust Shares with Corporation Shares and the operation of the Corporation would not preclude the Trust from qualifying as a REIT.

     SAR: Stock appreciation right.

     Seattle: W&S Seattle Corp.

     Securities Act: Securities Act of 1933, as amended.

     Selected Comparable Companies: Host Marriot, Parent Holding, La Quinta, Four Seasons, Marriott International, Mirage, Circus Circus, Harrah's, and MGM Grand.

     Selected Gaming Companies: Circus Circus, Harrah's, MGM Grand, and Mirage.

     Selected Gaming Transactions: Has the meaning set forth in "The Merger -- Opinion of Financial Advisor to ITT -- Selected Precedent Transactions Analysis."

     Selected Hotel Companies: Host Marriott, La Quinta, Parent Holding, Four Seasons and Marriott International.

     Selected Hotel Transactions: Has the meaning set forth in "The Merger -- Opinion of Financial Advisor to ITT -- Selected Precedent Transactions Analysis."

     Selected Paired-Shared REITs: Meditrust Corporation, Patriot American, First Union Real Estate Equity and Mortgage Investments.

     Shares Issuance Proposal: Proposal to approve the issuance of Trust Shares and Corporation Shares.

     Sheraton: ITT Sheraton Corporation, a subsidiary of ITT.

     SIV: SIV Holdings, L.L.C.

     Special Meetings: ITT Meetings together with Starwood Lodging Meetings.

     St. John: St. John Hotel Company, Inc.

     Starwood Capital: Starwood Capital Group, L.L.C.

     Starwood Companies: Merger Sub together with Starwood Lodging.

     Starwood Entities: Trust, Operating Partnership, Realty Partnership and the Corporation.

     Starwood Lodging: The Corporation and the Trust.

     Starwood Lodging Boards: Corporation Board and Trust Board.

     Starwood Lodging Form 10-K: Joint Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A dated April 25, 1997.

     Starwood Lodging Meetings: The collective reference to the Corporation Meeting and Trust Meeting.

     Starwood Partners: Starwood Capital Group, L.L.C., Barry S. Sternlicht, BSS Capital Partners, L.P., Sternlicht Holdings II, Inc., Harveywood Hotel Investors, L.P., Starwood Hotel Investors II-L.P., Starwood Opportunity Fund II, L.P. and Firebird Consolidated Partners, L.P.

     States: The state educational regulatory authorities.

     Stock Election: Has the meaning set forth in "Summary -- The Merger -- Elections by ITT Stockholders."

     Stock Plans: Has the meaning set forth in "The Merger Agreement -- ITT Stock Options."

     Subsidiary REITs: Has the meaning set forth in "Federal Income Tax Consequences -- Federal Income Tax of the Trust -- Requirements for Qualification."

     Substitute Options: Has the meaning set forth in "The Merger Agreement -- ITT Stock Options."

     Surviving Corporation: Has the meaning set forth in "The Merger Agreement -- General."

     Synergy Projection: Has the meaning set forth in "The Merger -- Synergy Projection.

     Tax-Exempt Shareholder: Has the meaning set forth in "Federal Income Tax Consequences -- Federal Taxation of Tax-Exempt Holders of Paired Shares."

     TIN: Taxpayer identification number.

     Transaction Agreement: A Transaction Agreement entered into on September 8, 1997, among the Starwood Entities, the Members, Westin and W&S Hotel L.L.C. pursuant to which the Starwood Entities would acquire Westin.

     Trust: Starwood Hotels & Resorts Trust (formerly Starwood Lodging Trust), a Maryland real estate investment trust.

     Trust Amendment: Has the meaning set forth on the cover page of this Joint Proxy Statement Prospectus.

     Trust Authorized Share Amendment: Has the meaning set forth in "Summary -- The Starwood Lodging Meetings -- Purposes of the Starwood Lodging Meetings."

     Trust Board: The Board of Trustees of the Trust.

     Trust Common Shares: Common Shares of beneficial interest in the Trust, par value $.01 per share.

     Trust Declaration: Amended and Restated Declaration of Trust of the Trust.

     Trust Meeting: Trust's Special Meeting of Shareholders and any and all adjournments or postponements thereof.

     Trust Name Change Proposal: Has the meaning set forth in "Summary -- The Starwood Lodging Meetings -- Purposes of the Starwood Lodging Meetings."

     Trust Preferred Shares: Has the meaning set forth in "Description of Starwood Securities -- General."

     Trust Record Date: Has the meaning set forth in "Summary -- The Starwood Lodging Meetings -- Record Dates."

     Trust Redemption Amendment: Has the meaning set forth in "Summary -- The Starwood Lodging Meetings -- Purposes of the Starwood Lodging Meetings."

     Trust Redemption Right: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Exchange and Redemption Rights."

     Trust Shares: Shares of beneficial interest, par value $.01 per share, of Trust.

     UBTI: Unrelated business taxable income.

     Uncured Default: Has the meaning set forth in "Description of Starwood Securities -- Trust Preferred Shares -- Special Default Rights."

     U.S. Shareholder: Has the meaning set forth in "Federal Income Tax Consequences -- Federal Income Taxation of Holders of Paired Shares -- Federal Income Taxation of Taxable U.S. Holders."

     Westin: Atlanta, Westin Worldwide, Lauderdale, Seattle, St. John, and
Denver.

     Westin Acquisition: The acquisition of Westin by the Starwood Entities.

     Westin Merger: Merger of Westin Worldwide into the Trust.

     Westin Worldwide: Westin Hotels & Resorts Worldwide, Inc. (prior to its merger into the Trust).

     WHWE: WHWE L.L.C.

     Woodstar: Woodstar Investor Partnership.

     Wyndham: Wyndham Hotel Corporation.

     ZIM: Ziff Investment Management, L.L.C.

     ZIPII: Ziff Investors Partnership, L.P. II.

     The name "Starwood Hotels & Resorts Trust" is the designation of Starwood Hotels & Resorts Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated, and all persons dealing with Starwood Hotels & Resorts Trust must look solely to Starwood Hotels & Resorts Trust's property for the enforcement of any claims against Starwood Hotels & Resorts Trust, as the Trustees, officers, agents and security holders of Starwood Hotels & Resorts Trust assume no personal obligations of Starwood Hotels & Resorts Trust, and their respective properties shall not be subject to claims of any person relating to such obligation.

                                          By Order of the Board of Trustees

                                          STARWOOD HOTELS & RESORTS TRUST
January 14, 1998
                                          Sherwin L. Samuels
                                          Secretary

                                          By Order of the Board of Directors

                                          STARWOOD HOTELS & RESORTS WORLDWIDE,
                                          INC.
January 14, 1998
                                          Nir E. Margalit
                                          Secretary

                                          By Order of the Board of Directors

                                          ITT CORPORATION
January 14, 1998
                                          Richard S. Ward
                                          Executive Vice President, General
                                          Counsel and Corporate Secretary

     No person is authorized to give any information or to make any representations with respect to the matters described in this Joint Proxy Statement/Prospectus other than those contained herein. Any information or representations with respect to such matters not contained herein must not be relied upon as having been authorized by the Trust, the Corporation or ITT. This Joint Proxy Statement/Prospectus does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make such solicitation in such jurisdiction. The delivery of this Joint Proxy Statement/Prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Trust, the Corporation or ITT since the date hereof or that the information in this Joint Proxy Statement/Prospectus is correct as of any time subsequent to the date hereof.

                                                                         ANNEX A

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                         STARWOOD LODGING CORPORATION,

                            CHESS ACQUISITION CORP.,

                             STARWOOD LODGING TRUST

                                      AND

                                ITT CORPORATION

                         DATED AS OF NOVEMBER 12, 1997

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
                                                ARTICLE I
                                               THE MERGER
Section 1.1     The Merger...............................................................     1
Section 1.2     Effective Time...........................................................     1
Section 1.3     Effects of the Merger....................................................     2
Section 1.4     Charter and By-laws; Directors...........................................     2
Section 1.5     Conversion of Securities.................................................     2
Section 1.6     Election of Stock or Cash................................................     3
Section 1.7     Proration................................................................     4
Section 1.8     Parent Companies to Make Cash and Certificates Available; Transfer Taxes;
                Withholding..............................................................     5
Section 1.9     Dividends................................................................     6
Section 1.10    No Fractional Securities.................................................     7
Section 1.11    Return of Exchange Fund..................................................     7
Section 1.12    Adjustment of Exchange Ratio.............................................     7
Section 1.13    No Further Ownership Rights in Company Common Stock......................     7
Section 1.14    Closing of Company Transfer Books........................................     7
Section 1.15    Lost Certificates........................................................     8
Section 1.16    Further Assurances.......................................................     8
Section 1.17    Closing..................................................................     8

                                               ARTICLE II
                                     REPRESENTATIONS AND WARRANTIES
                                       OF PARENT COMPANIES AND SUB
Section 2.1     Organization, Standing and Power.........................................     8
Section 2.2     Capital Structure........................................................     9
Section 2.3     Authority................................................................    10
Section 2.4     Consents and Approvals; No Violation.....................................    10
Section 2.5     SEC Documents and Other Reports..........................................    12
Section 2.6     Registration Statement and Joint Proxy Statement.........................    12
Section 2.7     Absence of Certain Changes or Events.....................................    12
Section 2.8     Permits and Compliance...................................................    12
Section 2.9     Tax Matters..............................................................    13
Section 2.10    Actions and Proceedings..................................................    14
Section 2.11    Compliance with Worker Safety and Environmental Laws.....................    14
Section 2.12    Liabilities..............................................................    15
Section 2.13    Intellectual Property....................................................    15
Section 2.14    Opinion of Financial Advisor.............................................    15
Section 2.15    Required Vote of Parent and Trust Stockholders...........................    15
Section 2.16    REIT Status..............................................................    15
Section 2.17    Brokers..................................................................    15

                                               ARTICLE III
                              REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1     Organization, Standing and Power.........................................    16
Section 3.2     Capital Structure........................................................    16
Section 3.3     Authority................................................................    17
Section 3.4     Consents and Approvals; No Violation.....................................    17

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                                                                                            ----
Section 3.5     SEC Documents and Other Reports..........................................     18
Section 3.6     Registration Statement and Joint Proxy Statement.........................     18
Section 3.7     Absence of Certain Changes or Events.....................................     18
Section 3.8     Permits and Compliance...................................................     18
Section 3.9     Tax Matters..............................................................     19
Section 3.10    Actions and Proceedings..................................................     20
Section 3.11    Certain Agreements.......................................................     20
Section 3.12    ERISA....................................................................     20
Section 3.13    Compliance with Worker Safety and Environmental Laws.....................     22
Section 3.14    Liabilities..............................................................     22
Section 3.15    Intellectual Property....................................................     22
Section 3.16    Rights Agreement.........................................................     22
Section 3.17    Parachute Payments to Disqualified Individuals...........................     23
Section 3.18    Opinion of Financial Advisor.............................................     23
Section 3.19    State Takeover Statutes..................................................     23
Section 3.20    Required Vote of Company Stockholders....................................     23
Section 3.21    Brokers..................................................................     23
                                               ARTICLE IV
                                COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 4.1     Conduct of Business by the Company Pending the Merger....................     23
Section 4.2     Conduct of Business by the Parent Companies Pending the Merger...........     25
Section 4.3     No Solicitation..........................................................     26
Section 4.4     Third Party Standstill Agreements........................................     27
Section 4.5     Pre-Merger Transactions..................................................     27
Section 4.6     Post-Merger Transactions.................................................     28
                                                ARTICLE V
                                          ADDITIONAL AGREEMENTS
Section 5.1     Stockholders Meetings....................................................     28
Section 5.2     Filings; Other Actions...................................................     28
Section 5.3     Comfort Letters..........................................................     29
Section 5.4     Access to Information....................................................     29
Section 5.5     Compliance with the Securities Act.......................................     30
Section 5.6     Stock Exchange Listings..................................................     30
Section 5.7     Fees and Expenses........................................................     30
Section 5.8     Company Stock Options....................................................     31
Section 5.9     Reasonable Efforts.......................................................     31
Section 5.10    Public Announcements.....................................................     32
Section 5.11    Transfer and Gains Tax...................................................     32
Section 5.12    State Takeover Laws......................................................     32
Section 5.13    Indemnification; Directors and Officers Insurance........................     32
Section 5.14    Notification of Certain Matters..........................................     33
Section 5.15    Employees................................................................     33
Section 5.16    Rights Agreement.........................................................     34
Section 5.17    Regulatory Matters.......................................................     34
Section 5.18    New Jersey Trust.........................................................     34

                                                                                            PAGE
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                                               ARTICLE VI
                                   CONDITIONS PRECEDENT TO THE MERGER
Section 6.1     Conditions to Each Party's Obligation to Effect the Merger...............     35
Section 6.2     Conditions to Obligation of the Company to Effect the Merger.............     36
Section 6.3     Conditions to Obligations of Parent, Sub and Trust to Effect the
                Merger...................................................................     36
                                               ARTICLE VII
                                    TERMINATION, AMENDMENT AND WAIVER
Section 7.1     Termination..............................................................     38
Section 7.2     Effect of Termination....................................................     38
Section 7.3     Amendment................................................................     39
Section 7.4     Waiver...................................................................     39
                                              ARTICLE VIII
                                           GENERAL PROVISIONS
Section 8.1     Non-Survival of Representations and Warranties...........................     39
Section 8.2     Notices..................................................................     39
Section 8.3     Interpretation...........................................................     40
Section 8.4     Counterparts.............................................................     40
Section 8.5     Entire Agreement; No Third-Party Beneficiaries...........................     40
Section 8.6     Governing Law............................................................     40
Section 8.7     Assignment...............................................................     40
Section 8.8     Severability.............................................................     40
Section 8.9     Enforcement of this Agreement............................................     41
Section 8.10    Trust....................................................................     41

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of November 12, 1997 (this "Agreement"), among Starwood Lodging Corporation, a Maryland corporation ("Parent"), Chess Acquisition Corp., a Nevada corporation and a controlled subsidiary of Parent ("Sub"), Starwood Lodging Trust, a Maryland real estate investment trust ("Trust" and, together with Parent, the "Parent Companies") and ITT Corporation, a Nevada corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

     WHEREAS Parent, Sub, Trust and the Company are parties to that certain Agreement and Plan of Merger dated as of October 19, 1997 (the "Original Merger Agreement");

     WHEREAS Parent, Sub, Trust and the Company wish to amend the Original Merger Agreement to increase the consideration to be received by stockholders of ITT in the Merger (as defined below) and to make certain other changes to the Original Merger Agreement;

     WHEREAS the respective Boards of Directors of Parent, Sub, Trust and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, no par value, of the Company ("Company Common Stock"), not owned by Parent, the Company or their respective wholly owned subsidiaries will be converted into shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock"), and trust shares, par value $.01 per share, of Trust ("Trust Shares" and, when paired with shares of Parent Common Stock pursuant to the Pairing Agreement dated as of June 28, 1980, as amended from time to time, between Parent and Trust, "Paired Shares"), and cash;

     WHEREAS the respective Boards of Directors or Trustees, as the case may be, of each of the Parent Companies and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders or shareholders, as the case may be; and

     WHEREAS the parties to this Agreement intend that the Merger shall be treated as a taxable acquisition of all the outstanding shares of Company Common Stock by Parent and the Trust, respectively, in proportion to the relative percentages of Sub capital stock they own immediately prior to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

     The Original Merger Agreement is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Nevada General Corporation Law (the "NGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the NGCL.

     Section 1.2 Effective Time. The Merger shall become effective when Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the NGCL, are filed with the Secretary of State of the State of Nevada; provided, however, that, upon mutual consent of the Constituent Corporations, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Articles of Merger are filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Articles of Merger are accepted for record or such later time established by the

Articles of Merger. The filing of the Articles of Merger shall be made on the date of the Closing (as defined in Section 1.17).

     Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NGCL.

     Section 1.4 Charter and By-laws; Directors. (a) At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided, however, that the Articles of Incorporation of Sub shall include provisions substantially identical to ARTICLE SEVENTH and ARTICLE NINTH of the Restated Articles of Incorporation, as amended, of the Company existing as of the date of this Agreement; and provided further that at the Effective Time Article I of the Articles of Incorporation of Sub shall be amended to read in its entirety as follows: "The name of the corporation is ITT Corporation." At the Effective Time, the By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Articles of Incorporation; provided, however, that the By-laws of Sub shall include provisions substantially identical to Section 4 of the Amended and Restated By-laws of the Company existing on the date of this Agreement.

          (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

          (a) Each issued and outstanding share of common stock, no par value, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

          (b) All shares of Company Common Stock that are held in the treasury of the Company and shares of Company Common Stock owned by Parent, Trust or Sub (together, in each case, with the associated Right (as defined in Section 3.2)) shall be cancelled and no cash, capital stock of Parent or Trust or other consideration shall be delivered in exchange therefor. All shares of Company Common Stock that are held by any wholly owned Subsidiary (as defined in Section 2.1) of the Company, Parent, Sub or the Trust (together, in each case, with the associated Right) shall be converted into validly issued, fully paid and nonassessable shares of common stock, no par value, of the Surviving Corporation.

          (c) Each share of Company Common Stock (including restricted shares of Company Common Stock issued under Company Plans (as defined in Section 3.12(d)) issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled or converted into shares of the Surviving Corporation in accordance with Section 1.5(b)), together with the associated Right, which share under the terms of Section 1.7 is to be converted into cash, shall be converted into the right to receive $85.00 in cash, without interest (except to the extent specified in Section 1.5(f)).

          (d) Except as otherwise provided in Section 1.7 and subject to Sections 1.10 and 1.12, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled or converted into shares of the Surviving Corporation in accordance with Section 1.5(b) or converted into the right to receive cash pursuant to Sections 1.5(c) and 1.7), together with the associated Right, shall be converted into the right to receive the Exchange Ratio (as defined below) of validly issued, fully paid and nonassessable Paired Shares. The "Exchange Ratio" shall be a number equal to the quotient, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth, of (x) $85.00 divided by (y) the Market Price (as defined below) of Paired Shares on the fifth New York Stock Exchange, Inc. ("NYSE") trading day prior to the date of the Company Stockholder Meeting (as defined in Section 5.1); provided, however, that in no event shall the Exchange Ratio be (A) greater than an amount equal to $85.00 divided by $53.263 or (B) less than an amount equal to $85.00 divided by $61.263. The "Market Price" of a Paired Share on any date means the average of the Average Prices (as defined below) for the 20 NYSE trading days (the "Averaging Period") randomly selected by a neutral independent accounting firm appointed by mutual agreement of the Trust and the Company from the 30 consecutive NYSE trading days immediately preceding such date. The "Average Price" for any date means the average of the daily high and low prices per Paired Share as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source mutually selected by the Company and Parent).

          (e) All such shares of Company Common Stock (other than shares to be cancelled in accordance with Section 1.5(b)), and the associated Rights, when so converted as provided in Section 1.5(c) or (d), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder of a Certificate (as defined in Section 1.6(c)) theretofore representing any such shares (and the associated Rights) shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate in accordance with
     Section 1.8, (A) any dividends and other distributions in accordance with
     Section 1.9, (B) certificates representing the Paired Shares into which such shares (and the associated Rights) are converted pursuant to Section 1.5(d), (C) cash into which such shares are converted pursuant to Section 1.5(c) and cash payable pursuant to Section 1.5(f) and (D) any cash, without interest, in lieu of fractional Paired Shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Sections 1.8 and 1.10.

          (f) If (but only if) the Closing occurs after January 31, 1998, then each holder of Company Common Stock issued and outstanding immediately prior to the Effective Time that is entitled under Section 1.5(c) and (d) to receive either cash or Paired Shares shall in addition be entitled to receive cash in an amount per share of Company Common Stock equal to (i) $85.00 times (ii) 7% per annum accrued from and including January 31, 1998, to but excluding the date of Closing (without compounding).

     Section 1.6 Election of Stock or Cash. Each holder of shares of Company Common Stock (other than holders of shares to be cancelled as set forth in Section 1.5(b)) shall have the right to submit a request specifying the number of shares of Company Common Stock which such holder desires to have converted into the right to receive Paired Shares in the Merger and the number which such holder desires to have converted into the right to receive cash in accordance with the following procedures:

          (a) Each holder of shares of Company Common Stock may specify in a request made in accordance with the provisions of this Section 1.6 (an "Election") (i) the number of such shares which such holder desires to have converted into the right to receive cash in the Merger (a "Cash Election") and (ii) the number of such shares which such holder desires to have converted into Paired Shares in the Merger (a "Stock Election").

          (b) The Parent Companies shall authorize such person or persons as shall be acceptable to the Parent Companies and the Company to receive Elections and to act as Exchange Agent hereunder (the "Exchange Agent").

          (c) The Parent Companies and the Company shall prepare, for use by stockholders of the Company in surrendering certificates (the "Certificates") representing shares of Company Common Stock, a form (the "Form of Election") pursuant to which each holder of Company Common Stock may make Elections. The Form of Election shall be mailed to stockholders of record of the Company as of the record date for the Company Stockholder Meeting and shall accompany the Joint Proxy Statement (as defined in Section 2.6).

          (d) The Company shall use all reasonable efforts to make the Form of Election available to all persons who become stockholders of record of the Company during the period between such record date and the business day prior to the date of the Company Stockholder Meeting.

          (e) An Election shall have been properly made only if the Exchange Agent shall have received, by 5:00 p.m., New York City time, on the business day (such time on such day being referred to herein as the "Election Date") preceding the date of the Company Stockholder Meeting, a Form of Election

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

     properly completed and signed and accompanied by the Certificate or Certificates representing the shares of Company Common Stock (and associated Rights) to which such Form of Election relates (or by an appropriate guarantee of delivery of such Certificate or Certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificate or Certificates are in fact delivered by the time set forth in such guarantee of delivery).

          (f) Any holder of record of shares of Company Common Stock may at any time prior to the Election Date change such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date accompanied by a properly completed Form of Election. The Parent Companies and the Company shall have the right in their sole discretion and by mutual agreement to permit changes in Elections after the Election Date.

          (g) Any holder of record of shares of Company Common Stock may at any time prior to the Election Date revoke such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date or by withdrawal prior to the Election Date of such holder's Certificates previously deposited with the Exchange Agent. Any revocation of an Election may be withdrawn by notice of such withdrawal delivered at or prior to the Election Date. Any stockholder of the Company who shall have deposited Certificates with the Exchange Agent shall have the right to withdraw such Certificates by written notice received by the Exchange Agent and thereby revoke such holder's Election as of the Election Date at any time after the expiration of the period of 60 days following the Election Date if the Merger shall not have been consummated prior thereto. The Parent Companies shall obtain from the Exchange Agent an agreement to return all Forms of Election and accompanying Certificates to the stockholders submitting the same in the event this Agreement shall be terminated in accordance with its terms.

          (h) The Parent Companies and the Company by mutual agreement shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 1.7, the issuance and delivery of certificates for Paired Shares into which shares of Company Common Stock are converted in the Merger and the payment for shares of Company Common Stock converted into the right to receive cash in the Merger.

     Section 1.7 Proration. The determination of whether shares of Company Common Stock (other than shares to be cancelled or converted into shares of the Surviving Corporation as set forth in Section 1.5(b)), and the associated Rights, shall be converted in the Merger into the Exchange Ratio of Paired Shares or the right to receive $85.00 in cash shall be made as set forth in this
Section 1.7.

          (a) As is more fully set forth below, the aggregate number of shares of Company Common Stock to be converted in the Merger into the right to receive cash shall not (i) exceed 30% or (ii) be less than 18%, in either case of all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

          (b) If Cash Elections are received for a number of shares of Company Common Stock which is more than 30% of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, each Non-Electing Share (as defined in Section 1.7(f)) and each share of Company Common Stock for which a Stock Election has been received (in each case, together with the associated Right) shall be converted in the Merger into the Exchange Ratio of Paired Shares and the shares of Company Common Stock for which Cash Elections have been received (and the associated Rights) shall be converted in the Merger into right to receive cash and the Exchange Ratio of Paired Shares in the following manner: the largest whole number of shares of Company Common Stock (and the associated Rights) covered by each Cash Election which is not in excess of the number of shares of Company Common Stock covered by such Cash Election multiplied by a fraction the numerator of which shall be a number equal to 30% of the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and the denominator shall be the aggregate number of shares of Company Common Stock covered by all Cash Elections, shall be converted into the right to receive $85.00 per share in cash, without interest (except to the extent specified in Section 1.5(f)). The balance of the shares of Company Common Stock covered by Cash Elections (together with the associated Rights) shall be converted into the right to receive the Exchange Ratio of Paired Shares.

          (c) If Stock Elections are received for a number of shares of Company Common Stock which is more than 82% of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, each Non-Electing Share and each share of Company Common Stock for which a Cash Election has been received (in each case, together with the associated Right) shall be converted in the Merger into the right to receive $85.00 in cash, without interest (except to the extent specified in Section 1.5(f)), and the shares of Company Common Stock for which Stock Elections have been received shall be converted in the Merger into the Exchange Ratio of Paired Shares and the right to receive cash in the following manner: the largest whole number of shares of Company Common Stock (and associated Rights) covered by each Stock Election which is not in excess of the number of shares of Company Common Stock covered by such Stock Election multiplied by a fraction the numerator of which shall be a number equal to 82% of the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and the denominator of which shall be the aggregate number of shares of Company Common Stock covered by all Stock Elections, shall be converted into the right to receive the Exchange Ratio of Paired Shares. The balance of the shares of Company Common Stock covered by Stock Elections (together with the associated Rights) shall be converted into the right to receive $85.00 per share in cash, without interest (except to the extent specified in Section 1.5(f)).

          (d) If Cash Elections are received for a number of shares of Company Common Stock which is greater than or equal to 18%, but less than or equal to 30%, the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, each share of Company Common Stock covered by a Cash Election shall be converted in the Merger into the right to receive $85.00 in cash, without interest (except to the extent specified in Section 1.5(f)), and each share of Company Common Stock covered by a Stock Election shall be converted in the Merger into the Exchange Ratio of Paired Shares.

          (e) If Non-Electing Shares are not converted under either Section 1.7(b) or Section 1.7(c), the Exchange Agent shall determine by lot (or by such other method as is deemed reasonable by the Parent Companies) which of such Non-Electing Shares shall be converted in the Merger into the right to receive $85.00 in cash per share, without interest (except to the extent specified in Section 1.5(f)); provided, however, that such selection by lot (or by such other method) will cease when the sum of the shares converted in such manner, plus the number of shares of Company Common Stock covered by Cash Elections is equal to such percentage, not less than 18% nor more than 30%, as shall be specified by the Parent Companies in writing to the Exchange Agent prior to the Effective Time, of the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time. Each Non-Electing Share not so converted into cash shall be converted into the right to receive the Exchange Ratio of Paired Shares.

          (f) For the purpose of this Section 1.7, outstanding shares of Company Common Stock (other than shares owned by Parent, Sub, Trust or the Company or any of their respective wholly owned Subsidiaries) as to which an Election is not in effect at the Election Date and shares as to which an Election has been withdrawn after the 60-day period following the Election Date shall be called "Non-Electing Shares". If the Parent Companies and the Company shall determine for any reason that any Election was not properly made with respect to shares of Company Common Stock, such Election shall be deemed to be ineffective and shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

     Section 1.8 Parent Companies to Make Cash and Certificates Available; Transfer Taxes; Withholding. (a) As soon as practicable after the Effective Time, the Parent Companies shall deposit with the

Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the Paired Shares issuable and the cash then payable pursuant to Sections 1.5, 1.7, 1.9 and 1.10 (such cash and Paired Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Parent Companies, on a daily basis. Any interest or other income resulting from such investments shall be paid to the Parent Companies. As soon as practicable after the Effective Time, the Exchange Agent shall distribute to each holder of shares of Company Common Stock converted into the right to receive cash or Paired Shares pursuant to Section 1.5, 1.7, 1.9 and 1.10, upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more Certificates for cancellation, a check for the amount of cash to which such holder is entitled under such sections and certificates representing Paired Shares to which such holder is entitled under such sections. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates whose shares were converted pursuant to this Article I (other than any holder who previously surrendered all its Certificates with a Form of Election or pursuant to a guarantee of delivery set forth in a Form of Election) (A) a letter of transmittal in form reasonably acceptable to the Company and the Parent Companies (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (B) instructions for use in effecting the surrender of the Certificates.

          (b) Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Paired Shares issuable and the cash payable to such holder pursuant to Sections 1.5, 1.7,
     1.9 and 1.10 of this Agreement. Each Paired Share into which a share of Company Common Stock shall be converted shall be deemed to have been issued at the Effective Time. All Paired Shares shall be issued directly by the Trust and Parent and no Paired Shares shall at any time be held by the Surviving Corporation. If any certificate representing Paired Shares or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Paired Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Parent Companies or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Parent Companies or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Parent Companies or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent Companies or the Exchange Agent.

     Section 1.9 Dividends. No dividends or other distributions that are declared on or after the Effective Time on the Paired Shares, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Paired Shares until such person surrenders the related Certificate or Certificates, as provided in this Article I. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Paired Shares: (i) at the time of such surrender or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions theretofore paid with respect to the Paired Shares represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions payable with respect to such Paired Shares and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

     Section 1.10 No Fractional Securities. No certificates or scrip representing fractional Paired Shares shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent or Trust dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent or Trust. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a Paired Share upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest, except pursuant to Section 1.5(f)), rounded to the nearest cent, determined by multiplying (i) the average of the per share closing prices on the NYSE of a Paired Share (as reported in the NYSE Composite Transactions) during the five consecutive trading days ending on the trading day immediately prior to the date of the Effective Time by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent Companies, and the Parent Companies shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of this Article I. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a Company stockholder shall be aggregated, and no such Company stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Paired Share with respect to such Certificates surrendered.

     Section 1.11 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for one year after the Effective Time shall be delivered to the Parent Companies and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to the Parent Companies for payment of their claim for Paired Shares and/or cash into which such shares of Company Common Stock are convertible, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Paired Shares. None of Parent, Trust or Surviving Corporation shall be liable to any former holder of Company Common Stock for any such Paired Shares, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.12 Adjustment of Exchange Ratio. In the event that, prior to the Effective Time, Parent or Trust effects any reclassification, stock split or stock dividend with respect to Parent Common Stock or Trust Shares, any change or conversion of Parent Common Stock or Trust Shares into other securities or any other dividend or distribution with respect to the Paired Shares, other than
(i) dividends contemplated by Sections 4.5(c) and (d) and (ii) dividends in the aggregate not to exceed the greater of (a) the current rate of the Parent Companies' dividends (together with any increases in such rate in the ordinary course) and (b) the Trust's "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the exchange Ratio as so adjusted.

     Section 1.13 No Further Ownership Rights in Company Common Stock. All Paired Shares and cash issued or paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other property paid pursuant to Sections 1.9 and 1.10) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock and associated Rights represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

     Section 1.14 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving

Corporation, the Exchange Agent or the Parent, such Certificates shall be cancelled and exchanged as provided in this Article I.

     Section 1.15 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent Companies or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as the Parent Companies or the Exchange Agent may direct (but consistent with the practices the Parent Companies apply to their own respective stockholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Paired Shares and/or cash or other property payable pursuant to this Article I.

     Section 1.16 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     Section 1.17 Closing. The closing of the Merger (the "Closing") and all actions contemplated by this Agreement to occur at the Closing shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, New York, at 10:00 a.m., local time, on a date to be specified by the parties, which (subject to fulfillment or waiver of the conditions set forth in Article VI) shall be no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived, or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF PARENT COMPANIES AND SUB

     Each of the Parent Companies and Sub represents and warrants to the Company as follows:

     Section 2.1 Organization, Standing and Power. Each of the Parent Companies and Sub is a real estate investment trust or a corporation, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Subsidiary of each of the Parent Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect (as hereinafter defined) on the Parent Companies. The Parent Companies and each of their Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies.

     For all purposes of this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the Parent Companies or the Company, as the case may be, means such state of facts, event, change or effect which has had, or would reasonably be expected to have, a material adverse effect on the business, properties, results of operations, financial condition or prospects of the Parent Companies and their Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be. For all purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which the Parent Companies or the Company, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity or (ii) is a general partner, trustee or other entity performing similar functions.

     Section 2.2 Capital Structure. At the date hereof, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, and the authorized capital stock of Trust consists of 100,000,000 Trust Shares, 20,000,000 excess trust shares, par value $.01 per share ("Excess Trust Shares"), and 5,000,000 excess preferred shares, par value $.01 per share ("Excess Preferred Shares"). At the close of business on October 17, 1997, 51,302,015 shares of Parent Common Stock and 51,302,015 Trust Shares were issued and outstanding. As of October 17, 1997, 62,978,381 units of SLT Realty Limited Partnership ("SLT Units") and 63,232,722 units of SLC Operating Limited Partnership ("SLC Units") were outstanding. As of October 17, 1997, the Trust beneficially owned 51,302,015 SLT Units and Parent and its subsidiaries beneficially owned 51,302,015 SLC Units and the remaining issued and outstanding SLT Units and SLC Units were owned by the persons and in the quantities set forth in Section 2.2 of the Parent Letter. All the outstanding SLT Units and SLC Units have been duly authorized and are validly issued, fully paid and nonassessable. The capital stock of Sub consists of 100,000 shares of Common Stock, no par value, of which as of the date of this Agreement, 1,000 shares of Common Stock were issued and outstanding, of which, as of the date of the Agreement, 910 shares were owned directly by Parent and 90 shares were owned directly by Trust, and 10,000 shares of Preferred Stock, no par value, of which as of the date of this Agreement, no shares were issued and outstanding. Immediately prior to the Effective Time, the Trust will acquire an appropriate amount of Common Stock of the Sub. At the close of business on October 17, 1997, none of the Parent Companies had any shares or units reserved for issuance, except for Trust Shares and shares of Parent Common Stock reserved for issuance upon the exchange of the SLT Units and the SLC Units, respectively, and except that, as of October 17, 1997, there were 5,908,313 shares of Parent Common Stock and 5,908,313 Trust Shares reserved for issuance pursuant to the Incentive and Non-Qualified Shares Option Plan (1986) of the Trust, the Corporation Stock Non-Qualified Stock Option Plan (1986) of the Trust, the Stock Option Plan
(1986) of the Corporation, the Trust Shares Option Plan (1986) of the Corporation, the 1995 Share Option Plan of the Trust, and the 1995 Share Option Plan of the Corporation (collectively, the "Parent Stock Plans"). Except as set forth above, at the close of business on October 17, 1997, no shares of capital stock or other voting securities of the Parent Companies were issued, reserved for issuance or outstanding. All the outstanding shares of Parent Common Stock and Trust Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All shares of Parent Common Stock and Trust Shares issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be paired with each other in the same ratio as all other shares of Parent Common Stock and Trust Shares are paired with each other, as such ratio may change from time to time. As of the date of this Agreement, except as set forth in Section 2.2 of the letter dated the date hereof and delivered on the date hereof by the Parent Companies to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"), and except for
(a) this Agreement, (b) stock options issued pursuant to the Parent Stock Plans covering not in excess of 5,908,313 Trust Shares and 5,908,313 shares of Parent Common Stock (collectively, the "Parent Stock Options"), (c) 11,930,707 Trust Shares and 11,930,707 shares of Parent Common Stock issuable upon the exchange of SLT Units and SLC Units, respectively, (d) the Transaction Agreement dated as of September 8, 1997 (the "Westin Transaction Agreement"), among the Parent Companies, WHWE L.L.C., Woodstar Investor Partnership, Nomura Asset Capital Corporation, Juergen Bartels, W&S Hotel L.L.C., Westin Hotels & Resorts Worldwide, Inc., W&S Lauderdale Corp., W&S Seattle Corp., Westin St. John Hotel Company, Inc., W&S Denver Corp., W&S Atlanta Corp., SLT

Realty Limited Partnership and SLC Operating Limited Partnership, and (e) Paired Shares issuable pursuant to the Forward Purchase Contract dated as of October 13, 1997 (the "Forward Purchase Contract") with an affiliate of Union Bank of Switzerland, there are no options, warrants, calls, rights or agreements to which the Parent Companies or any of their Subsidiaries is a party or by which any of them is bound obligating the Parent Companies or any of their Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Parent Companies or any of their Subsidiaries or obligating the Parent Companies or any of their Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of the Parent Companies that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Parent SEC Documents (as defined in Section 2.5) filed prior to the date of this Agreement, each such share is owned by the Parent Companies or another Subsidiary of the Parent Companies, free and clear of all security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (each, a "Lien"). As of the date of this Agreement, none of the Parent Companies has outstanding any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders or shareholders of the Parent Companies may vote. As of the date of this Agreement, there are no outstanding contractual obligations of the Parent Companies or any of their Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent Companies or any of their Subsidiaries. Except as set forth in Section 2.2 of the Parent Letter, Exhibit 21 to the Annual Report on Form 10-K of the Parent Companies for the year ended December 31, 1996 (the "Parent Annual Report"), as filed with the Securities and Exchange Commission (the "SEC"), is a true, accurate and correct statement in all material respects of all the information required to be set forth therein by the rules and regulations of the SEC.

     Section 2.3 Authority. The Boards of Directors or Trustees, as the case may be, of the Parent Companies and Sub have duly approved and adopted this Agreement. The Board of Directors or Trustees, as the case may be, of each of the Parent Companies has respectively declared advisable an amendment to Parent's Articles of Incorporation and Trust's Declaration of Trust to (i) increase the number of authorized shares of Parent Common Stock to 1,000,000,000 and the number of authorized Trust Shares to 1,000,000,000, respectively, and
(ii) include any provisions required by, or deemed advisable under, any Gaming Laws (the "Charter Amendments"). The Board of Directors or Trustees, as the case may be, of each of the Parent Companies has resolved to recommend the approval by their respective stockholders or shareholders, as applicable, of the respective Charter Amendments and the respective issuance of Parent Common Stock and Trust Shares, in connection with the Merger as contemplated by this Agreement (the "Share Issuances"). Each of the Parent Companies and Sub has all requisite power and authority to enter into this Agreement and, subject to approval by the stockholders or shareholders, as applicable, of Parent and Trust of the respective Charter Amendments and Share Issuances, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent Companies and Sub and the consummation by the Parent Companies and Sub of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Parent Companies and Sub, subject to approval by the stockholders or shareholders, as applicable, of Parent and Trust of the respective Charter Amendments and Share Issuances. This Agreement has been duly executed and delivered by each of the Parent Companies and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of this Agreement on the Company) constitutes the valid and binding obligation of the Parent Companies and Sub enforceable against each of them in accordance with its terms. The Charter Amendments, the Share Issuances and the filing of a joint registration statement on Form S-4 with the SEC by the Parent Companies under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the Paired Shares to be issued in connection with the Merger as contemplated by this Agreement (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors and Trust's Board of Trustees.

     Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
2.4 have been obtained and all filings and obligations

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

described in this Section 2.4 have been made, and except as set forth in Section
2.4 of the Parent Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties, assets or operations of the Parent Companies or any of their Subsidiaries under, any provision of (i) the Declaration of Trust, articles of incorporation, Trust Regulations or by-laws, as applicable, of the Parent Companies, (ii) any provision of the comparable charter or organization documents of any Subsidiary of the Parent Companies, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Parent Companies or any of their Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent Companies or any of their Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Parent Companies, materially impair the ability of the Parent Companies or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to the Parent Companies or any of their Subsidiaries in connection with the execution and delivery of this Agreement by the Parent Companies or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Parent Companies or any of their Subsidiaries are qualified to do business,
(iii) such filings and consents as may be required under any environmental, health or public or worker safety law or regulation specified in Section 2.4 of the Parent Letter pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and the NYSE, (vi) as may be required under foreign laws, (vii) such filings as may be required under the rules of the NYSE in connection with the Charter Amendments, (viii) filings with and approvals by any regulatory authority with jurisdiction over the Company's gaming operations required under any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming activities and operations of the Company, including the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder, the Clark County governmental authorities and the rules and regulations promulgated thereby, the Indiana Gaming Control Act and the rules and regulations promulgated thereunder, the Nova Scotia Gaming Control Act and the rules and regulations promulgated thereunder, and the Ontario-Gaming Control Act and the rules and regulations promulgated thereunder (collectively, the "Gaming Laws"), (ix) filings with and approvals of state educational regulatory authorities, nongovernmental accrediting commissions and the U.S. Department of Education and, if required, with the Federal Communications Commission, (x) such other consents, approvals, orders, authorizations, registrations, declarations and filings (a) as may be required under the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (b) as are set forth in Section 2.4 of the Parent Letter, and (xi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Parent Companies, materially impair the ability of the Parent Companies or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 2.5 SEC Documents and Other Reports. The Parent Companies have filed all required documents with the SEC since January 1, 1996 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Parent Companies included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of Trust and Parent and their consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, the Parent Companies have not, since December 31, 1996, made any change in the accounting practices or policies applied in the preparation of their financial statements.

     Section 2.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Parent Companies or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the Stockholder Meetings (as defined in Section 5.1) will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Parent Companies, their respective officers and directors or any of their Subsidiaries shall occur that is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to the Parent Companies) as to form in all material respects with the provisions of the Exchange Act.

     Section 2.7 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since December 31, 1996, (a) the Parent Companies and their Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Parent Companies, (b) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have, a Material Adverse Effect on the Parent Companies or (c) there has not been any split, combination or reclassification of any of the capital stock of Parent or Trust or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, except as contemplated by this Agreement. The approximate aggregate amount of indebtedness of the Parent Companies and their respective Subsidiaries as of September 30, 1997, is set forth in Section 2.7 of the Parent Letter.

     Section 2.8 Permits and Compliance. Each of the Parent Companies and their respective Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Parent Companies or any of their Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of the Parent Companies (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. None of the Parent Companies or any of their Subsidiaries is in violation of (A) their respective charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Parent Companies or any of their Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of the Parent Companies and their Subsidiaries, taken as a whole. Except as set forth in the Parent SEC Documents or Section 2.8 of the Parent Letter, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Parent Companies of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which the Parent Companies or any of their Subsidiaries is a party or by which the Parent Companies or any such Subsidiary is bound or to which any of the properties, assets or operations of the Parent Companies or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. For purposes of this Agreement, the term "Knowledge" when used with respect to the Parent Companies means the actual knowledge of the individuals identified in Section 2.8 of the Parent Letter.

     Section 2.9 Tax Matters. Except as otherwise set forth in Section 2.9 of the Parent Letter, (i) the Parent Companies and each of their respective Subsidiaries have timely filed all federal, state, local, foreign and provincial income and Franchise Tax Returns and all other material Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are, true, correct and complete, except to the extent that any failure to so file or any failure to be true, correct and compete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies; (ii) all Taxes required to have been paid by the Parent Companies and each of their respective Subsidiaries have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to pay any such Taxes or to properly obtain an extension for such payment, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies; (iii) the Parent Companies and each of their respective Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies; (iv) none of the Parent Companies or any of their respective Subsidiaries has waived in writing any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against any of the Parent Companies or any of their respective Subsidiaries, except to the extent that any such waiver or deficiency, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies; (v) all Federal income Tax Returns referred to in clause (i) for all years through 1993 have been examined by and settled with the Internal Revenue Service or the period for assessment of Taxes in respect of which such Tax returns were required to be filed has expired; (vi) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending;
(vii) all material deficiencies
asserted or material assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full; (viii) the most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve for all Taxes payable by the Parent Companies and their respective Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and (ix) there are no material liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent Companies or any of their respective Subsidiaries. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 2.10 Actions and Proceedings. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Parent Companies or any of their Subsidiaries, or against or involving any of the directors, officers or employees of the Parent Companies or any of their Subsidiaries, as such, any of its or their properties, assets or business or any employee benefit plan of the Parent Companies (a "Parent Plan") that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Parent Companies. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Parent Companies, threatened against or involving the Parent Companies or any of their Subsidiaries or any of their directors, officers or employees, as such, or any of its or their properties, assets or business or any Parent Plan that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Parent Companies. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Parent Companies, threatened against or affecting the Parent Companies or any of their Subsidiaries or any of their officers, directors or employees, as such, or any of their properties, assets or business relating to the transactions contemplated by this Agreement.

     Section 2.11 Compliance with Worker Safety and Environmental Laws. (a) Except as set forth in Section 2.11 of the Parent Letter, the properties, assets and operations of the Parent Companies and their respective Subsidiaries are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Parent Companies or any of their respective Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies.

          (b) The Parent Companies and their respective Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. The Parent Companies and their respective Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. The Parent Companies have no Knowledge of any pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. Section 9601 et seq., RCRA, 42 U.S.C. Section 6901 et seq., or equivalent state law provisions and no Knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR Section 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

     Section 2.12 Liabilities. Except as set forth in the Parent SEC Documents filed prior to the date hereof, the Parent Companies and their Subsidiaries have no liabilities, absolute or contingent, other than liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies.

     Section 2.13 Intellectual Property. The Parent Companies and their Subsidiaries own or have the right to use all patents, patent rights, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business of the Parent Companies and their Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies. Neither the Parent Companies nor any of their respective Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent Companies.

     Section 2.14 Opinion of Financial Advisor. The Parent Companies have received the written opinion of Bear Stearns & Co. Inc. dated November 12, 1997, to the effect that, as of dated November 12, 1997, the consideration to be paid by the Parent Companies in the Merger is fair to the Parent Companies from a financial point of view.

     Section 2.15 Required Vote of Parent and Trust Stockholders. The affirmative votes of the holders of a majority of the outstanding shares of Parent Common Stock and of the outstanding Trust Shares are required to approve the respective Charter Amendments of Trust and Parent. The affirmative vote of a majority of the votes cast on each Share Issuance is required to approve such Share Issuance; provided, that the total votes cast on each such proposal represent a majority of the outstanding shares of Parent Common Stock or Trust Shares, as applicable. No other vote of the stockholders or shareholders of the Parent Companies is required by law, the organization documents of the Parent Companies or otherwise in order for the Parent Companies to consummate the Merger and the transactions contemplated hereby.

     Section 2.16 REIT Status. The Trust is a "real estate investment trust" for federal income tax purposes and is not subject to Section 269B(a)(3) of the Code by reason of Section 136(c) of the Deficit Reduction Act of 1984. The consummation of the transactions contemplated by this Agreement will not cause the Trust to cease to qualify as a "real estate investment trust" for federal income tax purposes and will not cause the Trust to become subject to Section 269B(a)(3) of the Code.

     Section 2.17 Brokers. No broker, investment banker or other person, other than Bear Stearns & Co. Inc., Starwood Capital Group L.L.C. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, the fees and expenses of which will be paid by the Parent Companies (subject to Section 5.7), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent Companies.

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

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of the Parent Companies and Sub as follows:

     Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 3.2 Capital Structure. At the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 50,000,000 shares of Preferred Stock, no par value per share ("Company Preferred Stock"). At the close of business on October 17, 1997, (i) 118,259,684 shares of Company Common Stock were issued and outstanding, (ii) 1,123,526 shares of Company Common Stock were held in the treasury of the Company or by its Subsidiaries, (iii) 133,399 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1996 Restricted Stock Plan for Non-Employee Directors, as amended, and the Company's 1995 Incentive Stock Plan, as amended (collectively, the "Company Stock Plans"), and (iv) no shares of Company Common Stock were reserved in connection with the Rights Agreement (as hereinafter defined). Except as set forth above, at the close of business on October 17, 1997, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All the outstanding shares of Company Common Stock were validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (a) stock options issued pursuant to the Company Stock Plans covering not in excess of 8,718,231 shares of Company Common Stock (collectively, the "Company Stock Options"),(b) the rights to purchase shares of Series A Participating Cumulative Preferred Stock (the "Rights"), issued pursuant to the Rights Agreement dated as of November 1, 1995 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent, and (c) rights existing under an Investment Agreement dated as of July 15, 1997 (the "CDRV Investment Agreement"), between the Company and CDRV Acquisition, L.L.C., there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Except as set forth in Section 3.2 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Documents (as defined in Section 3.5) filed prior to the date of this Agreement, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all Liens. As of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except (x) pursuant to an agreement dated as of July 15, 1997 between the Company and BellSouth Corporation, (y) to the extent that Article Ninth of the Restated Articles of Incorporation of the Company or any comparable provision of the articles of incorporation of any Subsidiary of the Company required under any Gaming Laws could be construed as a contractual obligation or (z) with respect to the withholding of exercise price or withholding taxes under any stock option plan, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all the information required to be set forth therein by the rules and regulations of the SEC.

     Section 3.3 Authority. The Board of Directors of the Company has duly approved and adopted this Agreement, and has resolved to recommend the approval of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent, Trust and Sub and the validity and binding effect of this Agreement on Parent, Trust and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Joint Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

     Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section
3.4 have been obtained and all filings and obligations described in this Section
3.4 have been made, and except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or the loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien, upon any of the properties, assets or operations of the Company or any of its Subsidiaries under any provision of (i) the Restated Articles of Incorporation, as amended, or the Amended and Restated By-Laws of the Company, (ii) any provision of the comparable charter or organization documents of any Subsidiary of the Company,
(iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or public or worker safety law or regulation specified in Section 3.4 of the Company Letter pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of Blue Sky Laws and the NYSE, (vi) as may be required under foreign laws, (vii) filings with and approvals in respect of the Gaming Laws, (viii) filings with and approvals of state educational regulatory authorities, non-governmental accrediting commissions and the U.S. Department of Education and, if required, with the Federal Communications Commission, (ix) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in Section 3.4 of the Company Letter, and (x) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     Section 3.5 SEC Documents and Other Reports. The Company has filed all required documents with the SEC since January 1, 1996 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since December 31, 1996, made any change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Joint Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

     Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement since December 31, 1996, (a) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and (b)(i) there has been no change in the capital stock of the Company (except for the issuance of shares of the Company Common Stock pursuant to Company Stock Plans) and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock and (ii) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company. The aggregate amount of indebtedness of the Company and its Subsidiaries as of September 30, 1997, is set forth in Section 3.7 of the Company Letter.

     Section 3.8 Permits and Compliance. Except as set forth in Section 3.8 of the Company Letter, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the

Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A), (B) and
(C), for any violations that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, as of the date hereof, there is no contract or agreement that is material to the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents or Section 3.8 of the Company Letter, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. For purposes of this Agreement, the term "Knowledge" when used with respect to the Company means the actual knowledge of the individuals identified in Section 3.8 of the Company Letter.

     Section 3.9 Tax Matters. Except as otherwise set forth in Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have timely filed all federal, state, local, foreign and provincial income and Franchise Tax Returns and all other material Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are true, correct and complete, except to the extent that any failure to so file or any failure to be true, correct and complete, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (ii) all Taxes required to have been paid by the Company and each of its Subsidiaries have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to pay any such Taxes or to properly obtain an extension for such payment, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived in writing any statute of limitations in respect of its federal, state, local, foreign or provincial income or franchise Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, except the extent that any such waiver to deficiency, individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company;
(v) all Federal income Tax Returns referred to in clause (i) for all years through 1989 have been examined by and settled with the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vii) all material deficiencies asserted or material assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full; (viii) the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and
(ix) there are no
material liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries.

     Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the directors, officers or employees of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as set forth in Section
3.10 of the Company Letter or in the Company SEC Documents filed prior to the date hereof, as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their directors, officers or employees as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as set forth in Section 3.10 of the Company Letter or in the Company SEC Documents filed prior to the date hereof, as of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their officers, directors or employees, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

     Section 3.11 Certain Agreements. Except as set forth in the Company SEC Documents filed prior to the date hereof or as listed on Section 3.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (subject to Section 5.8).

     Section 3.12 ERISA. (a) Section 3.12 (a) of the Company Letter contains a list of each Company Plan (as hereinafter defined) maintained by the Company and each material Company Plan maintained by a Subsidiary of the Company. To the extent applicable, with respect to each Company Plan, the Company has made, or will as soon as practicable after the date hereof, make available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Plan and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iv) the most recent summary plan description for each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code, (vii) any request for a determination currently pending before the IRS and
(viii) all correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each Company Plan complies with ERISA, the Code and all other applicable statutes and governmental rules and regulations, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred within the past three years with respect to any Company Plan which is likely to result in liability to the Company, (iii) neither the Company nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Company Multiemployer Plan (as hereinafter defined) at any time within the past six years or instituted, or is currently considering taking, any action to do so, and (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA.

          (b) There has been no failure to make any contribution or pay any amount due to any Company Plan as required by Section 412 of the Code,
     Section 302 of ERISA, or the terms of any such Plan, and no Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

          (c) With respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company. Except as listed on Section 3.12(c) of the Company Letter, all Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or will be filed on a timely basis and, except as listed on Section 3.12(c) of the Company Letter, to the Knowledge of the Company there is no reason why any Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under
     Section 4041A of ERISA. Neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by (i) Part 6 of Title I of ERISA or as disclosed in Section 3.12(c) of the Company Letter or (ii) the laws of a jurisdiction outside the United States.

          (d) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer
     Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established or maintained or contributed to by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates or otherwise may have any liability, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

          (e) Section 3.12(e) of the Company Letter contains a list of each Company Ex-U.S. Pension Plan and the Company has made, or as soon as practicable after the date hereof will make, available to Parent a copy of any written plan document. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each such plan has been maintained in all material respects in compliance with all applicable laws, orders and regulations, and the fair market value of the assets of each such plan which is intended to be a funded Company plan or arrangement equals or exceeds the value of the accrued benefits. "Company Ex-U.S. Pension Plan" shall mean any arrangement (other than a Company Plan) providing retirement pension benefits that is established or maintained by the Company or any Subsidiary exclusively for the benefit of employees who are or were employed outside the United States.

          (f) Section 3.12(f) of the Company Letter contains a list, as of the date of this Agreement, of all (i) severance and employment agreements with officers of the Company and each ERISA Affiliate, (ii) severance programs and formal policies of the Company with or relating to its employees and
     (iii) plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control or similar provisions, in each case involving a severance or employment agreement or arrangement with an individual officer or employee, only to the extent such agreement or arrangement provides for minimum annual payments in excess of $150,000. The Company has provided to the Parent a true and complete copy of each of the foregoing or will provide such a copy as soon as practical after the date hereof.

     Section 3.13 Compliance with Worker Safety and Environmental Laws. (a) Except as set forth in Section 3.13 of the Company Letter, the properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

          (b) The Company and its Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company has no Knowledge of any pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. Section 9601 et seq., RCRA, 42 U.S.C. Section 6901 et seq., or equivalent state law provisions and no Knowledge that any current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR Section 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

     Section 3.14 Liabilities. Except as set forth in Section 3.14 of the Company Letter or in the Company SEC Documents filed prior to the date hereof, the Company and its Subsidiaries have no liabilities, absolute or contingent, other than liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 3.15 Intellectual Property. The Company and its Subsidiaries own or have the right to use all Intellectual Property Rights as are necessary in connection with the business of the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

     Section 3.16 Rights Agreement. The Company has taken all necessary action to (i) render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (y) neither Parent nor any of its affiliates is an Acquiring Person (as defined in the Rights Agreement) and (z) a Distribution Date (as defined in the Rights Agreement) does not occur by reason of the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement.

     Section 3.17 Parachute Payments to Disqualified Individuals. The estimated "excess parachute payments" (as such term is defined in Section 280G(a) of the Code) payable to all employees of the Company and its Subsidiaries who (i) are "disqualified individuals" under Section 280G of the Code and (ii) are not covered in the report prepared by Towers Perrin as of October 18, 1997 and delivered to the Parent Companies prior to or on the date hereof will not exceed $5,000,000, assuming for this purpose that no such employee's employment is terminated in connection with the transactions contemplated under this Agreement.

     Section 3.18 Opinion of Financial Advisor. The Company has received the written opinion of Lazard Freres & Co. LLC, dated November 12, 1997, to the effect that, as of November 12, 1997, the consideration to be paid by the Parent Companies in the Merger is fair to the Company's stockholders from a financial point of view.

     Section 3.19 State Takeover Statutes. The Board of Directors of the Company has, to the extent such statutes are applicable, taken (or, with respect to Sections 78.378 to 78.3793 of the NGCL, will take prior to the Effective Time) all action necessary to exempt the Parent Companies, their respective Subsidiaries and affiliates, the Merger, this Agreement and the transactions contemplated hereby from Sections 78.378 to 78.3793 and Sections 78.411 to
78.444 of the NGCL or to satisfy the requirements thereof. To the Knowledge of the Company, no other state takeover statutes are applicable to the Merger, this Agreement or the transactions contemplated hereby.

     Section 3.20 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve this Agreement. No other vote of the stockholders of the Company is required by law, the Restated Articles of Incorporation, as amended, or the Amended and Restated By-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

     Section 3.21 Brokers. No broker, investment banker or other person, other than Goldman, Sachs & Co., Lazard Freres & Co. LLC and Gleacher NatWest Inc., the fees and expenses of which will be paid by the Company (as reflected in agreements between such firms and the Company, copies of which have been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1 Conduct of Business by the Company Pending the Merger. Except as contemplated by Section 4.5 or as set forth in Section 4.1 of the Company Letter, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, lessors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Except as otherwise expressly permitted by this Agreement and as set forth in Section 4.2 of the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (a) except as set forth in Section 4.5, (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by direct or indirect wholly owned Subsidiaries), (ii) other than in the case of any direct or indirect wholly owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) except as set forth in Section 4.5, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock (and associated Rights) upon the exercise of employee stock options pursuant to the Company Stock Plans outstanding on the date of this Agreement in accordance with their current terms;

          (c) amend its articles or certificate of incorporation or by-laws or other comparable organizational documents;

          (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets that are, individually or in the aggregate material to the Company and its Subsidiaries taken as a whole, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

          (e) except as set forth in Section 4.5, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

          (f) except as set forth in Section 4.5, incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any loans, advances or capital contributions to, or other investments in, any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than (i) indebtedness incurred in the ordinary course of business consistent with past practice and (ii) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

          (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

          (h) except as required under any collective bargaining agreement or under Section 5.8, enter into or adopt any new, or amend any existing, severance plan, agreement or arrangement or enter into any new or amend any existing Company Plan or employment or consulting agreement, other than as required by law or as set forth in Section 4.1(h) of the Company Letter, except that the Company or its Subsidiaries may enter into (a) employment agreements if such agreements (i) are no longer than one year in duration and (ii) provide for an annual base salary of less than $150,000, and (b) consulting agreements in the ordinary course of business that are terminable on no more than 90 days' notice without penalty, and the Company or its Subsidiaries may amend any Company Plan or other plan, program, policy or arrangement if such amendment will result in not more than a de minimus additional cost to the Company or its Subsidiaries;

          (i) except (1) as permitted under Section 4.1(h), (2) as permitted under Section 5.15 or (3) to the extent required by written employment agreements existing on the date of this Agreement, increase the compensation payable or to become payable to its officers or employees, except for (i) increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries and (ii) except to the extent required under the terms of any applicable incentive plan, the payment of annual incentive bonuses for 1997 which are not in the aggregate in excess of two times the target bonus for 1997 established for 1997 prior to the date of this Agreement;

          (j) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards, other than an award which (i) is made to a management employee or non-employee director who would be eligible to receive such award under the terms of the Company Stock Plans as applied consistently with past practice and (ii) is made on terms substantially the same as the terms of awards previously awarded under such plan;

          (k) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

          (l) except as disclosed in the Company's capital expenditure plan which has been disclosed to Parent or for maintenance capital expenditures in the ordinary course of business consistent with past practice, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $50,000,000;

          (m) except as permitted by Section 4.5, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice;

          (n) settle or compromise any material federal, state, local or foreign tax liability;

          (o) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 4.2 Conduct of Business by the Parent Companies Pending the
Merger. Except as contemplated by Section 4.5 or as set forth in Section 4.2 of the Parent Letter, during the period from the date of this Agreement to the Effective Time, the Parent Companies shall, and shall cause each of their respective Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of their respective current officers and employees and preserve their respective relationships with customers, suppliers, licensors, lessors and others having business dealings with them to the end that their goodwill and ongoing business shall be unimpaired at the Effective Time. Except as otherwise expressly permitted by this Agreement and as set forth in
Section 4.2 of the Parent Letter, the Parent Companies shall not, and shall not permit any of their respective Subsidiaries to, without the prior written consent of the Company:

          (a) except as contemplated by Section 4.5, (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders or shareholders, as applicable, in their capacity as such (other than (A) dividends in the aggregate amount not to exceed the greater of (a) the current rate of the Parent Companies dividends and (b) the Trust's "real estate investment taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains or the deduction for dividends paid (provided that this Section 4.2(a) shall not be deemed to restrict any increases in the dividend rate of the Parent Companies in the ordinary course consistent with past practice) and (B) dividends and other distributions by direct, indirect or wholly owned Subsidiaries) or (ii) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Paired Shares;

          (b) in the case of the Parent Companies only, except as set forth in
     Section 4.5, amend its articles or certificate of incorporation or declaration of trust, other than in connection with the respective Charter Amendments;

          (c) take or omit any action that would reasonably be expected to cause the Trust to cease to qualify as a "real estate investment trust" for federal income tax purposes or that would reasonably be expected to cause the Trust to become subject to Section 269B(a)(3) of the Code; or

          (d) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Notwithstanding anything contained herein to the contrary and except as permitted by Section 4.5(c), neither Trust nor Parent shall declare, set aside or pay any cash dividend or make any cash distribution or otherwise make any payments in cash to its stockholders or shareholders, as applicable, having a record date for the determination of the stockholders or shareholders entitled to such dividend, distribution or other payment occurring during the period from and including the first day of the Averaging Period through and including the fourth trading day after the last day of the Averaging Period.

     Section 4.3 No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries to,
(i) solicit, initiate, or encourage the submission of, any takeover proposal,
(ii) except to the extent permitted by paragraph (b), enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that prior to the Company Stockholders' Meeting (as defined in Section 5.1), to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, the Company may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement to, any person. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this paragraph by the Company. For all purposes of this Agreement, "takeover proposal" means any proposal, other than a proposal by Parent or Trust for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Significant Subsidiaries or any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company), other than a proposal or offer by Parent or Trust to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its Significant Subsidiaries. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any takeover proposal. As used herein, a "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, Trust or Sub, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a superior proposal. For all purposes of this Agreement, "superior proposal" means a bona fide written proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines in their good faith judgment (based on the opinion, with only customary qualifications, of independent financial advisors that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) to be more favorable to the Company and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (based on the advice of independent financial advisors), is reasonably capable of being financed by such third party. If, to the extent permitted by this Section 4.2(b), the Board of Directors of the Company approves or recommends a superior proposal, the Company may take appropriate action to render the Rights inapplicable to such superior proposal.

          (c) The Company shall immediately advise Parent orally and in writing of any takeover proposal or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal, the material terms and conditions of such takeover proposal or inquiry and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such takeover proposal or inquiry. The Parent Companies shall waive any applicable confidentiality provisions to the extent necessary to allow the Company solely to explain the terms of this transaction to persons making takeover proposals.

     Section 4.4 Third Party Standstill Agreements. Except to the extent reasonably required in connection with the Company's obligations under Section 4.5(a) and permitted pursuant to that letter agreement dated as of November 6, 1997, among the Company, the Parent Companies and Sub, during the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent or Trust) unless a majority of the disinterested members of the Board of Directors of the Company determines in their good faith judgment based on the advice of outside counsel that failure to take such action would violate the fiduciary obligations of such Board under applicable law. Subject to the foregoing, during such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

     Section 4.5 Pre-Merger Transactions.

          (a) The Company shall use reasonable efforts to enter into agreements to sell assets of the Company as agreed from time to time between the Company and Parent on terms acceptable to the Company and shall permit the Parent Companies and their financial and legal advisors to participate in such process; provided, however, that such agreements may provide at the Company's election that any such sale or disposition shall not be consummated until after the Effective Time and may provide at the Company's election that such agreements are terminable by the Company if this Agreement is terminated for any reason; provided further, however, that neither the Company nor any of its Subsidiaries shall enter into a definitive agreement with respect to any such sale without the prior approval of both Parent Companies and the Board of Directors of the Company.

          (b) The Company shall not implement the Comprehensive Plan (as such term is defined in the Definitive Proxy Statement on Schedule 14A filed with the SEC on October 9, 1997 (the "Proxy Statement")), including, without limitation, consummating the Tender Offers (as such term is defined in the Proxy Statement); provided, however, that the Company shall be permitted to pay the Termination Fee and Purchaser's Expenses (each as defined in the CDRV Investment Agreement) and any other payments pursuant to the CDRV Investment Agreement.

          (c) Prior to the Effective Time, Trust may declare a dividend not to exceed $1.5 billion, payable to its shareholders of record as of such time and payable in property other than cash which property may subsequent to such payment (but in any event not later than one day after the Effective
     Time) be acquired by Parent in exchange for shares of Parent's capital stock, and Parent may acquire all or any portion of such property in such manner. In connection with the foregoing, the Pairing Agreement dated as of June 28, 1980 between Parent and Trust may be amended to permit and facilitate such transactions. In the event that Parent fails to exercise its right, in whole or in part, to acquire such property prior to the Effective Time or within one day thereafter, the Exchange Ratio shall be equitably adjusted. The Parent Companies agree that in effecting transactions contemplated by this Section 4.5(c), the stockholders of the Company shall be treated on a fair and equitable basis (including in respect of the consideration payable in the Merger).

          (d) The Company acknowledges and agrees that, prior to the Effective Time, the Parent Companies and their Subsidiaries are obligated under the Westin Transaction Agreement to use all reasonable efforts to consummate the transactions contemplated thereby, including debt and equity financings and certain restructurings and share issuances related thereto, the payment of dividends on such share issuances, increases in stock option and similar employee benefit plans and the increases in authorized capital of the Parent Companies, all of which shall be deemed to be consistent with the Parent Companies' obligations under Section 4.2. The Company and the Parent Companies further acknowledge and agree that, prior to the Effective Time, the Parent Companies shall have paid a fee to certain investment banks in connection with the transactions contemplated by the Westin Transaction Agreement, and such fee shall have been paid in the type and amount of consideration previously discussed by and among the parties to this Agreement.

     Section 4.6 Post-Merger Transactions. Promptly after the consummation of the Merger, the Trust shall dispose of any shares of common stock of the Surviving Corporation received by the Trust in connection with the Merger.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1 Stockholders Meetings. The Company, Parent and Trust each shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold, a meeting of its stockholders or shareholders (respectively, the "Company Stockholder Meeting", the "Parent Stockholder Meeting", the "Trust Shareholder Meeting" and, collectively, the "Stockholder Meetings") for the purpose of considering the approval of this Agreement (in the case of the Company) and the respective Charter Amendments and the Share Issuances (in the case of Parent and Trust). The Company, Parent and Trust will, through their respective Boards of Directors or Trustees, as the case may be, recommend to their respective stockholders or shareholders, as applicable, approval of such matters and shall not withdraw such recommendation except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement of the Merger as permitted by Section 4.3(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal. The Company, Parent and Trust shall coordinate and cooperate with respect to the timing of such meetings and shall use all reasonable efforts to hold such meetings on the same day. At the Parent Stockholder Meeting and the Trust Shareholder Meeting, the Parent Companies shall cause to be submitted to their respective shareholders or stockholders, as applicable, a proposal to amend Parent's Articles of Incorporation and Trust's Declaration of Trust to include a provision substantially similar to ARTICLE NINTH of Restated Articles of Incorporation, as amended, of the Company.

     Section 5.2 Filings; Other Actions. (a) The Company, Parent and Trust shall promptly prepare and file with the SEC the Joint Proxy Statement and the Parent Companies shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent, Trust and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, each of Parent, Trust and the Company shall mail the Joint Proxy Statement to its respective stockholders or shareholders. Parent and Trust shall also take any action (other than qualifying to do business in any jurisdiction in which they are currently not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Paired Shares in the Merger and upon the exercise of the Substitute Options (as defined in Section 5.8), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action, including information relating to the number of Paired Shares required to be registered.

          (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

          (c) Each of the Company, Parent and Trust will promptly, and in any event within fifteen business days after execution and delivery of this Agreement, make all filings or submissions as are required under the HSR Act. Each of the Company, Parent and Trust will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submissions necessary under the HSR Act. Without limiting the generality of the foregoing, each of the Company, Parent and Trust will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will promptly (i) comply with any such inquiry or request and
     (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of the Company, Parent and Trust will keep the other apprised of the status of any such inquiry or request.

     Section 5.3 Comfort Letters. (a) The Company shall use all reasonable efforts to cause to be delivered to Parent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, Trust and the Company, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          (b) Parent and Trust shall use all reasonable efforts to cause to be delivered to the Company "comfort" letters of Coopers & Lybrand L.L.P., Parent's and Trust's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, Parent and Trust, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     Section 5.4 Access to Information. Subject to currently existing contractual and legal restrictions applicable to the Parent Companies or to the Company or any of their Subsidiaries, each of the Parent Companies and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, Tax Returns, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, each of the Parent Companies and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Notwithstanding the first sentence of this Section 5.4, neither the Company nor any of its accountants, counsel, financial advisors or other representatives shall have access to any information relating to the matters described in Section 5.4 of the Parent Letter. Notwithstanding the first sentence of this Section 5.4, neither the Parent Companies nor any of their respective accountants, counsel, financial advisors or other representatives shall have access to any information relating to the matters described in
Section 5.4 of the Company Letter. No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent or the Company pursuant to this Section 5.4 shall be kept confidential in accordance with the Confidentiality Agreement dated October 6, 1997 among the Parent Companies and the Company.

     Section 5.5 Compliance with the Securities Act. Within 30 days following the date of this Agreement, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Company Stockholder Meeting, in the Company's reasonable judgment may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use all reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement in substantially the form of Exhibit 5.5 hereto, executed by such person.

     Section 5.6 Stock Exchange Listings. Parent shall use all reasonable efforts to list on the NYSE, upon official notice of issuance, the Paired Shares to be issued in connection with the Merger.

     Section 5.7 Fees and Expenses. (a) Except as provided in Section 5.7(b) and
(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, except that expenses incurred in connection with printing and mailing the Joint Proxy Statement and the Registration Statement shall be borne equally by Parent and the Company.

          (b) Provided that none of Parent, Sub or Trust is in material breach of their representations, warranties and agreements under this Agreement,
     (i) if this Agreement is terminated by the Board of Directors of the Company pursuant to Section 7.1(g), (ii) if this Agreement is terminated by the Parent Companies pursuant to Section 7.1(b), (iii) if this Agreement is terminated by the Parent Companies pursuant to Section 7.1(f) or (iv) if
     (A) after the date of this Agreement, (x) any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have made or indicated an intention to make or amend or modify (whether or not subject to conditions) a takeover proposal or (y) it shall have been publicly disclosed or Parent shall have otherwise learned that any person or "group" has beneficial ownership (determined for the purpose of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 15% of the outstanding shares of Company Common Stock or (z) Parent has the right to terminate this Agreement under Section 7.1(f) because the Board of Directors of the Company shall or shall resolve to take an action referred to therein and (B) the stockholders of the Company do not approve the Merger at the Company Stockholders Meeting called for such purpose pursuant to Section 5.1 or this Agreement is terminated pursuant to Section 7.1(d) prior to the Company Stockholders Meeting being held, then the Company shall pay to Parent $225,000,000 (the "Termination Fee") in same-day funds, plus (notwithstanding paragraph (a) of this Section 5.7) all the Expenses (as defined below), on the date of such termination, in the case of clause
     (i), (ii) or (iii), or on the date of the Company Stockholders Meeting or such termination, as the case may be, in the case of clause (iv); provided, however, that in the event the date of such termination, in the case of clause (i), (ii), (iii) or (iv), is prior to November 21, 1997, then the amount of the Termination Fee shall be deemed to be $195,000,000.

          (c) If this Agreement is terminated for any reason (other than by the Company pursuant to Section 7.1(b)), then the Company shall (notwithstanding paragraph (a) of this Section 5.7), on the date of such termination, pay to Parent the cash amount necessary to permit Parent fully to reimburse itself, Sub and Trust and their affiliates for all out-of-pocket fees and expenses incurred at any time prior to such termination by any of them or on their behalf in connection with the Merger, the preparation of this Agreement and the transactions contemplated by this Agreement (including any currency or interest rate hedging activities in connection with the transactions contemplated hereby), including (x) all fees and expenses of counsel, investment banking firms, financial advisors (regardless of whether such financial advisors are affiliates of the Parent Companies), accountants, experts and consultants to Parent, Sub and Trust or any of their affiliates and (y) all fees and expenses payable to banks, investment banking firms and other financial institutions and their respective counsel, accountants and agents in connection with arranging or providing financing) (fees and expenses under clause (y) collectively, "Financing Fees", and the fees and expenses contemplated by this paragraph (c), collectively, but subject to the next succeeding proviso, the "Expenses"); provided, however, that the aggregate amount of

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

     Expenses, other than Financing Fees and all fees and expenses of counsel in connection with any litigation, shall not exceed $25,000,000.

          (d) The Company acknowledges that the agreements contained in paragraphs (b) and (c) of this Section 5.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent, Sub and Trust would not enter into this Agreement; accordingly, if the Company fails to pay promptly any amount due pursuant to this Section 5.7 and, in order to obtain such payment, Parent, Sub or Trust commences a suit that results in a judgment against the Company for any such amount, the Company shall pay to Parent, Sub or Trust its cost and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime or base rate of Citibank, N.A. from the date such payment was due under this Agreement.

     Section 5.8 Company Stock Options. (a) As of the Effective Time, each Company Stock Option (and related stock appreciation right ("SAR")) that is outstanding immediately prior to the Effective Time pursuant to the Company's stock option plans (other than any "stock purchase plan" within the meaning of Section 423 of the Code) in effect on the date hereof (the "Stock Plans") shall be assumed by Parent and become and represent a fully exercisable option (and related SAR) to purchase the number of Paired Shares (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Paired Share (rounded up to the nearest tenth of a cent) equal to the difference between (A) the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio and (B) the amount, if any, payable per share of Company Common Stock pursuant to Section 1.5(f) divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional Paired Shares upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related Company Stock Option and Stock Plan under which it was granted, including those providing for the accelerated exercisability and other special rights arising upon an "Acceleration Event" in accordance with the terms of such Stock Plan. The Company agrees to use all reasonable efforts to obtain any necessary consents of holders of Company Stock Options and take such other actions as may be necessary to effect this Section 5.8. The accelerated lapse of restrictions and other special rights with respect to shares of restricted Company Common Stock issued under the Stock Plans shall also be preserved following the Effective Time in accordance with the terms of the Stock Plans.

          (b) In respect of each Company Stock Option (and related SAR) as converted into a Substitute Option pursuant to Section 5.8(a) and assumed by Parent, and the shares of Parent Common Stock underlying such option, Parent shall file and keep current a registration statement on Form S-8 (or a post-effective amendment to a Registration Statement on Form S-8) or other appropriate form for as long as such options remain outstanding.

          (c) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been an employee of the Company or any of its subsidiaries and is a holder of Employee Stock Options or SARS, and such employee's heirs and personal representatives and shall be binding on all successors and assigns of the Parent Companies.

     Section 5.9 Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, unless, to the extent permitted by
Section 4.3, the Board of Directors of the Company approves or recommends a superior proposal, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act, state takeover statutes and Gaming Laws), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

          (b) The Company shall use all reasonable efforts not to take any action that, in any such case, might reasonably be expected to (i) cause any of its representations or warranties contained in this Agreement that is qualified as to materiality to be untrue, (ii) cause any of its representations or warranties contained in this Agreement that is not so qualified to be untrue in any material respect, (iii) result in a breach of any covenant made by it in this Agreement, (iv) result directly or indirectly in any of the conditions to the Merger set forth in Article VI not being satisfied or (v) impair the ability of the parties to consummate the Merger at the earliest practicable time (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

     Section 5.10 Public Announcements. The Parent Companies and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with each other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

     Section 5.11 Transfer and Gains Tax. The Parent Companies will pay any Federal, state, local, foreign or provincial tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger, (except as otherwise provided in Section 1.8) any Federal, state, local, foreign or provincial tax which is attributable to the transfer of Company Common Stock or Paired Shares pursuant to the terms of this Agreement (collectively, "Stock Transfer Taxes") and any penalties or interest with respect to any such Stock Transfer Taxes. The Company and the Parent Companies agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be agreed to between Parent and the Company. The stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.11 in the preparation of any return with respect to the Gains Taxes.

     Section 5.12 State Takeover Laws. If any "fair price", "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent, Trust and the Company and their respective Boards of Directors or Trustees, as the case may be, shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

     Section 5.13 Indemnification; Directors and Officers Insurance. (a) The Parent Companies agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective articles or certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of the Company shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time and the obligations of the Company in connection therewith shall be assumed by the Parent Companies. Parent shall provide, or shall cause the Surviving Corporation to provide, the Company's current directors and officers an insurance and indemnification policy (including any fiduciary liability policy) that provides coverage with respect to any claims made during the six-year period following the Effective Time for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar to the Company's existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 150 percent of the last annual premium paid prior to the date hereof (which premium the Company represents and warrants to be approximately $1.4 million in the aggregate), but if such annual premium would but for this proviso exceed such amount, then Parent shall purchase as much coverage as possible for such amount.

          (b) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been a director or officer of the Company or a subsidiary of the Company, and such director's or officer's heirs and personal representatives and shall be binding on all successors and assigns of the Parent Companies.

     Section 5.14 Notification of Certain Matters. The Parent Companies shall use all reasonable efforts to give prompt notice to the Company, and the Company shall use all reasonable efforts to give prompt notice to the Parent Companies, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause
(x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of any of the Parent Companies or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any event, change or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Parent Companies or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.15 Employees. (a) Comparable Benefits. Except as provided in
Section 5.8, for not less than one year following the Effective Time, the Parent Companies shall maintain, or shall cause the Company and its Subsidiaries to maintain, compensation and employee benefits plans and arrangements for employees of the Company and its Subsidiaries ("Affected Employees") that are, in the aggregate, no less favorable than as provided under the compensation arrangements and Company Plans as in effect on the date hereof. Without limiting the generality of the foregoing, for not less than one year following the Effective Time (or such longer period as may be required under the applicable Company Plan), the Parent Companies shall provide, or cause the Company and its Subsidiaries to provide, severance pay and benefits to each Affected Employee as of the Effective Time that are no less favorable than under the Company Plans and current practices of the Company as in effect as of the date of this Agreement. Notwithstanding the foregoing, the Parent Companies shall have the right (i) following the Effective Time to transfer to one or more employee benefit plans maintained by the Parent Companies any employee of the Company or any Subsidiary who becomes an employee of the Parent Companies or any of their respective Subsidiaries and (ii) in the good faith exercise of it managerial discretion, to terminate the employment of any employee. Nothing in this Agreement shall be construed as granting to any employee any rights of continuing employment.

          (b) Honoring Company Plans and Accrued Vacation. Parent Companies shall, or shall cause the Company to, honor all Company Plans and other contractual commitments in effect immediately prior to the Effective Time between the Company or its Subsidiaries and Affected Employees or former employees of the Company or its Subsidiaries. Without limiting the generality or the foregoing, Parent Companies shall honor all vacation, holiday, sickness and personal days accrued by Affected Employees and, to the extent applicable, former employees of the Company and its Subsidiaries ("Former Employees") as of the Effective Time.

          (c) Participation in Benefit Plans. Employees and, to the extent applicable, Former Employees shall be given credit for all service with the Company and its Subsidiaries (or service credited by the Company or such Subsidiaries) under all employee benefit plans and arrangements currently maintained by the Parent Companies or any of their respective Subsidiaries in which they are or become participants for purposes of eligibility, vesting, level of participant contributions and benefit accruals (but subject to an offset, if necessary, to avoid duplication of benefits) to the same extent as if rendered to the Parent Companies or any of their respective Subsidiaries. The Parent Companies shall cause to be waived any pre-existing condition limitation under their welfare plans that might otherwise apply to an Affected Employee or, to the extent applicable, a Former Employee. The Parent Companies agree to recognize (or cause to be recognized) the dollar amount of all expenses incurred by Affected Employees or, to the extent applicable, Former Employees, during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductions and co-payment limitations for such year under the relevant benefit plans of the Parent Companies and their respective Subsidiaries.

     Section 5.16 Rights Agreement. (a) The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.16) requested in writing by Parent (including redeeming the Rights immediately prior to the Effective Time of the Merger or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as requested in writing by Parent or as permitted by Section 5.16(b), prior to the Company Stockholders Meeting, the Board of Directors of the Company shall not (i) amend the Rights Agreement or
(ii) take any action with respect to, or, except as specifically permitted by
Section 5.16(b), make any determination under, the Rights Agreement (including a redemption of the Rights).

          (b) If, to the extent permitted by Section 4.3(b), the Board of Directors of the Company approves or recommends a superior proposal, the Company may take appropriate action under the Rights Agreement solely in order to render the Rights inapplicable to such superior proposal; provided, however, that the foregoing shall not permit the Company to make any determination under, or take any action with respect to, the Rights Agreement in order to render the Rights applicable to the Merger or any of the other transaction contemplated by this Agreement or to redeem the Rights.

     Section 5.17. Regulatory Matters. In connection with subsection (i) of the first sentence of Section 5.9(a) and without limiting the generality of Section 5.9, the Parent Companies shall, and shall cause their respective subsidiaries to (and shall use all reasonable efforts to cause their respective affiliates other than subsidiaries to), if it is necessary to obtain any regulatory approval for this Agreement or the transactions contemplated hereby, disassociate themselves from any person or persons deemed, or reasonably likely to be deemed, unacceptable by a Governmental Entity with authority to administer Gaming Laws and, in the case of any such person who is a nominee to serve as a director or trustee of a Parent Company or any subsidiary of a Parent Company, the Parent Companies shall, and shall cause the relevant subsidiary or subsidiaries to, replace any such director nominee with a suitable substitute nominee. In connection with subsection (i) of the first sentence of Section 5.9(a), the Parent Companies agree that they shall use all reasonable efforts to cause the trust arrangements described in either clause (x) or (y) of Section 6.1(c)(iii) to be in full force and effect and further agree that, if the requisite approvals are obtained from the New Jersey Casino Control Commission, they will place shares of Company Common Stock or shares of common stock of the Surviving Corporation, as applicable, in trust as contemplated by such clauses.

     Section 5.18. New Jersey Trust. In connection with the application for qualification and licensing by the Parent Companies with the New Jersey Casino Control Commission pursuant to the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, if requested by the Parent Companies (for the purpose of permitting the Parent Companies to hold directly (and not in trust) the shares of Company Common Stock to be acquired pursuant to the Merger while the Parent Companies' application for qualification and licensing is pending with the New Jersey Casino Control Commission), the Company shall execute and deliver a trust agreement prepared by the Parent Companies and reasonably acceptable to the Company and the New Jersey Casino Control Commission and complying with the requirements of the New Jersey Casino Control Act and the rules and regulations promulgated thereunder.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the fulfillment (or waiver by such party) at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of share holders of the Company in accordance with applicable law and the Restated Articles of Incorporation, as amended, and Amended and Restated By-laws of the Company, and the respective Charter Amendments and Share Issuances shall have been duly approved by the requisite vote of the stockholders or shareholders, as applicable, of each of Parent and Trust in accordance with applicable rules of the NYSE, applicable law and the Articles of Incorporation and By-laws of Parent and Declaration of Trust and Trust Regulations of the Trust.

          (b) Stock Exchange Listings. The Paired Shares issuable in the Merger and pursuant to the Substitute Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (c) HSR and Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

             (ii) All consents, approvals, orders or authorizations of or registrations, declarations or filings with any Governmental Entity, which the failure to obtain, make or occur would reasonably be expected to have a Material Adverse Effect on the Company (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect.

             (iii) All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, (A) any Governmental Entity with jurisdiction in respect of Gaming Laws (other than New Jersey), (B) the Federal Communications Commission and (C) state educational authorities, non-governmental educational accrediting commissions and the U.S. Department of Education (in the case of this clause (C) required to be made or obtained prior to consummation of the Merger), in each case, required or necessary in connection with the Merger and this Agreement and the transactions contemplated by this Agreement (including the changes in the composition of the Board of Directors of the Company) shall have been obtained and shall be in full force and effect, and in the case of the New Jersey Casino Control Act and the rules and regulations promulgated thereunder, either, at the option of the Parent Companies, (x) as contemplated by Section 5.17, all shares of the common stock of Sub shall have been deposited in trust with a trustee qualified and otherwise acceptable to the New Jersey Casino Control Commission and the transactions and arrangements contemplated by Section 5.17 shall be in full force and effect or (y) (1) the New Jersey Casino Control Commission shall have approved a form of trust agreement in form and substance reasonably satisfactory to the Parent Companies (including in respect of control by the Parent Companies of the Company and its subsidiaries) in respect of a trust arrangement for the shares of Company Common Stock to be acquired pursuant to the Merger or shares of the common stock of the Surviving Corporation pending final qualification of the Parent Companies to hold a casino license under the New Jersey Casino Control Act and the rules and regulations thereunder,
        (2) a trustee qualified and otherwise acceptable to the New Jersey Casino Control Commission and the Parent Companies in respect of such trust arrangement for the shares of Company Common Stock to be acquired pursuant to the Merger or shares of the common stock of the Surviving Corporation shall have been appointed or designated and (3) the directors of Sub shall have been qualified on a permanent or temporary basis to serve as directors of a company (including the Company) that either directly, or through its subsidiaries, holds a casino license under the New Jersey Casino Control Act and the rules and regulations thereunder.

          (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of the Parent Companies or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations shall have been received.

          (e) No Order. No court or other Governmental Entity having jurisdiction over the Company, Parent or Trust, or any of their respective Subsidiaries, shall (after the date of this Agreement) have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal; provided, however, that each of the parties shall have used all reasonable efforts to prevent and to appeal as promptly as possible any such law, rule, regulation, executive order, decree, injunction or other order

          (f) Change in Tax Laws. There shall not have been any Federal legislative or regulatory change that would cause the Trust to cease to qualify as a "real estate investment trust" for federal income tax purposes or that would cause the Trust to become subject to Section 269B(a)(3) of the Code.

     Section 6.2 Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following additional condition:

          (a) Performance of Obligations; Representations and Warranties. Each of Parent, Sub and Trust shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Parent, Sub and Trust contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent, Sub and Trust by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a significant likelihood of success challenging the acquisition by any of the Parent Companies of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent, Trust or Sub any damages that are material in relation to the Company, the Parent Companies and their Subsidiaries taken as a whole.

          (c) Tax Opinion. On the Closing Date, the opinion of Sidley & Austin, counsel to the Parent Companies, shall have been delivered to the Company in form and substance reasonably satisfactory to the Company stating that
     (i) the Trust is a "real estate investment trust" for federal income tax purposes and the Trust is not subject to Section 269B(a)(3) of the Code by reason of Section 136(c) of the Deficit Reduction Act of 1984 and (ii) consummation of the transactions contemplated by this Agreement will not cause the Trust to cease to qualify as a "real estate investment trust" for federal income tax purposes and will not cause the Trust to become subject to Section 269B(a)(3) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon customary representations reasonably requested by such counsel and made by the Parent Companies.

     Section 6.3 Conditions to Obligations of Parent, Sub and Trust to Effect the Merger. The obligations of Parent, Sub and Trust to effect the Merger shall be subject to the fulfillment (or waiver by the Parent Companies) at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Parent Companies shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b) Consents Under Agreements. Except for the consents listed in
     Section 6.3(b) of the Company Letter, the Company shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, hotel management agreement or other agreement or instrument, except as to which the failure to obtain such consents and approvals, individually or in the aggregate, would not be expected, in the reasonable opinion of the Parent Companies, to have a Material Adverse Effect on the Company or upon the consummation of the transactions contemplated in this Agreement.

          (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.5 an executed copy of an agreement substantially in the form of Exhibit 5.5 hereto.

          (d) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a significant likelihood of success (i) challenging the acquisition by any of the Parent Companies of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company any damages that are material in relation to the Company, the Parent Companies and their Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any material portion of the combined business or assets of the Company, Parent, Trust and their respective Subsidiaries, or to compel the Company, Parent, Trust and their respective subsidiaries to dispose of or hold separate any material portion of the combined business or assets of the Company, Parent, the Trust and their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent, the Trust or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote any Company Common Stock purchased by it on all matters properly presented to the shareholders of the Company, (iv) seeking to prohibit Parent, the Trust or any of their respective Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries or (v) which otherwise would reasonably be expected to have a Material Adverse Effect on the Company.

          (e) Rights Agreement. The Rights shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of any matters presented in connection with the Merger by the stockholders or shareholders, as applicable, of the Company or of the Parent Companies:

          (a) by mutual written consent of the Parent Companies and the Company;

          (b) by either the Parent Companies or the Company if there has been a material breach of the representations, warranties, covenants and agreements on the part of the other set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the nonbreaching party;

          (c) by either the Parent Companies or the Company if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and non-appealable;

          (d) by either the Parent Companies or the Company if the Merger shall not have been consummated before December 31, 1998, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or other action restraining, enjoining or otherwise preventing the consummation of Merger;

          (e) by either the Parent Companies or (if the Company has paid to Parent an amount in cash equal to the sum of the Termination Fee plus all Expenses if required by Section 5.7 (b) and (c)) the Board of Directors of the Company if any required approval of the Merger by the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such stockholders or at any adjournment thereof;

          (f) by the Parent Companies if the Board of Directors of the Company shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Merger, this Agreement or any of the transactions contemplated hereby (other than transactions contemplated by Section 4.5(a)), (ii) modify such approval or recommendation in a manner adverse to Parent, Sub or Trust or (iii) approve or recommend a superior proposal pursuant to Section 4.3(b);

          (g) by the Board of Directors of the Company if (i) (x) to the extent permitted by Section 4.3(b), the Board of Directors of the Company approves or recommends a superior proposal or (y) nominees of Hilton Hotels Corporation are elected as a majority of the members of the Board of Directors of the Company at the Company's 1997 annual meeting of stockholders and (ii) the Company has paid to Parent an amount in cash equal to the sum of the Termination Fee plus all Expenses as provided by
     Section 5.7(b); or

          (h) by either the Parent Companies or the Board of Directors of the Company if the approval of the Charter Amendments and the Share Issuances by the shareholders of Trust or the stockholders of Parent shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such shareholders or stockholders, as the case may be, or at any adjournment thereof.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Parent Companies or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Trust, Sub or their respective officers or directors (except for the last sentence of Section 5.4 and the entirety of Sections 2.14, 3.21, 5.7 and 5.16, this Section 7.2 and Article VIII, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors or Trustees, as the case may be, at any time before or after approval of the matters presented in connection with the Merger by the respective stockholders or shareholders of Parent, Trust and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders or shareholders without such further approval. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.

     Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

     Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent, Sub or Trust, to

                 Starwood Lodging Corporation
                 Starwood Lodging Trust
                 c/o Starwood Capital Group
                 3 Pickwick Plaza
                 Greenwich, Connecticut 06830
                   Attention: Barry Sternlicht
                           Chief Executive Officer
                   Facsimile No.: (203) 861-2101

            with copies to:

                 Sherwin L. Samuels
                 Sidley & Austin
                 555 W. Fifth Street
                 Los Angeles, California 90013
                 Facsimile No.: (213) 896-6600

                 Scott M. Freeman
                 Sidley & Austin
                 875 Third Avenue
                 New York, New York 10022
                 Facsimile No.: (212) 906-2021

        (b) if to the Company, to

                   ITT Corporation
                  1330 Avenue of the Americas
                  New York, New York 10019
                  Attention: Rand V. Araskog
                            Chairman and Chief
                            Executive

            with a copy to:

                  Philip A. Gelston
                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, NY 10019
                  Facsimile No.: (212) 474-3700

     Section 8.3 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "the date hereof" in this Agreement means the date of the Original Merger Agreement and this Agreement shall be deemed to have been entered into as of the date of the Original Merger Agreement.

     Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except as provided in the last sentence of Section 5.4 and the first sentence of
Section 4.4, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral (including the Original Merger Agreement), among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.8 and Section 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.6 Governing Law. Except to the extent that the laws of the State of Nevada are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent, Trust or to any direct or indirect wholly owned Subsidiary of Parent or Trust, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

     Section 8.10 Trust. The name "Starwood Trust" is the designation of Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969 as amended and restated, and all persons dealing with Trust must look solely to Trust's property for the enforcement of any claims against Trust, as the Trustees, officers, agents and security holders of Trust assume no personal obligations of Trust, and their respective properties shall not be subject to claims of any person relating to such obligation.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          STARWOOD LODGING CORPORATION

                                          By:    /s/ BARRY S. STERNLICHT

                                            ------------------------------------
                                            Name: Barry S. Sternlicht
                                            Title: Authorized Signatory

                                          CHESS ACQUISITION CORP.

                                          By:    /s/ BARRY S. STERNLICHT

                                            ------------------------------------
                                            Name: Barry S. Sternlicht
                                            Title: Authorized Signatory

                                          STARWOOD LODGING TRUST

                                          By:    /s/ BARRY S. STERNLICHT

                                            ------------------------------------
                                            Name: Barry S. Sternlicht
                                            Title: Chairman and Chief Executive
                                              Officer

                                          ITT CORPORATION

                                          By:      /s/ RAND V. ARASKOG

                                            ------------------------------------
                                            Name: Rand V. Araskog
                                            Title: Chairman and Chief Executive

                                                                         ANNEX B

[BEAR STEARNS LOGO]

                                                       [BEAR STEARNS LETTERHEAD]
                               November 12, 1997

Board of Trustees
Starwood Lodging Trust
2331 East Camelback Road
Suite 410
Phoenix, Arizona 85016

Board of Directors
Starwood Lodging Corporation
2331 East Camelback Road
Suite 400
Phoenix, Arizona 85016

Gentlemen:

     We understand that Starwood Lodging Trust ("SLT") and Starwood Lodging Corporation ("SLC" and, collectively, "Starwood") and ITT Corporation ("Hotel") intend to enter into an Amended and Restated Agreement and Plan of Merger to be dated as of November 12, 1997 (the "Merger Agreement"), pursuant to which a newly formed subsidiary of SLC will be merged with and into Hotel and each outstanding share of common stock, no par value, of Hotel (the "Hotel Shares"), other than shares to be cancelled pursuant to the terms of the Merger Agreement, will be converted into the right to receive, at the holder's election, $85 in cash or shares of common stock, par value $.01 per share, of SLC paired with trust shares, par value $.01 per share, of SLT (as so paired, the "Paired Shares"), with a value of $85, together with any interest provided in the Merger Agreement, subject to certain collar provisions; provided that the aggregate number of Hotel Shares to be converted into the right to receive cash shall not exceed 30% nor be less than 18% of the total number of Hotel Shares outstanding immediately prior to the time of the Merger (the "Merger Consideration"), all in accordance with the terms and conditions of the Merger Agreement.

     You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to Starwood.

     In the course of our analyses for rendering this opinion, we have:

          1. reviewed the Merger Agreement;

          2. reviewed each of SLT's, SLC's and Hotel's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1994 through 1996, and their respective Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997;

          3. reviewed certain operating and financial information, including projections and projected cost savings and synergies, provided to us by Starwood's and Hotel's respective managements relating to their respective businesses and prospects;

          4. met with certain members of Starwood's and Hotel's senior management to discuss the operations, historical financial statements and future prospects of Starwood and Hotel and their view of the business, operational and strategic benefits, cost savings, potential synergies and other implications of the Merger;

          5. reviewed the historical stock prices and trading activity of the Paired Shares and the Hotel Shares;

          6. reviewed publicly available financial data and stock market performance data of companies which we deemed generally comparable to Starwood and Hotel or otherwise relevant to our inquiry;

          7. reviewed the terms, to the extent publicly available, of recent mergers and acquisitions which we deemed generally comparable to the Merger or otherwise relevant to our inquiry; and

          8. considered such other information and conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In the course of our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by Starwood and Hotel. With respect to Starwood's and Hotel's projected financial results (including projected divestitures, cost savings and synergies resulting from, and contemplated tax and accounting effects of the Merger and related transactions), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Starwood and Hotel as to the expected future performance of Starwood and Hotel, respectively. We have not assumed any responsibility for the information provided to us and we have further relied upon the assurances of the managements of Starwood and Hotel that they are unaware of any facts that would make the information provided to us incomplete or misleading. We have also assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement. In arriving at our opinion, we have not performed any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Starwood or Hotel and we have not been furnished with any such evaluation or appraisal.

     Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as they exist and can be evaluated as of the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range of the Paired Shares either prior to or subsequent to the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion as expressed below does not address Starwood's underlying business decision to effect the Merger or the treatment of SLC and SLT in the Merger, and is not a recommendation to Starwood directors or shareholders as to whether to approve or vote for the Merger.

     We have acted as financial advisor to Starwood in connection with the Merger and will receive a fee for such services, payment of a significant portion of which is contingent upon the consummation of the Merger. We have previously rendered certain investment banking and financial advisory services to Starwood and Hotel for which we received customary compensation. In the ordinary course of our business, we may actively trade the securities of Starwood or Hotel for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is intended for the benefit and use of the Boards of Starwood and is not to be used for any other purpose, or reproduced, disseminated, quoted or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any joint proxy statement/prospectus to be distributed to the holders of Paired Shares in connection with the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Starwood.

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                          BY: /s/ ANTHONY J. MAGRO
                                            ------------------------------------
                                            Managing Director

                                                                       ANNEX C-1

[LAZARD FRERES & CO. LLC LETTERHEAD]

                                January 14, 1998

The Board of Directors
ITT Corporation
1330 Avenue of the Americas
New York, NY 10019

Dear Members of the Board:

     We understand that Starwood Lodging Corporation ("Starwood Lodging"), Chess Acquisition Corp., a wholly-owned subsidiary of Starwood Lodging ("Merger Sub"), Starwood Lodging Trust, a real estate investment trust ("Starwood Trust" and, together with Starwood Lodging, the "Starwood Companies"), and ITT Corporation (the "Company") have entered into an Amended and Restated Agreement and Plan of Merger, dated as of November 12, 1997 (the "Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"). Pursuant to the Agreement, upon consummation of the Merger, each issued and outstanding share of common stock, no par value, of the Company (other than shares held in the treasury of the Company or owned by the Company, any of the Starwood Companies or any of their respective direct or indirect wholly-owned subsidiaries) will be converted into the right to receive (A) at the option of the holder of such share (subject to certain proration limitations set forth below) either (i) $85.00 in cash or (ii) a number of Paired Shares equal to the Exchange Ratio (as defined in the Agreement and as described below) and (B) if the consummation of the Merger occurs after January 31, 1998, cash in an amount per share equal to
(i) $85.00 times (ii) 7% per annum (without compounding) accrued from and including January 31, 1998, to but excluding the date of the consummation of the Merger (the aggregate consideration payable to the holders of Company common stock in the Merger being referred to herein as the "Consideration"). As more fully defined in the Agreement, "Exchange Ratio" means that number equal to the quotient of (x) $85.00 divided by (y) the average of the daily high and low prices per Paired Share as reported on the NYSE Composite Transactions reporting system for 20 New York Stock Exchange, Inc. ("NYSE") trading days randomly selected by an independent accounting firm from the 30 consecutive trading days immediately preceding the date which is the fifth NYSE trading day prior to the date of the Company stockholder meeting at which the Agreement is approved by the stockholders of the Company; provided, however, that under the Agreement, in no event shall the Exchange Ratio be (A) greater than an amount equal to $85.00 divided by $53.263 or (B) less than an amount equal to $85.00 divided by $61.263. In addition, as more fully set forth in the Agreement, proration limitations will apply to any stockholder's election described above to choose Paired Shares or cash such that the aggregate number of shares of common stock of the Company to be converted into the right to receive cash shall not (i) exceed 30% or (ii) be less than 18%, in either case of all shares of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger. For purposes hereof, "Paired Shares" refers to shares of common stock, par value $0.01 per share, of Starwood Lodging when paired with shares of beneficial interest, par value $0.01 per share, of Starwood Trust.

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company common stock of the Consideration. In connection with this opinion, we have:

          (i) Reviewed the financial terms and conditions of the Agreement;

          (ii) Analyzed certain historical business and financial information relating to the Company and the Starwood Companies;

[LAZARD FRERES & CO. LLC]

          (iii) Reviewed various financial forecasts and other data provided to us by the Company and the Starwood Companies relating to their respective businesses and the benefits projected by the Starwood Companies to be realized in connection with the Merger;

          (iv) Participated in discussions with members of the senior management of the Company and the Starwood Companies with respect to the business and prospects of the Company and the Starwood Companies, the strategic objectives of each and the possible benefits which might be realized following the Merger;

          (v) Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company and the Starwood Companies;

          (vi) Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to those of the Company and the Starwood Companies;

          (vii) Reviewed the historical stock prices and trading volumes of the Company common stock and the Paired Shares;

          (viii) Held discussions with your attorneys concerning legal, structural and tax aspects of the Merger; and

          (ix) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information. With respect to financial forecasts, including therein the synergies and tax savings projected to be realized from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and the Starwood Companies as to the future financial performance of the Company and the Starwood Companies, respectively, and that the synergies and tax savings projected to be realized from the Merger are realized substantially in accordance with such projections, both as to the financial effect and timing thereof. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

     In arriving at our opinion, we have not performed any independent evaluations or appraisals of the assets or liabilities of the Company or the Starwood Companies or their respective subsidiaries or trusts, as the case may be, nor have we been furnished with any such evaluations or appraisals. In rendering our opinion herein, we have not solicited, and have not been requested to solicit, any third party acquisition interest in the Company. In addition, we are not expressing any opinion as to the price or range of prices at which the Paired Shares may trade subsequent to the announcement of the execution of the Agreement or the consummation of the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Consideration to be received by the holders of Company common stock in the Merger pursuant to the Agreement and does not address the business judgment of the Company's Board of Directors in entering into the Agreement.

     Further, our opinion is necessarily based on economic, monetary, market, legislative and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Merger will not have a material adverse effect on the Company, the Starwood Companies or the trading of Paired Shares.

     We are acting as financial advisor to the Company in connection with the Merger and have received a fee for our services. In addition, we have from time to time in the past provided, and we are currently providing, in matters unrelated to the Merger, investment banking services to the Company for which we have received, or

[LAZARD FRERES & CO. LLC]

expect to receive, customary fees. As you know, a managing director of our firm is a member of the Company's Board of Directors.

     Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the Company and our opinion is rendered in connection with its consideration of the Merger. This opinion is not intended to and does not constitute a recommendation to any shareholder of the Company as to whether such holder should vote to approve the Merger and the transactions contemplated by the Agreement. It is understood that, except for inclusion of this letter in its entirety in a proxy statement from the Company to its shareholders, this letter may not be disclosed or otherwise referred to without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

     Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration is fair to the holders of Company common stock from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By: /s/   GERALD ROSENFELD
                                            ------------------------------------
                                                     Managing Director

                                                                       ANNEX C-2

[LAZARD FRERES & CO. LLC LETTERHEAD]

                               November 12, 1997

The Board of Directors
ITT Corporation
1330 Avenue of the Americas
New York, NY 10019

Dear Members of the Board:

     We understand that Starwood Lodging Corporation ("Starwood Lodging"), Chess Acquisition Corp., a wholly-owned subsidiary of Starwood Lodging ("Merger Sub"), Starwood Lodging Trust, a real estate investment trust ("Starwood Trust" and, together with Starwood Lodging, the "Starwood Companies"), and ITT Corporation (the "Company") have entered into an Amended and Restated Agreement and Plan of Merger, dated as of November 12, 1997 (the "Starwood Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Starwood Merger"). Pursuant to the Starwood Agreement, upon consummation of the Starwood Merger, each issued and outstanding share of common stock, no par value, of the Company (other than shares held in the treasury of the Company or owned by the Company, any of the Starwood Companies or any of their respective direct or indirect wholly-owned subsidiaries) will be converted into the right to receive (A) at the option of the holder of such share (subject to certain proration limitations set forth below) either (i) $85.00 in cash or (ii) a number of Paired Shares equal to the Exchange Ratio (as defined in the Starwood Agreement and as described below) and (B) if the consummation of the Starwood Merger occurs after January 31, 1998, cash in an amount per share equal to (i) $85.00 times (ii) 7% per annum (without compounding) accrued from and including January 31, 1998, to but excluding the date of the consummation of the Starwood Merger (the aggregate consideration payable to the holders of Company common stock in the Starwood Merger being referred to herein as the "Starwood Transaction Consideration"). As more fully defined in the Starwood Agreement, "Exchange Ratio" means that number equal to the quotient of (x) $85.00 divided by (y) the average of the daily high and low prices per Paired Share as reported on the NYSE Composite Transactions reporting system for 20 New York Stock Exchange, Inc. ("NYSE") trading days randomly selected by an independent accounting firm from the 30 consecutive trading days immediately preceding the date which is the fifth NYSE trading day prior to the date of the Company stockholder meeting at which the Starwood Agreement is approved by the stockholders of the Company; provided, however, that under the Starwood Agreement, in no event shall the Exchange Ratio be (A) greater than an amount equal to $85.00 divided by $53.263 or (B) less than an amount equal to $85.00 divided by $61.263. In addition, as more fully set forth in the Starwood Agreement, proration limitations will apply to any stockholder's election described above to choose Paired Shares or cash such that the aggregate number of shares of common stock of the Company to be converted into the right to receive cash shall not (i) exceed 30% or (ii) be less than 18%, in either case of all shares of common stock of the Company issued and outstanding immediately prior to the effective time of the Starwood Merger. For purposes hereof, "Paired Shares" refers to shares of common stock, par value $0.01 per share, of Starwood Lodging when paired with shares of beneficial interest, par value $0.01 per share, of Starwood Trust.

     In addition, we understand that, as set forth in Amendment Number 36 to the Tender Offer Statement on Schedule 14D-1 filed by Hilton Hotels Corporation ("Hilton") with the Securities and Exchange Commission on November 3, 1997 (the "Hilton Tender Offer Statement"), Hilton has amended its proposal (the "Amended Hilton Proposal") to acquire the Company by amending the terms of the cash tender offer (the "Hilton Offer") that Hilton commenced on January 27, 1997 and the terms of the consideration payable

[LAZARD FRERES & CO. LLC]

to the holders of Company common stock in the Hilton Second-Step Merger (as defined below). Under the Amended Hilton Proposal, (i) Hilton is offering in the Hilton Offer to purchase 65,000,000 shares of Company common stock at a purchase price of $80.00 per share in cash, and (ii) following completion of the Hilton Offer, in accordance with the proposed Agreement and Plan of Merger (the "Hilton Proposed Merger Agreement") by and among the Company, Hilton and HLT Corporation, a wholly-owned subsidiary of Hilton ("HLT") that is filed as an exhibit to the Hilton Tender Offer Statement, the Company would be merged with and into HLT in the proposed second-step merger (the "Hilton Second-Step Merger" and together with the Hilton Offer, the "Hilton Transaction"), and each share of Company common stock that is issued and outstanding immediately prior to the effective time of the Hilton Second-Step Merger (the "Effective Time") (other than shares of Company common stock held in the treasury of the Company or owned by Hilton or any direct or indirect wholly-owned subsidiary of Hilton) would be converted into (a) two shares of Hilton common stock, $2.50 par value per share ("Hilton Common Stock"), and (b) unless the volume-weighted average of the prices per share of Hilton Common Stock for all trades reported on the NYSE (or such other exchange on which shares of Hilton Common Stock are then listed) during the 20 trading days immediately preceding the last business day before the Effective Time is equal to or greater than $40.00, two shares of Contingent Value Preferred Stock ("CVP Shares") (the aggregate consideration payable to the holders of Company common stock pursuant to the Hilton Offer set forth in clause
(i) and the aggregate consideration payable to the holders of Company common stock pursuant to the Hilton Second-Step Merger set forth in subclauses (a) and
(b) of clause (ii) is collectively referred to as the "Hilton Transaction Consideration"). We also understand that the Amended Hilton Proposal provides that each CVP Share will entitle the holder to receive the amount, if any, by which $40.00 exceeds the per share stock price of the Hilton Common Stock as measured during the 45 trading day period immediately preceding (but not including) the first anniversary of the Effective Time, subject to a maximum amount of $12 per CVP Share. The terms of the CVP Shares are set forth in more detail in Annex I to the Hilton Offer.

     You have requested that we confirm in writing our prior oral advice, as of the date provided, with respect to the relationship from a financial point of view of the Starwood Transaction Consideration and the Hilton Transaction Consideration. In connection with our opinion set forth in this letter, we have:

          (i) Reviewed the financial terms and conditions of (a) the Starwood Agreement and (b) the Hilton Tender Offer and the Hilton Proposed Merger Agreement;

          (ii) Analyzed certain historical business and financial information relating to the Company, the Starwood Companies and Hilton;

          (iii) Reviewed various financial forecasts and other data provided to us by the Company, the Starwood Companies and Hilton relating to their respective businesses and the benefits projected by the Starwood Companies and Hilton to be realized in connection with the Starwood Merger and the Hilton Transaction, respectively;

          (iv) With respect to the Company and the Starwood Companies, participated in discussions with members of the senior management of the Company and the Starwood Companies with respect to the business and prospects of the Company and the Starwood Companies, and the strategic objectives of each and the possible benefits which might be realized following the Starwood Merger, and with respect to Hilton, participated in discussions with members of the management of Hilton with respect to the results of Hilton's pro forma financial analysis after giving effect to the Hilton Transaction, including the assumptions underlying such analysis;

          (v) Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company, the Starwood Companies and Hilton;

[LAZARD FRERES & CO. LLC]

          (vi) Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to those of the Company, the Starwood Companies and Hilton;

          (vii) Reviewed the historical stock prices and trading volumes of the Company common stock, the Paired Shares and the Hilton Common Stock;

          (viii) Held discussions with your attorneys concerning legal, structural, regulatory and tax aspects of the Starwood Merger and the Hilton Transaction; and

          (ix) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information. With respect to financial forecasts, including therein the synergies and tax savings projected to be realized from the Starwood Merger and the synergies projected to be realized from the Hilton Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company, the Starwood Companies and Hilton as to the future financial performance of the Company, the Starwood Companies and Hilton, respectively. In addition, we have assumed that the synergies and tax savings projected to be realized from the Starwood Merger and the synergies projected to be realized from the Hilton Transaction would be realized substantially in accordance with such projections, both as to the financial effect and timing thereof. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. As you know, we had only very limited access to both confidential information regarding Hilton and members of Hilton's management team. In rendering our opinion, we have with your permission relied upon the advice of the Company and its legal counsel concerning the expected time required to satisfy the conditions to the Starwood Transaction.

     In arriving at our opinion, we have not performed any independent evaluations or appraisals of the assets or liabilities of the Company, the Starwood Companies or Hilton or their respective subsidiaries or trusts, as the case may be, nor have we been furnished with any such evaluations or appraisals. Although we were authorized by the Company to contact Hilton in response to its inquiries, in rendering our opinion herein, we have not solicited, and have not been requested to solicit, any third party acquisition interest in the Company. In addition, we are not expressing any opinion as to the price or range of prices at which the Paired Shares or shares of Hilton Common Stock may trade subsequent to the consummation of the Starwood Merger or the Hilton Transaction. Our opinion does not address the business judgement of the Company's Board of Directors in amending the Starwood Agreement or recommending the Starwood Transaction.

     Further, our opinion is necessarily based on economic, monetary, market, legislative and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In rendering our opinion, we have assumed that the Starwood Merger would be consummated on the terms described in the Starwood Agreement and that the Hilton Transaction would be consummated on the terms described in the Amended Hilton Proposal, in each case without any waiver of any material terms or conditions by the Company. In addition, we have assumed that (i) obtaining the necessary regulatory approvals for the Starwood Merger would not have a material adverse effect on the Company, the Starwood Companies or the trading of Paired Shares and (ii) obtaining the necessary regulatory approvals for the Hilton Transaction would not have a material adverse effect on the Company, Hilton or the trading of Hilton Common Stock. We have also assumed the absence of any change in the United States tax laws and regulations applicable to the Starwood Merger or the Amended Hilton Proposal and in effect on the date hereof.

     We are acting as financial advisor to the Company in connection with the Starwood Merger and the Amended Hilton Proposal and have received a fee for our services. In addition, we have from time to time in the past provided, and we are currently providing, in matters unrelated to the Starwood Merger and Amended

[LAZARD FRERES & CO. LLC]

Hilton Proposal, investment banking services to the Company for which we have received, or expect to receive, customary fees. As you know, a managing director of our firm is a member of the Company's Board of Directors.

     Our engagement and the opinions expressed herein are for the benefit of the Board of Directors of the Company and our opinion is rendered in connection with its consideration of the Starwood Merger and Amended Hilton Proposal. This opinion is not intended to and does not constitute a recommendation to any shareholder of the Company as to whether such holder should vote to approve the Starwood Merger and the transactions contemplated by the Starwood Agreement. It is understood that, except for inclusion of this letter in its entirety in a proxy statement from the Company to its stockholders, this letter may not be disclosed or otherwise referred to without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

     Based on and subject to the foregoing and such other factors as we have deemed relevant, we are of the opinion that, as of the date hereof, the Starwood Transaction Consideration is superior to the Hilton Transaction Consideration from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By: /s/ GERALD ROSENFELD
                                          --------------------------------------
                                              Managing Director

                      [GLEACHER NATWEST, INC. LETTERHEAD]

                                                                       ANNEX C-3

November 16, 1997

Special Committee of the Board of Directors
ITT Corporation
1330 Avenue of the Americas
New York, NY 10019

Gentlemen:

     This letter will confirm our oral opinion delivered to you on November 12, 1997 (the "Opinion Date"), as to (i) the fairness to the stockholders of ITT (the "Stockholders") from a financial point of view, as of the Opinion Date, of the Starwood Transaction Consideration (as defined below) and (ii) the relationship from a financial point of view, as of the Opinion Date, of the Starwood Transaction Consideration to the Hilton Transaction Consideration (as defined below).

     We understand that, as set forth in the Amended and Restated Agreement and Plan of Merger (the "Amended Starwood Merger Agreement"), dated as of November 12, 1997, among Starwood Lodging Corporation ("Starwood Corporation"), Chess Acquisition Corp., Starwood Lodging Trust ("Starwood Trust" and, collectively with Starwood Corporation, "Starwood") and ITT Corporation ("ITT"), Starwood has amended its proposal (the "Amended Starwood Proposal") to acquire ITT through a merger (the "Starwood Merger") of Chess Acquisition Corp. with and into ITT. Pursuant to the Amended Starwood Merger Agreement, each share of the Common Stock of ITT (such shares, together with the associated rights to purchase shares of Series A Participating Cumulative Preferred Stock, the "Common Stock") (other than shares of Common Stock held in the treasury of ITT and shares of Common Stock owned by Starwood or Chess Acquisition Corp.) will be cancelled and converted into (x) the right to receive, at the election of each Stockholder or any of their respective wholly-owned subsidiaries, either (i) $85.00 per share of Common Stock, without interest (except as specified in clause (y) below) (together with the interest, if any payable pursuant to clause (y) below, the "Starwood Cash Consideration"), or (ii) the right to receive Paired Shares at the Exchange Ratio (as defined below) (together with the interest, if any payable pursuant to clause (y) below, the "Paired Share Consideration") and (y) if (but only if) the closing of the Starwood Merger occurs after January 31, 1998, cash in an amount per share of Common Stock equal to (i) $85.00 multiplied by (ii) 7% per annum accrued from and including January 31, 1998, to but excluding the date of the closing of the Starwood Merger (without compounding) (the aggregate consideration payable to the Stockholders pursuant to the Starwood Merger is referred to as the "Starwood Transaction Consideration"). As used in connection with the Amended Starwood Proposal, the "Exchange Ratio" means a number equal to the quotient, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth, of (x) $85.00 divided by (y) the Market Price (as defined below) of the paired shares of common stock, par value $0.01 per share, of Starwood Corporation ("Corporation Shares"), and shares of beneficial interest, par value $0.01 per share, of Starwood Trust ("Trust Shares" and, when paired with Corporation Shares, "Paired Shares") on the fifth New York Stock Exchange, Inc. ("NYSE") trading day prior to the date of the meeting of the Stockholders to be convened to approve the Amended Starwood Merger Agreement; provided, however, that in no event shall the Exchange Ratio be (A) greater than an amount equal to $85.00 divided by $53.263 or (B) less than an amount equal to $85.00 divided by $61.263. As used in

[GLEACHER NATWEST INC. LETTERHEAD ADDRESS LINE]

Special Committee of the Board of Directors
November 16, 1997
Page 2
connection with the Amended Starwood Proposal, the "Market Price" of a Paired Share on any date means the average of the Average Prices (as defined below) for the twenty NYSE trading days (the "Averaging Period") randomly selected by a neutral independent accounting firm appointed by mutual agreement of Starwood Trust and ITT from the thirty consecutive NYSE trading days immediately preceding such date. The "Average Price" for any date means the average of the daily high and low prices per Paired Share as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source mutually selected by ITT and Starwood Corporation). We also understand that the aggregate number of shares of Common Stock to be converted in the Starwood Merger into the right to receive cash shall not (x) exceed 30% or (y) be less than 18%, in either case of all shares of Common Stock issued and outstanding immediately prior to the effective time of the Starwood Merger, subject to the proration provisions of the Amended Starwood Merger Agreement.

     We further understand that, as set forth in Amendment No. 36 to the Tender Offer Statement on Schedule 14D-1 filed by Hilton Hotels Corporation ("Hilton") and HLT Corporation with the Securities and Exchange Commission (the "Commission") on November 3, 1997 (the "Hilton Tender Offer Statement"), Hilton has amended its proposal (the "Amended Hilton Proposal") to acquire ITT by amending the terms of the cash tender offer (the "Hilton Offer") that Hilton commenced on January 31, 1997, and the terms of the consideration payable to the Stockholders in the Hilton Second-Step Merger (as defined below). Under the Amended Hilton Proposal, (i) Hilton is offering in the Hilton Offer to purchase up to 65,000,000 shares of Common Stock, representing approximately 55% of the issued and outstanding shares of Common Stock, at a purchase price of $80.00 per share of Common Stock in cash, and (ii) following completion of the Hilton Offer, in accordance with the form of Agreement and Plan of Merger among ITT, Hilton and HLT Corporation (the "Form Hilton Merger Agreement") that is attached as an exhibit to the Hilton Tender Offer Statement, HLT Corporation would be merged with and into ITT in a proposed second-step merger (the "Hilton Second-Step Merger" and, collectively with the Hilton Offer, the "Hilton Two-Step Transaction"), and each share of Common Stock not purchased in the Hilton Offer (other than shares held in the treasury of ITT or owned by Hilton, HLT Corporation or another direct or indirect wholly-owned subsidiary of Hilton) will be converted into (x) two shares of the common stock, par value $2.50 per share, of Hilton ("Hilton Common Stock") and (y) unless the volume-weighted average of the prices per share of Hilton Common Stock for all trades reported on the NYSE (or such other exchange on which shares of Hilton Common Stock are then listed) during the twenty business days immediately preceding the last business day before the effective time of the Hilton Second-Step Merger is equal to or greater than $40.00, two shares of Contingent Value Preferred Stock (the "CVP Shares") issued by the surviving corporation in the Hilton Second-Step Merger on the terms set forth on Annex I to the Hilton Tender Offer Statement (the aggregate consideration payable to the Stockholders pursuant to the Hilton Offer set forth in clause (i) above and the aggregate consideration payable to the Stockholders pursuant to the Hilton Second-Step Merger set forth in subclauses (x) and (y) of clause (ii) is collectively referred to as the "Hilton Transaction Consideration"). Upon the redemption of the CVP Shares, each CVP Share will entitle the holder (a "CVP Holder") to receive the amount, if any, by which $40.00 exceeds the per share stock price of the Hilton Common Stock measured, as described below, during a Valuation Period (as defined below) ending immediately prior to the first anniversary of the effective time of the Hilton Second-Step Merger, subject to a maximum amount of $12.00 per CVP Share (the "Maximum Redemption Amount"). The CVP Shares will be redeemed for this amount on the first anniversary of the effective time of the Hilton Second-Step Merger, unless earlier redeemed in accordance with their proposed terms.

     We understand that the Hilton Offer provides that the per share stock price of the Hilton Common Stock for purposes of determining whether the CVP Shares will be issued will be measured by taking the volume-weighted average of the prices per share of Hilton Common Stock for all trades reported on the NYSE (or such other exchange on which shares of Hilton Common Stock are then listed) of shares of Hilton Common Stock on twenty trading days in the Valuation Period, which twenty trading days will be randomly chosen on

Special Committee of the Board of Directors
November 16, 1997
Page 3
the first business day following the end of the Valuation Period by the public accounting firm then serving as the auditor of Hilton's financial statements. The "Valuation Period" means the 45 trading day period immediately preceding (but not including) the first anniversary of the effective time of the Hilton Second-Step Merger. We further understand that any amount to be paid to holders of CVP Shares upon redemption of the CVP Shares may be paid in cash, in the equivalent value of registered Hilton Common Stock, or in any combination thereof, except amounts payable upon redemption for $0.001 per CVP Share (the "Minimum Redemption Amount") will be paid in cash. The CVP Shares will be redeemed for the Minimum Redemption Amount if (i) the Current Market Value equals or exceeds $40.00, calculated as described above, or (ii) the volume-weighted average of the prices per share of Hilton Common Stock for all trades reported on the NYSE (or such other exchange on which shares of Common Stock are then listed) during any twenty consecutive trading day period prior to the first anniversary of the effective time of the Hilton Second-Step Merger equals or exceeds $40.00 per share.

     For the purposes of the opinion set forth herein, we have:

     1. analyzed the historical publicly filed financial statements of ITT, Starwood Corporation, Starwood Trust and Hilton;

     2.  analyzed the Starwood Merger and the Two-Step Hilton Transaction;

     3. reviewed the Amended Starwood Merger Agreement, the Form Hilton Merger Agreement and the Hilton Tender Offer Statement;

     4. reviewed the historical market prices and reported trading activity of the Common Stock, the Paired Shares, and Hilton Common Stock;

     5. compared the financial performance of Starwood with, and reviewed the historical market prices and reported trading activity of the common shares of, publicly traded Real Estate Investment Trusts whose operating characteristics and ownership structure resemble those of Starwood;

     6. reviewed public information with respect to the financial performances of certain other companies in lines of business we believe to be comparable to the businesses of ITT, Starwood and Hilton and reviewed the historical market prices and reported trading activity of such companies;

     7. reviewed the financial terms of certain business combinations involving companies in lines of business which we believe to be comparable to the businesses of ITT, Starwood and Hilton;

     8. reviewed selected financial analyses and other presentation materials as prepared by ITT's financial advisors, Lazard Freres & Co. LLC and Goldman, Sachs & Co. (including certain estimated financial results of ITT contained therein for the fiscal years ending on December 31, 1997 and 1998); and

     9.  performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon, without assuming responsibility for independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to the estimated financial results and other financial analyses and materials reviewed by us, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of ITT as to the future financial performance of ITT. We have also assumed, based upon the information which has been provided to us and without assuming responsibility for independent verification thereof, that no material undisclosed or contingent liability exists with respect to Starwood or ITT. Other than the estimated financial results of ITT referred to in numbered clause 8 above, Gleacher NatWest has reviewed no financial projections of ITT or Starwood. We have not solicited, and were not asked to solicit, any third party acquisition interests in ITT. In addition, we do not express any view as to the price or range of

Special Committee of the Board of Directors
November 16, 1997
Page 4
prices at which the Paired Shares or the Hilton Common Stock or the CVP Shares would trade subsequent to the consummation of the Merger or the Two-Step Hilton Transaction, as the case may be. We were not requested to, and our opinion does not, address the business judgment of the ITT Board of Directors or of the Special Committee in entering into the Amended Starwood Merger Agreement or recommending the Starwood Merger. Our opinion is based necessarily on the economic, market, and other conditions as in effect on, and the information made available to us as of, the Opinion Date.

     In rendering our opinion, we have assumed that the Starwood Merger will be consummated on the terms described in the Amended Starwood Merger Agreement and that the Two-Step Hilton Transaction would be consummated on the terms described in the Hilton Tender Offer Statement, in each case without waiver or variation of any material terms or conditions. In rendering our opinion we have also assumed that obtaining all necessary approvals and consents including, but not limited to, regulatory approvals, would not have a material adverse effect, in the case of the Starwood Merger, on ITT, Starwood or the value and trading price of the Paired Shares and, in the case of the Two-Step Hilton Transaction, on ITT, Hilton or the value and trading price of the Hilton Common Stock or the CVP Shares. Finally, we have assumed the absence of any material change in the tax laws of the United States, any state or any political subdivision thereof, or any regulations promulgated thereunder, and the absence of any material change in the laws and regulations affecting the gaming or lodging industries in the United States, any state or any political subdivision thereof.

     The Special Committee acknowledges that the opinion and any advice or materials provided by Gleacher NatWest in connection with its engagement hereunder is intended for the benefit and use of the Special Committee and the Board of Directors of ITT in considering the transaction to which the opinion, advice or materials relate and the Special Committee agrees that, except for references to this opinion and our engagement in the Amended Starwood Merger Agreement and references to this Opinion and our engagement in and the attachment of this Opinion to, the joint Proxy Statement/Prospectus to be prepared in connection with the Starwood Merger, no such opinion, advice or material shall be used for any other purpose or be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Gleacher NatWest be made by or on behalf of ITT, in each case without Gleacher NatWest's prior written consent.

     Based upon and subject to the foregoing and other such factors as we deemed relevant, we are of the opinion that, as of the Opinion Date, (i) the Starwood Transaction Consideration is fair to the Stockholders from a financial point of view; and (ii) the Starwood Transaction Consideration is superior to the Hilton Transaction Consideration from a financial point of view.

                                          Very truly yours,

                                          GLEACHER NATWEST INC.

                                                 /s/ ERIC J. GLEACHER
                                          --------------------------------------
                                          Eric J. Gleacher
                                          Chairman and Chief Executive Officer

                                                                         ANNEX D

                   PROPOSED AMENDMENT TO CORPORATION ARTICLES

                               ARTICLE NINETEENTH

     In order to enable the Corporation and any Subsidiary (as hereinafter defined) to secure and maintain in good standing all licenses, franchises and other regulatory approvals issued by Gaming Authorities (as hereinafter defined) which are necessary for the lawful operation of gaming and related businesses now or hereafter engaged in by the Corporation or any Subsidiary within or without the United States of America, which licenses, franchises or other regulatory approvals are conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications (the "Gaming Licenses"), and in order to insure that the business of the Corporation and its Subsidiaries will be carried on in compliance with the laws and regulations governing the conduct of gaming and related businesses (the "Gaming Laws"), the following provisions are made and shall apply for so long as the Corporation is subject to Gaming Laws:

          (a) Securities (as hereinafter defined) of the Corporation shall be subject to redemption by the Corporation, pursuant to Section 78.196 of the Nevada Revised Statutes or any other applicable provision of law, to the extent necessary to prevent the loss or to secure the reinstatement of any Gaming License held by the Corporation or any Subsidiary.

          (b) Securities of the Corporation shall be held subject to the condition that if a holder thereof is found by a Gaming Authority to be disqualified or unsuitable pursuant to any Gaming Law (a "Disqualified Holder"), such holder shall dispose of all of the Corporation's Securities held by such holder within the 120 day period (the "Disposition Period") commencing on the date (the "Notice Date") upon which the Corporation shall have received notice from a Gaming Authority of such holder's disqualification or unsuitability (the "Disqualification Notice"). Promptly following its receipt of a Disqualification Notice, the Corporation shall cause such Disqualification Notice to be delivered to the Disqualified Holder named therein by personal delivery, by mailing it to the address shown on the Corporation's books and records or through the use of any other reasonable means. Failure of the Corporation to provide such Disqualification Notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights.

          (c) If any Disqualified Holder fails to dispose of the Corporation's Securities within the Disposition Period, the Corporation may redeem such Securities at the lesser of (1) the lowest closing sale price of such Securities on any trading day during the Disposition Period or (2) such Disqualified Holder's original purchase price; provided, that if the Securities to be so redeemed are paired with securities of SLT (the Securities of the Corporation and the securities of SLT when so paired being herein referred to as "Paired Securities") pursuant to the Pairing Agreement, dated as of June 25, 1980, as amended, between SLT and the Corporation, the Corporation and SLT may redeem such Paired Securities for an aggregate amount equal to the lesser of (1) the lowest closing sale price of such Paired Securities on any trading day during the Disposition Period or (2) such Disqualified Holder's original purchase price for such Paired Securities.

          (d) Commencing on the Notice Date, it shall be unlawful for a Disqualified Holder to:

             (1) receive payments of dividends or interest upon any Securities of the Corporation held by such Disqualified Holder,

             (2) exercise, directly or indirectly, any right conferred by the Corporation's Securities upon the holders thereof, or

             (3) receive any remuneration in any form, for services rendered or otherwise, from the Subsidiary of the Corporation that holds a Gaming License.

          (e) The Board of Directors shall have the power to determine, on the basis of information known to the Board after reasonable inquiry, all questions arising under this Article NINETEENTH including, without limitation, (1) whether a person is a Disqualified Holder, (2) whether a Disqualified Holder has disposed of Securities pursuant to Paragraph (b) of this Article NINETEENTH and (3) the amount of Securities held directly or indirectly by any person. Any such determination shall be binding and conclusive on all such persons.

          (f) The Corporation shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this Article NINETEENTH, and each holder of Securities of the Corporation will be deemed to have acknowledged by acquiring or retaining Securities of the Corporation that failure to comply with this Article NINETEENTH will expose the Corporation to irreparable injury for which there is not adequate remedy at law and that the Corporation is entitled to injunctive relief to enforce the provisions of this Article NINETEENTH.

          (g) A Disqualified Holder shall indemnify the Corporation and its Subsidiaries for any and all direct or indirect costs (including attorney's fees) incurred by the Corporation as a result of such holder's continuing ownership of or failure to divest the Securities.

          (h) The following definitions shall apply with respect to this Article
     NINETEENTH:

             (1) The term "Gaming Authorities" includes all governmental authorities within or without the United States of America which issue or grant any license, franchise or regulatory approval necessary or appropriate for the lawful operation of gaming and related businesses. With respect to the State of Nevada, the term "Gaming Authorities" shall include, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board or their respective successors; and with respect to Atlantic City, New Jersey, the term "Gaming Authorities" shall include, without limitation, the New Jersey Casino Control Commission, the Division of Gaming Enforcement or their respective successors.

             (2) The term "Securities" means any instrument evidencing a direct or indirect beneficial ownership or creditor interest in the Corporation, including but not limited to, Common Stock, Preferred Stock, bonds, mortgages, debentures, security agreements, notes, warrants, options and rights.

             (3) The term "Subsidiary" (A) in matters relating to Gaming Laws of the State of New Jersey, shall have the definition set forth in the New Jersey Statutes Annotated 5:12-47 or (B) in matters relating to Gaming Laws outside of the State of New Jersey, means (i) a corporation, more than 50% of the outstanding voting securities of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote or (ii) a firm, association, partnership, limited liability company, trust or other form of business organization, not a natural person, of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote a majority interest.

PROXY

                        STARWOOD HOTELS & RESORTS TRUST
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
          PROXY FOR SPECIAL MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS
                          TO BE HELD FEBRUARY 18, 1998

The undersigned shareholder of Starwood Hotels & Resorts Trust (the "Trust") and stockholder of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of the Trust and the Notice of Special Meeting of Stockholders of the Corporation (the "Special Meetings") and the accompanying Joint Proxy Statement/Prospectus relating to the Special Meetings, and hereby appoints, with full power of substitution in each, each of the following persons as attorneys and proxies of the undersigned: (a) with respect to the undersigned's shares of the Trust, Ronald C. Brown and Sherwin L. Samuels and (b) with respect to the undersigned's shares of the Corporation, Barry S. Sternlicht and Jonathan D. Eilian. Any previously dated proxy is hereby revoked.

Said proxies are hereby given authority, as appropriate, to represent and to vote all shares of beneficial interest of the Trust and all shares of common stock of the Corporation held of record by the undersigned and which the undersigned may be entitled to vote at the Special Meetings to be held on February 18, 1998 at the New York Ballroom of the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York, at 10:00 a.m. and 10:30 a.m. (local time), respectively, and at any and all adjournments or postponements thereof, on behalf of the undersigned on the following matters and in the manner designated below:

              PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
          USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE

                   (Continued and To Be Signed on Other Side)

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
                                                            Please mark
                                                            your votes as
                                                            indicated in
                                                            this example. /X/

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND
4.

1. Approval by shareholders of the Trust of the Shares Issuance Proposal (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

2. Approval by shareholders of the Trust of the Trust Authorized Share Amendment (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

3. Approval by shareholders of the Trust of the Trust Name Change Proposal (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

4. Approval by shareholders of the Trust of the Trust Redemption Amendment (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR PROPOSALS 5, 6 AND 7.

5. Approval by stockholders of the Corporation of the Shares Issuance Proposal (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

6. Approval by stockholders of the Corporation of the Corporation Authorized Share Amendment (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

7. Approval by stockholders of the Corporation of the Corporation's Gaming Provision Amendment.

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

8. In their discretion, the proxies are authorized to vote on such other matters as may come before either of the Special Meetings.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION AND THE BOARD OF TRUSTEES OF THE TRUST AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE SHARES ISSUANCE PROPOSAL, FOR THE APPROVAL OF THE AMENDMENTS TO THE DECLARATION OF TRUST OF THE TRUST AND FOR THE APPROVAL OF THE AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION.

Signature ____________________ Signature if held jointly ___________________

Dated: ______________, 1998

Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

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